   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1999

                                                      REGISTRATION NO. 333-68813
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                        PRE-EFFECTIVE AMENDMENT NO. 3 TO

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                           TROY FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)
             TROY SAVINGS BANK 401(K) SAVINGS PLAN (Co-Registrant)

           DELAWARE                          6712                         16-1559508
(State or other jurisdiction of  (Primary standard industrial          (I.R.S. employer
incorporation or organization)    classification code number)       identification number)

                             ---------------------

                                32 SECOND STREET
                              TROY, NEW YORK 12180
                                 (518) 270-3313
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                             DANIEL J. HOGARTY, JR.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           TROY FINANCIAL CORPORATION
                                32 SECOND STREET
                              TROY, NEW YORK 12180
                                 (518) 270-3313
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ---------------------

                                   Copies to:

           STUART G. STEIN, ESQUIRE                   JOSEPH A. MULDOON, JR., ESQUIRE
           ROGER A. SEIKEN, ESQUIRE                      MULDOON, MURPHY & FAUCETTE
            HOGAN & HARTSON L.L.P.                      5101 WISCONSIN AVENUE, N.W.
         555 THIRTEENTH STREET, N.W.                       WASHINGTON, D.C. 20016
            WASHINGTON, D.C. 20004                             (202) 362-0840
                (202) 637-5600

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                             ---------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 12, 1999



PROSPECTUS SUPPLEMENT


                           TROY FINANCIAL CORPORATION

                             THE TROY SAVINGS BANK

                  401(K) SAVINGS PLAN IN RSI RETIREMENT TRUST


     This prospectus supplement is provided to participants in The Troy Savings Bank 401(k) Savings Plan in RSI Retirement Trust. The Troy Savings Bank is converting to a stock savings bank and will become a subsidiary of Troy Financial Corporation. Troy Financial is offering its common stock to depositors with subscription rights, and will offer its common stock in a community offering.

     You may direct the trustee of the plan to purchase common stock in the conversion with amounts allocated to your accounts under the plan. Since the plan's trustee actually purchases the common stock, you would acquire only a participation interest in the shares of our common stock and would not own the common stock directly.

     This prospectus supplement provides detailed information about the plan, and should be read carefully and in conjunction with the prospectus, which is attached.

                            ------------------------


     PLEASE READ THE RISK FACTORS BEGINNING ON PAGE    OF THE PROSPECTUS BEFORE
INVESTING IN COMMON STOCK OR THE TROY STOCK FUND.


                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE NEW YORK SUPERINTENDENT OF BANKS NOR THE NEW YORK STATE BANKING DEPARTMENT HAS APPROVED OR DISAPPROVED OF THE COMMON STOCK OR THE PARTICIPATION INTERESTS IN THE 401(K) SAVINGS PLAN OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE PARTICIPATION INTERESTS IN THE 401(K) SAVINGS PLAN ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THE 401(K) SAVINGS PLAN'S ENTIRE INVESTMENT IN THE COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

                            ------------------------


                                            , 1999

                               TABLE OF CONTENTS



                                                              PAGE
                                                              -----
Notice to Plan Participants.................................    S-2

The Offering................................................    S-2
  Securities Offered........................................    S-2
  Election to Purchase Common Stock in the Conversion.......    S-2
  Priorities................................................    S-2
  Value of Participation Interests..........................    S-3
  How to Direct a Transfer Between Accounts.................    S-3
  Deadline for Directing a Transfer Between Accounts........    S-3
  Your Decision to Transfer Funds to the Troy Stock Fund is
     Irrevocable............................................    S-3
  Direction to Purchase Common Stock after the Conversion...    S-3
  Purchase Price of the Common Stock........................    S-3
  The Nature of Your Interest in the Common Stock...........    S-3
  Voting Rights of Common Stock.............................    S-3

Description of the Plan.....................................    S-4
  Introduction..............................................    S-4
  Eligibility and Participation in the Plan.................    S-4
  Contributions Under the Plan..............................    S-4
  Limitations on Contributions..............................    S-5
  Investments of Contributions..............................    S-6
  Benefits Under the Plan...................................    S-8
  Distributions from the Plan...............................    S-8
  Administration of the Plan................................   S-10
  Reports to Plan Participants..............................   S-10
  Plan Administrator........................................   S-10
  Amendment and Termination.................................   S-10
  Merger, Consolidation or Transfer.........................   S-10
  Federal Income Tax Consequences...........................   S-10
  ERISA and Other Qualifications............................   S-13
  SEC Reporting and Short-Swing Profit Liability............   S-13

Legal Opinions..............................................   S-13

Investment Election Form....................................   Si-1

                          NOTICE TO PLAN PARTICIPANTS


     As a 401(k) Savings Plan participant, you can invest all or a portion of your account balance in one of seven investment funds. Troy Savings has now established the Troy Stock Fund as an additional investment option under the plan. The Troy Stock Fund will be invested in our common stock. This prospectus supplement, and the accompanying prospectus, have been distributed to you so that you can make an informed decision whether to invest any of your account balance in the Troy Stock Fund. If plan trustee is unable to use the full amount allocated by you to purchase common stock in the conversion, then you may either elect alternative investments from among the other seven funds offered, or direct the trustee to hold the funds transferred to the Troy Stock Fund and purchase common stock in the open market. The other seven funds in which you may invest are:

          (1) Core Equity Fund;

          (2) Emerging Growth Equity Fund;

          (3) Value Equity Fund;

          (4) Intermediate-Term Bond Fund;

          (5) Actively Managed Bond Fund;

          (6) International Equity Fund; and

          (7) Short-Term Investment Fund.


                                  THE OFFERING


SECURITIES OFFERED


     The securities offered are participation interests in the plan. The plan
may acquire up to                shares of common stock as part of the
conversion. The common stock acquired by the plan will be held in the Troy Stock Fund.



     Information about the plan is contained in this prospectus supplement and information about the conversion and the financial condition, results of operations and business of Troy Financial and Troy Savings is contained in the attached prospectus. The address of the principal executive office of Troy Financial and Troy Savings is 32 Second Street, Troy, New York 12180. The
telephone number is (518) 270-       .


ELECTION TO PURCHASE COMMON STOCK IN THE CONVERSION

     Under the plan, you may invest your account balance, in multiples of 5%, among eight investment alternatives, including the Troy Stock Fund. The trustee of the Troy Stock Fund will purchase common stock in the conversion according to your directions. IF THE CONVERSION IS OVERSUBSCRIBED AND THE TRUSTEE IS UNABLE TO USE YOUR FULL ACCOUNT BALANCE TO PURCHASE COMMON STOCK THEN YOU MAY EITHER ELECT ALTERNATIVE INVESTMENTS FROM AMONG THE OTHER SEVEN FUNDS, OR DIRECT THE TRUSTEE TO PURCHASE COMMON STOCK IN THE OPEN MARKET. If you do not direct the investment of your account balance, then your account balance will remain in the other investment funds according to your prior instructions. If you have never made an investment election, then your account balance will be invested in the Short-Term Investment Fund.

PRIORITIES

     We are offering our common stock in a subscription offering according to the following priorities:


     - depositors with accounts at Troy Savings with balances of at least $100 at June 30, 1997.


     - our employee stock ownership plan.


     - depositors with accounts at Troy Savings with balances of at least $100 at December 31, 1998, who did not hold deposit accounts at Troy Savings with balances of at least $100 on June 30, 1997. We may sell any remaining shares in a community offering.



     If you fall into one of these three categories, then you may use funds in your accounts to pay for common stock acquired by the plan. In addition, even if you do not fall into one of these three categories, you may still be able to use your funds to pay for common stock acquired by the plan in the community offering or through open market purchases. In that case, our common stock will be placed in your Troy Stock Fund account within the plan. Your funds that are not transferred to the Troy Stock Fund will remain in the other investment funds as directed by you.

VALUE OF PARTICIPATION INTERESTS

     The assets of the plan were valued at approximately $          as of
            , 1998, and you were informed of the value of your beneficial interest in the plan. The value of the assets of the plan represents the market
value, as of             , 1998, of all participant accounts and any earnings or
losses on those accounts, less prior account withdrawals and loans.

HOW TO DIRECT A TRANSFER BETWEEN ACCOUNTS

     The last page of this prospectus supplement contains an investment election form, by which you can direct that any of your funds in the plan be transferred to the Troy Stock Fund, in multiples of 5%. If you wish to transfer all or part of your accounts to the Troy Stock Fund, then you should indicate that decision on the investment election form. The investment election form must be returned to Evelyn A. Morris, Vice President/Director of Human Resources of Troy Savings
by 5 p.m.,             , 1999. If you do not wish to make any election, then no
action need be taken.

DEADLINE FOR DIRECTING A TRANSFER BETWEEN ACCOUNTS

     The deadline for submitting the investment election form to Evelyn A.
Morris is 5 p.m.,             , 1999.

YOUR DECISION TO TRANSFER FUNDS TO THE TROY STOCK FUND IS IRREVOCABLE

     Your direction to transfer amounts to the Troy Stock Fund is irrevocable.

DIRECTION TO PURCHASE COMMON STOCK AFTER THE CONVERSION

     After the conversion, you will be able to direct that a percentage of your interest in the plan be transferred to the Troy Stock Fund, as well as to any of the seven investment funds available under the plan. These transfers must be in multiples of 5%, from 5% to 100%.

     You may also direct that your future contributions to the plan be invested among any of the eight funds, including the Troy Stock Fund, in multiples of 5%. You may not change your allocation more than once per quarter, although your election to invest in the Troy Stock Fund during the conversion will not be considered to be your quarterly allocation election. If you are one of our officers, directors and principal stockholders then special restrictions may apply to you.

PURCHASE PRICE OF THE COMMON STOCK

     The funds transferred to the Troy Stock Fund for the purchase of common stock in the conversion will be used by the trustee to order common stock. The price paid for the common stock by the trustee will be $10.00 per share, which is the same price paid by all other purchasers who purchase common stock in the conversion.

     Common stock purchased by the trustee after the conversion will be acquired in open market transactions.

THE NATURE OF YOUR INTEREST IN THE COMMON STOCK

     The common stock will be held in the name of the trustee for the Troy Stock Fund. Common stock acquired at your direction will be allocated to your account under the plan. Therefore, earnings in your account should not be affected by the investment designations, including investments in common stock, of other plan participants.

VOTING RIGHTS OF COMMON STOCK

     The trustee for the Troy Stock Fund generally will vote the common stock held by it as directed by you and the other plan participants with interests in the Troy Stock Fund. With respect to each matter as to which you have a right to vote, you will be allocated voting instruction rights reflecting your proportionate interest in the Troy Stock Fund. The number of shares of common stock held in the Troy Stock Fund that are voted in the affirmative and negative on each matter will be proportionate to the number of affirmative and negative instruction votes of you and the other plan participants.


                            DESCRIPTION OF THE PLAN


INTRODUCTION

     The plan was established on April 1, 1989, and is a cash or deferred arrangement established under Section 401(a) and Section 401(k) of the Internal Revenue Code. The Internal Revenue Service has determined that the plan and its related trust are qualified under the Internal Revenue Code.

     Troy Savings intends that the plan, in operation, will comply with the requirements under the Internal Revenue Code. Troy Savings will adopt any amendments to the plan necessary to ensure the qualified status of the plan under the Internal Revenue Code and applicable regulations.

     EMPLOYEE RETIREMENT INCOME SECURITY ACT OR ERISA. The plan is an individual account plan, other than a money purchase pension plan, within the meaning of ERISA. Thus, the plan is subject to all of the provisions of Title I, Protection of Employee Benefit Rights, and Title II, Amendments to the Internal Revenue Code Relating to Retirement Plans, of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan, other than a money purchase pension plan. The plan is not subject to Title IV, Plan Termination Insurance, of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the plan.


     REFERENCE TO THE FULL TEXT OF THE PLAN. The following statements are summaries of some of the provisions of the plan. You may obtain a complete copy of the plan from the plan administrator, Attn: Evelyn A. Morris, Vice President/Director of Human Resources of Troy Savings, 433 River Street, Troy, New York 12180. The plan administrator's telephone number is (518) 270-3255. You are urged to read carefully the full text of the plan.


ELIGIBILITY AND PARTICIPATION IN THE PLAN

     Generally, salaried or commissioned employees, of Troy Financial, Troy Savings and their subsidiaries are eligible to join the plan upon reaching age 21 and completing a 365-day period of employment, beginning on the date of hire. Employees compensated on an hourly, daily, fee or retainer basis, leased employees and employees covered by a collective bargaining agreement, which does not expressly provide for participation in the plan, are not eligible to join the plan.

     As of December 31, 1998, there were approximately      employees eligible
to participate in the plan, and      employees had elected to participate in the
plan by making salary deferred contributions.

CONTRIBUTIONS UNDER THE PLAN

     PLAN CONTRIBUTIONS. Under the plan, you are permitted to defer a part of your base salary, on a pre-tax basis, up to the lesser of 15% of your annual base salary, expressed in terms of whole percentages, or the applicable limit under the Internal Revenue Code, which is $10,000 for 1999. Under the Internal Revenue Code, the pre-tax base could be increased to the lesser of 25% of your annual base salary or the $10,000 limit. For purposes of the plan, base salary means your regular base pay, including salary, draw against commissions, before-tax contributions made to the plan during the year and wages and wage continuation payments. Base salary excludes overtime, bonuses, expense allowances, severance pay, fees and any other special or supplemental compensation. In 1999, the maximum amount of base salary that can be used for any purpose under the plan is $160,000. This limitation is established by the Internal Revenue Service, and is subject to increase to account for changes in the cost of living.

     You may elect to modify the amount contributed to the plan once in any calendar quarter effective the first payroll period following 10 days after you submit written notice to the plan administrator or as soon as possible thereafter. Special restrictions here may also apply to you if you are subject to Section 16 of the Securities Exchange Act of 1934.

     EMPLOYER CONTRIBUTIONS. For 1998 and prior years, Troy Savings matched 50% of a participant's pre-tax contributions, up to a maximum of 3% of the participant's base salary. The matching contributions, including any earnings, are not taxed so long as the funds remain in the plan. Matching contributions are also subject to change, as well as vesting requirements. Following the conversion, we intend to discontinue making matching contributions.

LIMITATIONS ON CONTRIBUTIONS

     LIMITATION ON EMPLOYEE SALARY DEFERRALS. The annual amount of deferred base salary, when aggregated with any elective deferrals under a simplified employee pension plan or a tax-deferred annuity, may not exceed the limitation contained in the Internal Revenue Code, as adjusted. The limitation for 1999 is $10,000. Contributions in excess of this limitation or excess deferrals will be included in the participant's gross income for federal income tax purposes in the year made. In addition, any excess deferral will again be subject to federal income tax when distributed by the plan to the participant, unless the excess deferral, together with any income allocable to it, is distributed not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than that date will be treated, for federal income tax purposes, as earned and received by the participant in the taxable year in which the distribution is made.

     LIMITATIONS ON ANNUAL ADDITIONS AND BENEFITS. The plan provides that the amount of contributions and forfeitures allocated to each participant's account during any year may not exceed the lesser of $30,000 or 25% of the participant's base salary for the year. In addition, annual additions are limited to the extent necessary to prevent contributions on behalf of any employee from exceeding the employee's combined plan limit. This limit takes into account the contributions and benefits made on behalf of an employee to all plans of Troy Savings or Troy Financial. To the extent that these limitations have been exceeded with respect to a participant, the plan administrator shall use the excess amounts in the next limitation year, and succeeding limitation years, if necessary, to reduce participant contributions and employer matching contributions for that participant if the participant is an eligible employee, as defined in the plan, during the next limitation year. If the participant is not an eligible employee, the plan administrator can allocate and reallocate the excess amounts in the next limitation year, and succeeding limitation years, if necessary, to all participants then actively participating in the plan.

     LIMITATION ON CONTRIBUTIONS FOR HIGHLY COMPENSATED EMPLOYEES. The Internal Revenue Code limits the amount of salary deferral contributions and matching contributions that may be made to the plan in any year on behalf of highly compensated employees in relation to the amount of salary deferral contributions made by or on behalf of all other employees eligible to participate in the plan. Specifically, the actual deferral percentage, which is the average of the actual deferral ratios, expressed as a percentage, of each eligible employee's salary deferral contribution if any, for the year over the employee's compensation, for the highly compensated employees must meet either of the following tests:

     (1) the actual deferral percentage of the eligible highly compensated employees is not more than 125% of the actual deferral percentage of all other eligible employees for the prior year, or

     (2) the actual deferral percentage of the eligible highly compensated employees is not more than 200% of the actual deferral percentage of all other eligible employees for the prior year, and the excess of the actual deferral percentage for the eligible highly compensated employees over the actual deferral percentage of all other eligible employees for the prior year is not more than two percentage points.

     Similarly, the actual contribution percentage, which is the average of the actual contribution ratios, expressed as a percentage of each eligible employee's matching contributions, if any, for the year over the employee's compensation, of the highly compensated employees must meet either of the following tests:


     (1) the actual contribution percentage of the eligible highly compensated employees is not more than 125% of the actual contribution percentage of all other eligible employees for the prior year, or



     (2) the actual contribution percentage of the eligible highly compensated employees is not more than 200% of the actual contribution percentage of all other eligible employees for the prior year, and the excess of the actual contribution percentage for the eligible highly compensated employees over the actual contribution percentage of all other employees for the prior year is not more than two percentage points.


     In general, beginning in 1999, a highly compensated employee includes any employee, who,

     (1) during the year or the preceding year, was at any time a 5% owner of the employer's stock, or

     (2) for the preceding year received base salary from an employer in excess of $80,000 in 1999, and, if the employer elects for a year, was in the group consisting of the top 20% of employees when ranked on the basis of base salary paid during the year. The dollar amounts set forth above are adjusted annually to reflect increases in the cost of living.

     To prevent the disqualification of the plan, any amount contributed by highly compensated employees that exceeds the actual deferral percentage limitation in any year, together with any income allocable, must be distributed to such highly compensated employees before the close of the following year. Moreover, Troy Savings will be subject to a 10% excise tax on any excess contributions unless the excess contributions, together with any income allocable, either are re-characterized or are distributed before the close of the first 2 1/2 months following the year to which such excess contributions relate. In addition, to avoid disqualification of the plan, any contributions by highly compensated employees that exceed the average contribution limitation in any year, together with any income allocable, must be distributed to such highly compensated employees before the close of the following year. However, the 10% excise tax will be imposed on Troy Savings with respect to any excess aggregate contributions, unless those amounts, plus any income allocable thereto, are distributed within 2 1/2 months following the close of the year in which they arose.

INVESTMENTS OF CONTRIBUTIONS

     All amounts credited to participants' accounts under the plan are held in a trust fund which is administered by the trustee appointed by Troy Savings' Board of Trustees.

     Prior to the conversion, participants could direct the investment of their accounts into the seven funds.


     The plan now provides that, in addition to the seven funds, a participant may direct the trustee to invest all or a portion of his or her account in the Troy Stock Fund. A participant may elect to have both past contributions and earnings, as well as future contributions to the participant's accounts invested in either the Troy Stock Fund or among the other seven funds. Transfers of past contributions and the earnings do not affect the investment mix of future contributions. Participants may transfer past contributions from one fund to another not more than once in any calendar quarter by submitting a request to the plan administrator at least 10 days prior to the date the transfer is to be made. All transfers must be made in multiples of 5%. Participants may also change the investment of future contributions not more than once in any calendar quarter by submitting a request to the plan administrator at least 10 days prior to the date the change is to take effect. The change in future allocations will become effective as of the first payroll period following the participant's written notice to the plan administrator, or as soon as possible thereafter.


     The value of a participant's accounts under the plan will reflect the investment performance of the fund or funds in which the participant is invested. Each fund is valued daily. For purposes of allocations, all assets of the trust are valued at fair market value.

     A. PREVIOUS FUNDS.

     Prior to the conversion, contributions under the plan have been invested in seven funds. The following table provides performance data for the seven funds, based on information provided to us by RSI Retirement Trust.

         NET INVESTMENT PERFORMANCE FOR PERIODS ENDED DECEMBER 31, 1998

                          FUND                       12 MONTHS    3 YEARS     5 YEARS     10 YEARS
                          ----                       ---------    --------    --------    --------
(1)     Core Equity Fund.........................            %            %           %           %
(2)     Emerging Growth Equity Fund..............
(3)     Value Equity Fund........................
(4)     Intermediate-Term Bond Fund..............
(5)     Actively Managed Bond Fund...............
(6)     International Equity Fund................
(7)     Short-Term Investment Fund...............

     The following is a description of each of the seven funds:

     CORE EQUITY FUND. This fund seeks capital appreciation and income and invests in a broadly diversified group of high quality, large capitalization companies exhibiting sustainable growth in earnings and dividends.

It is expected that the variability of returns, or risk, for this fund will approximate that of the Standard and Poor's 500 stock index over time.

     EMERGING GROWTH EQUITY FUND. This fund seeks capital appreciation and income by investing primarily in stocks of smaller companies with higher-than-average earnings and dividend growth potential. The fund will generally have a higher degree of risk and price volatility than the portfolios of the Core Equity Fund and the Value Equity Fund.

     VALUE EQUITY FUND. This fund seeks capital appreciation and income and invests heavily in out-of-favor stocks of financially sound companies that are selling at unjustifiably low market valuations based on price/earnings ratios, price-to-book ratios and other indicators. The results achieved by this fund may be more volatile than the results produced by the Standard and Poor's 500 stock index.

     INTERMEDIATE-TERM BOND FUND. This fund seeks principal appreciation and income and invests in high quality fixed-income vehicles that mature within 10 years or have expected average lives of 10 years or less. At least 65% of its assets must be invested in securities issued or backed by the United States government, or its agencies or instrumentalities. The returns of this fund are expected to be less volatile than the returns produced by the Lehman Brothers Government/Corporate Bond Index.

     ACTIVELY MANAGED BOND FUND. This fund invests in high quality fixed income securities and seeks both principal appreciation and income. The maturity structure of this fund is expected to vary substantially based on the perceived relative attractiveness of different areas of the fixed income market. At least 65% of its assets must be invested in securities issued or backed by the United States government, or its agencies or instrumentalities. The returns of this fund are expected to reflect the variability of returns produced by the Lehman Brothers Government/Corporate Bond Index.

     INTERNATIONAL EQUITY FUND. This fund seeks capital appreciation and income by investing in stocks of companies headquartered in foreign countries. Each selection is based on companies whose current prices do not reflect the true earnings potential and therefore, are selling at undervalued prices, indicated by unjustifiably low price-to-book ratios, price/earnings ratios, and other indicators. Investments in foreign markets with unacceptable political or economic risks are avoided. Holdings are concentrated in the larger markets of Europe, Australia and the Far East. In addition, the portfolio manager will invest in emerging markets, as opportunities arise and, in smaller capitalization issues up to 15% of total portfolio assets. This fund generally carries a higher degree of risk and price volatility than the Core Equity Fund and the Value Equity Fund, but less than the Emerging Growth Equity Fund. Total net return, including adjustments for currency price changes, should exceed the Lipper International Mutual Funds Average measured over a period of three to five years.

     SHORT-TERM INVESTMENT FUND. This fund focuses on preservation of principal while producing a competitive money market return.

     B. THE TROY STOCK FUND.

     The Troy Stock Fund will consist of investments in our common stock made during and after the conversion. After the conversion, the trustee for the Troy Stock Fund will, to the extent practicable, use all amounts held by it in the Troy Stock Fund, including cash dividends, if any, paid on our common stock held in the Troy Stock Fund, to purchase shares of our common stock. The trustee will make all purchases at prevailing market prices. Under certain circumstances, the trustee may be required to limit the daily volume of shares purchased. Pending investment in our common stock, assets held in the Troy Stock Fund may be placed in Troy Savings deposit accounts and other short-term investments.

     The expenses of managing plan funds, including investment management fees, commissions, and other transaction costs, are charged against the assets of the total applicable fund. A participant's account will be adjusted to reflect changes in the value of the shares of common stock resulting from stock dividends, stock splits and similar changes, if any.

     As of the date of this prospectus supplement, no common stock has been issued or is outstanding and there is no established market for our common stock. Accordingly, there is no record of the historical performance of the Troy Stock Fund. Performance depends upon a number of factors, including our financial condition and profitability and the market conditions for our common stock generally.

     AN INVESTMENT IN THE TROY STOCK FUND INVOLVES RISKS. FOR A DISCUSSION OF
THESE RISKS FACTORS, SEE PAGE   OF THE PROSPECTUS. THE PERFORMANCE OF THE TROY
STOCK FUND AND AMOUNTS IN THE TROY STOCK

FUND OR ANY OF THE OTHER PLAN FUNDS ARE NOT GUARANTEED BY TROY SAVINGS, THE PLAN OR US. THE TROY STOCK FUND IS NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.

BENEFITS UNDER THE PLAN

     VESTING. You, at all times, have a fully vested, nonforfeitable right to your before-tax contributions, after-tax contributions and rollover contributions and their earnings under the plan. You are vested in any matching contributions and earnings according to the following schedule:

                                                                VESTED
                      YEARS OF SERVICE                        PERCENTAGE
                      ----------------                        ----------
less than 2 years...........................................       0%
2 years but less than 3 years...............................      20%
3 years but less than 4 years...............................      40%
4 years but less than 5 years...............................      60%
5 years but less than 6 years...............................      80%
6 or more years.............................................     100%

     You will also be 100% vested in matching contributions and earnings, regardless of years of employment, upon your retirement, permanent disability or death.

DISTRIBUTIONS FROM THE PLAN

     FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON YOUR RIGHT TO WITHDRAW AMOUNTS HELD FOR YOUR BENEFIT UNDER THE PLAN PRIOR TO YOUR TERMINATION OF EMPLOYMENT. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO YOUR ATTAINMENT OF AGE 59 1/2, REGARDLESS OF WHETHER THE WITHDRAWAL OCCURS DURING OR AFTER TERMINATION OF YOUR EMPLOYMENT.

     CIRCUMSTANCES WHEN DISTRIBUTIONS ARE MADE. The plan is designed to provide you with a source of retirement income. Accordingly, benefits are normally paid at retirement. The plan, however, has provisions for distributions to commence at a variety of times depending upon the circumstances.

     Retirement. Normal retirement under the plan occurs on the later of the date that you attain age 65 or the date in which you complete five years of service beginning on the date you first became eligible to participate in the plan. If, however, you are eligible for an early retirement benefit under a defined benefit retirement plan, then you may choose to retire under the plan earlier than at normal retirement. If you retire before age 55 and do not roll over your account balance to a rollover individual retirement account or IRA or a subsequent employer's qualified plan, then you may have to pay a 10% federal excise tax on the taxable portion of the distribution in addition to other federal, state and local income taxes applicable to all distributions. If you work past age 65, then your distributions will generally be deferred at least until the actual retirement date.

     Disability. You can receive a distribution if you become disabled while an active employee. For purposes of the plan, you are considered disabled if you become eligible for benefits under a long term disability plan.

     Death. The full value of your plan accounts, less any outstanding loans, will be paid if you die. To receive this payment, your beneficiary must first provide the plan administrator with proper documentation, such as a death certificate. If there is no beneficiary or contingent beneficiary on record, then payment will be made to your estate.

     Termination of Employment. If you terminate employment for any reason before retirement, then your contributions will automatically end. If you terminate employment and receive a distribution before age 55 and do not roll over the distribution to a rollover IRA or a subsequent employer's qualified plan, then you will have to pay a 10% federal excise tax on the taxable portion of the distribution in addition to other federal, state and local income taxes applicable to all distributions.

     WHEN AND HOW DISTRIBUTIONS ARE MADE. Distributions from the plan are usually made in one cash payment and are generally taxable as ordinary income in the year in which the payment is made. However, the portion of the distribution that is a return of your after-tax contributions is not taxable since you already paid tax on it. The earnings on after-tax contributions are taxable as ordinary income in the year in which the earnings are paid to you.

     If you terminate employment for any reason and the value of your plan accounts is $5,000 or less and you have not elected an optional form of payment, then you will receive a single cash payment as soon as administratively possible after termination. If you retire on or after the normal retirement age and the value of your plan accounts exceeds $5,000 and you have not elected an optional form of payment, then you will receive a single cash payment as soon as administratively possible after termination. If you terminate for any reason before normal retirement age, the value of your vested plan accounts is $5,000 or less and you have not elected an optional form of payment, then you will receive a single cash payment as soon as administratively possible after attaining normal retirement age.

     OPTIONAL FORMS OF PAYMENT. You have the option to elect to receive the following optional forms of payment:


          (1) Single Cash Payment. This option is available regardless of the value of your plan accounts. If you terminate employment for reasons other than death, then you may elect to receive the value of your vested plan accounts as a single cash payment any date up to 13 months after termination.



          (2) Installment Payments. This option is available if the value of your plan accounts exceeds $5,000. This option is only available if your reason for termination of employment is due to retirement or disability. You may elect to receive the value of your accounts in installments, up to a maximum payment period of 10 years. The maximum payment period, however, cannot exceed your life expectancy and the life expectancy of your beneficiary. You decide when the installments commence, although, generally, you must begin to receive payments no later than the first day of April following the year in which you attain age 70 1/2. Each installment amount will be based on the number of payments then remaining and the current value of your accounts.



          (3) Direct Transfers to an IRA or Another Qualified Plan. This option is available regardless of the value of your plan accounts. You may, at least 10 days prior to the date on which the benefit is scheduled to be paid, request that the value of your accounts be made payable to the trustee or custodian of an IRA, or the trustee of another qualified pension or profit-sharing plan, provided that the other plan permits receipt thereof.


     DISTRIBUTIONS FOLLOWING YOUR DEATH. If you die before receiving the entire value of your plan accounts, then payments will be made to your beneficiary or contingent beneficiary as follows:

          (1) If you had not made a valid election as to how payments are to be made, then a single cash payment will be made as soon as administratively possible following death.

          (2) If you had made a valid election to receive a deferred single cash payment, a single cash payment will generally be made as of the date you had elected to receive the payment. However, there are certain situations when a single cash payment may be made as of another date:

             (a) if your beneficiary is your spouse and death occurs before age 70 1/2, then payment to your spouse will be made no later than the date you would have attained age 70 1/2;

             (b) if your beneficiary is your spouse and you die on or after age 70 1/2, then payment to your spouse will be made as soon as administratively possible following death; and

             (c) if your beneficiary is not your spouse, then payment to your beneficiary will be made within one year of the date of your death.


          (3) If you are receiving installment payments and die before receipt of all the installments, then your beneficiary or contingent beneficiary will continue to receive the installments in the same manner as before death. Payments will continue until all installments paid equal the number of installment payments that you had elected to receive.


     NONALIENATION OF BENEFITS. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order, benefits payable under the plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the plan will be void.

ADMINISTRATION OF THE PLAN

     TRUSTEE. The trustee of the plan is the named fiduciary of the plan for purposes of ERISA.

     The trustee is appointed by the Board of Trustees of Troy Savings to serve at its pleasure. The current trustee of the plan is the RSI Retirement Trust.
However,                is being appointed as trustee for the Troy Stock Fund.
As used in the prospectus supplement, trustee refers to both RSI Retirement
Trust and                .

     The trustee receives, holds and invests the contributions to the plan in trust and distributes the account balances according to the terms of the plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust.

REPORTS TO PLAN PARTICIPANTS

     The trustee will furnish to each participant a statement each quarter showing, as of the statement date, how much each participant has in the plan, the participant's investment allocations, and the value of the participant's accounts in the plan.

PLAN ADMINISTRATOR

     Pursuant to the terms of the plan, the plan is administered by the plan administrator. Currently, the plan administrator is Troy Savings. Ms. Evelyn A. Morris, Vice President/Director of Human Resources of Troy Savings is the representative for the plan administrator. The address and telephone number of the plan administrator is c/o The Troy Savings Bank, 433 River Street, Troy, New York 12180; (518) 270-3255. The plan administrator is responsible for maintaining the plan's records, determining eligibility to participate, forwarding all appropriate forms to the trustee, notifying participants regarding claims for benefits, and generally acting in good faith and in the plan's interest. The plan administrator is also responsible for interpretation of the provisions of the plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the plan, and preparation and filing of all returns and reports relating to the plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under ERISA.

AMENDMENT AND TERMINATION

     Troy Savings intends to continue the plan indefinitely. Nevertheless, Troy Savings may terminate the plan at any time. If the plan is terminated then regardless of other provisions in the plan, each employee affected by the termination will have a fully vested interest in his or her accounts. Troy Savings reserves the right to make any amendments to the plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries. Troy Savings may, however, make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

MERGER, CONSOLIDATION OR TRANSFER

     If the plan merges or consolidates with another plan, or the assets are transferred to another plan, the plan requires that each participant, if either the plan or an other plan then terminated receives a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the plan had then terminated.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of some of the federal income tax aspects of the plan which are of general application under the Internal Revenue Code and is not intended to be a complete description of the federal income tax consequences of participating in or receiving distributions from the plan. Statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Participants are urged to consult their tax advisors with respect to any distribution from the plan and transactions involving the plan.

     The plan is qualified under the Internal Revenue Code and the related trust is exempt from tax under the Internal Revenue Code. A plan that is qualified under these sections of the Internal Revenue Code is afforded special tax treatment which includes the following:

     (1) Troy Savings is allowed an immediate tax deduction for the amount contributed to the plan each year;

     (2) Participants pay no current income tax on amounts contributed by Troy Savings on their behalf; and


     (3) Earnings of the plan are not subject to taxes currently, thus permitting the tax-deferred accumulation of income and gains on investments. The plan will be administered to comply in operation with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. Troy Savings expects to adopt any amendments to the plan that may be necessary to maintain the qualified status of the plan.


     Assuming that the plan is administered in accordance with the requirements of the Internal Revenue Code, participation in the plan under existing federal income tax laws will have the following effects:

          (a) Amounts contributed to a participant's account and any investment earnings are not includable in a federal taxable income until such contributions or earnings are actually distributed or withdrawn from the plan. Special tax treatment may apply to the taxable portion of any distribution that includes common stock or qualifies as a lump sum distribution.

          (b) Income earned on assets held by the trust will not be taxable to the trust.

     LUMP SUM DISTRIBUTION. A distribution from the plan to a participant or the beneficiary of a participant will qualify as a lump sum distribution if it is made:


     (1) within one year of the death of a participant or beneficiary,



     (2) on account of the participant's death, disability or separation from service, or after the participant attains age 59 1/2, and



     (3) consists of the balance to the credit of the participant under this plan and all other profit sharing plans, if any, maintained by Troy Savings. The portion of any lump sum distribution that is required to be included in the participant's or beneficiary's taxable income for federal income tax purposes consists of the entire amount of such lump sum distribution less the amount of after-tax contributions, if any, made by the participant to any other profit sharing plan maintained by Troy Savings which is included in such distribution.


     AVERAGING RULES. The portion of the total taxable amount of a lump sum distribution that is attributable to participation after 1973 in the plan or in any other profit-sharing plan maintained by Troy Savings will be taxable generally as ordinary income for federal income tax purposes. However, for tax years beginning before year 2000, a participant who has completed at least five years of participation in the plan before the taxable year in which the distribution is made, or a beneficiary who receives a lump sum distribution on account of the participant's deaths regardless of the period of the participant's participation in the plan or any other profit-sharing plan maintained by Troy Savings, may elect to have the ordinary income portion of such lump sum distribution taxed according to a special averaging rule. The election of the special averaging rules may apply only to one lump sum distribution received by the participant or beneficiary, provided the amount is received on or after the participant turns age 59 1/2 and the recipient elects to have any other lump sum distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. Under a special grandfather rule, individuals who turned age 50 by 1985 may elect to have their lump sum distribution taxed under either the five-year averaging rule or under the prior law 10-year averaging rule. The special five-year average rule was repealed for tax years beginning after 1999.

     COMMON STOCK INCLUDED IN LUMP SUM DISTRIBUTION. If a lump sum distribution includes common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to the common stock. The tax basis of common stock to the participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the common stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such common stock. Any gain on a subsequent or other taxable disposition of the common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the common stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution to the extent allowed by law.

     CONTRIBUTION TO ANOTHER QUALIFIED PLAN OR TO AN IRA. A participant may defer federal income taxation of all or any portion of the total taxable amount of a lump sum distribution. Including the proceeds from the sale of any common stock included in the lump sum distribution to the extent that the amount, or a portion is contributed, within 60 days after the date of its receipt by the participant, to another qualified plan or to an IRA. If less than the total taxable amount of a lump sum distribution is contributed to another qualified plan or to an IRA within the applicable 60-day period, the amount not so contributed must be included in the participant's income for federal income tax purposes and will not be eligible for the special averaging rules or for capital gains treatment. Additionally, a participant may defer the federal income taxation of any portion of an amount distributed from plan on account of the participant's disability or separation from service, generally, if the amount is distributed within one taxable year of the participant, and the amount is contributed, within 60 days after the date of its receipt by the participant, to an IRA.

     Effective January 1, 1993, participants have the right to elect to have the trustee transfer all or any portion of an eligible rollover distribution directly to another plan qualified under the Internal Revenue Code or to an IRA. If the participant does not elect to have an eligible rollover distribution transferred directly to another qualified plan or to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An eligible rollover distribution means any amount distributed from the plan except:

     (1) a distribution that is

        (a) one of a series of substantially equal periodic payments made, not less frequently than annually, over the participant's life or the joint life of the participant and the participant's designated beneficiary, or

        (b) for a specified period of 10 years or more;

     (2) any amount that is required to be distributed under the minimum distribution rules; and

     (3) any other distributions excepted under applicable federal law.

     The beneficiary of a participant who is the participant's surviving spouse also may defer federal income taxation of all or any portion of a distribution from the plan to the extent that such amount, or a portion, is contributed within 60 days after the date of its receipt by the surviving spouse, to an IRA. If all or any portion of the total taxable amount of a lump sum distribution is contributed by the surviving spouse of a participant to an IRA within the applicable 60-day period, any subsequent distribution from the IRA will not be eligible for the special averaging rules or for capital gains treatment. Any amount received by the participant's surviving spouse that is not contributed to another qualified plan or to an IRA within the applicable 60-day period, and any amount received by a nonspouse beneficiary will be included in such beneficiary's income for federal tax purposes in the year in which it is received.

     ADDITIONAL TAX ON EARLY DISTRIBUTIONS. A participant who receives a distribution from the plan prior to attaining age 59 1/2 will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is

     (a) made to a beneficiary, or to the estate or a participant, on or after the death of the participant,

     (b) attributable to the participant's being disabled within the meaning of the Internal Revenue Code,

     (c) part of a series of substantially equal periodic payments, not less frequently than annually, made for the life or life expectancy of the participant or the joint lives or joint life expectancies of the participant and his beneficiary,

     (d) made to the participant after separation from service on account of early retirement under the plan after attainment of age 55,

     (e) made to pay medical expenses to the extent deductible for federal income tax purposes,

     (f) payments made to an alternate payee pursuant to a qualified domestic relations order, or

     (g) made to effect the distribution of excess contributions or excess deferrals.

ERISA AND OTHER QUALIFICATIONS

     As noted above, the plan is subject to certain provisions of ERISA and has received a favorable determination that it is qualified under the Internal Revenue Code.

     The foregoing is only a brief summary of the federal income tax aspects of the plan and is not intended to be a complete description of the federal income tax consequences of participating in or receiving distributions from the plan. Accordingly, you are urged to consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the plan.

SEC REPORTING AND SHORT-SWING PROFIT LIABILITY

     Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors and persons beneficially owning more than 10% of the equity securities of public companies. Section 16(a) requires the filing of reports of beneficial ownership of such equity securities. Within 10 days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed. Changes in beneficial ownership must be reported on a Form 4 within 10 days after the end of the month in which a change occurs. Annual statements of beneficial ownership must be filed on a Form 5 within 45 days after the close of the fiscal year, unless the person has previously reported such information on Form 4. Certain discretionary transactions in and beneficial ownership of the common stock through the Troy Stock Fund by officers, directors and persons beneficially owning more than 10% of the common stock must be reported by such individuals.

     In addition to the reporting requirements described above, Section 16(b) provides for the recovery by us of profits realized by an officer, director or any person beneficially owning more than 10% of our common stock, resulting from certain purchases and sales of our common stock within any six-month period.

     The Securities and Exchange Commission has adopted rules that provide exemption from the profit recovery provisions of Section 16(b) for participant-directed employer security transactions within an employee benefit plan, such as the plan, if certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

     Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, under the plan, Section 16(b) persons are required to hold shares of common stock distributed from the plan for six months following distribution and are prohibited from directing additional purchases of units within the Troy Stock Fund for six months after receiving such a distribution.


                                 LEGAL OPINIONS



     The legality of the common stock has been passed upon for Troy Savings and by Hogan & Hartson L.L.P., Washington, D.C., special counsel to Troy Savings and Troy Financial.

                             THE TROY SAVINGS BANK

                  401(K) SAVINGS PLAN IN RSI RETIREMENT TRUST


                            INVESTMENT ELECTION FORM

     Name of Participant (Last, First, MI):                        Social
                                           ------------------------
Security Number:
                ------------------------

     OVERVIEW: In connection with the conversion of The Troy Savings Bank to a stock savings bank, the Troy Savings Bank 401(k) Savings Plan in RSI Retirement Trust has been amended so that you may direct the trustee of the plan to purchase common stock of Troy Financial Corporation, the bank holding company for Troy Savings, with amounts allocated to your accounts under the plan. The plan would invest in common stock through the Troy Stock Fund. Since the plan actually purchases the common stock, you would acquire only a participation interest in the common stock and would not own common stock directly. This investment election form enables you make an initial election to direct that all or a portion of your accounts under the plan be invested in the Troy Stock Fund. This investment election form also enables you to provide alternative investment instructions to the trustee if the conversion is oversubscribed and the total amount allocated to your accounts cannot be used by the trustee to purchase common stock. Finally, this investment election form enables you to direct the investment of your future contributions to the savings plan.

     INSTRUCTIONS: To transfer all or a portion of your accounts under the plan to the Troy Stock Fund, you should complete and file this form with Evelyn A. Morris, Vice President/Director of Human Resources of The Troy Savings Bank, no
later than 5:00 p.m.,             , 1999. A REPRESENTATIVE FOR THE PLAN
ADMINISTRATOR WILL RETAIN THE ORIGINAL COPY OF THIS FORM AND RETURN A COPY TO YOU. If you need assistance in completing this form, please contact Evelyn A. Morris at (518) 270-3255. If you do not complete and return this form to Evelyn
A. Morris by 5:00 p.m.,             , 1999, the funds in your accounts under the
plan will continue to be invested according to your prior investment direction, or according to the terms of the plan if no investment direction has been provided.

INVESTMENT DIRECTIONS.

     A. I hereby authorize the plan administrator to direct the trustee to sell the units currently credited to my accounts under the plan, and to purchase units in the Troy Stock Fund. Transfers of units from existing investment accounts must be in multiples of 5%, and cannot exceed 100%. Purchases of units in the Troy Stock Fund will always be 100%:

                SELL UNITS FROM
    -----------------------------------------
    SELL    ---%    of (1): Core Equity Fund
    SELL    ---%    of (2): Emerging Growth Equity Fund
    SELL    ---%    of (3): Value Equity Fund
    SELL    ---%    of (4): Intermediate-Term Bond Fund
    SELL    ---%    of (5): Actively Managed Bond Fund
    SELL    ---%    of (6): International Equity Fund
    SELL    ---%    of (7): Short-Term Investment Fund

     B. Did you have deposit accounts with The Troy Savings Bank containing balances of at least $100 on:


     June 30, 1997..........................................  [ ] Yes [ ] No
     December 31, 1998......................................  [ ] Yes [ ] No


     C. If the conversion is oversubscribed and the trustee is unable to use the full amount allocated by you to purchase common stock in the conversion, then the trustee should:

     (choose only one option)


     [ ] . . . Elect alternative investments from among the other seven funds offered: (choose multiples of 5% up to a total of 100%)

       ---%  in (1): Core Equity Fund
       ---%  in (2): Emerging Growth Equity Fund
       ---%  in (3): Value Equity Fund
       ---%  in (4): Intermediate-Term Bond Fund
       ---%  in (5): Actively Managed Bond Fund
       ---%  in (6): International Equity Fund
       ---%  in (7): Short-Term Investment Fund
                                          or

     [ ] . . . Hold the funds transferred to the Troy Stock Fund and purchase common stock in the open market after the conversion. I understand that the open market purchase prices may be higher, lower or the same as the $10.00 per share conversion purchase price.

     D. I hereby authorize the plan administrator to invest all future contributions, matching funds and any earnings among the following eight funds offered, in multiples of 5% up to a total of 100%:

       ---%  in (1): Core Equity Fund
       ---%  in (2): Emerging Growth Equity Fund
       ---%  in (3): Value Equity Fund
       ---%  in (4): Intermediate-Term Bond Fund
       ---%  in (5): Actively Managed Bond Fund
       ---%  in (6): International Equity Fund
       ---%  in (7): Short-Term Investment Fund
       ---%  in (8): Troy Stock Fund
                                          or

     [ ] . . . I do not wish to make a change in my future investment decision. Accordingly, please invest all my future contributions, matching funds and any earnings according to my prior investment directions.

     ACKNOWLEDGMENT OF PARTICIPANT: I understand that this investment election form is subject to all of the terms and conditions of the 401(k) Savings Plan. I acknowledge that I have received a copy of the prospectus and the prospectus supplement, and have read those materials.

     Signature of Participant:                               Date:
                              -------------------------------     -------------


     THE PARTICIPATION INTERESTS REPRESENTED BY THE COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, AND ARE NOT GUARANTEED BY TROY FINANCIAL OR TROY SAVINGS. THE COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF INVESTMENT.

                          FOR ADMINISTRATOR'S USE ONLY

     This change will become effective on:

-----------------------------------------------------------  ------------------------------
           Plan Administrator or Representative                       Date Received

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 12, 1999



PROSPECTUS


                           TROY FINANCIAL CORPORATION
              (PROPOSED HOLDING COMPANY FOR THE TROY SAVINGS BANK)

                       10,200,500 SHARES OF COMMON STOCK

--------------------------------------------------------------------------------

     The Troy Savings Bank is converting to the stock form of organization. As part of this conversion, Troy Savings will become a subsidiary of Troy Financial Corporation. Troy Financial is offering its common stock to depositors with
subscription rights. The offering will terminate at           p.m., New York
time, on             , 1999. There also will be a community offering. Troy
Financial anticipates that its common stock will be quoted on the Nasdaq Stock Market National Market under the symbol "TRYF." Please read this prospectus for additional information on how to purchase stock. You can call the Troy
Conversion Center at 1-800-          for further assistance.

--------------------------------------------------------------------------------


                               TERMS OF OFFERING



-    Price Per Share                                                                         $10.00
-    Number of Shares Offered
     Minimum/Maximum                                                        7,539,500 to 10,200,500
-    Amount of Common Stock Offered
     Minimum/Maximum                                                    $75,395,000 to $102,005,000
-    Estimated Underwriting Discounts, Commissions and Other Expenses
     Minimum/Maximum                                                       $2,200,000 to $2,468,000
-    Estimated Net Proceeds to Troy Financial Corporation
     Minimum/Maximum                                                     $73,195,000 to $99,537,000


                            ------------------------

PLEASE READ THE RISK FACTORS ON PAGE    BEFORE SUBSCRIBING FOR ANY COMMON STOCK.

                            ------------------------


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE NEW YORK SUPERINTENDENT OF BANKS NOR THE NEW YORK STATE BANKING DEPARTMENT HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



     THE COMMON STOCK IS NOT A DEPOSIT OR ACCOUNT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THE COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.


                            ------------------------

     Sandler O'Neill & Partners, L.P. will use its best efforts to help us sell at least 7,539,500 shares of common stock but is not required to sell any specific amount of common stock.

                            ------------------------

                        SANDLER O'NEILL & PARTNERS, L.P.

                                               , 1999

                  [MAP/PICTURE OF HEADQUARTERS -- MUSIC HALL]

                             QUESTIONS AND ANSWERS


     The following are frequently asked questions. References in this document to "we," "us," "our," and "Troy Financial" refer to Troy Financial Corporation and, in some cases, to both Troy Financial Corporation and The Troy Savings Bank. References to Troy Savings refer to The Troy Savings Bank.

Q. HOW MANY SHARES OF STOCK ARE BEING OFFERED, AND AT WHAT PRICE?


A. We are offering up to 10,200,500 shares of common stock at $10.00 per share. We must sell at least 7,539,500 shares, and we may sell up to 11,730,575 shares.


Q: WILL I BE ABLE TO SELL MY STOCK AFTER I PURCHASE IT?

A: Yes, you can sell your stock unless you are one of our officers, directors or trustees. However, you cannot be sure that someone will want to buy your stock.

Q. WILL MY STOCK BE COVERED BY DEPOSIT INSURANCE OR GUARANTEED BY ANY GOVERNMENT AGENCY?

A. No. Unlike insured deposit accounts at Troy Savings, your stock will not be insured or guaranteed by the FDIC or any other government agency.

Q: HOW MUCH STOCK MAY I ORDER?

A: There are limits on how much stock you can order. These limits are discussed in this prospectus and on the stock order form.

Q. WHEN IS THE DEADLINE TO ORDER STOCK?

A. We must receive your signed order form with payment no later than      p.m.,
   New York time, on             , 1999.

Q: HOW DO I PURCHASE THE STOCK?

A: First, you should read this prospectus. Then, complete and return the enclosed stock order and certification form, together with your payment.

Q. CAN I CHANGE MY MIND AFTER I ORDER STOCK?

A. No. After we receive your order form and payment, you may not cancel or modify your order.

Q: HOW CAN I PAY FOR THE STOCK?

A: You have three options:

     (1) pay cash if it is delivered to us in person;

     (2) send us a check or money order; or

     (3) authorize a withdrawal from your deposit account at Troy Savings, without any penalty for early withdrawal. Please do not send cash in the mail.

Q: WILL I RECEIVE INTEREST ON MY PAYMENT?

A. Yes. Payments will be placed in an interest bearing account at Troy Savings, and will earn interest at our passbook rate. Depositors who authorize a withdrawal from their accounts at Troy Savings will continue to receive interest on their accounts until the funds are withdrawn.

Q. CAN I PAY FOR STOCK USING FUNDS IN MY INDIVIDUAL RETIREMENT ACCOUNT OR IRA AT TROY SAVINGS?

A. No. You cannot pay for stock with your IRA at Troy Savings. You may, however, establish a self-directed IRA with an outside trustee to pay for stock using
   your IRA funds. Please call our Conversion Center at 1-800-          to get
   more information. Please understand that this process takes time, so please make arrangements as soon as possible.

Q: WHAT HAPPENS IF THERE IS NOT ENOUGH STOCK TO FILL ALL ORDERS?

A: You may not receive any or all of the stock that you ordered.

Q: WHO CAN HELP ANSWER ANY OTHER QUESTIONS?

A: For answers to your other questions please read this prospectus. You can also
   call the Troy Conversion Center at 1-800-          , Monday through Friday,
   between the hours of 10:00 a.m. and 4:00 p.m. You may also write to:

                             Troy Conversion Center
                                 Troy, New York

     Please note that the Troy Conversion Center will be closed for bank holidays. TO ENSURE THAT EACH PERSON RECEIVES A PROSPECTUS AT LEAST 48 HOURS
PRIOR TO             , 1999, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE
DAYS PRIOR TO             , 1999 OR HAND DELIVERED ANY LATER THAN TWO DAYS PRIOR
TO             , 1999.

                                    SUMMARY



     This summary highlights information from this prospectus and does not contain all the information that you need to know before making an informed investment decision. Therefore, you should read this entire prospectus.


THE COMPANIES

                           TROY FINANCIAL CORPORATION
                                32 Second Street
                              Troy, New York 12180
                                 (518) 270-3133

     Troy Financial Corporation was established in December 1998 to be the bank holding company for The Troy Savings Bank, and has not engaged in any
significant business to date. Please see pages   .

                             THE TROY SAVINGS BANK
                                32 Second Street
                              Troy, New York 12180
                                 (518) 270-3133

     Troy Savings is a community oriented bank headquartered in Troy, New York. Troy Savings, which was chartered in 1823, provides full service banking to individuals, families and businesses throughout the six New York State Counties of Albany, Saratoga, Schenectady, Warren, Washington and Rensselaer, the county in which Troy is located. Since the mid-1980s, the strategy of Troy Savings has been to provide a wide variety of financial products and services to attract customers. In addition to offering traditional banking products and services, Troy Savings and its subsidiaries offer trust, insurance, investment management and brokerage services to meet the financial needs of a diverse customer base. At September 30, 1998, Troy Savings had total assets of $716.6 million, deposits
of $578.2 million and equity of $71.0 million. Please see pages   .

     Troy Savings also is home to the renowned Troy Savings Bank Music Hall, a 1,200 seat facility located on the upper floors of the headquarters of Troy Savings. The Music Hall has been an integral part of the Troy community since it opened in 1875. Troy Savings is committed to ensuring that the Music Hall is available to its patrons and the community, fulfilling the purpose designated by its founders.

COMMITMENT TO OUR COMMUNITY


     In fiscal 1997, Troy Savings made $102,000 in charitable contributions. To further its commitment to its community, Troy Savings established the Troy Savings Bank Charitable Foundation in fiscal 1998. At that time, Troy Savings contributed $1.0 million in cash, and entered into a binding commitment to make a total of $4.0 million in additional scheduled payments to this foundation in fiscal years 1999, 2000 and 2001. Also in fiscal 1998, Troy Savings made additional charitable contributions of $306,000.


     At the same time, Troy Savings established the Troy Savings Bank Music Hall Foundation. During fiscal 1999, Troy Savings plans to contribute the Troy Savings Bank Music Hall to this foundation. The cost of this contribution is estimated at $300,000.


     Troy Savings intends to establish the Troy Savings Bank Community Foundation during fiscal 1999, and, immediately following the offering, we plan to contribute up to $2.9 million of our common stock to this foundation. As a result of our contribution, persons purchasing shares in the offering will have their ownership and voting interests diluted by as much as 2.73%. Please see
pages   .


     All three of these foundations are and will be dedicated to charitable and educational purposes.

THE CONVERSION

     The Board of Trustees of Troy Savings adopted a plan to convert Troy Savings to a stock savings bank. As part of that plan, we are offering our common stock in a subscription offering to depositors and Troy

Savings' employee stock ownership plan. At the same time, we will offer our common stock in a community offering. We will sell our stock first in the subscription offering, and we may sell any remaining shares in the community offering. We will use a portion of the offering proceeds to acquire Troy
Savings. Please see pages      .


PERSONS WHO CAN ORDER STOCK IN THE SUBSCRIPTION OFFERING

     The following persons and benefit plan, in the order of priority listed, are eligible to order our stock in the subscription offering:

     1. Depositors with accounts at Troy Savings with balances of at least $100 on June 30, 1997.

     2. Our employee stock ownership plan which will provide retirement benefits to our employees.

     3. Depositors with accounts at Troy Savings with balances of at least $100 on December 31, 1998, who did not hold deposit accounts at Troy Savings with balances of at least $100 on June 30, 1997.

YOU MAY NOT SELL OR GIVE AWAY YOUR SUBSCRIPTION RIGHTS

     If you order stock, you will be required to state that you are purchasing the stock for yourself and that you have no agreement or understanding to sell or give away your rights. We intend to take legal action against anyone who sells or gives away their subscription rights. We will not accept your order if we have reason to believe that you sold or gave away your subscription rights.
Please see pages   .

THE OFFERING OF OUR STOCK

     We are offering between 7,539,500 and 10,200,500 shares of common stock at a price of $10.00 per share. This range is based on our market value as determined by FinPro, Inc., an independent appraisal firm experienced in appraisals of converting savings banks. Without notice to you, we may be required to sell up to 11,730,575 shares. Our Board of Trustees determined the $10.00 price per share. If our market value changes to either below $75,395,000 or above $117,305,750, we will notify you and provide you with the opportunity
to modify or cancel your order. Please see pages   .

DETERMINATION OF OUR MARKET VALUE

     FinPro has estimated that our market value at January 29, 1999, is between $75,395,000 and $102,005,000. This results in an offering of between 7,539,500 and 10,200,500 shares of stock at an offering price of $10.00 per share. FinPro's estimate of our market value was based in part upon our financial condition and operation and the effect of the additional capital raised in this offering.

     Two of the factors that FinPro considered in determining our market value were the price-to-book ratio and the price/earnings or P/E ratio. The price-to-book ratio represents the price per share of stock relative to its book value per share. In our case, based on stockholders' equity per share of $15.15, our price-to-book ratio would be 66.01% as of September 30, 1998 if we sell 10,200,500 shares at $10 per share.

     The price/earnings or P/E ratio represents the price per share of stock divided by earnings or net income per share. In our case, for the year-ended September 30, 1998, our P/E ratio, as adjusted to reflect the issuance of our stock in the offering and the elimination of a one-time recognition by Troy Savings of a $2.7 million charitable contribution expense, net of taxes, in fiscal 1998, would be 31.52x, assuming the issuance of 10,200,500 shares of stock at $10 per share. See "Comparison of Valuation and Pro Forma Information
With or Without the Contribution to the Community Foundation" on pages   and   .

TERMINATION OF THE OFFERING

     The subscription offering will terminate at      p.m., New York time, on
            , 1999. The community offering is expected to terminate at the same
time, but may be extended without notice, until             , 1999, unless a
later date is approved by the New York Superintendent of Banks and the FDIC.
Please see pages   .

MARKET FOR OUR COMMON STOCK

     We are a new company and have never issued stock. Although there is no existing market for our stock, we anticipate having our stock quoted on the Nasdaq Stock Market National Market under the symbol "TRYF." Please see pages
  .

PAYMENT OF DIVIDENDS ON OUR STOCK

     Our Board of Directors will have the authority to declare dividends on our common stock, subject to both legal requirements and the availability of funds. At this time, no decision has been made whether to pay dividends. That decision will depend upon many factors, including earnings and capital. Please see pages
  .

USE OF THE PROCEEDS FROM THE SALE OF OUR STOCK

     We will use approximately half of the net proceeds to purchase Troy Savings. We intend to use the remainder of the net proceeds to fund a loan to our employee stock ownership plan and for general corporate purposes. We also plan to establish or acquire a commercial bank.

IMPORTANT RISKS IN PURCHASING AND OWNING OUR STOCK

     Before you decide to purchase any stock, you should read the entire
prospectus, including the Risk Factors on pages   through   . OUR COMMON STOCK
IS NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY, AND IS SUBJECT TO INVESTMENT RISK, INCLUDING LOSS OF THE PRINCIPAL INVESTED.


OUR OFFICERS AND EMPLOYEES WILL RECEIVE BENEFITS FOLLOWING THE OFFERING


     We intend to adopt the following benefit plans:

     - Long-term Equity Compensation Plan. This plan, subject to stockholder approval, will provide for grants of options and shares of restricted stock to directors, officers, employees and independent contractors. We anticipate that 1,048,653 shares would be reserved for issuance under stock options and we intend to make grants of 419,461 shares of restricted stock. Grants of options and restricted stock will be at no cost to the recipients. The exercise price of options will be the fair market value of the stock at the time of grant.

     - Employee Stock Ownership Plan. This plan intends to subscribe for up to 838,922 shares of stock in the offering, or purchase shares in the open market. Stock distributed to employees under this plan will be at no cost to the employees.

     - Supplemental Retirement and Benefit Restoration Plan. This plan will provide selected executive officers additional retirement benefits that we cannot provide under tax-qualified retirement plans.

     - Employment Agreements, Employment Protection Agreements and Employee Severance Compensation Plans. We intend to enter into agreements with six officers that may provide for payments and benefits upon their termination of employment and upon a change of control. Troy Financial's employee compensation severance plan may provide eligible employees with severance pay benefits upon termination of employment after a change of control.

     The following table presents our estimate of the value of shares to be issued under the stock benefit plans, assuming shares are allocated to participants in the plans at $10.00 per share.

                                                              ESTIMATED VALUE
                                                                 OF SHARES
                                                              ---------------
Employee stock ownership plan...............................    $ 8,389,220
Long-term equity compensation plan:
  Management recognition plan...............................    $ 4,194,610
  Stock option plan.........................................             --
                                                                -----------
                                                                $12,583,830
                                                                ===========

VOTING CONTROL OF EXECUTIVE OFFICERS AND TRUSTEES

     Executive officers and trustees of Troy Savings and parties related to them propose to purchase $4,250,000, or 4.05%, of our stock. These proposed purchases and the potential acquisitions of our stock through our employee stock ownership plan and the long-term equity compensation plan could result in our management
having voting control of approximately 26.0% of our stock. Please see page   .

                                  RISK FACTORS


     An investment in our common stock involves risks. To understand these risks and to evaluate an investment in our common stock, you should read this entire prospectus, including the following risk factors.


OUR CHARITABLE CONTRIBUTIONS WILL DECREASE EARNINGS AND MAY NEGATIVELY IMPACT THE VALUE OF YOUR STOCK



     Poor earnings likely will have a negative impact on the value of your stock. In fiscal 1999, we expect to incur contribution expenses attributable to the contribution of common stock and The Troy Savings Bank Music Hall to charitable foundations. The approximately $3.2 million contribution expense, assuming the sale of 10,200,500 shares and a cost of $10.00 per share, will be partially offset by approximately $1.3 million of tax benefits from the contributions.



AN INCREASE IN OUR LOAN LOSS PROVISIONS WILL DECREASE EARNINGS AND MAY NEGATIVELY IMPACT THE VALUE OF YOUR STOCK



     A future increase in Troy Savings' provision for loan losses would negatively impact earnings. The greater the loan loss provision, the lower our earnings will be for that fiscal year which likely will have a negative impact on the value of your stock.


     Earnings in 1998 and 1997 were adversely affected by an increase in the provisions for loan losses. Troy Savings' provisions for loan losses in fiscal years 1998 and 1997 were $4.1 million and $3.9 million, respectively, as compared to $928,000 for fiscal 1996. As a result of the trends in Troy Savings' loan portfolio, including the current level of non-performing loans and net charge-offs, as well as consideration of the general economic trends in Troy Savings' market area, we anticipate that the provision for loan losses will continue in the current range through at least fiscal 1999. There can be no assurances, however, that Troy Savings' loan losses will not exceed its allowance for loan losses or that its provisions will not increase in future periods, thereby impacting our earnings. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Results of
Operations" beginning on page   .


A DECLINE IN REAL ESTATE VALUES MAY NEGATIVELY IMPACT OUR FINANCIAL CONDITION AND THE VALUE OF YOUR STOCK



     Based on charge off levels, loan appraisal reports and its knowledge of the market area, management believes that portions of its market area show signs of declining or stagnant real estate values. As a result since 1997, Troy Savings has experienced increased loan charge-offs and high delinquency and non-performing loan levels. Troy Savings has taken steps to address this situation, including increased loan loss provisions. As discussed in detail under "Management's Discussion and Analysis of Financial Condition and Results of Operations" below, management anticipates that the current net charge-off levels may continue through fiscal 1999.



     If the real estate values in portions of our market area worsen, we may continue to see increasing charge-off levels. This would have an adverse impact on our financial condition and earnings which may also have a negative impact on the value of your stock.



IF OUR STOCK PRICE INCREASES THEN THE COST OF OUR STOCK BASED BENEFIT PLANS WILL INCREASE, WHICH WILL REDUCE OUR EARNINGS



     We will record compensation expense equal to the average fair value of shares committed to be released to employees from our employee stock ownership plan. Therefore, if our stock price increases, our compensation expense will increase, and our earnings will be negatively impacted. See "Pro Forma Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Impact of Accounting Pronouncements."


     In addition, granting shares of stock under our stock based plans will increase our compensation expense because these grants are expensed over the vesting period, based upon the market value of the stock at the date of the grant. See "Pro Forma Data" and "Management -- Benefits -- Management Recognition Plan."

IF WE DO NOT DEPLOY OUR NEW CAPITAL EFFECTIVELY, OUR RETURN ON EQUITY MAY NEGATIVELY IMPACT YOUR STOCK PRICE


     The offering will increase our equity position significantly and we will not be able to deploy this increased capital immediately. Our ability to profitably leverage our new capital will be significantly affected by industry competition for loans and deposits. Until we can leverage our increased capital to grow interest-earning assets, we expect our return on equity to be below the industry average, which may negatively impact the value of your stock.



THE YEAR 2000 PROBLEM COULD NEGATIVELY IMPACT OUR CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS WHICH COULD NEGATIVELY IMPACT THE VALUE OF YOUR STOCK



     Failure of any of Troy Savings' critical systems, significant credit customers' systems, key servicers' systems, or the public infrastructure may result in Troy Savings not being able to do normal business and service its customers. This could negatively impact our earnings. We may also receive adverse publicity and customer reaction, all of which could decrease stockholder value. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000 Readiness Disclosure Statement," beginning on
page   .


VOTING CONTROL AND ANTI-TAKEOVER PROVISIONS MAY PREVENT TRANSACTIONS YOU WANT

     The purchases of common stock by board members and by management, the contribution of stock to the charitable foundation as well as the provisions of law, our certificate of incorporation and our contracts may increase the ability of management to control us, and make it difficult and expensive for someone to pursue a takeover attempt of us. This could reduce the trading price of our stock, or could result in our stockholders receiving less for their shares than otherwise might be available in the event of an acquisition of us. Control by management also could enable the trustees and executive officers to prevent the approval of matters that stockholders may deem to be in their best interest. See "Restrictions on Acquisition of Troy Financial Corporation -- Restrictions in Troy Financial's Certificate of Incorporation and Bylaws -- Stockholder Vote Required to Approve Business Combination with Interested Stockholders" and "Management of Troy Savings -- Benefit Plans."

YOU COULD HAVE DIFFICULTY SELLING YOUR STOCK IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP

     Because we are a new company, there is no market for our stock. Unless an active and liquid trading market develops, you may not be able to sell your shares. We have applied to have our stock quoted on the Nasdaq Stock Market National Market under the symbol "TRYF." In addition, Sandler O'Neill has agreed to act as a market maker for our stock, and to assist in securing additional
market makers to do the same. See "Market for Common Stock" on page   .


THE SUBSCRIPTION RIGHTS WE ARE GIVING YOU COULD RESULT IN ADVERSE INCOME TAX CONSEQUENCES TO YOU



     If the Internal Revenue Service were to determine that the subscription rights have an ascertainable value, then you could be taxed upon receipt or use of them. Additionally, we may have to recognize a gain for tax purposes on the distribution of the subscription rights. FinPro, our independent appraiser, has issued an opinion to us stating that the subscription rights have no value. This opinion, however, is not binding on the Internal Revenue Service. See "The Conversion -- Effects of Conversion" and "-- Tax Aspects."



     Although we are aware of many conversions similar to ours having been completed, we do not know if the Internal Revenue Service has ever considered this issue. Therefore, it is not possible to estimate for you the actual level of risk.



                           TROY FINANCIAL CORPORATION


     Troy Financial Corporation is a newly formed Delaware corporation registered with the Board of Governors of the Federal Reserve System as a bank holding company for The Troy Savings Bank. We have not engaged in any significant business to date, and, in the future, our primary business will be the business of Troy Savings. As a bank holding company, we are subject to regulation by the Federal Reserve. Our executive offices are located at 32 Second Street, Troy, New York 12180, and our telephone number is (518)
270-     .



                             THE TROY SAVINGS BANK



     The Troy Savings Bank is a community oriented savings bank headquartered in Troy, New York. Originally chartered in 1823, Troy Savings offers full service banking to individuals, families and businesses throughout the six New York State Counties of Albany, Saratoga, Schenectady, Warren, Washington and Rensselaer, the county in which Troy is located.


     The goal of Troy Savings is to be the primary source of financial products and services for its customers. Troy Savings' business strategy is to serve as a community-based, full service financial services firm offering a wide variety of banking products and services, as well as trust, insurance, investment management and brokerage services, to a diverse customer base. At September 30, 1998, Troy Savings had total assets of $716.6 million, including $465.6 million of total loans, total deposits of $578.2 million and equity of $71.0 million.


     Troy Savings is subject to regulation, examination and supervision by the FDIC and the New York State Banking Department. Troy Savings is a member of the Federal Home Loan Bank System, and deposits at Troy Savings are insured by the FDIC to the maximum extent provided by law. The executive offices of Troy Savings are located at 32 Second Street, Troy, New York 12180, and its telephone number is (518) 270-3313.

                              RECENT DEVELOPMENTS


     The following table sets forth consolidated financial and other data of the Troy Savings at and for the periods indicated. Data at and for the year ended September 30, 1998 should be read in conjunction with the audited Consolidated Financial Statements of Troy Savings and Notes presented elsewhere in this prospectus. Data presented for the three months ended December 31, 1998 are not necessarily indicative of the results of operations for the year ending September 30, 1999.


                                                              AT DECEMBER 31,   AT SEPTEMBER 30,
                                                                   1998               1998
                                                              ---------------   ----------------
                                                                 UNAUDITED         UNAUDITED
                                                                        (IN THOUSANDS)
CONSOLIDATED SELECTED FINANCIAL CONDITION DATA
Total assets................................................     $738,685           $716,649
Loans receivable, net.......................................      479,221            457,321
Securities available for sale (fair value)..................      198,156            197,758
Securities held to maturity (amortized cost)................        2,856              3,483
Deposits....................................................      588,493            578,202
Borrowings..................................................       58,384             47,464
Total equity................................................       71,717             71,029
ASSET QUALITY RATIOS:
Nonperforming loans to total loans..........................        2.07%              2.50%
Nonperforming assets to total assets........................        1.62%              1.89%
Allowance for loan losses to total loans....................        1.84%              1.77%
Allowance for loan losses to non-performing loans...........       88.87%             70.91%
REGULATORY CAPITAL RATIOS:
Leverage capital............................................        9.88%              9.89%
Tier I risk-based capital...................................       13.53%             14.02%
Risk-based capital..........................................       14.79%             15.27%
OTHER DATA:
Full-service banking offices................................           14                 14
Number of deposit accounts..................................       74,810             70,057

                                                                     FOR THE THREE MONTHS
                                                                      ENDED DECEMBER 31,
                                                              ----------------------------------
                                                                   1998               1997
                                                              ---------------   ----------------
                                                                 UNAUDITED         UNAUDITED
                                                                        (IN THOUSANDS)
SELECTED OPERATING DATA
Interest and dividend income................................     $ 12,167           $ 12,056
Interest expense............................................        6,200              5,989
                                                                 --------           --------
  Net interest income before provision for loan losses......        5,967              6,067
Provision for loan losses...................................          812              1,011
                                                                 --------           --------
  Net interest income after provision for loan losses.......        5,155              5,056
Total other operating income................................          623                649
Total other operating expense...............................        4,841              5,437
                                                                 --------           --------
Income before income tax expense............................          937                268
Income tax expense..........................................          234                 67
                                                                 --------           --------
  Net income................................................     $    703           $    201
                                                                 ========           ========

                                                                      AT OR FOR THE
                                                                      THREE MONTHS
                                                                   ENDED DECEMBER 31,
                                                                -------------------------
                                                                  1998            1997
                                                                ---------       ---------
                                                                UNAUDITED       UNAUDITED
                                                                ---------       ---------
                                                                 (DOLLARS IN THOUSANDS)
SELECTED FINANCIAL RATIOS AND OTHER DATA
PERFORMANCE RATIOS:
  Return on average assets..................................        .39%            .12%
  Return on average equity..................................       3.94%           1.12%
  Average interest earning assets to average interest
     bearing liabilities....................................     114.11%         113.72%
  Net interest rate spread..................................       3.10%           3.39%
  Net interest rate margin..................................       3.61%           3.90%
  Efficiency ratio..........................................      72.01%          76.67%
  Operating expenses to average assets ratio................       2.64%           3.11%


COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 1998 AND SEPTEMBER 30, 1998


     Assets at December 31, 1998 increased $22.0 million, or 3.1%, as compared to September 30, 1998. The increase was primarily attributable to an increase in the origination of real estate loans and commercial business loans funded by deposit inflows and Federal Home Loan Bank advances. Real estate loans increased by $11.2 million, or 3.0%, from $378.7 million at September 30, 1998, to $389.9 million at December 31, 1998, primarily due to a $13.1 million increase in commercial real estate loans, a $4.9 million increase in residential real estate loans, which was offset by a $6.8 million decline in construction loans. Commercial business loans increased by $13.5 million to $58.6 million at December 31, 1998, compared to $45.2 million at September 30, 1998. Consumer loans decreased by $2.1 million, or 4.9%, to $39.9 million at December 31, 1998, from $42 million at September 30, 1998, primarily due to principal payments in excess of originations for auto and unsecured loans.



     Deposit balances at December 31, 1998 increased $10.3 million, or 1.8% over September 30, 1998 amounts. The overall increase in deposits is primarily attributable to a $6.8 million increase in demand deposits and a $5.6 million increase in interest-bearing checking, offset by a $3.8 million decrease in certificate of deposits. Borrowed funds increased at December 31, 1998 as management utilized Federal Home Loan Bank borrowings as a funding source for commercial real estate loans.


     Total equity at December 31, 1998 increased compared to September 30, 1998 due to net income and a reduction in net unrealized gain on securities available for sale, net of tax, of $15,000.

COMPARISON OF OPERATING RESULTS FOR THE THREE MONTHS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1997

     Net income for the three months ended December 31, 1998 increased $503,000, or 251%, as compared to the three months ended December 31, 1997. The increase was attributable to a $199,000 decrease in provision for loan losses and a $596,000 decrease in other operating expense, primarily due to a $218,000 decrease in real estate owned expense and a $424,000 decrease in advertising expenses as a result of the Bank's decision to utilize a direct mail marketing strategy. The decreases in expenses were partially offset by a $100,000 decrease in net interest income, which resulted from an increase in the average balance of interest-bearing liabilities and a 46 basis point decrease in the average yield on interest-earning assets, and a $168,000 increase in income tax expense.


     The increase in interest and dividend income was primarily the result of a $72 million increase in the average balance of securities available for sale which offset a 37 basis point decline in the average yield on loans.


     Interest expense on deposits decreased for the three months ended December 31, 1998 as a result of a 33 basis point decrease in the average rate paid on savings balances to 2.97% for the three months ended December 31, 1998 from 3.30% for the three months ended December 31, 1997 and a 27 basis point decrease in the average rate paid on certificate of deposits to 5.36% for the three months ended December 31, 1998 from 5.63% for the three months ended December 31, 1997. Offsetting these decreases was an increase in interest expense on borrowings for the three months ended December 31, 1998 compared to the same period in 1997, reflecting higher average balances due to management's decision to utilize borrowings to fund it's asset growth, primarily through the purchase of shorter term government agency securities available for sale and longer term commercial real estate loans.



     Non-interest income decreased slightly for the three months ended December 31, 1998 from the three months ended December 31, 1997 as a result of a $74,000 decrease in nonrecurring miscellaneous income which was offset by a $47,000 increase in Trust fees. Non-interest expense decreased for the three months ended December 31, 1998 from the three months ended December 31, 1997, primarily from a $218,000 decrease in real estate owned expense and a $424,000 decrease in advertising expense. These decreases were partially offset by a $50,000 increase in computer charges, primarily maintenance costs and costs related to the migration to a new platform system with our existing computer service provider.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA


     The following summary financial and other information about Troy Savings is derived from Troy Savings' audited consolidated financial statements for each of the five fiscal years ending September 30, 1998, 1997, 1996, 1995 and 1994. Because this information is only a summary, you should read it in conjunction with Troy Savings' consolidated financial statements and related notes beginning on page F-1, and with the "Management's Discussion and Analysis of Financial
Condition and Results of Operations" section beginning on page   .

                                                            AT SEPTEMBER 30,
                                        --------------------------------------------------------
                                          1998           1997       1996       1995       1994
                                        --------       --------   --------   --------   --------
                                                             (IN THOUSANDS)
SELECTED FINANCIAL DATA
-----------------------
Total assets..........................  $716,649       $662,448   $657,524   $629,652   $607,259
Loans receivable, net.................   457,321        468,160    451,822    408,615    381,828
Securities available for sale (fair
  value)..............................   197,758        117,552    148,917     44,725     75,335
Securities held to maturity (amortized
  cost)...............................     3,483          4,000      4,515    102,096     93,519
Deposits..............................   578,202        572,397    564,606    552,462    535,903
Borrowings............................    47,464          4,728      9,899        842      1,581
Total equity..........................    71,029         71,542     67,408     62,782     55,426

                                                        YEAR ENDED SEPTEMBER 30,
                                        --------------------------------------------------------
                                          1998           1997       1996       1995       1994
                                        --------       --------   --------   --------   --------
                                                             (IN THOUSANDS)
SUMMARY OF OPERATIONS
---------------------
Interest and dividend income..........   $48,030        $48,287    $46,862    $44,578    $39,129
Interest expense......................    24,193         23,351     23,017     20,883     17,591
                                        --------       --------   --------   --------   --------
  Net interest income.................    23,837         24,936     23,845     23,695     21,538
Provision for loan losses.............     4,050          3,900        928        965      1,930
                                        --------       --------   --------   --------   --------
  Net interest income after provision
     for loan losses..................    19,787         21,036     22,917     22,730     19,608
Operating income:
  Service charges on deposits.........       858            822        802        809        787
  Loan servicing fees.................       432            460        443        430        441
  Trust income........................       459            362        293        234        106
  Net gains from securities sales or
     calls............................         8              4          1         34        136
  Net gains (losses) from mortgage
     loan sales.......................        76             14        (14)        18        172
  Other income........................       719          1,075      1,340        784        998
                                        --------       --------   --------   --------   --------
          Total other operating
            income....................     2,552          2,737      2,865      2,309      2,640
Other operating expenses:
  Compensation and employee
     benefits.........................    10,218          9,573      9,009      7,596      6,984
  Occupancy...........................     2,101          2,089      1,956      1,519      1,317
  Furniture, fixtures, and
     equipment........................     1,080            901        961        884        523
  Computer charges....................     1,424          1,322      1,248      1,221      1,208
  Professional, legal, and other
     fees.............................       924            726        658        670        605
  Other real estate owned expense
     (income).........................     1,087            380        499     (1,343)       528
  Printing, postage and telephone.....       614            559        543        521        438
  Contribution expense................     4,759            102        479         90         89
  Other expenses......................     2,884          2,887      2,845      3,918      3,122
                                        --------       --------   --------   --------   --------
          Total other operating
            expenses..................    25,091         18,539     18,198     15,076     14,814
  Income (loss) before income tax
     (benefit) expense................    (2,752)         5,234      7,584      9,963      7,434
Income tax (benefit) expense..........    (1,874)         1,576      2,506      2,895      3,335
                                        --------       --------   --------   --------   --------
Net income (loss).....................   $  (878)(1)    $ 3,658    $ 5,078    $ 7,068    $ 4,099
                                        ========       ========   ========   ========   ========

                                               AT OR FOR THE YEAR ENDING SEPTEMBER 30,
                                       -------------------------------------------------------
                                        1998         1997        1996        1995        1994
                                       ------       ------      ------      ------      ------
SELECTED FINANCIAL RATIOS AND OTHER
  DATA
-------------------------------------
PERFORMANCE RATIOS:
  Return (loss) on average assets....   (0.13)%(2)    0.55%       0.79%       1.15%       0.69%
  Return (loss) on average equity....   (1.20)(2)     5.22        7.84       11.97        7.63
  Average equity to average total
     assets..........................   10.80        10.57       10.05        9.56        9.02
  Equity to total assets.............    9.91        10.80       10.25        9.97        9.13
  Average interest earning assets to
     average interest bearing
     liabilities.....................  113.96       112.29      110.80      110.12      109.24
  Net interest rate spread(3)........    3.32         3.50        3.49        3.65        3.47
  Net interest rate margin(4)........    3.84         3.96        3.90        4.01        3.75
  Efficiency ratio(5)................   87.44(2)     65.48       66.27       63.22       59.42
  Operating expenses to average
     assets ratio....................    3.54(2)      2.74        2.75        2.66        2.40
ASSET QUALITY RATIOS:
  Nonperforming loans to total
     loans...........................    2.50         1.84        2.74        2.85        3.18
  Nonperforming assets to total
     assets..........................    1.89         1.72        2.28        2.22        2.80
  Allowance for loan losses to total
     loans...........................    1.77         1.35        0.94        1.04        1.09
  Allowance for loan losses to
     non-performing loans............   70.91        73.77       34.49       36.54       34.16
REGULATORY CAPITAL RATIOS:
  Leverage capital...................    9.89        10.64       10.20        9.83        9.04
  Tier I risk-based capital..........   14.02        15.01       14.48       15.21       15.15
  Risk-based capital.................   15.27        16.37       15.41       16.27       16.30
OTHER DATA:
  Full-service banking offices.......      14           13          13          13          11
  Number of deposit accounts.........  70,057       70,185      71,458      72,531      68,649

---------------
(1) In fiscal 1998, Troy Savings recorded a pre-tax contribution expense of $4.5 million or $2.7 million on an after-tax basis. This expense was based upon a $1.0 million cash contribution and $4.0 million binding, irrevocable commitment to a charitable foundation. If this expense had not been incurred, Troy Savings' net income would have been approximately $1.8 million, instead of a net loss of $878,000.

(2) During fiscal 1998, Troy Savings contributed $1.0 million in cash and entered into a binding, irrevocable commitment to make a total of $4.0 million in scheduled payments to a charitable foundation. The scheduled payments will occur in each of fiscal years 1999, 2000 and 2001. In connection with the cash contribution and binding, irrevocable commitment, Troy Savings incurred a pre-tax contribution expense of $4.5 million or $2.7 million on an after tax basis. See "Summary -- The Troy Savings Bank Community Foundation." Excluding the $4.5 million contribution expense, Troy Savings would have had the following performance ratios for the fiscal year ended September 30, 1998:

Return on average assets....................................    .27%
Return on average equity....................................   2.49
Efficiency ratio............................................  71.22
Operating expenses to average assets ratio..................   2.88

(3) Net interest rate spread represents the difference between the tax effected yield on average interest earning assets and the rate on average interest bearing liabilities.

(4) Net interest rate margin represents the tax effected net interest income as a percentage of average interest earning assets.

(5) The efficiency ratio represents operating expenses less other real estate owned expense, divided by recurring revenues, such as net interest income on a tax effected basis and non-interest income, excluding gains and losses on securities.

                                USE OF PROCEEDS



     TROY FINANCIAL. After deduction of expenses, we estimate the proceeds from the sale of our common stock to be between $73.2 million and $99.5 million, depending upon the number of shares sold. We will use approximately 50% of the net proceeds to acquire Troy Savings.



     We also intend to use a portion of the remainder of those net proceeds to fund a loan to our employee stock ownership plan to enable the plan to purchase our stock. The plan will purchase our stock in the subscription offering, or in the open market to the extent stock is not available due to oversubscription. We expect the plan to acquire 8% of the sum of the amount of common stock sold in the stock offering and contributed to the newly formed charitable foundation. We expect the term of the loan to be between 10 and 15 years at an interest rate of
approximately   %.



     The following table summarizes our estimate and use of the proceeds from the sale of our common stock:



                                                              NUMBER OF SHARES SOLD
                                                              ----------------------
                                                              7,539,800   10,200,500
                                                              ---------   ----------
                                                                  (IN THOUSANDS)
Offering proceeds...........................................   $75,395     $102,005
Offering expenses...........................................     2,200        2,468
                                                               -------     --------
     Net offering proceed...................................    73,195       99,537
Proceeds used to acquire Troy Savings.......................    36,598       49,769
Proceeds used for loan to employee stock ownership plan.....     6,090        8,389
                                                               -------     --------
Proceeds remaining for general corporate purposes...........   $30,507     $ 41,379
                                                               =======     ========



     If our appraised market value increases and we are required to sell 11,730,575 shares of stock, then we estimate the net proceeds to be $114.7 million. If our appraised market value is increased and we sell 11,730,575 shares of stock and contribute 408,436 shares to the Troy Savings Bank Community Foundation, then our loan to the employee stock ownership plan would be $9.7 million.


     If we establish a long-term equity compensation plan, we may choose to fund the plan with cash to enable the plan to purchase shares of our stock. At this time, we have not made a determination regarding the funding of that benefit plan. We will invest the remaining net proceeds in short-term securities and deposit accounts, and otherwise use those proceeds for general corporate purposes.


     We also plan to establish or acquire a commercial bank and trust company that can accept municipal deposits to complement Troy Savings' municipal investment activities. If we establish a new bank, we plan to invest at least approximately $2 million of capital. This capital infusion would still count as our capital on a consolidated basis. If we acquire a bank, the cost will depend primarily upon the value of the assets and liabilities of the specific bank to be acquired. In addition, we may also consider acquisitions of other financial services firms and branch offices, although at this time, we do not have any agreements regarding any proposed transactions.



     TROY SAVINGS. Troy Savings will use the funds it receives from us to fund the operation of its business, including making loans and purchasing securities. The additional funds in Troy Savings will count as regulatory capital and therefore will support future growth of Troy Savings' total assets.



                                DIVIDEND POLICY


     Following the stock offering, our Board of Directors will have the authority to declare dividends on our common stock. This authority, however, is subject to statutory and regulatory requirements. Our Board of Directors may consider a policy of paying cash dividends on our stock, although no decision has been made at this time.

     The determination of whether to declare dividends will depend upon a number of factors, including the amount of net proceeds from the offering that we retain, investment opportunities available to us or Troy Savings, capital requirements, regulatory limitations, our consolidated financial condition and results of operations, tax considerations and general economic conditions. Consequently, there can be no assurance that we will pay dividends. In addition, if we do pay dividends, we may reduce or eliminate them in the future. Special cash dividends, stock dividends or returns of capital may be paid in addition to, or in lieu of, regular cash dividends.



     Our ability to pay dividends will depend, in part, upon receipt of dividends from Troy Savings. Initially, we will have no source of funds for dividends, other than dividends that we receive from Troy Savings and the net proceeds of the stock offering that we retain and any earnings. In addition, we are subject to the requirements of Delaware corporate law which generally limits dividends to an amount equal to the excess of our net assets, or the amount by which our total assets exceed total liabilities, over statutory capital, or if there is no such excess, to net profits for the current or immediately preceding fiscal year. Likewise, our ability to pay dividends may also be restricted by minimum capital requirements imposed by federal capital guidelines. See "Regulation and Supervision."



     Under the New York Banking Law, dividends may be declared and paid by Troy Savings only out of its net profits. Under New York Banking Law, net profits include the remainder of all earnings from current operations plus actual recoveries on loans and investments and other assets, after deducting from the total thereof all current operating expenses, actual losses, accrued dividends on preferred stock, if any, and all federal and state taxes. The approval of the New York Superintendent of Banks is required if the total of all dividends declared in any calendar year will exceed net profits for that year plus the retained net profits of the preceding two years, less any required transfer to surplus or a fund for the retirement of any preferred stock. In addition, no dividends may be declared, credited or paid if the effect thereof would cause Troy Savings' capital to be reduced below the amount required by the New York Superintendent of Banks or the FDIC. For the two years ended September 30, 1998, Troy Savings had net profits, less required transfers to surplus, of $2.8 million.



     The availability of funds for the payment of dividends by Troy Savings may also be limited by the establishment of a liquidation account in connection with Troy Savings' change to a stock savings bank. See "The Conversion -- Liquidation Rights." Moreover, any payment of dividends by Troy Savings to us, to the extent it constituted a distribution from Troy Savings' bad debt reserves for federal income tax purposes, would require a payment of taxes at the then-current tax rate by Troy Savings on the amount of earnings removed from the reserves for such distribution. Troy Savings has no current intention of making any distribution that would create a federal tax liability. See "Taxation."



                          MARKET FOR THE COMMON STOCK



     We are a new company, having been formed in December 1998. Because we have never issued any stock, there is no existing market for our stock. We anticipate, however, having our stock quoted on the Nasdaq Stock Market National Market under the symbol "TRYF" upon completion of the stock offering and compliance with Nasdaq's listing requirements, including, the presence of at least three market makers for our stock.



     Sandler O'Neill has agreed to act as a market maker for our stock, and to assist in securing additional market makers to do the same. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of both willing buyers and sellers at any given time. Accordingly, there can be no assurance that an active and liquid market for our stock will develop or be maintained or that you will be able to sell your shares at or above your purchase price. See "The
Conversion -- Number of Shares to be Issued."

                         REGULATORY CAPITAL COMPLIANCE


     At September 30, 1998, Troy Savings exceeded all regulatory capital requirements. See "Regulation and Supervision -- Federal Regulation of Troy Savings -- Capital Requirements." Set forth below is a summary of Troy Savings' compliance with regulatory capital standards as of September 30, 1998, on a historical and pro forma basis, assuming that the indicated number of shares were sold as of such date at $10.00 per share, and using the assumptions contained under the caption "Pro Forma Data," including receipt by Troy Savings of 50% of the net proceeds from the conversion.

                                                                 PRO FORMA AT SEPTEMBER 30, 1998
                                                             ---------------------------------------

                                                                  MINIMUM              MIDPOINT
                                            HISTORICAL        7,539,500 SHARES     8,870,000 SHARES
                                        ------------------   ------------------   ------------------
                                         AMOUNT    PERCENT    AMOUNT    PERCENT    AMOUNT    PERCENT
                                        --------   -------   --------   -------   --------   -------
GAAP capital(1).......................  $ 71,029     9.91%   $ 98,492    13.24%   $103,353    13.80%
Leverage (Tier I) capital(2):
     Leverage capital(3)..............    70,114     9.89      97,577    13.25     102,438    13.82
     Leverage capital
       requirement(4).................    28,357     4.00      29,456     4.00      29,650     4.00
                                        --------    -----    --------    -----    --------    -----
     Excess...........................    41,757     5.89      68,121     9.25      72,788     9.82
     Tier I risk-based capital(3).....    70,114    14.02      97,577    18.98     102,438    19.84
     Tier I risk-based capital
       requirement(4).................    20,011     4.00      20,560     4.00      20,657     4.00
                                        --------    -----    --------    -----    --------    -----
     Excess...........................    50,103    10.02      77,017    14.98      81,781    15.84
Risk-based capital(2):
     Total risk-based capital(3)(5)...    76,368    15.27     103,831    20.20     108,692    21.05
     Total risk-based capital
       requirement....................    40,022     8.00      41,120     8.00      41,315     8.00
                                        --------    -----    --------    -----    --------    -----
     Excess...........................    36,346     7.27      62,711    12.20      67,377    13.05
Total assets..........................   716,649              744,112              748,973
Adjusted assets(6)....................   708,935              736,398              741,259
Risk-weighted assets..................   500,274              514,005              516,436

                                            PRO FORMA AT SEPTEMBER 30, 1998
                                        ---------------------------------------
                                                                  ADJUSTED
                                             MAXIMUM              MAXIMUM
                                        10,200,500 SHARES    11,730,575 SHARES
                                        ------------------   ------------------
                                         AMOUNT    PERCENT    AMOUNT    PERCENT
                                        --------   -------   --------   -------
GAAP capital(1).......................  $108,214    14.38%   $113,804    14.99%
Leverage (Tier I) capital(2):
     Leverage capital(3)..............   107,299    14.38     112,889    15.02
     Leverage capital
       requirement(4).................    29,845     4.00      30,068     4.00
                                        --------    -----    --------    -----
     Excess...........................    77,454    10.38      82,821    11.02
     Tier I risk-based capital(3).....   107,299    20.68     112,889    21.64
     Tier I risk-based capital
       requirement(4).................    20,755     4.00      20,866     4.00
                                        --------    -----    --------    -----
     Excess...........................    86,544    16.68      92,023    17.64
Risk-based capital(2):
     Total risk-based capital(3)(5)...   113,553    21.88     119,143    22.84
     Total risk-based capital
       requirement....................    41,509     8.00      41,733     8.00
                                        --------    -----    --------    -----
     Excess...........................    72,044    13.88      77,410    14.84
Total assets..........................   753,834              759,424
Adjusted assets(6)....................   746,120              751,710
Risk-weighted assets..................   518,866              521,662

---------------

(1) Total equity as calculated under generally accepted accounting principles ("GAAP"), expressed as a percentage of total assets.

(2) Leverage (Tier I) capital levels are shown as a percentage of total adjusted quarterly average assets, and risk-based capital levels are calculated on the basis of a percentage of risk-weighted assets, each as defined in Federal Deposit Insurance Corporation regulations. See "Regulation and Supervision -- Federal Regulation of Troy Savings -- Capital Requirements."

(3) Pro forma capital levels assume receipt by Troy Savings of 50% of the net proceeds from the shares of common stock sold at the minimum, midpoint, maximum and maximum plus 15% of the estimated price range. These levels assume funding by Troy Savings of the Management Recognition Plan ("MRP") equal to 4% of the common stock issued, including shares contributed to the Troy Savings Bank Community Foundation ("Community Foundation"), and funding of the Employee Stock Ownership Plan ("ESOP") to enable the ESOP to purchase 8% of the common stock issued, including the shares contributed to the Community Foundation, valued at the minimum, midpoint, maximum and maximum plus 15% of the estimated price range.

(4) The current leverage capital requirement is 3% of total adjusted assets for savings banks that receive the highest supervisory ratings for safety and soundness and that are not experiencing or anticipating significant growth. The current leverage capital ratio applicable to all other savings banks is 4% to 5%. See "Regulation and Supervision -- Federal Regulation of Troy Savings -- Capital Requirements."

(5) Assumes the net proceeds are invested in assets that carry a risk-weighting of 50%.

(6) Adjusted assets represent average assets of Troy Savings for the fourth quarter of fiscal 1998, less its goodwill at September 30, 1998.

                                 CAPITALIZATION


     The following table presents the historical capitalization of Troy Savings at September 30, 1998, and the pro forma consolidated capitalization of Troy Financial at the minimum, the midpoint, the maximum and the maximum plus 15% of the estimated price range, after giving effect to the conversion, including the shares contributed to the Troy Savings Bank Community Foundation ("Community Foundation"), based upon the sale of the number of shares indicated in the table at $10.00 per share and the other assumptions set forth under "Pro Forma Data."

                                                                                                                     11,730,575
                                                                           7,539,500     8,870,000      10,200,500     SHARES
                                                                 BANK       SHARES         SHARES         SHARES     (MAXIMUM,
                                                              HISTORICAL   (MINIMUM)     (MIDPOINT)     (MAXIMUM)    PLUS 15%)
                                                              ----------   ---------   --------------   ----------   ----------
                                                                                       (IN THOUSANDS)
Deposits(1).................................................   $578,202    $578,202       $578,202       $578,202     $578,202
                                                               ========    ========       ========       ========     ========
        Total deposits and borrowed funds...................   $625,666    $625,666       $625,666       $625,666     $625,666
                                                               ========    ========       ========       ========     ========
Stockholders' equity:
    Preferred Stock ($.0001 par value) 15,000,000 shares
      authorized; none to be issued.........................   $     --    $     --       $     --       $     --     $     --
    Common stock ($.0001 par value) 60,000,000 shares
      authorized; shares to be issued as reflected(2).......         --           1              1              1            1
    Additional paid-in-capital(3)...........................         --      73,926         88,157        102,396      118,767
    Retained earnings(4)....................................     70,622      70,622         70,622         70,622       70,622
    Net unrealized gain on securities available for sale,
      net of taxes..........................................        407         407            407            407          407
Less:
    Expense of contribution to Community Foundation(5)......         --        (732)        (1,792)        (2,860)      (4,084)
Plus:
    Estimated tax benefit of contribution to Community
      Foundation(6).........................................         --         256            627          1,001        1,429
Less:
    Common stock acquired by the ESOP(7)....................         --      (6,090)        (7,239)        (8,389)      (9,711)
    Common stock acquired by the MRP(8).....................         --      (3,045)        (3,620)        (4,195)      (4,856)
                                                               --------    --------       --------       --------     --------
        Total Stockholders' Equity..........................   $ 71,029    $135,345       $147,163       $158,983     $172,575
                                                               ========    ========       ========       ========     ========

---------------

(1) No effect has been given to withdrawals from deposit accounts for the purpose of purchasing common stock in the conversion. Any such withdrawals will reduce pro forma deposits by the amount of such withdrawals.
(2) Does not reflect the shares of common stock that may be reserved for issuance pursuant to the long-term equity compensation plan and includes shares contributed to the Community Foundation.
(3) The additional paid-in capital amounts do not correspond to the estimated net proceeds of the stock offering because the amounts reflect both the offering expenses and the additional capital from the shares to be issued to the Community Foundation.
(4) See "Dividend Policy" and "Regulation and Supervision -- Federal Regulation of Troy Savings -- Dividend Restrictions" regarding restrictions on future dividend payments and "The Conversion -- Liquidation Rights" regarding the liquidation account to be established upon conversion.

(5) The amount of the contribution of common stock to the Community Foundation will be recognized as an expense in the fiscal quarter in which the contribution is made, which is expected to be the second quarter of fiscal 1999. No effect has been given to Troy Financial's intended contribution of the Troy Savings Bank Music Hall to the Music Hall Foundation. The cost of such contribution is estimated at $300,000 in fiscal 1999, which represents the approximate fair value of the Music Hall. See "The Conversion -- The Troy Savings Bank Community Foundation."

(6) Represents the estimated tax benefit of the contribution of common stock to the Community Foundation based on an assumed 35% tax rate and a $10.00 per share price. The recognition of the tax benefit is limited to 10% of Troy Financial's estimated taxable income in fiscal 1999 and during the five-year carry forward period. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Comparison of Financial Condition at September 30, 1998 and September 30, 1997" and "-- Comparison of Results of Operations for the Years Ended September 30, 1998 and September 30,
    1997 -- Non-interest Expense."
(7) Assumes that 8% of the number of shares of common stock sold in the conversion, including the shares contributed to the Community Foundation, will be purchased by the ESOP. The funds used to acquire the ESOP shares will be borrowed from Troy Financial. Troy Savings intends to make contributions to the ESOP sufficient to service and ultimately retire the ESOP's debt over a 10-15 year period. Also assumes that a number of shares equal to 4% of the number of shares of common stock sold in the conversion, including the shares contributed to the Community Foundation, will be acquired by the MRP following stockholder ratification of such plan after completion of the conversion. In the event that the MRP is funded by the issuance of authorized but unissued shares, the interest of existing stockholders would be diluted by approximately 3.85%. At this time, no decision has been made concerning the ultimate funding of the MRP. The amount to be borrowed by the ESOP and the common stock acquired by the MRP are reflected as a reduction of stockholders' equity. See "Management of Troy Savings Bank."

                                 PRO FORMA DATA



     The actual net proceeds from the sale of the common stock cannot be determined until the conversion is completed. However, net proceeds available for investment are currently estimated to be between $64.1 million and $87.0 million, or $100.1 million if the estimated price range is increased by 15%, based upon the following assumptions:


     (a) 100% of the shares of common stock will be sold at the beginning of the period in the subscription offering to Eligible Account Holders (as defined under "The Conversion -- Subscription Offering and Subscription Rights"), Supplemental Eligible Account Holders (as defined under "The Conversion -- Subscription Offering and Subscription Rights") and the Employee Stock Ownership Plan ("ESOP");

     (b) Sandler O'Neill will receive a fee equal to 1.10% of the aggregate purchase price of the shares sold in the subscription offering, except that no fee will be paid with respect to an estimated 500,000 shares purchased by the trustees, officers and other employees of Troy Savings and Troy Financial and members of their immediate families, as well as the shares purchased by the ESOP;

     (c) conversion expenses, excluding the marketing fees paid to Sandler O'Neill, will be approximately $1.5 million;

     (d) Troy Financial will contribute from authorized but unissued shares to the Community Foundation an amount of common stock valued at $10 per share equal to the difference between 8.0% of the gross proceeds from the common stock sold in the conversion and $5.3 million, the amount of total contribution committed or anticipated to be contributed to the Charitable Foundation; and

     (e) 50% of such net proceeds will be used by Troy Financial to purchase all of the capital stock of Troy Savings, and the remaining net proceeds were retained by Troy Financial.

     Pro forma consolidated net income of Troy Financial for the year ended September 30, 1998 has been calculated as if the common stock has been sold at the beginning of the period and the net proceeds, less the proceeds used to fund the ESOP loan and purchase the Management Recognition Plan ("MRP") shares, were invested by Troy Savings and Troy Financial at the beginning of the period.


     The assumed return of 4.29%, or 2.79% after tax, is based upon the yield of one-year U.S. Government Treasury Securities as of the end of the period indicated. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of common stock, as adjusted to give effect to the purchase of shares by the ESOP and the MRP and the effect of the contribution of shares to the Community Foundation. Pro forma stockholders' equity amounts have been calculated as if the common stock had been sold at the beginning of the period, and no effect has been given in the pro forma stockholders' equity calculations for the assumed earnings on the net proceeds. The pro forma data does not reflect the anticipated contribution of the Troy Savings Bank Music Hall ("Music Hall") to the Music Hall Foundation in fiscal 1999. The pro forma data also do not reflect the effect of withdrawals from deposit accounts for the purchase of common stock by Troy Savings' depositors.


     The assumptions of net proceeds represent management's estimate as to the distribution of stock orders in the conversion. Although fixed expenses are estimated to be $1.5 million, actual conversion expenses may be more or less than those estimated, and the total fees paid to Sandler O'Neill and other brokers will vary depending upon the categories of purchasers, market conditions and other factors.

     The following pro forma data summarize historical data of Troy Savings and pro forma data of Troy Financial at or for the year ended September 30, 1998, based on the assumptions set forth above and in the pro forma data and should not be used as a basis for projections of market value of the common stock following the conversion. The pro forma data below give effect to the MRP, which is expected to be adopted by Troy Financial following the conversion and presented to stockholders for approval at a meeting of stockholders to be held no earlier than six months after completion of the conversion. See Footnote 6 to the tables and "Management of Troy Savings Bank -- Benefit Plans." No effect has been given in the tables to the possible issuance of additional shares under options pursuant to the Long-Term Equity Compensation Plan

("Equity Compensation Plan"), nor does stockholders' equity as presented give any effect to the liquidation account to be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders or, in the event of liquidation of Troy Savings, to the possible recapture of the base year tax bad debt reserve and other factors. See Footnote 9 to the tables below and "The Conversion -- Liquidation Rights" and "Management of Troy Savings
Bank -- Benefit Plans." The total number of shares to be issued in the conversion may be increased or decreased significantly, or the price per share decreased, to reflect changes in market or financial conditions prior to completion of the conversion. However, if the gross proceeds of the common stock sold in the conversion are below $75.4 million, the minimum of the estimated price range, or more than $117.3 million, the maximum plus 15% of the estimated price range, subscribers will be offered the opportunity to modify or cancel their subscriptions. See "The Conversion -- Number of Shares to be Issued."


                                                       AT AND FOR THE YEAR ENDED SEPTEMBER 30, 1998
                                             -----------------------------------------------------------------
                                                                                                   MAXIMUM
                                                MINIMUM          MIDPOINT         MAXIMUM          PLUS 15%
                                               7,539,500        8,870,000        10,200,500       11,730,575
                                             SHARES SOLD AT   SHARES SOLD AT   SHARES SOLD AT   SHARES SOLD AT
                                               $10.00 PER       $10.00 PER       $10.00 PER       $10.00 PER
                                                 SHARE            SHARE            SHARE            SHARE
                                             --------------   --------------   --------------   --------------
                                                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Gross proceeds.............................    $  75,395         $ 88,700         $102,005         $117,306
     Plus: Shares contributed to Community
       Foundation(1).......................          732            1,792            2,860            4,084
                                               ---------         --------         --------         --------
Pro forma market capitalization............    $  76,127         $ 90,492         $104,865         $121,390
                                               =========         ========         ========         ========
Gross proceeds.............................    $  75,395         $ 88,700         $102,005         $117,306
     Less: Estimated expenses..............       (2,200)          (2,334)          (2,468)          (2,622)
                                               ---------         --------         --------         --------
Estimated net conversion proceeds..........       73,195           86,366           99,537          114,684
     Less: ESOP shares(5)..................       (6,090)          (7,239)          (8,389)          (9,711)
     Less: MRP shares(6)...................       (3,045)          (3,620)          (4,195)          (4,856)
                                               ---------         --------         --------         --------
Estimated proceeds available for
  investment(2)............................    $  64,060         $ 75,507         $ 86,953         $100,117
                                               =========         ========         ========         ========
Net income:
     Historical............................    $    (878)        $   (878)        $   (878)        $   (878)
     Historical, as adjusted(3)............        1,822            1,822            1,822            1,822
Pro forma adjustments:
     Net earnings from proceeds(4).........        1,787            2,107            2,426            2,793
     ESOP, after taxes(5)..................         (396)            (471)            (545)            (631)
     MRP, after taxes(6)...................         (396)            (471)            (545)            (631)
                                               ---------         --------         --------         --------
     Pro forma net income(1)(6)............    $     117         $    287         $    458         $    653
                                               =========         ========         ========         ========
     Pro forma net income, as
       adjusted(3).........................    $   2,817         $  2,987         $  3,158         $  3,353
                                               =========         ========         ========         ========
Per share net income(7):
     Historical............................    $   (0.12)        $  (0.10)        $  (0.09)        $  (0.08)
     Historical, as adjusted(3)............         0.26             0.22             0.19             0.16
Pro forma adjustments:
     Net earnings from proceeds(4).........         0.25             0.25             0.25             0.25
     ESOP, after taxes(5)..................        (0.06)           (0.06)           (0.06)           (0.06)
     MRP, after taxes(6)...................        (0.06)           (0.06)           (0.06)           (0.06)
                                               ---------         --------         --------         --------
     Pro forma net income per
       share(5)(6)(8)......................    $    0.01         $   0.03         $   0.04         $   0.05
                                               =========         ========         ========         ========
     Pro forma net income per share, as
       adjusted(3)(5)(6)(8)................    $    0.39         $   0.35         $   0.32         $   0.29
                                               =========         ========         ========         ========

                                                       AT AND FOR THE YEAR ENDED SEPTEMBER 30, 1998
                                             -----------------------------------------------------------------
                                                                                                   MAXIMUM
                                                MINIMUM          MIDPOINT         MAXIMUM          PLUS 15%
                                               7,539,500        8,870,000        10,200,500       11,730,575
                                             SHARES SOLD AT   SHARES SOLD AT   SHARES SOLD AT   SHARES SOLD AT
                                               $10.00 PER       $10.00 PER       $10.00 PER       $10.00 PER
                                                 SHARE            SHARE            SHARE            SHARE
                                             --------------   --------------   --------------   --------------
                                                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Stockholders' equity(9):
     Historical............................    $  71,029         $ 71,029         $ 71,029         $ 71,029
Pro forma adjustments:
       Estimated net conversion proceeds...       73,195           86,366           99,537          114,684
     Plus: Shares issued to Community
       Foundation..........................          732            1,792            2,860            4,084
     Less: Cost of contribution to
       Community Foundation, net of
       estimated tax
       benefit(10).........................         (476)          (1,165)          (1,859)          (2,655)
     Less common stock acquired by:
     ESOP(5)...............................       (6,090)          (7,239)          (8,389)          (9,711)
     MRP(6)................................       (3,045)          (3,620)          (4,195)          (4,856)
                                               ---------         --------         --------         --------
     Pro forma stockholders' equity(8).....    $ 135,345         $147,163         $158,983         $172,575
                                               =========         ========         ========         ========
Per share stockholders' equity(7)(9):
     Historical............................    $    9.33         $   7.85         $   6.77         $   5.85
     Pro forma adjustments:
     Estimated net conversion proceeds.....         9.61             9.54             9.49             9.45
     Plus: Shares issued to Community
       Foundation..........................         0.10             0.20             0.27             0.34
     Less: Cost of contribution to
       Community Foundation, net of
       estimated tax
       benefit(10).........................        (0.06)           (0.13)           (0.18)           (0.22)
     ESOP(5)...............................        (0.80)           (0.80)           (0.80)           (0.80)
     MRP(6)................................        (0.40)           (0.40)           (0.40)           (0.40)
                                               ---------         --------         --------         --------
  Pro forma stockholders' equity per
     share(6)(8)...........................    $   17.78         $  16.26         $  15.15         $  14.22
                                               =========         ========         ========         ========
Offering price to pro forma net income per
  share (historical base)..................     1,000.00x          333.33x          250.00x          200.00x
Offering price to pro forma net income per
  share, as adjusted.......................        25.78x           28.82x           31.52x           34.28x
Pro forma offering price per share to
  stockholders' equity per share(6)(8).....        56.24%           61.50%           66.01%           70.32%

---------------
 (1) Troy Financial intends to contribute an additional number of shares of common stock valued at $10 per share and equal to the difference between 8% of the gross proceeds from the common stock sold in the conversion and $5.3 million. See "The Conversion -- Establishment of the Community Foundation." The contributed shares will not add to gross proceeds because nominal consideration will be received by Troy Financial for those shares. However, since such shares are issued and outstanding, they are included in Troy Financial's market capitalization. The amount of the contribution will be recognized as an expense in the quarter in which the contribution is made to the Community Foundation, which is expected to be the second quarter of fiscal 1999. The pro forma net income data does not reflect such non-recurring expense.


 (2) Reflects a reduction to net proceeds for the cost of the ESOP and the MRP, assuming stockholder ratification of the MRP is received, which it is assumed will be funded from the net conversion proceeds.


 (3) Historical net income, as adjusted, historical net income per share, as adjusted, pro forma net income, as adjusted, and pro forma net income per share, as adjusted, eliminate the impact of Troy Savings' one-time recognition of the $2.7 million contribution expense, net of taxes, in fiscal 1998. See "Summary -- The Troy Savings Bank Community Foundation." After adjustment to eliminate this $2.7 million contribution expense, Troy Savings had adjusted historical net income of $1.8 million. The per share amounts vary according to the amount of common stock sold by Troy Financial in the conversion.

 (4) The pro forma after-tax yield on the net proceeds for Troy Financial and Troy Savings is assumed to be 2.789%, assuming a combined federal and state income tax rate of 35%.

 (5) It is assumed that:


     (a) 8% of the number of shares of common stock sold in conversion, including shares contributed to the Community Foundation, will be purchased by the ESOP;



     (b) the funds used to acquire such shares will be borrowed by the ESOP from the net conversion proceeds retained by Troy Financial;



     (c) Troy Savings intends to make contributions to the ESOP in amounts at least equal to the principal and interest requirement of the debt; and



     (d) payment of the ESOP debt is based upon equal installments of principal and interest over a 10 year period.


    Assuming Troy Financial makes the ESOP loan, however, interest income earned by Troy Financial on the ESOP debt will offset the interest expense for ESOP contributions paid by Troy Savings. Accordingly, the compensation expense to Troy Financial on a consolidated basis will be related to the allocations of earned ESOP shares which will be based on the number of shares committed to be released to participants for the year at the average market value of the shares during the year, net of the related tax effects. The amount of ESOP debt is reflected as a reduction of stockholders' equity. In the event that the ESOP were to receive a loan from an independent third party, both ESOP expense and earnings on the net conversion proceeds retained by Troy Financial would be expected to increase. The ESOP expense has been calculated assuming no appreciation in the fair market value of the stock.


 (6) Adjustments to both stockholders' equity and net income have been made to give effect to an open market purchase, based upon an assumed purchase price of $10.00 per share, following conversion by the trust under the MRP, assuming stockholders ratify the Equity Compensation Plan and the MRP is funded with cash to purchase shares of common stock, of an amount of shares equal to 4% of the number of shares of common stock sold in the conversion, including the shares contributed to the Community Foundation, for the benefit of certain directors, officers and employees. It is assumed that the sale of the shares to the trust under the MRP occurred at the beginning of the period. If funds are used by the trust under the MRP to purchase the shares, such funds will be contributed by Troy Financial if stockholders ratify the Equity Compensation Plan following the conversion. Therefore, this funding is assumed to reduce the proceeds available for reinvestment. For financial accounting purposes, the fair value of the MRP shares at the grant date will be recorded as a compensation expense over the period of the vesting. Grants of shares under the MRP are assumed to vest in equal annual installments over the five years following stockholder ratification. However, recipients who fail to maintain continuous service with Troy Financial or its subsidiaries will forfeit unvested shares. Alternatively, the MRP may issue authorized but unissued shares of common stock from Troy Financial. No determination has been made at this time concerning how Troy Financial will fund the MRP. Such funding may be from unauthorized, but unissued shares of common stock. In the event that MRP grants are made from authorized but unissued shares in an amount equal to 4% of the number of shares of common stock sold in the conversion, including the shares contributed to the Community Foundation, the interests of existing stockholders would be diluted by approximately 3.85%. In that case and assuming all MRP shares are outstanding, for the year ended September 30, 1998, pro forma net income per share would be $0.03, $0.04, $0.06 and $0.07 and pro forma stockholders' equity per share would be $17.10, $15.64, $14.58 and $13.67 in each case at the minimum, midpoint, maximum and maximum plus 15% of the estimated price range, respectively.

 (7) Per share amounts have been computed as if the shares of common stock indicated had been outstanding at the beginning of the period shown. All per share data also assumes that the shares of common stock contributed to the Community Foundation and the MRP shares are outstanding. Pursuant to SOP 93-6, only the ESOP shares committed to be released are considered outstanding for the purposes of the net income per share calculations. However, all ESOP shares have been considered outstanding for purposes of computing stockholders' equity per share.

 (8) No effect has been given to the shares to be reserved for issuance pursuant to options under the proposed Equity Compensation Plan which is expected to be adopted by Troy Financial following the conversion, subject to stockholder approval. In the event authorized but unissued shares in an amount equal to 10% of the number of shares of common stock sold in the conversion, including the shares contributed to the Community Foundation, are covered by options granted under the Equity Compensation Plan, at $10.00 per share, the interests of existing stockholders would be diluted as follows: pro forma net income per share for the year ended September 30, 1998, would be $0.01, $0.03, $0.04 and $0.05, and pro forma stockholders' equity per share would be $17.07, $15.69, $14.69 and $13.83 in each case at the minimum, midpoint, maximum and maximum plus 15% of the estimated price range, respectively. Troy Financial may purchase shares in the open market for the Equity Compensation Plan following stockholder approval of such plan. To the extent the entire 10% of the shares to be reserved for issuance under the Equity Compensation Plan are obtained through open market purchases at a price of $10.00 per share, proceeds available for reinvestment in the above calculations would be reduced by $7.6 million, $9.0 million, $10.5 million and $12.1 million at the minimum, midpoint, maximum and maximum plus 15% of the estimated price range, respectively. No determination has been made at this time concerning how Troy Financial will supply shares for issuance under the Equity Compensation Plan. See "Management of Troy Savings -- Benefit Plans."


 (9) Stockholders' equity represents the difference between the stated amounts of Troy Savings' assets, generally based on historical cost, and liabilities computed in accordance with generally accepted accounting principles. The amounts shown do not reflect the effect of the Liquidation Account which will be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in the conversion, or the federal income tax consequences of the recapture of Troy Savings' bad debt reserves for income tax purposes which would be required in the unlikely event of liquidation. See "The Conversion -- Liquidation Rights" and "Regulation and Supervision" and "Taxation." The amounts shown for stockholders' equity do not represent fair market values or amounts, if any, distributable to stockholders in the unlikely event of liquidation.


(10) Troy Financial will recognize as an expense the amount of its contribution of common stock to the Community Foundation in the fiscal quarter in which such contribution is made, which is expected to be the second quarter of fiscal 1999. To the extent that the value of such contribution exceeds 10% of Troy Financial's estimated taxable income in fiscal 1999 and during the five-year carry forward period, Troy Financial would not be entitled to recognize a tax benefit. The figures shown reflect the estimated tax benefit that is anticipated to be realized by Troy Financial because of such contribution, based upon anticipated future taxable income, and assuming a 35% tax rate and a $10.00 per share price.

               COMPARISON OF VALUATION AND PRO FORMA INFORMATION
           WITH AND WITHOUT CONTRIBUTION TO THE COMMUNITY FOUNDATION


     If Troy Financial does not contribute common stock to the Community Foundation, FinPro, Inc. has estimated that the amount of common stock offered for sale in the conversion would increase by 330,000 shares at the midpoint of the estimated price range. Under such circumstances, pro forma stockholders' equity of Troy Financial would be approximately $149.6 million, at the midpoint, which is approximately $2.5 million greater than what the pro forma stockholders' equity of Troy Financial would be if the contribution to the Community Foundation is made. In preparing this estimate, it has been assumed that the pro forma offering price to pro forma stockholders' equity ratio and pro forma offering price to pro forma net income per share ratio, as adjusted, would be approximately the same under both the current appraisal and the estimate of the value of Troy Financial without the contribution at the midpoint of the estimated price range. Further, assuming the midpoint of the estimated price range, pro forma stockholders' equity and pro forma net income per share, as adjusted, at and for the period ended September 30, 1998, would be $16.26 and $0.36, respectively, at the midpoint of the estimated price range, assuming no contribution to the Community Foundation, and $16.26 and $0.35, respectively, with the contribution to the Community Foundation. The pro forma offering price to pro forma stockholders' equity ratio and the pro forma offering price to pro forma net income per share ratio, as adjusted, at and for the period ended September 30, 1998 are 62% and 28x, respectively, at the midpoint of the estimated price range, assuming no contribution and are 62% and 29x, respectively, with the contribution. The adjusted figures eliminate the impact of Troy Savings' one-time recognition of the $2.7 million contribution expense, net of taxes, in fiscal 1998. The $1.0 million cash contribution and the present value of the $4.0 million in future cash commitments to the Troy Savings Bank Charitable Foundation were expensed in fiscal 1998. Accordingly, the after-tax impact was reflected in Troy Savings' September 30, 1998 equity. FinPro's valuations, both with and without the common stock contribution to the Community Foundation, are based on Troy Savings' equity of $71.0 million at September 30, 1998. No different treatment is accorded the contribution or commitments to the Troy Savings Bank Charitable Foundation under either valuation. There is no assurance that in the event the contribution to the Community Foundation is not made that the appraisal prepared at that time would conclude that the pro forma market value of Troy Financial would be the same as that estimated herein.

     For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios, at the minimum, midpoint, maximum and maximum plus 15% of the estimated price range, respectively, based on the assumptions set forth in "Pro Forma Data".

                                                       AT THE MINIMUM            AT THE MIDPOINT
                                                  ------------------------   ------------------------
                                                   WITH THE    WITHOUT THE    WITH THE    WITHOUT THE
                                                  COMMUNITY     COMMUNITY    COMMUNITY     COMMUNITY
                                                  FOUNDATION   FOUNDATION    FOUNDATION   FOUNDATION
                                                  (7,539,500   (7,820,000    (8,870,000   (9,200,000
                                                   SHARES)       SHARES)      SHARES)       SHARES)
                                                  ----------   -----------   ----------   -----------
                                                       (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
Estimated offering amount.......................  $  75,395     $ 78,200      $ 88,700     $ 92,000
Pro forma market capitalization.................     76,127       78,200        90,492       92,000
          Total assets..........................    780,965      783,236       792,783      795,240
          Total liabilities.....................    645,620      645,620       645,620      645,620
Pro forma stockholders' equity..................    135,345      137,616       147,163      149,620
Pro forma consolidated net income...............        117          166           287          359
Pro forma consolidated net income, as
  adjusted......................................      2,817        2,866         2,987        3,059
Pro forma stockholders' equity per share........      17.78        17.59         16.26        16.26
Pro forma consolidated net income per share.....       0.01         0.02          0.03         0.04
Pro forma consolidated net income per share,
  as adjusted...................................       0.39         0.39          0.35         0.36

                                                       AT THE MINIMUM            AT THE MIDPOINT
                                                  ------------------------   ------------------------
                                                   WITH THE    WITHOUT THE    WITH THE    WITHOUT THE
                                                  COMMUNITY     COMMUNITY    COMMUNITY     COMMUNITY
                                                  FOUNDATION   FOUNDATION    FOUNDATION   FOUNDATION
                                                  (7,539,500   (7,820,000    (8,870,000   (9,200,000
                                                   SHARES)       SHARES)      SHARES)       SHARES)
                                                  ----------   -----------   ----------   -----------
                                                       (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
Pro Forma Pricing Ratios:
     Offering price as a percent of pro forma
       stockholders' equity per share...........      56.24%       56.85%        61.50%       61.50%
     Offering price to pro forma net income per
       share....................................   1,000.00       500.00        333.33       250.00
     Offering price to pro forma net income per
       share, as adjusted.......................      25.78        25.32         28.82        27.91
     Pro forma market capitalization to
       assets...................................       9.75%        9.98%        11.41%       11.57%
Pro Forma Financial Ratios:
     Return on assets...........................       0.01%        0.02%         0.04%        0.05%
     Return on assets, as adjusted..............       0.36%        0.37%         0.38%        0.38%
     Return on stockholders' equity.............       0.09%        0.12%         0.20%        0.24%
     Return on stockholders' equity, as
       adjusted.................................       2.08%        2.08%         2.03%        2.04%
     Stockholders' equity to assets.............      17.33%       17.57%        18.56%       18.81%

                                                       AT THE MAXIMUM          AT THE MAXIMUM PLUS 15%
                                                  -------------------------   -------------------------
                                                   WITH THE     WITHOUT THE    WITH THE     WITHOUT THE
                                                   COMMUNITY     COMMUNITY     COMMUNITY     COMMUNITY
                                                  FOUNDATION    FOUNDATION    FOUNDATION    FOUNDATION
                                                  (10,200,500   (10,580,500   (11,730,575   (12,167,000
                                                    SHARES)       SHARES)       SHARES)       SHARES)
                                                  -----------   -----------   -----------   -----------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Estimated offering amount.......................   $102,005      $105,800      $117,306      $121,670
Pro forma market capitalization.................    104,865       105,800       121,390       121,670
          Total assets..........................    804,603       807,244       818,195       821,049
          Total liabilities.....................    645,620       645,620       645,620       645,620
Pro forma stockholders' equity..................    158,983       161,624       172,575       175,429
Pro forma consolidated net income...............        458           550           653           769
Pro forma consolidated net income, as
  adjusted......................................      3,158         3,250         3,353         3,469
Pro forma stockholders' equity per share........      15.15         15.27         14.22         14.42
Pro forma consolidated net income per share.....       0.04          0.05          0.05          0.06
Pro forma consolidated net income per share, as
  adjusted......................................       0.32          0.33          0.29          0.31
Pro Forma Pricing Ratios:
     Offering price as a percent of pro forma
       stockholders' equity per share...........      66.01%        65.49%        70.32%        69.35%
     Offering price to pro forma net income per
       share....................................     250.00        200.00        200.00        166.67
     Offering price to pro forma net income per
       share, as adjusted.......................      31.52x        30.21x        34.28x        32.55x
     Pro forma market capitalization to
       assets...................................      13.03%        13.11%        14.84%        14.82%
Pro Forma Financial Ratios:
     Return on assets...........................       0.06%         0.07%         0.08%         0.09%
     Return on assets, as adjusted..............       0.39%         0.40%         0.41%         0.42%
     Return on stockholders' equity.............       0.29%         0.34%         0.38%         0.44%
     Return on stockholders' equity, as
       adjusted.................................       1.99%         2.01%         1.94%         1.98%
     Stockholders' equity to assets.............      19.76%        20.02%        21.09%        21.37%

---------------

NM -- Not Meaningful

                     THE TROY SAVINGS BANK AND SUBSIDIARIES


                       CONSOLIDATED STATEMENTS OF INCOME



     The following Consolidated Statements of Income of Troy Savings for each of the years in the three-year period ended September 30, 1998 have been audited by KPMG LLP, independent public accountants, whose report thereon appears on page F-2 of this prospectus. These statements should be read in conjunction with the other financial statements and notes thereto beginning on page F-1 of this prospectus.


                                                               1998      1997      1996
                                                              -------   -------   -------
                                                                    (IN THOUSANDS)
Interest and dividend income:
     Interest and fees on loans.............................  $38,842   $39,050   $36,413
     Securities available for sale:
          Taxable...........................................    4,121     7,262     8,521
          Tax exempt........................................    2,214       119        --
                                                              -------   -------   -------
                                                                6,335     7,381     8,521
     Investment securities..................................      300       353       410
     Federal funds sold.....................................    2,553     1,503     1,518
                                                              -------   -------   -------
          Total interest and dividend income................   48,030    48,287    46,862
                                                              -------   -------   -------
Interest expense:
     Deposits and escrows...................................   23,339    22,812    22,557
     Short-term borrowings..................................       33       271       230
     Long-term debt.........................................      821       268       230
                                                              -------   -------   -------
          Total interest expense............................   24,193    23,351    23,017
                                                              -------   -------   -------
          Net interest income...............................   23,837    24,936    23,845
Provision for loan losses...................................    4,050     3,900       928
                                                              -------   -------   -------
          Net interest income after provision for loan
            losses..........................................   19,787    21,036    22,917
                                                              -------   -------   -------
Non-interest income:
     Service charges on deposits............................      858       822       802
     Loan servicing fees....................................      432       460       443
     Trust income...........................................      459       362       293
     Net gains from securities sales or calls...............        8         4         1
     Net gains (losses) from mortgage loan sales............       76        14       (14)
     Other income...........................................      719     1,075     1,340
                                                              -------   -------   -------
          Total non-interest income.........................    2,552     2,737     2,865
                                                              -------   -------   -------
Non-interest expense:
     Compensation and employee benefits.....................   10,218     9,573     9,009
     Occupancy..............................................    2,101     2,089     1,956
     Furniture, fixtures and equipment......................    1,080       901       961
     Computer charges.......................................    1,424     1,322     1,248
     Professional, legal and other fees.....................      924       726       658
     Printing, postage and telephone........................      614       559       543
     Other real estate owned................................    1,087       380       499
     Contribution expense...................................    4,759       102       479
     Other..................................................    2,884     2,887     2,845
                                                              -------   -------   -------
          Total non-interest expense........................   25,091    18,539    18,198
                                                              -------   -------   -------
Income (loss) before income tax expense (benefit)...........   (2,752)    5,234     7,584
Income tax expense (benefit)................................   (1,874)    1,576     2,506
                                                              -------   -------   -------
Net income (loss)...........................................  $  (878)  $ 3,658   $ 5,078
                                                              =======   =======   =======

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



     This prospectus contains forward-looking statements and information relating to Troy Financial and Troy Savings. The words "believes," "expects," "may," "will," "should," "projected," "contemplates," "anticipates" or similar terminology are intended to identify forward-looking statements. These statements are based on the beliefs of management as well as assumptions made using information currently available to management. Because these statements reflect the current views of management concerning future events, these statements involve risks, uncertainties and assumptions. Therefore, actual future results may differ significantly from the results discussed in the forward-looking statements. Some of the factors that may cause a different
outcome are discussed in the Risk Factors section beginning on page   .


GENERAL

     Troy Financial Corporation has not engaged in any significant business to date. Troy Financial was established in December 1998 as a Delaware corporation to be the bank holding company for The Troy Savings Bank upon the conversion. In the future, Troy Financial's primary business will be the business of Troy Savings. The following discussion focuses on the factors affecting the consolidated financial condition of Troy Savings as of September 30, 1998 and 1997 and the results of operations for each of the years in the three year period ended September 30, 1998. Net interest income and net interest margin are presented on a fully taxable equivalent basis. The consolidated financial statements and related notes should be read in conjunction with this discussion.

MANAGEMENT STRATEGY

     Troy Savings' business strategy is to serve as a community based, full service financial services firm by offering a wide variety of business and retail banking products, and trust, insurance and investment services to its potential and existing customers throughout its six county market area. In the future, Troy Financial intends to establish or acquire a commercial bank and trust company that can accept municipal deposits to complement Troy Savings' municipal investment activities. In addition, Troy Savings may also open new branches to better serve its existing customers and to increase its market share, especially in those areas in which Troy Savings originates residential mortgage loans. Troy Savings believes that its relationships to its communities and its operation as a full service community bank distinguish it from its competitors and provide it with a competitive advantage.

     Historically, Troy Savings has operated as a traditional thrift by making residential mortgage loans and taking customers' deposits. In recent years, Troy Savings has emphasized more commercial banking strategies including the origination of commercial real estate loans and, to a lesser but increasing extent, commercial business and consumer loans in its market area. In addition to its lending program, Troy Savings also purchases securities, including U.S. government securities and agency obligations. Troy Savings' primary sources of funds are deposits and borrowings. Troy Savings seeks to continue to manage its growth strategy, emphasizing asset quality and maintenance of favorable interest rate margins. See "Business of The Troy Savings Bank."

MANAGEMENT OF INTEREST RATE RISK

     Interest rate risk is the most significant market risk affecting Troy Savings. Other types of market risk, such as movements in foreign currency exchange rates and commodity prices, do not arise in the normal course of Troy Savings' business operations. Interest rate risk can be defined as an exposure to a movement in interest rates that could have an adverse effect on Troy Savings' net interest income. Interest rate risk arises naturally from the imbalance in the repricing, maturity and/or cash flow characteristics of assets and liabilities.

     A significant portion of Troy Savings' loans are adjustable or variable rate which could result in reduced levels of interest income during periods of falling rates. For example, in periods of falling interest rates, prepayments of loans typically increase, which would lead to reduced net interest income if such proceeds could not be reinvested at a comparable spread. Also in a falling rate environment, certain categories of deposits may reach a point where market forces prevent further reduction in the interest rate paid on those instruments. Generally, during extended periods when short term and long term interest rates are relatively close, a flat yield curve, net interest margins could become smaller, thereby reducing net interest income. The net effect of these circumstances is reduced interest income, offset only by a nominal decrease in interest expense, thereby narrowing the net interest margin.


     The principal objectives of Troy Savings' interest rate risk management program are to


     (a) measure, monitor, evaluate and develop strategies in response to the interest rate risk profile inherent in Troy Savings' consolidated balance sheet accounts,



     (b) determine the appropriate level of risk given Troy Savings' business strategy, operating environment, capital and liquidity requirements, and performance objectives and



     (c) manage the risk consistent with Troy Savings' guidelines.


Through such management, Troy Savings seeks to reduce the vulnerability of its operations to changes in interest rates by matching the maturities of Troy Savings' assets with those of Troy Savings' liabilities and off-balance sheet financial instruments.

     The responsibility for balance sheet risk management oversight is the function of Troy Savings' Asset/ Liability Management Committee ("ALCO"). Troy Savings' ALCO reviews Troy Savings' asset/liability policies and interest rate risk position. Troy Savings' ALCO is chaired by Troy Savings' chief financial officer, and includes Troy Savings' President, Trust and Investment Officer and other members of Troy Savings' senior management team. The ALCO meets at least monthly to review consolidated balance sheet structure, formulate strategy in light of expected economic conditions and review performance against guidelines established to control exposure to the various types of inherent risk, and reports Troy Savings' interest rate risk position to Troy Savings' Board of Directors on a quarterly basis. Troy Savings' ALCO considers variability of net interest income under various rate scenarios. The ALCO also evaluates the overall risk profile and determines actions to maintain and achieve a posture consistent with policy guidelines. Troy Savings, of course, cannot predict the future movement of interest rates, and such movement could have an adverse impact on Troy Savings' consolidated financial condition and results of operations.

     In recent years, Troy Savings has primarily utilized the following strategies to manage interest rate risk:


     (a) emphasizing the origination of adjustable rate residential mortgage loans, and to a lesser extent commercial real estate, commercial business and consumer loans;



     (b) selling substantially all of its fixed rate residential mortgage loans in the secondary market;



     (c) utilizing FHLB advances to better structure the maturities of its interest rate sensitive liabilities; and



     (d) investing in short-term securities which generally bear lower yields, compared to longer-term investments, but which better position Troy Savings for increases in interest rates.


In addition, although Troy Savings has generally sold all of its 15- and 30-year conforming fixed rate mortgage loans into the secondary mortgage market, beginning in late fiscal 1998, Troy Savings determined to hold in its loan portfolio substantially all of its 15-year fixed rate mortgage loans.

     In order to reduce the interest rate risk associated with the portfolio of conventional mortgage loans held for sale, as well as outstanding loan commitments and uncommitted loan applications with rate lock agreements which are intended to be held for sale, Troy Savings enters into agreements to sell loans in the secondary market to unrelated investors on a loan-by-loan basis, and may also enter into option agreements. At September 30, 1998, Troy Savings had mandatory commitments and cancelable options to sell fixed rate mortgage loans at set prices amounting to approximately $25.0 million.

     Gap Analysis. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are interest rate sensitive and by monitoring an institution's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest earning assets maturing or repricing within a specific time period and the amount of interest bearing liabilities maturing or repricing within that same time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. Accordingly, during a period of rising interest rates, a negative gap would tend to affect net interest income adversely. Conversely, during a period of falling interest rates, a negative gap position would tend to result in an increase in net interest income.

     The following table ("Gap table") sets forth the amounts of interest earning assets and interest bearing liabilities, which are outstanding as of September 30, 1998, and which are anticipated by Troy Savings, based on certain assumptions, to reprice or mature in each of the future time periods shown. Except as stated below, the amount of assets and liabilities shown which reprice or mature during a particular period were determined based on the earlier of term to repricing or the term to repayment of the asset or liability. The Gap table is intended to provide an approximation of the projected repricing of assets and liabilities at September 30, 1998 on the basis of contractual maturities, anticipated prepayments of loans and scheduled rate adjustments within a three-month period and subsequent selected time intervals.

     The loan amounts in the Gap table reflect principal balances expected to be reinvested and/or repriced as a result of contractual amortization and anticipated early payoffs of adjustable rate loans and fixed rate loans, and as a result of contractual rate adjustments on adjustable rate loans. For residential mortgage loans, projected prepayment rates were assumed to range from 6% to 15% annually. NOW and Super NOW accounts are assumed to decay 60% in the three months or less category and 40% in the more than one year to three years category. Money market accounts are all included in the three months or less category. Savings accounts are assumed to decay at 6.25%, 6.25%, 12.5%, 50% and 25% for the periods of three months or less, three months to six months, six to twelve months, one to three years, and three to five years, respectively. Prepayment and deposit decay rates can have a significant impact on Troy Savings' estimated gap.

     The fair value of loans is calculated based on discounted cash flows for performing loans and either recent external appraisals or discounted cash flows for nonperforming loans. The fair value of debt and equity securities, including mortgage-backed securities, is based on quoted market prices. If quoted market prices are not available, the fair value is determined by reference to quoted market prices for securities with similar characteristics. The fair value of deposits with no stated maturity is regarded to be the amount payable on demand at September 30, 1998. The fair value of time deposits is based on the discounted value of contractual cash flows. the fair value of FHLB advances is based upon the discounted value of contractual cash flows using the rates currently offered for similar long-term debt issues. While management believes such assumptions to be reasonable, there can be no assurance that assumed prepayment rates and decay rates will approximate actual future loan repayment and deposit withdrawal activity. See "Business of The Troy Savings
Bank -- Lending Activities," "Business of The Troy Savings Bank -- Securities" and "Business of The Troy Savings Bank -- Sources of Funds."

                                                                           AT SEPTEMBER 30, 1998
                                            -----------------------------------------------------------------------------------
                                                                    MORE                  MORE                 MORE
                                                                 THAN THREE             THAN SIX             THAN ONE
                                             THREE                 MONTHS                MONTHS                YEAR
                                             MONTHS    AVERAGE     TO SIX     AVERAGE    TO ONE    AVERAGE   TO THREE   AVERAGE
                                            OR LESS     RATE       MONTHS      RATE       YEAR      RATE      YEARS      RATE
                                            --------   -------   ----------   -------   --------   -------   --------   -------
                                                                          (DOLLARS IN THOUSANDS)
Interest earning assets:
  Real estate loans:
    Residential mortgage..................  $ 23,372    7.90      $ 15,999     8.04     $ 35,151    8.10     $ 16,778    7.72
    Commercial mortgage...................    16,545    8.43        14,932     8.28       11,862    7.92       33,572    8.90
    Construction..........................    10,052    8.35            --                    --                   --
        Total real estate loans...........    49,969    8.17        30,931     8.16       47,013    8.05       50,350    8.51
    Commercial business...................    22,348    8.34         1,618     7.84        2,917    7.70       13,134    7.84
    Home equity lines of credit...........     8,575    8.25            --                    --                   --
    Other consumer loans..................     2,686    9.75         2,546     8.25        5,685    8.25       14,203    8.35
                                            --------    ----      --------     ----     --------    ----     --------    ----
        Total loans.......................    83,578    8.27        36,095     8.15       55,615    8.06       77,687    8.37
    Loans held for sale...................    11,096    7.27            --                    --                   --
    Federal funds sold....................     5,585    5.47            --                    --                   --
    Debt and equity securities (at
      amortized cost).....................    60,574    5.46        78,190     5.06       18,825    5.75       22,032    6.26
    Mortgage-backed securities............       153    7.65           153     7.65          306    7.65        1,183    7.65
                                            --------    ----      --------     ----     --------    ----     --------    ----
        Total interest earning assets.....  $160,986              $113,438              $ 74,746             $100,902
                                            ========              ========              ========             ========
Interest bearing Liabilities:
  Deposits:
    NOW and Super NOW accounts............    45,717    2.20            --                    --               30,478    2.20
    Money market accounts.................    15,708    3.09            --                    --                   --
    Savings accounts......................    12,407    3.30        12,407     3.30       24,814    3.30       99,255    3.30
    Time deposit accounts.................    56,241    5.63        71,777     5.30       66,737    5.40       55,527    5.72
  Escrow accounts.........................     1,900    2.11            --                    --                   --
  FHLB advances...........................       108    5.89           110     5.89          225    5.89        3,497    5.89
  Securities sold under agreements to
    repurchase............................     2,524    3.21            --                    --                   --
                                            --------    ----      --------     ----     --------    ----     --------    ----
        Total interest bearing
          liabilities.....................  $134,605              $ 84,294              $ 91,776             $188,757
                                            ========              ========              ========             ========
Interest rate sensitivity gap.............  $ 26,381              $ 29,144              $(17,030)            $(87,855)
                                            ========              ========              ========             ========
Cumulative interest rate sensitivity
  gap.....................................  $ 26,381              $ 55,525              $ 38,495             $(49,360)
                                            ========              ========              ========             ========
Cumulative interest rate sensitivity gap
  as a percentage of total assets.........      3.68%                 7.75%                 5.37%               (6.89)%
Cumulative interest rate sensitivity gap
  as a percentage of total interest
  earning assets..........................      3.86%                 8.13%                 5.63%               (7.23)%
Cumulative interest earning assets as a
  percentage of cumulative interest
  bearing liabilities.....................    119.60%               125.37%               112.39%               90.12%

                                                                           AT SEPTEMBER 30, 1998
                                            ------------------------------------------------------------------------------------
                                               MORE                  MORE
                                            THAN THREE             THAN FIVE
                                              YEARS                  YEARS                MORE
                                             TO FIVE     AVERAGE     TO 10     AVERAGE   THAN 10   AVERAGE                FAIR
                                              YEARS       RATE       YEARS      RATE      YEARS     RATE      TOTAL      VALUE
                                            ----------   -------   ---------   -------   -------   -------   --------   --------
                                                                           (DOLLARS IN THOUSANDS)
Interest earning assets:
  Real estate loans:
    Residential mortgage..................   $ 15,111     7.59      $24,902     7.69     $71,198    6.65     $202,511   $203,571
    Commercial mortgage...................     41,608     8.41       39,618     8.17       8,049    7.99      166,186    169,325
    Construction..........................         --                    --                   --               10,052     10,052
        Total real estate loans...........     56,719     8.19       64,520     7.98      79,247    6.79      378,749    382,948
    Commercial business...................      5,139     8.00           --                   --               45,156     45,228
    Home equity lines of credit...........         --                    --                   --                8,575      8,575
    Other consumer loans..................      8,325     8.43           --                   --               33,445     33,306
                                             --------     ----      -------     ----     -------    ----     --------   --------
        Total loans.......................     70,183     8.21       64,520     7.98      79,247    6.79      465,925    470,057
    Loans held for sale...................         --                    --                   --               11,096     11,096
    Federal funds sold....................         --                    --                   --                5,585      5,585
    Debt and equity securities (at
      amortized cost).....................     12,939     6.22          318     6.45       2,087    6.92      194,965    195,538
    Mortgage-backed securities............        840     7.65        1,561     7.87       1,400    7.25        5,596      5,841
                                             --------     ----      -------     ----     -------    ----     --------   --------
        Total interest earning assets.....   $ 83,962               $66,399              $82,734             $683,167   $688,117
                                             ========               =======              =======             ========   ========
Interest bearing Liabilities:
  Deposits:
    NOW and Super NOW accounts............         --                    --                   --               76,195     76,195
    Money market accounts.................         --                    --                   --               15,708     15,708
    Savings accounts......................     49,626     3.30           --                   --              198,509    198,509
    Time deposit accounts.................      3,637     5.70        2,755     5.60          --              256,674    258,254
  Escrow accounts.........................         --                    --                   --                1,900      1,900
  FHLB advances...........................     10,000     6.03       31,000     5.74          --               44,940     44,940
  Securities sold under agreements to
    repurchase............................         --                    --                   --                2,524      2,524
                                             --------     ----      -------     ----     -------    ----     --------   --------
        Total interest bearing
          liabilities.....................   $ 63,263               $33,755              $    --             $596,450   $598,030
                                             ========               =======              =======             ========   ========
Interest rate sensitivity gap.............   $ 20,699               $32,644              $82,734             $ 86,717
                                             ========               =======              =======             ========
Cumulative interest rate sensitivity
  gap.....................................   $(28,661)              $ 3,983              $86,717             $ 86,717
                                             ========               =======              =======             ========
Cumulative interest rate sensitivity gap
  as a percentage of total assets.........      (4.00)%                0.56%               12.10%               12.10%
Cumulative interest rate sensitivity gap
  as a percentage of total interest
  earning assets..........................      (4.20)%                0.58%               12.69%               12.69%
Cumulative interest earning assets as a
  percentage of cumulative interest
  bearing liabilities.....................      94.91%               100.67%              114.54%              114.54%

     Certain shortcomings are inherent in the method of analysis presented in the Gap table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types of assets may lag behind changes in market rates. Additionally, certain assets such as adjustable rate loans, have features which restrict changes in interest rates both on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, prepayment and early withdrawal levels may deviate significantly from those assumed in calculating the table. Finally, the ability of many borrowers to make scheduled payments on their adjustable rate loans may decrease in the event of an interest rate increase.

COMPARISON OF FINANCIAL CONDITION AT SEPTEMBER 30, 1998 AND SEPTEMBER 30, 1997

     Total assets at September 30, 1998 were $716.6 million, up $54.2 million, or 8.2%, from $662.4 million at September 30, 1997. This increase was primarily in the securities available for sale portfolio which increased by $80.2 million, or 68.2%, from $117.6 million at September 30, 1997 to $197.8 million at September 30, 1998. This increase was partially offset by a $10.8 million reduction in loans receivable, net. The growth in securities available for sale was primarily funded by a $40.6 million increase in borrowings, and proceeds from the redemption and maturity of federal funds sold and other short-term securities.

     Troy Savings' cash and cash equivalents, which consists of federal funds sold and cash and due from banks, decreased $24.6 million from $42.5 million at September 30, 1997 to $17.9 million at September 30, 1998. This decrease was due to Troy Savings' investment of these funds into higher yielding securities available for sale.


     Troy Savings' $10.8 million decrease in loans receivable, net, was primarily due to a 5.6%, or $12.1 million, decrease in residential real estate loans and a 10.0%, or $18.4 million, decrease in commercial real estate loans. The reduction in Troy Savings' residential real estate portfolio was primarily caused by a change in market demand for Troy Savings' mortgage loan products. In recent years until fiscal 1998, Troy Savings' mortgage customers generally sought adjustable rate loans because such loans tended to offer lower interest rates relative to fixed rate loans. Troy Savings generally retains adjustable rate mortgage loans in its portfolio. In fiscal 1998, however, as long-term interest rates declined to levels approaching short-term rates, Troy Savings' mortgage customers generally sought fixed rate loans. Because it had been Troy Savings' policy generally to sell all of its 15- and 30-year conforming fixed rate mortgage loans in the secondary market, Troy Savings' residential loan portfolio decreased during fiscal 1998. Troy Savings' origination of commercial real estate loans remained relatively stable in fiscal 1998 as compared to fiscal 1997. Troy Savings originated $27.4 million of common real estate loans in fiscal 1998, compared to $30.6 million in fiscal 1997, and the decline in the portfolio can be attributed primarily to the payoff of five loans, totaling $17.4 million. In contrast to the decline in real estate loans, from fiscal year end 1997 to fiscal year end 1998, Troy Savings' commercial business loan portfolio increased 50.7%, or $15.2 million, and Troy Savings' consumer loan portfolio increased 38.1%, or $11.6 million. The increase in commercial business loans, which generally are secured by non-real estate business assets, was a result of Troy Savings' effort to increase the origination of such loans as part of Troy Savings' emphasis on commercial banking activities, and because such loans generally have higher interest rates than Troy Savings' other loan products. The increase in consumer loans was primarily the result of a direct marketing loan campaign initiated during the latter half of fiscal 1998, as well as an increased demand for consumer loans due to aggressive marketing by Troy Savings and an overall decrease in the interest rates for such loans resulting from a general decline in market interest rates. In the future, Troy Savings expects to continue emphasizing the origination of commercial real estate loans, commercial business loans and consumer loans, although there can be no assurance that Troy Savings will succeed in increasing the level of such loan originations.


     The allowance for loan losses is established through a provision for loan losses charged to earnings based on Troy Savings' evaluation of risks inherent in its entire loan portfolio. Such evaluation, which includes a review of all loans for which full collectibility may not be reasonably assured, considers the market value of the underlying collateral, growth and composition of the loan portfolio, delinquency trends, adverse situations that may affect borrowers' abilities to repay, prevailing economic conditions and trends and other factors that warrant recognition in providing for an adequate allowance for loan losses. See "Business of The Troy Savings Bank -- Lending
Activities -- Allowance for Loan Losses."

     While Troy Savings believes it uses the best information available to determine the allowance for loan losses, unforeseen economic and market conditions could result in adjustments to the allowance for loan losses, and net earnings could be significantly affected, if circumstances differ substantially from the assumptions used in making the final determination. Management believes its allowance for loan losses is adequate at September 30, 1998, however, future adjustments could be necessary and Troy Savings' results of operations could be adversely affected if circumstances differ substantially from the assumptions used in the determination of the allowance for loan losses. The allowance for loan losses increased from $6.4 million at September 30, 1997 to $8.3 million at September 30, 1998. This increase is the result of a $4.1 million provision for loan losses in fiscal 1998, offset by $2.2 million in net charge-offs for the same period. At September 30, 1998 the allowance for loan losses equaled 70.9% of total non-performing loans, down slightly from 73.8% at September 30, 1997. The balance of the allowance is maintained at a level which is, in management's judgment, representative of the amount of risk inherent in Troy Savings' loan portfolio. See "Business of The Troy Savings Bank -- Lending
Activity -- Allowance for Loan Losses."

     Troy Savings' securities available for sale portfolio increased from $117.6 million at September 30, 1997 to $197.8 million at September 30, 1998. This increase was primarily attributable to a $59.6 million increase in U.S. government securities and agency obligations and a $30.8 million increase in obligations of state and political subdivisions. Troy Savings used its FHLB borrowings to fund approximately half of the increase in its securities available for sale portfolio in order to leverage itself and take advantage of higher yielding securities, while maintaining liquidity as part of its asset/liability management program.

     Troy Savings' total liabilities increased 9.3% from $590.9 million at September 30, 1997 to $645.6 million at September 30, 1998. Most of this increase was attributable to a $40.6 million increase in FHLB borrowings. Deposits remained relatively stable at $578.2 million at September 30, 1998, compared to $572.4 million at September 30, 1997. During fiscal 1998, Troy Savings entered into a binding, irrevocable commitment to make a total of $4.0 million in scheduled payments to the Charitable Foundation. The scheduled payments will occur in each of fiscal years 1999, 2000 and 2001. The present value of the $4.0 million commitment results in a $3.5 million contribution payable liability. In addition, Troy Savings' securities sold under agreement to repurchase increased by $2.2 million, and Troy Savings' other liabilities and accrued expenses increased by $1.6 million during fiscal 1998, primarily due to increases in accruals for post-retirement benefits, trade accounts payable, deferred compensation and mortgage servicing related liabilities.

ANALYSIS OF NET INTEREST INCOME

     Troy Savings' earnings are dependent largely on its net interest income, which is the difference between the amount that Troy Savings receives from its interest earning assets and the amount that Troy Savings pays out on its interest bearing liabilities.

     Average Balance Sheet. The following table sets forth certain information relating to Troy Savings' interest earning assets and interest bearing liabilities for the periods indicated. The yields and rates were derived by dividing tax effected interest income or interest expense by the average balance of assets or liabilities, respectively, for the periods shown. A federal incremental tax rate of 34% and a New York State incremental tax rate of 9.0% were used to calculate tax exempt income on a tax equivalent basis. Average balances were computed based on average monthly balances. Management believes that the use of average monthly balances instead of daily balances does not have a material effect on the information presented. The yields on loans include deferred fees and discounts which are considered yield adjustments. Non-accruing loans have been included in loan balances.

                                                                FOR THE YEAR ENDED SEPTEMBER 30,
                                  ---------------------------------------------------------------------------------------------
                                              1998                            1997                            1996
                                  -----------------------------   -----------------------------   -----------------------------
                                                        AVERAGE                         AVERAGE                         AVERAGE
                                  AVERAGE               YIELD/    AVERAGE               YIELD/    AVERAGE               YIELD/
                                  BALANCE    INTEREST    RATE     BALANCE    INTEREST    RATE     BALANCE    INTEREST    RATE
                                  --------   --------   -------   --------   --------   -------   --------   --------   -------
                                                                     (DOLLARS IN THOUSANDS)
INTEREST EARNING ASSETS:
  Real estate loans:
    Residential mortgage........  $208,520   $16,240      7.79%   $210,501   $ 16,389     7.79%   $199,367   $15,455      7.75%
    Commercial mortgage.........   177,144    15,480      8.74     189,953     16,695     8.79     180,202    15,938      8.84
    Construction................    14,823       898      6.06      16,869      1,172     6.95      12,234     1,047      8.56
                                  --------   -------              --------   --------             --------   -------
        Total real estate
          loans.................   400,487    32,618      8.14     417,323     34,256     8.21     391,803    32,440      8.28
    Commercial business.........    37,234     3,211      8.62      25,964      2,287     8.81      21,242     1,932      9.10
    Consumer loans:
      Home equity lines of
        credit..................     9,160       792      8.65       9,572        824     8.61       9,014       798      8.85
      Other consumer............    20,525     1,694      8.25      18,920      1,484     7.84      10,510       983      9.35
                                  --------   -------              --------   --------             --------   -------
        Total consumer loans....    29,685     2,486      8.37      28,492      2,308     8.10      19,524     1,781      9.12
                                  --------   -------              --------   --------             --------   -------
        Total loans.............   467,406    38,315      8.20     471,779     38,851     8.23     432,569    36,153      8.36
  Loans held for sale...........     6,829       527      7.72       2,743        199     7.25       3,509       260      7.41
  Securities held to maturity...     3,753       300      7.99       4,266        353     8.27       4,988       410      8.22
  Securities available for sale
    (amortized cost)
      Taxable...................    69,171     4,121      5.96     121,483      7,262     5.98     142,758     8,521      5.97
      Tax-exempt................    55,996     3,286      5.87       3,195        184     5.76          --        --        --
                                  --------   -------    ------    --------   --------   ------    --------   -------    ------
        Total securities
          available for sale
          (amortized cost)......   125,167     7,407      5.92     124,678      7,446     5.97     142,758     8,521      5.97
  Federal funds sold and other
    short-term investments......    45,631     2,553      5.59      27,560      1,503     5.45      27,984     1,518      5.42
                                  --------   -------              --------   --------             --------   -------
        Total interest earning
          assets................   648,786    49,102      7.57     631,026     48,352     7.66     611,808    46,862      7.66
                                  --------   -------              --------   --------             --------   -------
INTEREST BEARING LIABILITIES:
  Deposits:
    NOW and Super NOW accounts..  $ 77,010   $ 1,696      2.20%   $ 71,581   $  1,590     2.22%   $ 69,908   $ 1,547      2.21%
    Money market accounts.......    13,995       431      3.08      14,168        433     3.06      12,600       379      3.01
    Savings accounts............   195,177     6,451      3.31     201,612      6,647     3.30     206,719     6,798      3.29
    Time deposit accounts.......   264,538    14,701      5.56     261,032     14,087     5.40     251,005    13,758      5.48
  Escrow accounts...............     3,704        60      1.62       3,941         55     1.40       3,602        75      2.08
                                  --------   -------              --------   --------             --------   -------
        Total interest bearing
          deposits..............   554,424    23,339      4.21     552,334     22,812     4.13     543,834    22,557      4.15
                                  --------   -------              --------   --------             --------   -------
  Borrowings:
    Securities sold under
      agreement to repurchase...     1,222        33      2.70         704         29     4.12         386        13      3.37
    Short-term borrowings.......        --        --        --       4,403        242     5.50       4,220       217      5.14
    Long-term debt..............    13,681       821      6.00       4,540        268     5.90       3,711       230      6.20
                                  --------   -------              --------   --------             --------   -------
        Total borrowings........    14,903       854      5.73       9,647        539     5.59       8,317       460      5.53
                                  --------   -------              --------   --------             --------   -------
        Total interest bearing
          liabilities...........   569,327    24,193      4.25     561,981     23,351     4.16     552,151    23,017      4.17
                                  --------   -------              --------   --------             --------   -------
Net interest spread.............                          3.32%                           3.50%                           3.49%
Net interest income/net interest
  margin........................              24,909      3.84%                25,001     3.96%               23,845      3.90%
Ratio of interest earning assets
  to interest bearing
  liabilities...................                        113.96%                         112.29%                         110.80%
Tax equivalent adjustment.......               1,072                               65                             --
                                             -------                         --------                        -------
Net interest income as per
  consolidated financial
  statements....................             $23,837                         $ 24,936                        $23,845
                                             =======                         ========                        =======

     Rate/Volume Analysis. The following table presents the extent to which changes in interest rates and changes in the volume of interest earning assets and interest bearing liabilities have affected Troy Savings' interest income and interest expense during the periods indicated. Information is provided in each category with respect to:


     (1) changes attributable to changes in volume (changes in volume multiplied by prior year rate);



     (2) changes attributable to changes in rate (changes in rate multiplied by prior volume); and



     (3) changes in rate/volume (change in rate times the change in volume).


The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate. Interest yields on loans include deferred fees and discounts, and all yields are tax effected.

                                                              YEAR ENDED SEPTEMBER 30, 1998       YEAR ENDED SEPTEMBER 30, 1997
                                                                       COMPARED TO                         COMPARED TO
                                                              YEAR ENDED SEPTEMBER 30, 1997       YEAR ENDED SEPTEMBER 30, 1996
                                                             --------------------------------    --------------------------------
                                                             INCREASE (DECREASE)                 INCREASE (DECREASE)
                                                                    DUE TO                              DUE TO
                                                             --------------------                --------------------
                                                              VOLUME       RATE        NET        VOLUME       RATE        NET
                                                             ---------    -------    --------    ---------    -------    --------
                                                                                        (IN THOUSANDS)
Interest earning assets:
  Loans:
    Residential mortgage...................................   $  (149)     $  --     $  (149)     $   854      $  80     $   934
    Commercial mortgage....................................    (1,120)       (95)     (1,215)         847        (90)        757
    Construction...........................................      (142)      (132)       (274)         247       (122)        125
                                                              -------      -----     -------      -------      -----     -------
        Total real estate loans............................    (1,411)      (227)     (1,638)       1,948       (132)      1,816
    Commercial business....................................       973        (49)        924          417        (62)        355
    Consumer loans:
      Home equity lines of credit..........................       (36)         4         (32)          47        (21)         26
      Other consumer.......................................       132         78         210          660       (159)        501
                                                              -------      -----     -------      -------      -----     -------
        Total consumer loans...............................        96         82         178          707       (180)        527
                                                              -------      -----     -------      -------      -----     -------
        Total loans........................................      (342)      (194)       (536)       3,072       (374)      2,698
  Loans held for sale......................................       315         13         328          (55)        (6)        (61)
  Securities held to maturity..............................       (41)       (12)        (53)         (59)         2         (57)
  Securities available for sale (amortized cost)
    Taxable................................................    (3,117)       (24)     (3,141)      (1,273)        14      (1,259)
    Tax exempt.............................................     3,098          4       3,102           92         92         184
                                                              -------      -----     -------      -------      -----     -------
        Total securities available for sale (amortized
          cost)............................................        19        (20)        (39)      (1,181)       106      (1,075)
  Federal funds sold and other short-term investments......     1,011         39       1,050          (23)         8         (15)
                                                              -------      -----     -------      -------      -----     -------
        Interest earning assets............................       924       (174)        750        1,754       (264)      1,490
Interest bearing liabilities:
  Deposits:
    NOW and Super NOW accounts.............................       120        (14)        106           36          7          43
    Money market accounts..................................        (5)         3          (2)          48          6          54
    Savings accounts.......................................      (216)        20        (196)        (172)        21        (151)
    Time deposit accounts..................................       189        425         614          511       (182)        329
  Escrow accounts..........................................        (2)         7           5            7        (27)        (20)
                                                              -------      -----     -------      -------      -----     -------
        Total interest bearing deposits....................        86        441         527          430       (175)        255
  Borrowings:
    Securities sold under agreement to repurchase..........         7         (3)          4           13          3          16
    Short-term borrowings..................................      (121)      (121)       (242)           9         16          25
    Long-term debt.........................................       548          5         553           49        (11)         38
                                                              -------      -----     -------      -------      -----     -------
        Total borrowings...................................       434       (119)        315           71          8          79
                                                              -------      -----     -------      -------      -----     -------
        Total interest bearing liabilities.................       520        322         842          501       (167)        334
                                                              -------      -----     -------      -------      -----     -------
    Net Interest Income....................................   $   404      $(496)    $   (92)     $ 1,253      $ (97)    $ 1,156
                                                              =======      =====     =======      =======      =====     =======

COMPARISON OF RESULTS OF OPERATIONS FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND SEPTEMBER 30, 1997

     General. Troy Savings had a net loss of $878,000 for the year ended September 30, 1998, compared to net income of $3.7 million for the year ended September 30, 1997. The 1998 net loss was primarily the result of a $4.8 million contribution expense, $4.5 million of which was related to Troy Savings' cash contribution and commitment to the Charitable Foundation. Also contributing to the loss were increases in Troy Savings' other real estate owned expense and compensation and employee benefits expense of $707,000 and $645,000, respectively, for the year ended September 30, 1998. These increased expenses were partially offset by a $3.5 million decrease in income tax expense in fiscal 1998 as compared to fiscal 1997 primarily associated with the tax benefit recorded in connection with Troy Savings' contribution and binding, irrevocable commitment to the Charitable Foundation and otherwise reduced income before taxes.

     Net Interest Income. Troy Savings' tax equivalent net interest income for the year ended September 30, 1998 was $24.9 million, down $92,000, compared to the year ended September 30, 1997. This decrease was primarily the result of a nine basis point decrease in yield on average interest earning assets and a nine basis point increase in the rate paid on average interest bearing liabilities. A $17.8 million increase in average interest earning assets, which exceeded the $7.3 million increase in average interest bearing liabilities by $10.5 million, partially offset the impact of the decline in yields on Troy Savings' interest earning assets. Troy Savings' net interest margin for the year ended September 30, 1998 was 3.84%, down 12 basis points from 3.96% for the year ended September 30, 1997. The yield on average interest earning assets decreased from 7.66% to 7.57%, while the rate paid on average interest bearing liabilities increased from 4.16% to 4.25%. The components which contributed to the changes in net interest income and net interest margin are described below and are set forth in the tabular presentation under the above heading "Rate/Volume Analysis."

     Interest Income. Troy Savings' interest income for the year ended September 30, 1998 was $49.1 million, up from $48.4 million for the year ended September 30, 1997. Interest on loans decreased $536,000 from $38.9 million for the year ended September 30, 1997 to $38.3 million for the year ended September 30, 1998. The average balance of loans decreased $4.4 million to $467.4 million, and the average yield on loans also decreased three basis points from 8.23% to 8.20% for the year ended September 30, 1998. Tax equivalent interest income on securities available for sale decreased by $39,000 and interest income on investment securities held to maturity declined by $53,000 for the year ended September 30, 1998. The average balance of securities available for sale increased only slightly from $124.7 million for the year ended September 30, 1997 to $125.2 million for the year ended September 30, 1998. At the same time, the tax effected average yield on securities available for sale decreased five basis points from 5.97% to 5.92%. The interest income on federal funds sold increased $1.0 million to $2.5 million, and the average balance of federal funds sold and other short-term investments increased from $27.6 million to $45.6 million. Reductions in market interest rates throughout 1998 led to changes in the mix of Troy Savings interest earning assets and changes in interest income. Lower loan rates resulted in increased residential loan refinancings and fixed rate loans. Because Troy Savings sells most of its fixed rate residential loans, interest income on loans held for sale increased. The rate environment also resulted in increased refinancings by commercial mortgage customers, some of which refinanced with other institutions. Troy Savings sought to take advantage of the interest rate environment by borrowing funds from the FHLB, and investing in short-term investments, thereby increasing short-term interest income by $1.1 million. Troy Savings continued to invest in short term federal funds due to the favorable short term interest rates offered by these instruments compared to other comparable investment alternatives. The average yield on federal funds sold and other short-term investments increased from 5.45% to 5.59%.

     Interest Expense. Troy Savings' interest expense increased by $842,000 to $24.2 million for the year ended September 30, 1998. The increase is attributable to increased average balances and rates paid on deposits and borrowings. The two largest categories of interest bearing deposits are savings accounts and time deposits. Interest expense on savings accounts decreased by $196,000 to $6.5 million for the year ended September 30, 1998, primarily due to a $6.4 million decrease in the average balance of savings accounts. Interest on time deposits for the year ended September 30, 1998 was $14.7 million, up $614,000 from the year ended September 30, 1997. This increase was the result primarily of a 16 basis point increase in the rates paid on these deposits and a $3.5 million increase in the average balance of time deposits for the year ended September 30, 1998. Interest expense on Troy Savings' NOW and money market accounts was relatively flat, increasing only $104,000 from fiscal year end 1997 to fiscal year end 1998. The slight increase was attributable to a $5.3 million increase in the average balances of these deposits accounts. Interest expense on Troy Savings' borrowings increased $315,000 in fiscal 1998 compared to fiscal 1997. The increase is attributable to a $5.3 million increase in the average balance of borrowings, coupled with a 14 basis point increase in the average rate paid on borrowings. The increase in borrowings reflects Troy Savings' use of alternative funding sources in lieu of relatively higher cost time deposit accounts.

     Provision for Loan Losses. The provision for loan losses was $4.1 million for fiscal 1998, compared to $3.9 million for fiscal 1997. Many of the adverse credit quality trends noted in fiscal 1997 have continued into fiscal 1998, and it is expected that these trends may continue through at least fiscal 1999. During fiscal 1998, net loan charge-offs were $2.2 million, representing a 25.0% increase from fiscal 1997, when net loan charge-offs were $1.8 million. In addition, nonperforming loans increased from $8.7 million at September 30, 1997 to $11.6 million at September 30, 1998. This increase is consistent with the trends noted at September 30, 1997 when significant increases in classified loans and loans 60 to 89 days delinquent were noted. In determining the appropriate provision for loan losses, management also considers general economic conditions and real estate trends in Troy Savings' market area, both of which can impact the inherent risk of loss in Troy Savings' current loan portfolio. Management believes that there has been a general decline in the real estate values in Troy Savings' market area, resulting in a decrease in the values of the collateral securing much of Troy Savings' loan portfolio. Management believes that this trend is reflected in the increased level of net loan charge-offs experienced in fiscal years 1998 and 1997 compared to fiscal years 1996, 1995 and 1994. In fiscal years 1998 and 1997, net loan charge-offs as a percentage of average loans were .48% and .38%, respectively, as compared to .21%, .22%, and .15% in fiscal years 1996, 1995, and 1994, respectively. Accordingly, management anticipates that the current net charge-off levels may continue through fiscal 1999. Based upon the reduction in classified and special mention loans from $25.2 million at September 30, 1997 to $18.7 million at September 30, 1998, and the reduction in loans 60-89 days past due, Troy Savings has set its provision for loan losses in anticipation that this rate of increase in nonperforming loans will not continue at its current pace. The increased provision in recent years also reflects the change in the mix of assets in Troy Savings' loan portfolio as commercial business loans and consumer loans have increased as a percentage of total loans from 6.31% and 6.41%, respectively, at September 30, 1997 to 9.70% and 9.02%, respectively, at September 30, 1998.

     Non-interest Income. Troy Savings' non-interest income decreased by $185,000 to $2.6 million for the year ended September 30, 1998. A $356,000 decrease in Troy Savings' other income and a $28,000 decrease in Troy Savings' loan servicing fees contributed to Troy Savings' decline in non-interest income, although such declines were partially offset by Troy Savings' trust income, gains on the sale of mortgage loans and deposit service charges, which increased by $97,000, $62,000 and $36,000, respectively, from fiscal 1997 to fiscal 1998. Troy Savings' non-interest income in 1997 also includes a one-time $389,000 federal affordable housing award. Service charges on deposits increased due to increases in demand deposit account balances and additional commercial relationships. Trust income increased due to increases in assets under management. These increases reflect Troy Savings' strategy of becoming a more full service relationship institution. Gains on mortgage loan sales increased as a result of the decline in mortgage rates and a corresponding increase in fixed rate loans held for sale.

     Non-interest Expense. Troy Savings' non-interest expense increased 35.3% from $18.5 million for the year ended September 30, 1997 to $25.1 million for the year ended September 30, 1998. The primary cause of this increase was a $4.8 million contribution expense, all but $306,000 of which was related to Troy Savings' cash contribution and binding, irrevocable commitment to the Charitable Foundation.

     Immediately after completion of the conversion, in fiscal 1999, Troy Financial intends to establish and contribute to the Community Foundation newly issued shares of common stock in an amount equal to the difference between 8% of the gross proceeds from the common stock sold in the conversion and the $5.3 million committed to the Charitable Foundation, which represents the $5.0 million cash contributions and the value of the Music Hall.

     In connection with our contribution of common stock to the Community Foundation, we will record an expense equal to the value of the contribution during the quarter in which it is made, which we expect to be the second quarter of fiscal 1999. In fiscal 1999, in addition to our intended contribution of common stock to the Community Foundation, we also intend to contribute the Music Hall to the Music Hall Foundation. We estimate the pre-tax cost of this contribution to be $300,000, which represents the approximate fair value of the Music Hall. These contribution expenses are expected to be partially offset by a tax benefit related to the contributions. Under the Internal Revenue Code ("IRC"), there is an annual charitable deduction limitation of 10% of our annual, pre-contribution, taxable income. The non-deductible part of our contribution expense, however, may be carried forward for five years, subject to the annual 10% limitation. To the extent that our charitable deductions exceed this 10% deduction limitation, based on estimated future taxable income, we would not be able to recognize the full tax benefit associated with our contributions. The contribution of common stock to the Community Foundation is intended to allow our local communities to share in our potential growth and any profitability over the long term.


     Troy Financial's future contribution expense, subject to the funding of these foundations, will decline as a result of these foundations. Beginning in fiscal 1999, expenses associated with the Music Hall will be paid by the Music Hall Foundation and not by Troy Financial or Troy Savings. In fiscal years 1998 and 1997, the direct costs paid by Troy Savings, excluding any allocated cost, associated with operating the Music Hall were $78,000 and $88,000, respectively.


     Also contributing to Troy Savings' increased non-interest expense for the year ended September 30, 1998 was a $707,000 increase in other real estate owned expense, a $645,000 increase in compensation and employee benefits expense, and a $198,000 increase in professional, legal and other fees expense. The increase in other real estate owned expense is attributable to losses on the disposals of, and additional writedowns taken on, Troy Savings' foreclosed assets or other real estate owned. The increase compensation expense was primarily related to general merit increases for Troy Savings' employees during the year ended September 30, 1998, and, to a lesser extent, increased staffing levels and health insurance costs. The increase in professional, legal and other fees is a result of additional services relating to establishment of the Charitable Foundation, general business counseling and consulting costs, and costs associated with Year 2000 issues and system conversions.


     Income Taxes. For fiscal 1998, Troy Savings received a $1.9 million income tax benefit, as compared to a $1.6 million income expense for the year ended September 30, 1997. The reduction in income tax expense is primarily the result of the fiscal 1998 pre-tax loss of $2.8 million as compared to the fiscal 1997 pre-tax income of $5.2 million. Also contributing to the change in income tax expense was an increase in the level of investments in tax exempt securities from an average investment of $3.2 million during fiscal 1997 to an average investment of $56.0 million during fiscal 1998, the result of which was a significant increase in tax exempt income.

COMPARISON OF RESULTS OF OPERATIONS FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND SEPTEMBER 30, 1996

     General. Troy Savings' net income for the year ended September 30, 1997 was $3.7 million, a 28.0% decrease from net income of $5.1 million in fiscal 1996. The reduction in Troy Savings' net income was primarily the result of a $3.0 million increase in the provision for loan losses in fiscal 1997, although this increase was partially offset by a $1.1 million increase in Troy Savings' net interest income.

     Net Interest Income. Troy Savings' net interest income increased by $1.1 million from $23.8 million to $25.0 million for fiscal years 1996 and 1997, respectively. The increase was primarily the result of a $19.2 million increase in average interest earning assets from $611.8 million for the year ended September 30, 1996 to $631.0 million for the year ended September 30, 1997. Average interest bearing liabilities also increased by $9.8 million during this same period. Troy Savings' net interest margin for the year ended September 30, 1997 was 3.96%, compared to 3.90% for the year ended September 30, 1996. During fiscal 1997, the yield on average interest earning assets and the rate paid on average interest bearing liabilities remained relatively constant.

     Interest Income. Troy Savings' interest income for fiscal 1997 was $48.4 million, as compared to $46.9 million for fiscal 1996. The primary cause of this increase was a $2.7 million increase on interest and fees from Troy Savings' loans. During fiscal 1997, the average balance of loans increased $39.2 million to

$471.8 million, while the average yield on loans decreased from 8.36% to 8.23%. Troy Savings' interest income on securities available for sale decreased by $1.1 million to $7.4 million for the year ended September 30, 1997. The majority of the decrease in interest income on securities available for sale was attributed to a $18.1 million decrease in the average balance of securities available for sale, which decreased from $142.8 million for the year ended September 30, 1996 to $124.7 million for the year ended September 30, 1997. Troy Savings used proceeds from its maturing securities available for sale to fund its loan growth.

     Interest Expense. Troy Savings' interest expense increased slightly by $334,000 during the year ended September 30, 1997 to $23.4 million. Most of this increase was related to interest paid on Troy Savings' interest bearing depository accounts. The two largest categories of interest bearing deposits are savings accounts and time deposits. Although Troy Savings' interest expense on savings accounts decreased by $151,000 for the year ended September 30, 1997, primarily due to a decrease in the average balance of Troy Savings' savings accounts, Troy Savings' interest expense on its time deposits for the year ended September 30, 1997 increased by $329,000 to $14.1 million. This increase is the result of an increase in the average balance of time deposits from $251.0 million in fiscal 1996 to $261.0 million in fiscal 1997, offset by an eight basis point reduction in the rates paid on these deposits from 5.48% in fiscal 1996 to 5.40% in fiscal 1997.

     Provision for Loan Losses. In fiscal 1997, there was evidence of increases in the level of inherent risk in Troy Savings' loan portfolio. As a result of this increased inherent risk, management increased Troy Savings' provision for loan losses from $928,000 in fiscal 1996 to $3.9 million in fiscal 1997. The increased inherent risk was manifested in a number of developments, ratios and trends considered by management. Net loan charge-offs increased from $921,000 in fiscal 1996, or .21% of average loans, to $1.8 million, or .38% of average loans, in fiscal 1997. This increase in the level of net loan charge-offs also represented a significant increase from Troy Savings' historical net loan charge-off experience which was .22% and .15% of average loans in fiscal years 1995 and 1994, respectively. Similarly, loans 60 to 89 days past due increased from $1.2 million at September 30, 1996 to $3.5 million at September 30, 1997, and Troy Savings' classified and special mention loans increased from $18.9 million at September 30, 1996 to $25.2 million at September 30, 1997. Troy Savings also began to change the mix of assets in Troy Savings' loan portfolio, the result of which was an overall increase in the amount of loans with greater credit risk. For example, commercial business loans increased from $24.8 million at September 30, 1996 to $30.0 million at September 30, 1997, and consumer loans increased from $22.5 million at September 30, 1996 to $30.4 million at September 30, 1997.

     Non-interest Income. Troy Savings' non-interest income decreased by $128,000 to $2.7 million for the year ended September 30, 1997. This decrease was primarily caused by a $265,000 decrease in Troy Savings' other income, although this decrease was partially offset by a $69,000 increase in Troy Savings' trust income resulting from an increase in trust assets under Troy Savings' management. In fiscal 1996, Troy Savings received $435,000 in nonrecurring recoveries of previously charged-off investments. Troy Savings did not have a similar recovery in fiscal 1997.

     Non-interest Expense. Troy Savings' non-interest expense increased $341,000 to $18.5 million for the year ended September 30, 1997. A $564,000 increase in compensation and employee benefits expense, primarily related to general merit increases for Troy Savings' employees, and, to a lesser extent, increases in pension, 401(k) and post-retirement benefits, was the primary cause for the increase in non-interest expense, although this increase was offset by $377,000 and $119,000 decreases in Troy Savings' contribution expense and other real estate owned expense, respectively. Additional increases in non-interest expense are attributable to increases in occupancy and computer charges.

     Income Taxes. For fiscal 1997, Troy Savings incurred a $1.6 million income tax expense, as compared to a $2.5 million income tax expense for fiscal 1996. The reduction in income tax expense is primarily the result of a decrease in pre-tax income from $7.6 million to $5.2 million for fiscal years 1996 and 1997, respectively, as well as the recognition of a tax benefit associated with certain changes in the tax laws of New York State.

LIQUIDITY AND CAPITAL RESOURCES

     Liquidity is defined as the ability to generate cash flow to meet present and future financial obligations and commitments. Troy Savings' liquid assets include cash and cash equivalents, securities held to maturity, securities that mature within one year and securities available for sale. At September 30, 1998, Troy Savings' liquid assets as a percentage of deposits which have no withdrawal restrictions, time deposits which mature within one year, and short-term borrowings was 42%.

     Troy Savings' primary sources of funds are borrowings and proceeds from the redemption and maturity of federal funds sold and other short-term securities. Troy Savings' primary cash outflows are new loan originations, purchases of securities, and deposit withdrawals. Management monitors its liquidity position on a daily basis. Although maturities and scheduled amortization of loans are a predictable source of funds, deposit outflows, mortgage prepayments and mortgage loan sales are greatly influenced by changes in interest rates, economic conditions, and competitors.

     Troy Savings attempts to provide stable and flexible sources of funding through the management of its liabilities, including core deposit products offered through its branch network as well as FHLB advances. Management believes that the level of Troy Savings' liquid assets combined with daily monitoring of cash inflows and outflows provide adequate liquidity to fund outstanding loan commitments, meet daily withdrawal requirements of Troy Savings' depositors, and meet all other daily obligations of Troy Savings.


     Consistent with its goals to operate a sound and profitable financial organization, Troy Savings actively seeks to maintain a "well capitalized" institution in accordance with regulatory standards. As of September 30, 1998 and 1997, total equity was $71.0 million and $71.5 million, respectively, or 9.9% and 10.8% of total assets at those respective dates. As of September 30, 1998, Troy Savings exceeded all of the capital requirements of the FDIC. Troy Savings' regulatory capital ratios at September 30, 1998 were as follows: Tier I (leverage) capital: 9.89%; Tier I risk-based capital: 14.02%; and total risk based capital: 15.27%. The regulatory capital minimum requirements to be considered "well capitalized" are 5.0%, 6.0%, and 10.0%, respectively.


YEAR 2000 READINESS DISCLOSURE STATEMENT

     The "Year 2000" issue is the result of computer programs and equipment which depend on "embedded chip" technology and software using two digits rather than four digits to define the applicable year. For dates on or after January 1, 2000, software and hardware as well as embedded processors may not be able to recognize or process dates correctly. This could result in system failures or miscalculations causing disruption of operations, including, among other things, system or equipment shutdowns, malfunctions or a temporary inability to process transactions or engage in normal business activities.


     Companies have been advised to determine whether and to what extent their information technology and/ or physical resources may be affected by Year 2000; to replace, repair or retire the affected systems or assets; and to test the new systems or assets to assure that they will not be adversely affected by Year 2000 ("Year 2000 compliant"). Further, any changes, revisions or new components of systems or equipment configurations may prove to be incompatible with those existing or upgraded. As a result, the testing of changed components and of systems and subsystems as a whole, is critical, but also time and resource consuming.


     In order to protect the integrity of the banking system, the federal banking regulatory authorities (collectively known as the Federal Financial Institutions Examination Council, or "FFIEC") have


     (a) issued guidelines to financial institutions for addressing the Year 2000 issues;



     (b) set milestones that financial institutions are expected to meet in becoming Year 2000 compliant; and



     (c) established testing recommendations to assure timely compliance.


Troy Savings started its Year 2000 compliance plans in 1996, and has followed the guidelines and recommendations of the FFIEC throughout its planning and implementation process.

     In order to address Troy Savings' particular Year 2000 issues, Troy Savings commenced a Year 2000 remediation and compliance program (the "Year 2000 Project") managed by a project group consisting of representatives from all business units and functional departments within Troy Savings. The Year 2000 Project is directed by a vice president who directly reports on the Year 2000 Project to the President/Chief Executive Officer of Troy Savings. The Year 2000 Project is overseen by the Board of Directors which receives quarterly reports from the project group.

     Troy Savings' inventory and assessment of all technologies, equipment and third party providers began in 1996. Substantially all of Troy Savings' core banking systems are outsourced or are purchased software packages. As a result, much of the remediation and testing process is dependent upon the accuracy of the work performed by vendors in certifying their systems. Further assessments were performed to evaluate other systems, equipment, databases and third-party interfaces which could be affected by Year 2000, or which could be incompatible with Year 2000 upgrades of Troy Savings' core banking systems. Finally, Troy Savings assessed its machinery, vaults, security systems, elevators, HVAC systems, telephone, communications and any vendor supplied goods or services to complete plans for remediation, repair or replacement where necessary, and has monitored vendors' compliance programs against required standards.

     In 1996, Troy Savings negotiated the renewal of its data processing contract for core banking systems with its third party service provider. In October 1998, Troy Savings converted to that service provider's new platform of software, hardware and operating systems which have been certified by the vendor as Year 2000 compliant. Where other subsidiary systems are concerned, Troy Savings has attempted to obtain all applicable warranties from the vendors or service providers, and where appropriate, Troy Savings is arranging alternate service or software providers in the way of contingency planning should the primary vendor not provide timely and adequate solutions. Troy Savings, however, does not have any control over the effectiveness of a vendor's systems, and there can be no assurances that significant third party interfaces upon which Troy Savings' systems rely will be Year 2000 compliant.

     Troy Savings began testing certain in-house systems in October 1998, and expects to perform all necessary testing of critical core banking systems by the end of the first quarter of fiscal 1999. The economic cost of the Year 2000 Project includes not only direct incremental amounts expended by Troy Savings for upgrading or replacing software, systems and equipment, but also the use of internal resources devoted to the Year 2000 Project that would have otherwise been devoted to other business opportunities. It is difficult to quantify the economic costs of internal resources so re-directed.

     Troy Savings estimates that it will make direct expenditures for the Year 2000 Project of approximately $2.5 million over the five year period 1996 to 2000. Although many of the hardware and equipment expenditures would have been made as part of normal operations even without Year 2000, they are included in the above estimate as the timing of those purchases and upgrades was accelerated due to the Year 2000 Project. A substantial portion of the upgrades relate to a new branch automation system which, although not considered by Troy Savings as mission critical, has been accelerated. While these are estimates, Troy Savings does not expect the costs of the Year 2000 Project to have a significant impact on its consolidated financial condition and results of operations. Troy Savings is currently soliciting contracts from independent information technology consultants for the purpose of, among other things, verifying and validating Troy Savings' risk and cost estimates, systems testing and contingency plans. As of September 30, 1998, Troy Savings has spent approximately $173,000 on Year 2000-related matters.

     The potential impact of Year 2000 on Troy Savings' customers, both borrowers and depositors, has been examined. Troy Savings is aware that if significant commercial borrowers suffer losses or illiquidity because of their own Year 2000 problems, including those of others with whom they do business or on whom they are dependent, Troy Savings may suffer losses from or experience illiquidity. Troy Savings' standard loan documentation programs were revised to take into account customers' Year 2000 compliance in evaluating and rating credit risk. Loan documentation generally includes representations from borrowers about Year 2000 readiness and provides the right to examine the borrowers' systems and procedures in order to determine Year 2000 compliance.

     Troy Savings believes that its Year 2000 Project will result in its core banking systems' hardware, software, and firmware being tested and certified as Year 2000 compliant by the end of the second quarter of fiscal 1999 so as to ensure continuation of all aspects of its core business processes. For non-mission critical systems, Troy Savings and its subsidiaries have developed contingency plans for non-compliant systems. The contingency plans vary with the affected systems.

     Troy Savings is obtaining assurances that its primary vendors, key service providers, and, as noted above, significant credit customers will also be Year 2000 compliant. Beginning in January 1999 and expected to continue throughout the year, Troy Savings commenced testing and validating its vendors' confirmations of Year 2000 compliance, except in situations involving non-mission critical systems and processes or where contingency plans indicate less than one day of interruptions before replacement, correction or changes are possible. In those situations, Troy Savings will rely upon vendors' confirmations. Troy Savings intends to pursue legal action against vendors in situations where it is found that such vendors' representations concerning Year 2000 compliance are found to be false. Troy Savings is not aware of any limitation that would preclude such actions. Contingency plans and alternative arrangements have been made, or will be made in advance, wherever possible.

     Failure of Troy Savings' mission critical systems could impair the ability of Troy Savings to do business and service its customers; failure of large or numerous borrowers to repay their loans could impair Troy Savings' capital; failure of utilities and the public infrastructure could adversely affect Troy Savings' operations. Despite Troy Savings' efforts with respect to Year 2000 readiness, including its Year 2000 Project, there can be no assurance that partial or total systems interruptions or business interruptions or the associated costs would not have an adverse effect upon Troy Savings' business, consolidated financial condition, results of operations and business prospects.

IMPACT ON INFLATION AND CHANGING PRICES

     Troy Savings' consolidated financial statements are prepared in accordance with generally accepted accounting principles which require the measurement of financial condition and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increasing cost of Troy Savings' operations. Unlike those of most industrial companies, Troy Savings' assets and liabilities are nearly all monetary. As a result, interest rates have a greater impact on Troy Savings' performance than do the effects of general levels of inflation. In addition, interest rates do not necessarily move in the direction, or to the same extent, as the price of goods and services.

IMPACT OF NEW ACCOUNTING STANDARDS

     In November 1993, the AICPA issued Statement of Position 93-6 ("SOP 93-6"), "Employers' Accounting for Employee Stock Ownership Plans," which is effective for years beginning after December 15, 1993. SOP 93-6 requires the measure of compensation expense recorded by employers for leveraged ESOPs to be the average fair value of the ESOP shares. In connection with the conversion, Troy Savings has established an ESOP which is expected to purchase 8% of the number of shares of common stock sold in the conversion, including shares contributed to the Charitable Foundation. Under SOP 93-6, Troy Financial will recognize a compensation cost equal to the average fair value of the ESOP shares during the periods in which they become committed to be released. Employers with internally leveraged ESOPs, such as Troy Financial, will not report the loan receivable from the ESOP as an asset and will not report the ESOP debt from the employer as a liability. The effects of SOP 93-6 on Troy Financial's future results of operations and financial condition cannot be determined at this time.

     In November 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"). This statement establishes financial accounting standards for stock-based employee compensation plans. SFAS No. 123 permits Troy Financial to choose either a new fair value based method or the Accounting Principles Board ("APB") Opinion 25 intrinsic value based method of accounting for its stock-based compensation arrangements. SFAS No. 123 requires pro forma disclosures of net income and earnings per share computed as if the fair value based method had been applied in financial statements of companies that follow accounting for such arrangements under APB Opinion 25. SFAS No. 123 applies to all stock-based employee compensation plans in which an employer grants shares of its stock or other equity instruments to employees except for employee stock ownership plans. SFAS No. 123 also applies to plans in which the employer incurs liabilities to employees in amounts based on the price of the employer's stock (e.g., stock option plans, stock purchase plans, restricted stock plans and stock appreciation rights). This statement also specifies the accounting for transactions in which a company issues stock options or other equity for services provided by nonemployees or to acquire goods or services from outside suppliers or vendors. Troy Financial expects to utilize the intrinsic value based method prescribed by APB Opinion No. 25. Accordingly, the impact of adopting this statement will not be material to Troy Financial's consolidated financial statements.

     In February 1997, the FASB issued SFAS No. 128, "Earnings per Share." SFAS No. 128 establishes standards for computing and presenting earnings per share ("EPS"). This statement supersedes APB Opinion No. 15, "Earnings per Share" and related interpretations. SFAS No. 128 replaces the presentation of primary EPS with the presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Unvested restricted stock awards are considered outstanding common shares and included in the computation of basic EPS as of the date that they are fully vested. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. This statement is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. Troy Financial will adopt this statement for all financial statements after the conversion.

     In February 1997, the FASB issued SFAS No. 129, "Disclosure of Information about Capital Structure," which establishes standards for disclosure about an entity's capital structure. In accordance with SFAS No. 129, companies will be required to provide in the financial statements a complete description of all aspects of their capital structure, including call and put features, redemption requirements and conversion options. The disclosures required by SFAS No. 129 are for financial statements for periods ending after December 15, 1997.

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and displaying comprehensive income. SFAS No. 130 states that comprehensive income includes the reported net income of an enterprise adjusted for items that are currently accounted for as direct entries to equity, such as the mark-to-market adjustment on securities available for sale, foreign currency items and minimum pension liability adjustments. This statement is effective for fiscal years beginning after December 15, 1997. Troy Financial anticipates developing the required information in accordance with this new statement.

     In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for reporting by public companies about operating segments of their business. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement is effective for periods beginning after December 15, 1997. At this time, Troy Financial does not anticipate that the adoption of this statement will significantly impact its financial reporting.

     In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Post Retirement Benefits," which amends the disclosure requirements of SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Post Retirement Benefits Other Than Pensions." SFAS No. 132 standardizes the disclosure requirements of SFAS No. 87 and SFAS No. 106 to the extent practicable and recommends a parallel format for presenting information about pensions and other post retirement benefits. SFAS No. 132 is applicable to all entities and addresses disclosure only. The statement does not change any of the measurement or recognition provisions provided for in SFAS No. 87, SFAS No. 88 or SFAS No. 106. SFAS No. 132 is effective for fiscal years beginning after December 15, 1997. Troy Financial anticipates providing the required disclosures in its September 30, 1999 consolidated financial statements.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Troy Financial is currently evaluating the impact of this statement on its consolidated financial statements.

     In October 1998, the FASB issued SFAS No. 134, "Accounting for Mortgage-backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Enterprise." This statement establishes criteria for classification of securitized and retained mortgage-backed securities. Troy Financial is currently evaluating the impact of this statement, which is effective for fiscal quarters beginning after December 15, 1998, on its consolidated financial statements.


                     BUSINESS OF TROY FINANCIAL CORPORATION



     Troy Financial Corporation is a newly formed Delaware corporation that will register with the Federal Reserve as the bank holding company for Troy Savings. Troy Financial has not engaged in any significant business to date, and, in the future, its primary business will be the business of Troy Savings.


     Presently, Troy Financial has no plans to own or lease any property, but will instead use the premises and equipment of Troy Savings. Troy Financial does not intend to employ any persons other than certain officers of Troy Savings who will not be separately compensated by Troy Financial. Troy Financial may utilize the support staff of Troy Savings from time to time, if needed, and additional employees will be hired as appropriate to the extent Troy Financial expands its business in the future.

     Troy Financial will be subject to regulation and supervision by the Federal Reserve. See "Business of Troy Financial Corporation" and "Regulation and Supervision -- Regulation of Troy Financial."


                       BUSINESS OF THE TROY SAVINGS BANK



GENERAL



     The Troy Savings Bank is a community oriented savings bank headquartered in Troy, New York and was originally chartered in 1823. As a full service financial institution, Troy Savings places a particular emphasis on residential and commercial real estate loan products, as well as retail and business banking products and services. Troy Savings and its subsidiaries also offer a complete range of trust, insurance and investments services, including securities brokerage, annuity and mutual funds sales, money management and retirement plan services, and other traditional investment/brokerage activities to individuals, families and businesses throughout the six New York State Counties of Albany, Saratoga, Schenectady, Warren, Washington and Rensselaer, the county in which Troy is located.


     Troy Savings' goal is to be the primary source of financial products and services for its business and retail customers. Troy Savings' business strategy is to serve as a community based, full-service financial services firm by offering a wide variety of business and retail banking products, and trust, insurance, investment management and brokerage services to its potential and existing customers throughout its market area. In addition, Troy Financial intends to establish or acquire a commercial bank and trust company that can accept municipal deposits to complement Troy Savings' municipal investment activities. In the future, Troy Savings may open new branches to better serve its existing customers and to increase its market share, especially in those areas in which Troy Savings, through Family Mortgage Banking Co., Inc. ("FMB"), its wholly owned subsidiary, originates residential mortgage loans. Whereas Troy Savings' strategy since the mid-1980s has been to provide a wide variety of financial products and services to attract an equally wide variety of customers, Troy Savings also is now focusing on expanding each customer's relationship by cross-selling multiple products and services.

     Troy Savings delivers its products and services and interacts with its customers primarily through its 14 branches and 15 proprietary automated teller machines ("ATMs") and its 24-hour telephone banking service ("Time$aver"). Troy Savings' branches are staffed by managers, branch operations supervisors and customer sales and service representatives ("CSSRs") who are trained and encouraged to market and service Troy Savings' products and services, including those of Troy Savings' subsidiaries. See "-- Subsidiaries." Currently, Troy Savings is processing, on average, approximately 25,000 transactions per month at its ATMs and is handling approximately 2,500 calls monthly through Time$aver. The typical retail banking customer of Troy Savings is 54 years of age, lives within Troy Savings' six county market area, and has 1.7 accounts with an aggregate deposit balance of approximately $13,800.

     Troy Savings believes that its relationships to the communities it serves distinguishes it from competitors, many of which are out-of-market financial institutions with branches in Troy Savings' market area or local institutions that have recently been acquired by larger out-of-market institutions. Troy Savings has served individuals, families and businesses in its six county market area for over 175 years, and Troy Savings maintains a highly visible role in its communities by participating in and sponsoring charities and charitable events. Many of Troy Savings' employees, including its senior officers and department managers, serve on civic and community boards. The Troy Savings Bank Music Hall, located in Troy Savings' headquarters building, hosts many concerts and other events each year. Troy Savings' four most senior officers, including the President and Chief Executive Officer, have been with Troy Savings for a combined 55 years, and have worked in Troy Savings' market area for over 90 years. Many of Troy Savings' officers have come to work for Troy Savings after working for its competitors which were acquired by or merged with out-of-market financial institutions.

     Troy Savings is subject to regulation, examination and supervision by the FDIC and the New York State Banking Department ("NYSBD"), and is a member of the Federal Home Loan Bank System ("FHLB System"). Troy Savings' deposits are insured by the FDIC to the maximum extent provided by law.

MARKET AREA

     Troy Savings currently operates 14 full service banking offices, including one branch in a local supermarket, in a six county market. Troy Savings' market area has a combined population of approximately 900,000 and a median income of approximately $32,000 according to the 1990 United States Census. Since 1990, the population has increased by 2.05% and new home construction has increased at an average annual rate of 14%, although prices of existing homes have generally been declining in recent years. Albany, the state capital of New York, and Saratoga, a major tourist area, are located within Troy Savings' market area. The New York state government employs approximately 53,000 people in Troy Savings' market area, and the 10 largest employers in Albany and Rensselaer Counties employ almost 37,000 workers. Troy Savings' market area is located on many major highway networks offering easy access to the east coast, New England, the midwest and Canada, and is home to 19 colleges and universities. Since 1994, the unemployment rate in Troy Savings' market area has decreased from 6.95% to a current rate of 3.65%.

LENDING ACTIVITIES

     Troy Savings focuses its lending activities primarily on the origination of residential and commercial real estate loans, commercial business loans and consumer loans. The types of loans that Troy Savings may originate are subject to federal and state law and regulations. Interest rates charged by Troy Savings on loans are affected principally by the demand for such loans, the supply of money available for lending purposes and the rates offered by its competitors. These factors are, in turn, affected by general and economic conditions, monetary policies of the federal government, including the Federal Reserve, legislative tax policies and governmental budget matters. All loan approval decisions are made locally, by individual loan officers or loan committees, depending upon the size of the loan, and Troy Savings responds to all loan requests in a prompt and timely manner.

     Loan Portfolio Composition. At September 30, 1998, Troy Savings' loan portfolio, totaled $465.6 million, or 65.0% of total assets, and consisted primarily of single family residential mortgage loans and commercial real estate loans, as well as construction loans, commercial business loans and consumer loans.

     Troy Savings' portfolio of single family residential mortgage loans totaled $202.5 million, or 43.5% of loans, and 28.3% of total assets, at September 30, 1998, and consisted primarily of fixed rate and adjustable rate loans secured by detached, single family homes located in Troy Savings' market area, as well as secured home equity and home improvement loans. As of September 30, 1998, Troy Savings' largest single family residential mortgage loan had an outstanding balance of $796,000. The typical residential mortgage loan held by Troy Savings in its portfolio has an average principal balance of approximately $80,000 and a loan-to-value ("LTV") ratio of 80%, secured by a detached, single family home.

     Troy Savings' commercial real estate loan portfolio totaled $166.2 million, or 35.7% and 23.2% of Troy Savings' loans, and total assets, respectively, at September 30, 1998. Approximately 72.3% of the loans are secured by properties located in Troy Savings' six county market area, and an additional 15.9% are secured by properties located in the New York City area. Approximately 35.7% of the properties securing the loans are apartment buildings and cooperatives, 32.9% are office buildings and warehouses and 16.0% are retail buildings. Troy Savings' commercial real estate loans range in size from $1,000 to $4.5 million, and the median outstanding principal balance at September 30, 1998 was $207,374. The 20 largest commercial real estate loans range in size from $2.3 million to $4.5 million, and Troy Savings had 47 loans with outstanding balances of more than $1.0 million at September 30, 1998. Troy Savings' largest commercial real estate exposure at September 30, 1998 involving a single entity was $15.1 million, excluding a $2.5 million personal line of credit, to a local real estate developer and related real estate interests with whom Troy Savings has had a seven year relationship.

     Troy Savings' commercial business loan portfolio totaled $45.2 million, or 9.7% of Troy Savings' loans, and 6.3% of total assets, at September 30, 1998, and includes fixed rate loans and adjustable rate lines of credit to a diverse customer base which includes manufacturers, wholesalers, retailers, service providers, educational institutions and government funded entities. Troy Savings' commercial business loans range in size from $1,000 to $2.5 million, with a median principal balance outstanding of $25,000 as of September 30, 1998. Troy Savings' 20 largest commercial business loans at that date range in terms of total exposure, including outstanding balances and unfunded commitments, from $1.2 million to $8.0 million.

     Troy Savings' consumer loan portfolio totaled $42.0 million, or 9.0% of Troy Savings' loans, and 5.9% of total assets, at September 30, 1998. Troy Savings' consumer loan portfolio includes home equity lines of credit, fixed rate consumer loans, overdraft protection and Creative Loans, which start with a modest below market interest rate that increases each year. Troy Savings' home equity lines of credit and Creative Loans represented 20.4% and 31% of Troy Savings' consumer loan portfolio, respectively, at September 30, 1998.

     The following table sets forth the composition of Troy Savings' loan portfolio, excluding loans held for sale, in dollar amounts and percentages of the respective portfolios at the dates indicated.

                                                                 AT SEPTEMBER 30,
                                          ---------------------------------------------------------------
                                                 1998                  1997                  1996
                                          -------------------   -------------------   -------------------
                                                     PERCENT               PERCENT               PERCENT
                                           AMOUNT    OF TOTAL    AMOUNT    OF TOTAL    AMOUNT    OF TOTAL
                                          --------   --------   --------   --------   --------   --------
                                                              (DOLLARS IN THOUSANDS)
Real estate loans:
    Residential mortgage................  $202,511     43.50%   $214,638     45.23%   $204,879     44.92%
    Commercial..........................   166,186     35.69     184,561     38.89     191,624     42.01
    Construction........................    10,052      2.16      15,508      3.27      12,999      2.85
                                          --------    ------    --------    ------    --------    ------
         Total real estate loans........   378,749     81.35     414,707     87.39     409,502     89.78
Commercial business loans...............    45,156      9.70      29,961      6.31      24,762      5.43
Consumer loans:
    Home equity lines of credit.........     8,575      1.84       9,883      2.08       9,387      2.06
    Other consumer......................    33,445      7.18      20,539      4.33      13,159      2.88
                                          --------    ------    --------    ------    --------    ------
         Total consumer loans...........    42,020      9.02      30,422      6.41      22,546      4.94
Net deferred loan fees and unearned
  discount..............................      (344)    (0.07)       (501)    (0.11)       (684)    (0.15)
                                          --------    ------    --------    ------    --------    ------
         Total loans....................   465,581    100.00%    474,589    100.00%    456,126    100.00%
                                          ========    ======    ========    ======    ========    ======
Less:
    Allowance for loan losses...........    (8,260)               (6,429)               (4,304)
                                          --------              --------              --------
         Total loans receivable, net....  $457,321              $468,160              $451,822
                                          ========              ========              ========

                                                                         AT SEPTEMBER 30,
                                                             -----------------------------------------
                                                                    1995                  1994
                                                             -------------------   -------------------
                                                                        PERCENT               PERCENT
                                                              AMOUNT    OF TOTAL    AMOUNT    OF TOTAL
                                                             --------   --------   --------   --------
                                                                      (DOLLARS IN THOUSANDS)
Real estate loans:
    Residential mortgage...................................  $193,720     46.92%   $175,769     45.53%
    Commercial.............................................   171,830     41.61     170,744     44.23
    Construction...........................................     9,354      2.27       5,949      1.54
                                                             --------    ------    --------    ------
         Total real estate loans...........................   374,904     90.80     352,462     91.30
Commercial business loans..................................    19,038      4.61      16,046      4.16
Consumer loans:
    Home equity lines of credit............................     8,620      2.09      10,144      2.63
    Other consumer.........................................    11,140      2.69       8,133      2.11
                                                             --------    ------    --------    ------
         Total consumer loans..............................    19,760      4.78      18,277      4.74
Net deferred loan fees and unearned discount...............      (790)    (0.19)       (767)    (0.20)
                                                             --------    ------    --------    ------
         Total loans.......................................   412,912    100.00%    386,018    100.00%
                                                             ========    ======    ========    ======
Less:
    Allowance for loan losses..............................    (4,297)               (4,190)
                                                             --------              --------
         Total loans receivable, net.......................  $408,615              $381,828
                                                             ========              ========

     The following table sets forth, at September 30, 1998, the dollar amount of all loans in Troy Savings' portfolio, excluding loans held for sale, and contractually due after September 30, 1999, and whether such loans have fixed or adjustable interest rates.

                                                                    DUE AFTER
                                                                SEPTEMBER 30, 1999
                                                              ----------------------
                                                                AMOUNT      PERCENT
                                                              ----------   ---------
                                                              (DOLLARS IN THOUSANDS)
Fixed:
     Residential mortgage...................................   $126,805       31.57%
     Commercial mortgage....................................     82,320       20.50
     Construction...........................................      3,643         .91
                                                               --------      ------
          Total real estate loans...........................    212,768       52.98
     Commercial business....................................     15,804        3.94
Consumer:
     Home equity lines of credit............................         --          --
     Other consumer.........................................     20,009        4.98
                                                               --------      ------
          Total consumer....................................     20,009        4.98
                                                               --------      ------
Total fixed rate loans......................................    248,581       61.90
Adjustable:
     Residential mortgage...................................     74,949       18.67
     Commercial mortgage....................................     44,613       11.11
     Construction...........................................         --          --
                                                               --------      ------
          Total real estate loans...........................    119,562       29.78
     Commercial business....................................     12,452        3.10
Consumer:
     Home equity lines of credit............................      8,575        2.14
     Other consumer.........................................     12,376        3.08
                                                               --------      ------
          Total consumer....................................     20,951        5.22
Total adjustable rate loans.................................    152,965       38.10
                                                               --------      ------
Total loans.................................................   $401,546      100.00%
                                                               ========      ======

     Loan Maturity and Repricing. The following table shows the contractual maturities of Troy Savings' loan portfolio at September 30, 1998. The table does not include loans held for sale, prepayments or scheduled principal amortization.

                                                                      AT SEPTEMBER 30, 1998
                                      --------------------------------------------------------------------------------------
                                                 REAL ESTATE LOANS                             HOME
                                      ---------------------------------------                 EQUITY
                                      RESIDENTIAL                               COMMERCIAL     LINES      OTHER
                                       MORTGAGE     COMMERCIAL   CONSTRUCTION    BUSINESS    OF CREDIT   CONSUMER    TOTAL
                                      -----------   ----------   ------------   ----------   ---------   --------   --------
                                                                          (IN THOUSANDS)
Amounts due:
    Within one year.................   $    757      $ 39,253      $ 6,409       $16,900      $   --     $ 1,060    $ 64,379
After one year:
    More than one year to five
      years.........................      4,221        59,451        3,463        15,092       8,575      31,988     122,790
    More than five years to ten
      years.........................     18,403        42,697          180         8,587          --         347      70,214
    More than ten years to twenty
      years.........................     52,035        24,592           --         4,527          --          50      81,204
    More than twenty years..........    127,095           193           --            50          --          --     127,338
                                       --------      --------      -------       -------      ------     -------    --------
        Total due after September
          30, 1999..................    201,754       126,933        3,643        28,256       8,575      32,385     401,546
                                       --------      --------      -------       -------      ------     -------    --------
          Total amount due..........   $202,511      $166,186      $10,052       $45,156      $8,575     $33,445    $465,925
                                       ========      ========      =======       =======      ======     =======    ========
Less:
    Net deferred loan fees and
      unearned discount.............                                                                                    (344)
    Allowance for loans losses......                                                                                  (8,260)
                                                                                                                    --------
      Loans receivable, net.........                                                                                $457,321
                                                                                                                    ========

     Loan Originations and Sales. The following table sets forth Troy Savings' loan originations, sales and principal repayments for the periods indicated.

                                                                                                             HOME
                                                                 REAL ESTATE                                EQUITY
                                                   ---------------------------------------   COMMERCIAL     LINE OF      OTHER
                                                   RESIDENTIAL   COMMERCIAL   CONSTRUCTION    BUSINESS      CREDIT      CONSUMER
                                                   -----------   ----------   ------------   ----------   -----------   --------
                                                                                  (IN THOUSANDS)
Balance as of September 30, 1995.................   $199,557      $171,830      $  9,354      $ 19,038      $ 8,620     $ 11,140
    Add: Loan originations, other advances, and
      purchases..................................     47,928        25,443        18,692        51,975        1,291        6,435
    Less: Principal repayments, sales,
      charge-offs, transfers to OREO and other
      reductions.................................    (41,135)       (5,649)      (15,047)      (46,251)        (524)      (4,416)
                                                    --------      --------      --------      --------      -------     --------
Balance as of September 30, 1996.................    206,350       191,624        12,999        24,762        9,387       13,159
    Add: Loan originations, other advances, and
      purchases..................................     36,080        30,566        24,407        51,206          997       17,613
    Less: Principal repayments, sales,
      charge-offs, transfers to OREO and other
      reductions.................................    (24,089)      (37,629)      (21,898)      (46,007)        (501)     (10,233)
                                                    --------      --------      --------      --------      -------     --------
Balance at September 30, 1997....................    218,341       184,561        15,508        29,961        9,883       20,539
    Add: Loan originations, other advances, and
      purchases..................................     79,360        27,432        24,662        78,619          507       19,987
    Less: Principal repayments, sales,
      charge-offs, transfers to OREO and other
      reductions.................................    (84,094)      (45,807)      (30,118)      (63,424)      (1,815)      (7,081)
                                                    --------      --------      --------      --------      -------     --------
Balance at September 30, 1998....................   $213,607      $166,186      $ 10,052      $ 45,156      $ 8,575     $ 33,445
                                                    ========      ========      ========      ========      =======     ========

                                                                    NET
                                                               DEFERRED FEES
                                                               AND UNEARNED      TOTAL
                                                   SUBTOTAL      DISCOUNTS     LOANS(1)
                                                   ---------   -------------   ---------
                                                              (IN THOUSANDS)
Balance as of September 30, 1995.................  $ 419,539       $(790)      $ 418,749
    Add: Loan originations, other advances, and
      purchases..................................    151,764          --         151,764
    Less: Principal repayments, sales,
      charge-offs, transfers to OREO and other
      reductions.................................   (113,022)         --        (113,022)
                                                   ---------       -----       ---------
Balance as of September 30, 1996.................    458,281        (684)        457,597
    Add: Loan originations, other advances, and
      purchases..................................    160,869          --         160,869
    Less: Principal repayments, sales,
      charge-offs, transfers to OREO and other
      reductions.................................   (140,357)         --        (140,357)
                                                   ---------       -----       ---------
Balance at September 30, 1997....................    478,793        (501)        478,292
    Add: Loan originations, other advances, and
      purchases..................................    230,567          --         230,567
    Less: Principal repayments, sales,
      charge-offs, transfers to OREO and other
      reductions.................................   (232,339)         --        (232,339)
                                                   ---------       -----       ---------
Balance at September 30, 1998....................  $ 477,021       $(344)      $ 476,677
                                                   =========       =====       =========

---------------

(1) Total loans include loans held for sale of $11.1 million, $3.7 million, $1.5 million and $5.8 million for fiscal years 1998, 1997, 1996 and 1995, respectively.

     Troy Savings generally does not purchase loans from other financial institutions. Troy Savings does, however, sell or enter into commitments to sell certain of its fixed rate mortgage loans to FreddieMac, as well as to other parties. Historically Troy Savings has generally sold substantially all of its 15- and 30-year conforming fixed rate mortgage loans into the secondary mortgage market. During 1998 and 1997 Troy Savings sold $44.5 million and $13.4 million of mortgage loans into the secondary mortgage market. In late fiscal 1998, Troy Savings began to hold in its loan portfolio certain 15-year fixed rate mortgage loans. In order to reduce the interest rate risk associated with mortgage loans held for sale, as well as outstanding loan commitments and uncommitted loan applications with rate lock agreements which are intended to be held for sale, Troy Savings enters into formal commitments to sell loans in the secondary market, and may also enter into option and delivery agreements. Troy Savings typically retains servicing rights on loans sold in order to generate fee income. As of September 30, 1998, Troy Savings was servicing mortgage loans for others, with an aggregate outstanding principal balance of $195.7 million.

     The following is a more detailed discussion of Troy Savings' current lending practices.

     Single family Residential Lending. During the year ending September 30, 1998, Troy Savings originated $79.4 million of single family residential real estate loans. Substantially all of Troy Savings' residential mortgage loans were originated through FMB, Troy Savings' mortgage banking subsidiary. FMB currently employs six loan counselors who are responsible for developing Troy Savings' mortgage business by meeting with referrals, networking with representatives of the local real estate industry and sponsoring home buying seminars. In addition, Troy Savings' CSSRs are trained to refer potential mortgage customers to FMB. Although FMB meets with applicants and assists with the application process, Troy Savings handles the processing, underwriting, funding and closing of all residential mortgage loans. The single family residential mortgage loans not originated through FMB generally are originated through independent mortgage brokers or by Troy Savings.


     Troy Savings currently offers a variety of fixed rate and adjustable rate ("ARMs") mortgage loans secured by one- to four-family residences located in Troy Savings' six county market area. Troy Savings offers mortgage loans that conform to FreddieMac guidelines, as well as jumbo loans, which presently are loans in amounts over $227,150, and loans with other non-conforming features. Troy Savings will underwrite a single family residential mortgage loan with an LTV ratio of up to 95% with private mortgage insurance, and Troy Savings' fixed rate mortgages generally have maturities of 10 to 30 years.


     Troy Savings offers a variety of ARM programs based on market demand. Troy Savings generally amortizes an ARM over 30 years. On select ARMs, Troy Savings offers a conversion option, whereby the borrower, at his or her option, can convert the loan to a fixed interest rate after a predetermined period of time, generally 10 to 57 months. Interest rates are generally adjusted based on a specified margin over the Constant Treasury Maturity Index. Interest rate adjustments on such loans are limited to both annual adjustment caps and a maximum adjustment over the life of the loan. The origination of ARMs, as opposed to fixed rate loans, helps to reduce Troy Savings' exposure to increases in interest rates. During periods of rising interest rates, however, ARMs may increase credit risks not inherent in fixed rate loans, primarily because, as interest rates rise, the underlying payments of the borrower rise, thereby increasing the potential for default. The annual and lifetime adjustable caps do however help to reduce such risks. The volume and type of ARMs originated through FMB are affected by numerous market factors, including the level of interest rates, competition, consumer preferences and the availability of funds. At September 30, 1998, Troy Savings held $78.6 million of ARMs in its loan portfolio, most of which were one-year ARMs.

     Single family residential loans are generally underwritten according to FreddieMac guidelines. Troy Savings requires borrower's who obtain mortgage loans with an LTV ratio greater than 80% to obtain private mortgage insurance in an amount sufficient to reduce Troy Savings' exposure to not more than 80% of the lower of the purchase price or appraised value. In addition, Troy Savings requires escrow accounts for the payment of taxes and insurance if the LTV ratio exceeds 80%, but will permit borrowers to request an escrow account waiver if the LTV ratio is less than 80%. Substantially all mortgage loans originated by Troy Savings include due-on-transfer clauses which provide Troy Savings with the contractual right to deem the loan immediately due and payable, in most instances, if the borrower transfers ownership of the property without

Troy Savings' consent. Troy Savings' staff underwriters have authority to approve loans in amounts up to $227,150. Loans between $227,150 and $1.0 million require the approval of Troy Savings' Commercial Mortgage Credit Committee, and loans in excess of $1.0 million require the approval of the Board of Trustee's Loan Committee.

     In an effort to help low and moderate income home buyers in Troy Savings' communities, Troy Savings participates in residential mortgage programs and products sponsored by the State of New York Mortgage Agency ("SONYMA") and the Federal Housing Authority ("FHA"). SONYMA and FHA mortgage programs provide low and moderate income households with smaller down payment and below-market loans. Troy Savings typically sells the SONYMA loans back to SONYMA for sale in the secondary market. Troy Savings is also a charter member of the Capital District Affordable Housing Partnership, a local lending consortium which makes mortgage funds available to home buyers who are unable to obtain conventional financing. Troy Savings participates in the Capital District Community Loan and the FHLB Home Buyer's Club. In the past five years, Troy Savings has also made available to low-to-moderate income first-time home buyers over $15 million of conventional no down payment mortgages for its loan portfolio.

     To complement Troy Savings' portfolio of residential mortgage loan products, Troy Savings also originates fixed rate home equity mortgage loans, ranging in size from $7,000 to $100,000. These loans are secured by a first or second mortgage on the owner-occupied property. During fiscal 1998, Troy Savings originated $2.8 million of home equity mortgage loans. As of September 30, 1998, the average size of Troy Savings' outstanding home equity mortgage loans in its residential mortgage loan portfolio was $20,000.

     Construction Lending. Troy Savings offers residential construction loans to individuals who are constructing their own homes in Troy Savings' market area. Generally, the builders utilized by Troy Savings' construction loan borrowers are ones with whom Troy Savings is familiar and has a long-standing relationship. Troy Savings' loan administration group monitors the periodic disbursements of all construction loans, and before advances are made Troy Savings' independent appraisers provide reports comparing the progress of the construction to the preconstruction schedule. In many cases, Troy Savings converts construction loans to traditional residential or commercial mortgage loans, as the case may be, following completion of construction. As a result, Troy Savings would report such loans as residential or commercial mortgage loans, respectively. During the year ended September 30, 1998, Troy Savings originated $24.7 million of construction loans. As of September 30, 1998, Troy Savings had $10.1 million of commercial construction loans outstanding, or 2.16% of Troy Savings' loans, and 1.4% of total assets.

     Troy Savings' construction loans generally have terms of up to six months, and require payments of interest only. If construction is not completed on schedule, Troy Savings charges the borrower additional fees in connection with an extension of the loan. Troy Savings' staff underwriters have approval authority of up to $227,150. Loans in excess of $227,150 require approval of the Commercial Mortgage Credit Committee, and loans in excess of $1.5 million require approval of the Loan Committee of the Board of Trustees. Troy Savings will not make construction loans in excess of $1.5 million, or greater than 95% of the estimated cost of construction.

     Construction lending generally involves greater credit risk than permanent financing on owner-occupied real estate. The risk of loss is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction, compared to the estimated cost, including interest, of construction, and the ability of the builder to complete the project. If the estimate of the value proves to be inaccurate, then Troy Savings may be confronted with a project that, when completed, has a value which is insufficient to assure full repayment of the loan.

     Troy Savings also makes construction loans on commercial real estate projects where the borrowers are well known to Troy Savings, have the necessary liquidity and financial capacity to support the projects through to completion, and where the source of permanent financing, either Troy Savings or another institution, can be verified. All commercial real estate construction lending is done on a recourse basis. At September 30, 1998, Troy Savings had $10.1 million in outstanding commercial real estate construction loans.

     Commercial Real Estate Lending. Troy Savings originates commercial real estate loans primarily in its six county market area, as well as New York City and upstate New York, and to a lesser extent in other states. Approximately 15.9%, 2.8% and 9.0% of Troy Savings' commercial real estate loans are secured by real estate located in New York City, primarily Manhattan, Brooklyn and the Bronx, upstate New York and states other than New York, respectively. At September 30, 1998, Troy Savings' commercial real estate loan portfolio by sector is as follows: 35.7% in apartment buildings and cooperatives; 32.9% in office and warehouse buildings; 16.0% in retail buildings; 2.8% in not for profits; 4.7% in the hospitality industry; and 7.9% in other property types.


     The volume of Troy Savings' commercial real estate lending has been relatively consistent over the last three years. Troy Savings has originated $27.4 million, $30.5 million, and $25.4 million of new loans in fiscal years 1998, 1997 and 1996, respectively. As part of Troy Savings' commercial real estate lending marketing effort, Troy Savings' commercial real estate loan officers call on prospective borrowers, follow-up on branch walk-ins and referrals and interact with representatives of the local real estate industry.

     In addition to developing business, Troy Savings' commercial real estate loan officers are responsible for the underwriting of commercial real estate loans. Troy Savings' underwriting standards focus on a review of the potential borrower's cash flow, LTV ratios and rent-rolls, as well as the borrower's leverage and working capital ratios, the real estate securing the loan, personal guarantees and the borrowers' other on-going projects. In general, Troy Savings seeks to underwrite loans with an LTV ratio of 75% or less, although under certain circumstances it will accept an LTV ratio of up to 90%.

     Troy Savings assigns each commercial real estate loan a risk rating which focuses on the loan's risk of loss. Following the loan officer's initial underwriting and preparation of a credit memorandum, the loan file is reviewed by the Vice President and Director of Commercial Real Estate Lending who then has authority to approve the loan if the loan amount is less than $100,000, in the case of unsecured loans, and less than $227,150, in the case of loans secured by commercial real estate. Unsecured loans between $100,000 and $1.5 million and secured loans between $227,000 and $1.5 million require approval of Troy Savings' Commercial Mortgage Credit Committee. All loans in excess of $1.5 million require approval of the Loan Committee of the Board of Trustees.

     The commercial real estate loan officers are also responsible for monitoring Troy Savings' portfolio of commercial real estate loans on an on-going basis, which includes reviewing annual financial statements, verification that loan covenants have not been violated and property inspections. In addition, Troy Savings employs an annual review process in which an outside consultant, who was previously the director of commercial lending for a large New York commercial bank, reviews 75% to 80% of Troy Savings' commercial real estate portfolio to confirm Troy Savings' assigned risk rating and to review Troy Savings' overall monitoring of the loan portfolio.

     Commercial Business Lending. Since 1993, Troy Savings has actively sought to originate commercial business loans in its market area. During the year-ended September 30, 1998, Troy Savings originated $50.9 million commercial business loans. Troy Savings' commercial loans generally range in size up to $2.5 million, and all of the borrowers are located within Troy Savings' market area. Troy Savings offers both fixed rate loans, with terms ranging from three to seven years, and adjustable rate lines of credit. As of September 30, 1998, 44% of Troy Savings' outstanding commercial loan portfolio consisted of variable rate loan products. As a general rule, Troy Savings sets the interest rates on its loans based on Troy Savings' prime rate or other index rates, plus a premium, and its variable-rate loans reprice at least every 90 days. Troy Savings' commercial loans includes loans used for equipment financing, working capital and accounts receivable, and some of Troy Savings' outstanding loans are to a diverse customer base which includes manufacturers, wholesalers, retailers, service providers, educational institutions and government funded entities.

     Troy Savings solicits commercial loan business through its commercial loan officers who call on potential borrowers and follow-up on referrals from other Bank employees. The commercial loan officers market Troy Savings' commercial loan products by focusing on Troy Savings' competitive pricing, Troy

Savings' reputation for service and Troy Savings' ties to the local business communities. In many cases, Troy Savings' senior management, including the President, will meet with prospective borrowers.

     Troy Savings also has a small business lending program whereby Troy Savings lends money to small, locally owned and operated businesses. During the year-ending September 30, 1998, Troy Savings originated 146 new small business loans of up to $50,000, and as of September 30, 1998, Troy Savings had over $2.3 million of such loans outstanding. Many of Troy Savings' small business loans are secured by cash collateral or marketable securities or are guaranteed by the Small Business Administration.

     In addition to developing business, Troy Savings' commercial loan officers are responsible for the underwriting of the commercial loans and the monitoring of the ongoing relationship between the borrower and Troy Savings. Following the loan officer's initial underwriting and preparation of a credit memorandum, the potential loan is reviewed by the Vice President and Director of Commercial Lending who then has authority to approve the loan if the loan amount is less than $100,000. Loans between $100,000 and $1.0 million require approval of Troy Savings' Commercial Loan Credit Committee, and loans in excess of $1.0 million require approval of the Loan Committee of the Board of Trustees. Troy Savings' underwriting standards focus on a review of the potential borrower's cash flow, as well as the borrower's leverage and working capital ratios. To a lesser extent, Troy Savings will consider the collateral securing the loan and whether there is a personal guarantee on the loan.

     To assist with the initial underwriting and ongoing maintenance of Troy Savings' commercial loans, Troy Savings employs the same risk rating system as is used by Troy Savings' commercial real estate loan department. See
"-- Commercial Real Estate Lending." At the time a loan is initially underwritten, as well as every time a loan is reviewed, Troy Savings assigns a risk rating.

     Troy Savings monitors its commercial loan portfolio by closely watching all loans with a risk rating which indicates certain adverse factors, such as debt ratios or cash flow issues. In addition, Troy Savings receives delinquency reports beginning on the 10th of every month. If a loan payment is more than 20 days late, then the commercial loan officer begins active loan management, which initially will include calling the borrower or sending a written notice. Moreover, because Troy Savings' lines of credit expire every 12 months, or five months after the borrower's fiscal year end, and the borrower is required to renew the line of credit at such time, Troy Savings, in effect, reunderwrites the loan annually. Because a term loan often includes a line of credit, the status of the borrower and loan is reviewed annually because of the line of credit review. In all reviews, Troy Savings analyzes the borrower's most current financial statements, and in some cases will visit the borrower or inspect the borrower's business and properties.

     Other Consumer Lending. In addition to Troy Savings' residential mortgage and construction loans, Troy Savings offers a variety of other consumer credit products, including home equity lines of credit, variable rate or Creative Loans, fixed rate consumer loans and overdraft protection. The objective of Troy Savings' consumer lending program is to maintain a profitable loan portfolio and to serve the credit needs of Troy Savings' customers and the communities in which it does business, while providing for adequate liquidity, diversification and safe and sound banking practices.

     Troy Savings offers home equity lines of credit in amounts up to $100,000. The home equity lines of credit have fixed interest rates and are available only if the LTV ratio is less than 80%. Troy Savings' Creative Loans begin with a modest below market interest rate which increases each year, and are generally secured by personal property and do not carry prepayment penalties. The average balance on Troy Savings' Creative Loans for fiscal 1998 was $13.8 million.


     Troy Savings' fixed rate consumer loans are typically made to finance the purchase of new or used automobiles. In such cases, Troy Savings offers 100% financing on new automobiles with terms available up to 60 months and 80% financing on used automobiles with loan terms dependent upon the year of vehicles. Troy Savings also offers unsecured lines of credit or overdraft protection to credit qualified depositors who maintain checking accounts with Troy Savings. In addition to covering overdrafts on checking accounts, these unsecured lines of credit are accessible to borrowers from ATMs throughout the world.

     Troy Savings markets its consumer credit products through its branches, local advertisements and direct mailings. Applications can be completed at any branch of Troy Savings, and in most cases, Troy Savings will respond to a customer's completed credit application within 24 hours, including the funding of the loan if the borrower is approved. Individual authority to approve consumer loans varies by the amount of the loan and whether it is real estate related. Consumer loans are underwritten according to Troy Savings' Consumer Loans Underwriting practices, and loan approval is based primarily on review of the borrower's employment status, credit report and credit score.

     Loan Review. As part of the portfolio monitoring process, all commercial business loans, regardless of size, and all commercial real estate loans over $750,000 are subjected to an annual detailed loan review process. All classified loans (see below) in both portfolios are subjected to this process quarterly. Current financial information is analyzed and the loan rating is evaluated to determine if it still accurately represents the level of risk posed by the credit. These reviews are then reviewed by an outside consultant who opines on the reasonability of the loan officers' conclusions with respect to the loan's risk rating and the related allowance for loan loss, if any. For the classified loans, these quarterly reviews and review by the consultant are complemented by a quarterly loan officers' meeting with the consultant and Troy Savings' Chief Credit Officer. The conclusions reached at these meetings become an integral part of the quarterly analysis of loan loss reserve adequacy.

     Delinquent Loans. It is the policy of the management of Troy Savings to monitor Troy Savings' loan portfolio to anticipate and address potential and actual delinquencies. The procedures taken by Troy Savings vary depending on the type of loan.

     With respect to single family residential mortgage loans and consumer loans, when a borrower fails to make a payment on the loan, Troy Savings takes immediate steps to have the delinquency cured and the loan restored to current status. On the 15th of every month, the Credit Administration Department runs delinquency reports. Troy Savings' collection manager and her staff then contact the borrower by telephone to ascertain the reason for the delinquency and the prospects of repayment. Written notices are also sent at that time. The borrower is again contacted by telephone on the 20th and 26th of the month if payment has not been received. After 30 days another notice is sent and the borrower is reported as delinquent. The Credit Administration Department continues to call the borrower, and if payment has not been received by the 60th day, then another notice is sent informing the borrower that the loan must be brought current within the next 30 days or foreclosure proceedings will be commenced. Generally, Troy Savings does not accrue interest on loans more than 90 days past due. Troy Savings' procedures for single family residential loans which have previously been sold by Troy Savings but which Troy Savings currently services are identical during the first 60 days. After 60 days, Troy Savings follows the FreddieMac or applicable investor guidelines and timeframes regarding delinquent loan accounts.

     With respect to commercial real estate and commercial business loans, the Credit Administration Department delivers delinquency reports to the respective departments beginning on the 10th of every month. If a loan payment is more than 20 days late, then the loan officer begins active loan management.

     The following table sets forth Troy Savings' delinquent loans at the dates indicated.

                                                   SEPTEMBER 30, 1998                            SEPTEMBER 30, 1997
                                       -------------------------------------------   -------------------------------------------
                                              60-89             90 DAYS OR MORE             60-89             90 DAYS OR MORE
                                       --------------------   --------------------   --------------------   --------------------
                                        NUMBER    PRINCIPAL    NUMBER    PRINCIPAL    NUMBER    PRINCIPAL    NUMBER    PRINCIPAL
                                       OF LOANS    BALANCE    OF LOANS    BALANCE    OF LOANS    BALANCE    OF LOANS    BALANCE
                                       --------   ---------   --------   ---------   --------   ---------   --------   ---------
                                                                        (DOLLARS IN THOUSANDS)
Real estate loans:
    Residential mortgage............      10       $  710        42      $  2,811       20       $1,500        36      $  1,850
    Commercial mortgage.............       2          342         8         6,194        2        2,027         9         4,004
    Construction....................      --           --        --            --       --           --        --            --
                                          --       ------        --      --------       --       ------        --      --------
         Total real estate loans....      12        1,052        50         9,005       22        3,527        45         5,854
                                          --       ------        --      --------       --       ------        --      --------
Commercial business.................       3           11         5           215       --           --         7         1,017
Consumer loans:
    Home equity lines of credit.....      --           --         7           245       --           --         4           180
    Other consumer..................       3            9        14            50       --           --         9            41
                                          --       ------        --      --------       --       ------        --      --------
         Total consumer loans.......       3            9        21           295       --           --        13           221
                                          --       ------        --      --------       --       ------        --      --------
           Total loans..............      18        1,072        76         9,515       22        3,527        65         7,092
                                          ==       ======        ==      ========       ==       ======        ==      ========
Total delinquent loans to total
  loans.............................                                         2.27%                                         2.24%
                                                                         ========                                      ========
Total loans.........................                                     $465,581                                      $474,589
                                                                         ========                                      ========

                                                  SEPTEMBER 30, 1996
                                      -------------------------------------------
                                             60-89             90 DAYS OR MORE
                                      --------------------   --------------------
                                       NUMBER    PRINCIPAL    NUMBER    PRINCIPAL
                                      OF LOANS    BALANCE    OF LOANS    BALANCE
                                      --------   ---------   --------   ---------
                                                (DOLLARS IN THOUSANDS)
Real estate loans:
    Residential mortgage............     12       $  657        41      $  2,544
    Commercial mortgage.............      3          448        19         7,627
    Construction....................     --           --        --            --
                                         --       ------        --      --------
         Total real estate loans....     15        1,105        60        10,171
                                         --       ------        --      --------
Commercial business.................      1           20        10           287
Consumer loans:
    Home equity lines of credit.....      3           58         2            98
    Other consumer..................      2            5         3            14
                                         --       ------        --      --------
         Total consumer loans.......      5           63         5           112
                                         --       ------        --      --------
           Total loans..............     21        1,188        75        10,570
                                         ==       ======        ==      ========
Total delinquent loans to total
  loans.............................                                        2.58%
                                                                        ========
Total loans.........................                                    $456,126
                                                                        ========

                                                   SEPTEMBER 30, 1995                            SEPTEMBER 30, 1994
                                       -------------------------------------------   -------------------------------------------
                                              60-89             90 DAYS OR MORE             60-89             90 DAYS OR MORE
                                       --------------------   --------------------   --------------------   --------------------
                                        NUMBER    PRINCIPAL    NUMBER    PRINCIPAL    NUMBER    PRINCIPAL    NUMBER    PRINCIPAL
                                       OF LOANS    BALANCE    OF LOANS    BALANCE    OF LOANS    BALANCE    OF LOANS    BALANCE
                                       --------   ---------   --------   ---------   --------   ---------   --------   ---------
                                                                        (DOLLARS IN THOUSANDS)
Real estate loans:
    Residential mortgage............      22       $1,316        35      $  2,699       18       $  780        27      $  2,125
    Commercial mortgage.............       1           37        14         4,854        7        2,454        12         5,097
    Construction....................       1        1,200         1           116        1        1,200        --            --
                                          --       ------        --      --------       --       ------        --      --------
         Total real estate loans....      24        2,553        50         7,669       26        4,434        39         7,222
                                          --       ------        --      --------       --       ------        --      --------
Commercial business.................       3           80        10           548        2          424        17         1,240
Consumer loans:
    Home equity lines of credit.....       2          106        --            --        3          191        --            --
    Other consumer..................       5           26         3            35        2            2         1            --
                                          --       ------        --      --------       --       ------        --      --------
         Total consumer loans.......       7          132         3            35        5          193         1            --
                                          --       ------        --      --------       --       ------        --      --------
           Total loans..............      34        2,765        63         8,252       33        5,051        57         8,462
                                          ==       ======        ==      ========       ==       ======        ==      ========
Total delinquent loans to total
  loans.............................                                         2.67%                                         3.50%
                                                                         ========                                      ========
Total loans.........................                                     $412,912                                      $386,018
                                                                         ========                                      ========

     Classified Assets. Troy Savings' classification policies require the classification of loans and other assets such as debt and equity securities, considered to be of lesser quality, as "substandard," "doubtful" or "loss" assets. An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the borrower or of the collateral pledged, if any. Substandard assets include those characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Assets classified as "loss" are those considered uncollectible and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. At September 30, 1998, Troy Savings had classified $15.5 million and $811,000 of assets as "substandard" and "doubtful," respectively. At such date, Troy Savings did not have any assets classified as "loss."

     At September 30, 1998, Troy Savings had five lending relationships each with an outstanding principal balance in excess of $1.0 million which had an internal adverse classification. Each of the classified loans was a commercial real estate loan and classified as "substandard." A brief description of the loans follows:

     - Two commercial real estate loans to related borrowers. The outstanding principal balance of these loans is $3.2 million, and the loans are secured by warehouse industrial property and vacant land located outside of New York State. The loans are also personally guaranteed.

     - A $1.9 million commercial real estate loan secured by a multi-family residential property located outside of New York State. The property which secures the loan, prior to the borrower's purchase, was the subject of Troy Savings' foreclosure proceedings. As of the date of this prospectus, the loan is current and the borrower is seeking to refinance with other financial institutions.

     - A $2.0 million commercial real estate loan secured by a multi-building warehouse park in Troy Savings' market area. Monthly payments on this loan are received late. As of the date of this prospectus, the borrower is seeking to renegotiate the loan.

     - A $1.3 million commercial real estate loan secured by improved land located in Troy Savings' market area and subdivided into lots intended for office use. The loan is also personally guaranteed.

     - A $1.4 million commercial real estate loan secured by a multi-family residential apartment project located in upstate New York outside of Troy Savings' market area. The loan has been delinquent at various times.

     In addition to classified assets, Troy Savings also has certain "special mention" or watch list assets which have characteristics, features or other potential weaknesses that warrant special attention. At September 30, 1998, special mention assets totaled $2.4 million, or .33% of total assets.

     Non-Performing Assets. It is the policy of Troy Savings to place a loan on non-accrual status when the loan is contractually past due 90 days or more, or when, in the opinion of management, the collection of principal and/or interest is in doubt. At such time, all accrued but unpaid interest is reversed against current period income and, as long as the loan remains on non-accrual status, interest is recognized only when received, if considered appropriate by management. In certain cases, Troy Savings will not classify a loan which is contractually past due 90 days or more as non-accruing if management determines that the particular loan is well secured and in the process of collection. In such cases, the loan is simply reported as "past due." Loans are removed from non-accrual status when such loans become current as to principal and interest or when, in the opinion of management, the loans are expected to be fully collectible as to principal and interest. Troy Savings did not have any loans classified as 90 days past due and still accruing interest at September 30, 1998. In certain cases, Troy Savings will classify non-performing loans, which do not fall into the categories of non-accrual or past-due, as troubled debt restructuring ("TDRs"). TDRs are loans whose repayment criteria have been renegotiated to below market terms due to the borrowers' inability to repay the loans in accordance with the loans' original terms. At September 30, 1998, Troy Savings classified $2.1 million, or .29% of total assets, as TDRs.

     Troy Savings classifies property that it acquires as a result of foreclosure on a loan or settlement in lieu thereof as other real estate owned ("OREO"). Troy Savings records OREO at the lower of the unpaid principal balance or fair value at the date of acquisition and subsequently carries it at the lower of cost or net realizable value. At September 30, 1998, Troy Savings had $345,000 of OREO resulting from single family residential mortgage loans, and $1.5 million of OREO resulting from commercial real estate loans.

     The following table sets forth the amounts and categories of non-performing assets at the dates indicated.

                                                            AT SEPTEMBER 30,
                                           ---------------------------------------------------
                                            1998       1997       1996       1995       1994
                                           -------    -------    -------    -------    -------
                                                         (DOLLARS IN THOUSANDS)
Non-accrual loans:
  Real estate loans:
     Residential mortgage................  $ 2,900    $ 2,598    $ 3,418    $ 3,676    $ 2,664
     Commercial mortgage.................    6,327      3,438      6,613      4,241      4,430
     Construction........................       --        350        516         --         --
                                           -------    -------    -------    -------    -------
          Total real estate loans........    9,227      6,386     10,547      7,917      7,094
  Commercial business loans..............       31         33        105        236        810
  Home equity lines of credit............      259         --         --         --        136
  Other consumer loans...................       50         40         17          2         --
                                           -------    -------    -------    -------    -------
          Total non-accrual loans........    9,567      6,459     10,669      8,155      8,040
Loans contractually past due 90 days or
  more other than non-accruing...........       --         --         --          4         89
     Troubled debt restructurings........    2,081      2,256      1,810      3,602      4,136
                                           -------    -------    -------    -------    -------
          Total non-performing loans.....   11,648      8,715     12,479     11,761     12,265
  Other real estate owned assets:
     Residential real estate.............      345        589        622         67         84
     Commercial real estate..............    1,527      2,101      1,903      2,122      4,649
                                           -------    -------    -------    -------    -------
          Total other real estate
            owned........................    1,872      2,690      2,525      2,189      4,733
          Total non-performing assets....  $13,520    $11,405    $15,004    $13,950    $16,998
                                           =======    =======    =======    =======    =======
Allowance for loan losses................  $ 8,260    $ 6,429    $ 4,304    $ 4,297    $ 4,190
                                           =======    =======    =======    =======    =======
Allowance for loan losses as a percentage
  of non-performing loans................    70.91%     73.77%     34.49%     36.54%     34.16%
                                           =======    =======    =======    =======    =======
Non-performing loans as a percentage of
  total loans............................     2.50%      1.84%      2.74%      2.85%      3.18%
                                           =======    =======    =======    =======    =======
Non-performing assets as a percentage of
  total assets...........................     1.89%      1.72%      2.28%      2.22%      2.80%
                                           =======    =======    =======    =======    =======

     For the fiscal years ended 1998, 1997 and 1996, the gross interest income that would have been recorded had the non-accrual loans been on an accrual basis or had the rate not been reduced with respect to the loans restructured in trouble debt restructurings amounted to $591,000, $528,000, and $825,000, respectively. The amounts included in interest income on these loans were $411,000, $99,000, and $336,000 for the fiscal years ended 1998, 1997, and 1996, respectively.

     Allowance for Loan Losses. In originating loans, there is a substantial likelihood that loan losses will be experienced. The risk of loss varies with, among other things, general economic conditions, the type of loan, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the quality of the collateral securing the loan. In an effort to minimize loan losses, Troy Savings monitors its loan portfolio by reviewing delinquent loans and taking appropriate measures. In addition, with respect to Troy Savings' commercial real estate and commercial business loans, Troy Savings closely watches all loans with a risk rating that indicates potential adverse factors. Moreover, on an annual basis, Troy Savings reviews borrowers' financial statements, including rent-rolls if appropriate, and in some cases inspects borrowers' properties, in connection with the annual renewal of lines of credit. Troy Savings' outside consultant periodically reviews the credit quality of the loans in Troy Savings' commercial real estate and commercial business loan portfolios, and, together with Troy Savings' Commercial Loan Credit Committee, reviews on a quarterly basis all loans over $100,000 with a risk rating that indicates the loan has certain weaknesses.

     Based on management's on-going review of Troy Savings' loan portfolio, including the risks inherent in the portfolio, historical loan loss experience, general economic conditions and trends and other factors, Troy Savings maintains an allowance for loan losses to cover potential loan losses. The allowance for loan losses is established through a provision for loan losses charged to operations. The provision for loan losses is based upon a number of factors, including the historical loan loss experience, changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, industry trends, and general economic conditions that may affect borrowers' abilities to pay. Loans are charged against the allowance for loan losses when management believes that the collectibility of all or a portion of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb losses on existing loans that may become uncollectible based on evaluation of the collectibility of loans and prior loan loss experience. Based on information currently known to management, management considers the current level of reserves adequate to cover potential loan losses, although there can be no assurance that such reserves will in fact be sufficient to cover actual losses. At September 30, 1998, Troy Savings' allowance for loan losses was $8.3 million, or 1.77% of total loans, and 70.91% of non-performing loans at that date. Net charge-offs during the year ending September 30, 1998 were $2.2 million. As a result of the current level of nonperforming loans and net charge-offs, as well as consideration of the general economic trends in Troy Savings' market area, Troy Savings anticipates that the provision for loan losses will continue in the current range through at least fiscal 1999. There can be no assurance, however, that such loan losses will not exceed estimated amounts or that the provision for loan losses will not increase in future periods. Troy Savings will continue to monitor and modify its allowance for loan losses as conditions dictate.

     The following table is a summary of the activity in Troy Savings' allowance for loan losses for the last five years:

                                                      FOR THE YEARS ENDED SEPTEMBER 30,
                                             ----------------------------------------------------
                                               1998       1997       1996       1995       1994
                                             --------   --------   --------   --------   --------
                                                            (DOLLARS IN THOUSANDS)
Total loans outstanding (at end of
  period)..................................  $465,581   $474,589   $456,126   $412,912   $386,018
                                             ========   ========   ========   ========   ========
Average total loans outstanding (period to
  date)....................................  $467,406   $471,779   $432,569   $398,793   $369,669
                                             ========   ========   ========   ========   ========
Allowance for loan losses at beginning of
  period...................................  $  6,429   $  4,304   $  4,297   $  4,190   $  2,826
Loan charge-offs:
     Residential real estate...............      (521)      (320)      (578)      (199)       (99)
     Commercial real estate................    (1,612)    (1,286)      (165)      (392)      (197)
     Construction real estate..............      (130)      (140)      (401)       (82)        --
     Commercial business...................       (51)      (110)       (17)      (286)      (382)
     Home equity lines of credit...........        --         --         --         (3)        --
     Other consumer loans..................      (132)       (34)        (8)       (72)       (41)
                                             --------   --------   --------   --------   --------
          Total charge-offs................    (2,446)    (1,890)    (1,169)    (1,034)      (719)
Loan recoveries:
     Residential real estate...............       147         80         92         34         55
     Commercial real estate................        57         13         83         94         59
     Construction real estate..............        --         --         58         --         --
     Commercial business...................         4         12          9          9         12
     Home equity lines of credit...........        --         --          1          4         --
     Other consumer loans..................        19         10          5         35         27
                                             --------   --------   --------   --------   --------
          Total recoveries.................       227        115        248        176        153
Loan charge-offs (net of recoveries).......    (2,219)    (1,775)      (921)      (858)      (566)
Provision charged to operations............     4,050      3,900        928        965      1,930
                                             --------   --------   --------   --------   --------
Allowance for loan losses (at end of
  period)..................................  $  8,260   $  6,429   $  4,304   $  4,297   $  4,190
                                             ========   ========   ========   ========   ========
Ratio of net charge-offs during the period
  to average loans outstanding during the
  period...................................       .48%       .38%       .21%       .22%       .15%
                                             ========   ========   ========   ========   ========
Allowance as a percentage of non-performing
  loans....................................     70.91%     73.77%     34.49%     36.54%     34.16%
                                             ========   ========   ========   ========   ========
Allowance as a percentage of total loans
  (end of period)..........................      1.77%      1.35%       .94%      1.04%      1.09%
                                             ========   ========   ========   ========   ========

     The following table sets forth Troy Savings' percent of allowance for loan losses to total allowance and the percent of loans to total loans in each of the categories listed at the dates indicated. This allocation is based on management's assessment as of a given point in time of the risk characteristics of each of the component parts of the total loan portfolio and is subject to changes as and when the risk factors of each such component part change. The allocation is neither indicative of the specific amounts or the loan categories in which future charge-offs may be taken nor is it an indicator of future loss trends. The allocation of the allowance to each category does not restrict the use of the allowance to absorb losses in any category.

                                                                      SEPTEMBER 30,
                             ------------------------------------------------------------------------------------------------
                                          1998                             1997                             1996
                             ------------------------------   ------------------------------   ------------------------------
                                                   PERCENT                          PERCENT                          PERCENT
                                                   OF LOANS                         OF LOANS                         OF LOANS
                                      PERCENT OF   IN EACH             PERCENT OF   IN EACH             PERCENT OF   IN EACH
                                      ALLOWANCE    CATEGORY            ALLOWANCE    CATEGORY            ALLOWANCE    CATEGORY
                                       TO TOTAL    TO TOTAL             TO TOTAL    TO TOTAL             TO TOTAL    TO TOTAL
                             AMOUNT   ALLOWANCE     LOANS     AMOUNT   ALLOWANCE     LOANS     AMOUNT   ALLOWANCE     LOANS
                             ------   ----------   --------   ------   ----------   --------   ------   ----------   --------
                                                                  (DOLLARS IN THOUSANDS)
ALLOCATION OF ALLOWANCE FOR
  LOAN LOSSES:
Real estate loans:
    Residential mortgage...  $1,316     15.93%      43.50%    $  878     13.66%      45.23%    $  372      8.64%      44.92%
    Commercial mortgage....   3,964     47.99       35.69      3,240     50.39       38.89      2,624     60.97       42.01
    Construction...........     131      1.59        2.16        127      1.98        3.27        149      3.46        2.85
Commercial business
  loans....................   1,503     18.20        9.70      1,275     19.84        6.31        801     18.61        5.43
Home equity lines of
  credit...................      31       .37        1.84         31       .48        2.08         31       .72        2.06
Other consumer loans.......     488      5.91        7.18        278      4.32        4.33         96      2.23        2.88
Net deferred loan costs and
  unearned discount........      --        --       (.07)         --        --        (.11)        --        --        (.15)
Unallocated................     827     10.01          --        600      9.33          --        231      5.37          --
                             ------     -----       -----     ------     -----       -----     ------     -----       -----
        Total..............  $8,260       100%        100%    $6,429       100%        100%    $4,304       100%        100%
                             ======     =====       =====     ======     =====       =====     ======     =====       =====

                                                      SEPTEMBER 30,
                             ---------------------------------------------------------------
                                          1995                             1994
                             ------------------------------   ------------------------------
                                                   PERCENT                          PERCENT
                                                   OF LOANS                         OF LOANS
                                      PERCENT OF   IN EACH             PERCENT OF   IN EACH
                                      ALLOWANCE    CATEGORY            ALLOWANCE    CATEGORY
                                       TO TOTAL    TO TOTAL             TO TOTAL    TO TOTAL
                             AMOUNT   ALLOWANCE     LOANS     AMOUNT   ALLOWANCE     LOANS
                             ------   ----------   --------   ------   ----------   --------
                                                 (DOLLARS IN THOUSANDS)
ALLOCATION OF ALLOWANCE FOR
  LOAN LOSSES:
Real estate loans:
    Residential mortgage...  $  308      7.17%      46.92%    $  147      3.50%      45.53%
    Commercial mortgage....   2,549     59.32       41.60      2,720     64.92       44.23
    Construction...........     458     10.66        2.27        682     16.28        1.54
Commercial business
  loans....................     814     18.94        4.61        530     12.65        4.16
Home equity lines of
  credit...................      27       .63        2.09          7       .17        2.63
Consumer and other loans...      83      1.93        2.69         67      1.60        2.11
Net deferred loan costs and
  unearned discount........      --        --       (.19)         --        --        (.20)
Unallocated................      58      1.35          --         37       .88          --
                             ------     -----       -----     ------     -----       -----
        Total..............  $4,297       100%        100%    $4,190       100%        100%
                             ======     =====       =====     ======     =====       =====

SECURITIES

     Troy Savings separates its securities portfolio into securities available for sale and investment securities held to maturity. At September 30, 1998, Troy Savings had $197.8 million, or 27.6% of total assets in securities available for sale and $3.5 million, or .5% of total assets, in investment securities held to maturity. These portfolios consist primarily of U.S. government securities and agency obligations, corporate debt securities, municipal securities, mortgage-backed securities, mutual funds and equity securities. Troy Financial's management determines the appropriate classification of securities at the time of purchase. If management has the positive intent and ability to hold debt securities to maturity, then they are classified as investment securities held to maturity and are carried at amortized cost. Securities that are identified as trading account assets for resale over a short period are stated at fair value with unrealized gains and losses reflected in current earnings. All other debt and equity securities are classified as securities available for sale and are reported at fair value, with net unrealized gains or losses reported, net of income taxes, as a separate component of equity. At September 30, 1998, Troy Savings did not hold any securities considered to be trading securities. As a member of the FHLB of New York, Troy Savings is required to hold FHLB stock which is carried at cost because the FHLB stock is not marketable and may only be resold to the FHLB of New York.

     Troy Savings' investment policy focuses investment decisions on maintaining a balance of high quality, diversified investments. In making its investments, Troy Savings also considers liquidity, the potential need for collateral to be used for pledging purposes, and earnings. Investment decisions are made by Troy Savings' Trust and Investment Officer who has authority to purchase, sell or trade securities qualifying as eligible investments under applicable law and in conformance with Troy Savings' investment policy. In addition, Troy Savings' director of municipal finance is authorized to purchase municipal securities for Troy Savings' portfolio.

     Under Troy Savings' investment policy, securities eligible for Troy Savings to purchase include: U.S. Treasury Obligations, securitized loans from Troy Savings' loan portfolio, municipal securities, certain corporate obligations, equity mutual funds, common stock, preferred stock, convertible preferred, convertible notes and bonds, U.S. governmental agency or agency sponsored obligations, collateralized mortgage obligations and REMICs, banker's acceptances and commercial paper, certificates of deposit and federal funds.

     The following table sets forth the composition of Troy Savings' securities available for sale and investment securities held to maturity in dollar amounts and percentages at the dates indicated.

                                                             AT SEPTEMBER 30,
                                      ---------------------------------------------------------------
                                             1998                  1997                  1996
                                      -------------------   -------------------   -------------------
                                      CARRYING   PERCENT    CARRYING   PERCENT    CARRYING   PERCENT
                                       VALUE     OF TOTAL    VALUE     OF TOTAL    VALUE     OF TOTAL
                                      --------   --------   --------   --------   --------   --------
                                                          (DOLLARS IN THOUSANDS)
Securities available for sale (fair
  value):
     U.S. Government securities and
       agency obligations...........  $117,220     59.27%   $ 57,620     49.02%   $ 81,053     54.43%
     Obligations of states and
       political subdivisions.......    51,681     26.13      20,833     17.72       1,548      1.04
     Mortgage-backed securities.....     3,744      1.89       4,653      3.96       5,374      3.61
     Corporate debt securities......    16,984      8.59      27,168     23.11      53,959     36.23
     Mutual funds and marketable
       equity securities............     4,822      2.44       3,971      3.38       3,704      2.49
     Non-marketable equity
       securities...................     3,307      1.68       3,307      2.81       3,279      2.20
                                      --------    ------    --------    ------    --------    ------
          Total securities available
            for sale................   197,758    100.00%    117,552    100.00%    148,917    100.00%
                                      --------    ------    --------    ------    --------    ------
Investment securities held to
  maturity (amortized cost):
     U.S. Government securities and
       agency obligations...........        --        --          --        --          --        --
     Mortgage-backed securities.....     1,980     56.85%      2,497     62.42%      3,012     66.71%
     Corporate and other debt
       securities...................     1,503     43.15       1,503     37.58       1,503     33.29
                                      --------    ------    --------    ------    --------    ------
          Total investment
            securities held to
            maturity................     3,483    100.00%      4,000    100.00%      4,515    100.00%
                                      --------    ------    --------    ------    --------    ------
Total securities portfolio..........  $201,241              $121,552              $153,432
                                      ========              ========              ========

     The following table sets forth certain information regarding the carrying value, weighted average yields and contractual maturities of Troy Savings' debt securities available for sale and investment securities held to maturity portfolios as of September 30, 1998.

                                                        AT SEPTEMBER 30, 1998
                                   ---------------------------------------------------------------
                                                            MORE THAN ONE        MORE THAN FIVE
                                    ONE YEAR OR LESS     YEAR TO FIVE YEARS    YEARS TO TEN YEARS
                                   -------------------   -------------------   -------------------
                                              WEIGHTED              WEIGHTED              WEIGHTED
                                   CARRYING   AVERAGE    CARRYING   AVERAGE    CARRYING   AVERAGE
                                    VALUE      YIELD      VALUE      YIELD      VALUE      YIELD
                                   --------   --------   --------   --------   --------   --------
                                                       (DOLLARS IN THOUSANDS)
Securities available for sale
  (fair value):
    U.S. Government securities
      and agency obligations.....  $115,172     5.05%    $ 2,000      5.90%     $   48      7.95%
    Obligations of states and
      political
      subdivisions(1)............    27,656     5.79      23,160      6.22         273      6.34
    Mortgage-backed securities...        --       --         365      6.67       1,410      7.10
    Corporate debt securities....     3,024     5.61      13,960      5.55          --        --
                                   --------              -------                ------
        Total due................  $145,852     5.21%    $39,485      5.92%     $1,731      7.01%
                                   ========              =======                ======
Investment securities held to
  maturity (amortized cost):
    Mortgage-backed securities...        --       --          --        --         560      8.20
    Corporate debt securities....        --       --          --        --          --        --
                                   --------              -------                ------
        Total due................        --       --          --        --      $  560      8.20%
                                   ========              =======                ======

                                             AT SEPTEMBER 30, 1998
                                   -----------------------------------------
                                        MORE THAN
                                        TEN YEARS               TOTAL
                                   -------------------   -------------------
                                              WEIGHTED              WEIGHTED
                                   CARRYING   AVERAGE    CARRYING   AVERAGE
                                    VALUE      YIELD      VALUE      YIELD
                                   --------   --------   --------   --------
                                            (DOLLARS IN THOUSANDS)
Securities available for sale
  (fair value):
    U.S. Government securities
      and agency obligations.....   $   --        --%    $117,220     5.07%
    Obligations of states and
      political
      subdivisions(1)............      592      6.39       51,681     5.99
    Mortgage-backed securities...    1,969      7.37        3,744     7.19
    Corporate debt securities....       --        --       16,984     5.56
                                    ------               --------
        Total due................   $2,561      7.24%    $189,629     5.40%
                                    ======               ========
Investment securities held to
  maturity (amortized cost):
    Mortgage-backed securities...    1,420      8.60        1,980     8.49
    Corporate debt securities....    1,503      7.14        1,503     7.19
                                    ------               --------
        Total due................   $2,923      7.82%    $  3,483     7.92%
                                    ======               ========

---------------
(1) Weighted average yields are presented on a tax equivalent basis, using an assumed tax rate of 35%.

     The following is a more detailed discussion of Troy Savings' available for sale and investment securities held to maturity portfolios.

     U.S. Government Securities and Agency Obligations. Troy Savings invests in U.S. Treasury securities and debt securities issued by government agencies and government-sponsored agencies such as FannieMae, the FHLBs, GinnieMae and FreddieMac. At September 30, 1998, Troy Savings' investment in U.S. Treasury securities totaled $45.2 million, comprised of $10.2 million of U.S. Treasury Bills with an average yield of 4.59% and $35.0 million of U.S. Treasury Notes with an average coupon rate of 5.56% and an average yield of 4.84%. At September 30, 1998, all such securities were classified as available for sale. At the same date, Troy Savings also held, as available for sale, $71.9 million of non-government guaranteed bonds issued by the FHLB, FreddieMac and FannieMae. These securities had an average coupon rate and an average yield of 5.55% and 5.24%, respectively, and of these securities which were rated, all had ratings of "AAA" or higher. Troy Savings' investment policy limits the amount of U.S. government and agency obligations to 17% of Troy Savings' total assets or approximately $121.8 million.

     Corporate Debt Securities. Troy Savings' corporate debt securities portfolio, which at September 30, 1998, totaled $18.5 million, and consisted of general corporate obligations, public utility and telephone bonds. All of Troy Savings' corporate debt securities were rated "BBB" or higher, and $17.0 million and $1.5 million were classified as available for sale and held to maturity, respectively. Troy Savings' investment policy limits the amount of corporate debt securities to 25% of Troy Savings' Investment Securities portfolio or approximately $179.2 million.

     Municipal Securities. At September 30, 1998, $51.7 million, carrying value, of Troy Savings' securities consisted of tax exempt municipal bonds and notes, all of which were classified as available for sale. Of that $51.7 million, $33.2 million were invested in general obligation securities of jurisdictions in the State of New York, of which $27.8 million represented relationship investments in 54 separate municipalities, including counties, cities, school districts, towns, villages and fire districts. In addition, Troy Savings held $18.5 million in bonds of various municipalities throughout the United States. Troy Savings' municipal securities have an average maturity of 17 months and a taxable equivalent yield of 5.99% at September 30, 1998. Interest earned on municipal bonds is exempt from federal and state income taxes, and the average yield on municipal securities is 50 to 90 basis points higher than that of U.S. Treasury securities. Troy Savings' investment policy limits the amount of municipal securities to 15% of Troy Savings' total assets or approximately $107.5 million. Following the conversion, Troy Savings expects to invest in additional municipal securities.

     Equity Securities. At September 30, 1998, Troy Savings' equity securities portfolio totaled $8.1 million, all of which was classified as available for sale. The single largest investment in one issuer was $3.2 million of FHLB of New York common stock, which Troy Savings is required to hold as a member institution. At September 30, 1998, Troy Savings also had a $4.7 million investment in Federated mutual funds, consisting of $3.8 million in a Federated ARMs Fund, which invests primarily in adjustable and floating rate mortgage securities, and $885,000 in various other Federated mutual funds, which invest primarily in the common stock of nationally recognized corporations. Troy Savings' investment policy limits Troy Savings' investments in common and preferred stock and mutual funds to 3% of Troy Savings' total assets, or $21.5 million. The investment policy presently limits Troy Savings' investment in the securities of any single issuer to $500,000 and limits an investment in any stock mutual fund to .75% of total assets ($5.4 million at September 30, 1998).

SOURCES OF FUNDS

     Troy Savings' lending and investment activities are primarily funded by deposits, repayments and prepayments of loans and securities, proceeds from the sale of loans and securities, proceeds from maturing securities and cash flows from operations. In addition, Troy Savings borrows from the FHLB of New York to fund its operations.

     Deposits. Troy Savings offers a variety of deposit accounts with a range of interest rates and terms. Troy Savings' deposit accounts consist of interest bearing checking, non-interest bearing checking, business checking, regular savings, money market savings and time deposit accounts. Troy Savings' time deposit accounts range from three months to five years. In addition, Troy Savings offers IRAs and Keogh accounts. To enhance its deposit products and increase its market share, Troy Savings offers overdraft protection and direct deposit for its retail banking customers and cash management services for its business customers. In addition, Troy Savings offers a low-cost interest bearing checking account service to its customers over 55 years of age. Rates on deposit products are set by Troy Savings' ALCO Committee.

     At September 30, 1998, Troy Savings' deposits totaled $578.2 million or 92.1% of interest bearing liabilities. For the year ended September 30, 1998, the average balance of core deposits, which is defined to include NOW accounts, money market accounts, savings accounts and non-interest bearing checking accounts, totaled $321.4 million, or 54.5% of total average deposits. At September 30, 1998, Troy Savings had a total of $256.7 million in time deposit accounts, or 44.4% of total deposits, and $194.8 million had maturities of one year or less. See "Risk Factors -- Interest Rate Sensitivity."

     The flow of deposits is influenced significantly by general economic conditions, changes in interest rates and competition. Troy Savings' deposits are obtained primarily from the six counties in which Troy Savings' branches are located. Troy Savings relies primarily on the competitive pricing of its deposit products and customer service and long-standing relationships to attract and retain these deposits, although market interest rates and rates offered by competing financial institutions affect Troy Savings' ability to attract and retain deposits. Troy Savings uses traditional means of advertising its deposit products, including local radio and print media, and does not solicit deposits from outside its market area. In addition, Troy Savings does not use brokers to obtain deposits, and at September 30, 1998, Troy Savings had no brokered deposits.

     The following table sets forth Troy Savings' deposit flow schedule for the periods indicated.

                                                       MONEY      NOW/        TIME                           TOTAL NO.
                                           SAVINGS    MARKETS   SUPER NOW   DEPOSITS   DEMAND     TOTAL     OF ACCOUNTS
                                           --------   -------   ---------   --------   -------   --------   -----------
                                                                          (IN THOUSANDS)
BALANCE AS OF SEPTEMBER 30, 1995.........  $209,920   $11,280    $66,498    $249,491   $15,273   $552,462      72,531
    Net deposits (withdrawals)...........    (8,647)    2,078      1,967     (10,130)    4,319    (10,413)
    Interest credited....................     6,798       379      1,547      13,833        --     22,557
                                           --------   -------    -------    --------   -------   --------
BALANCE AS OF SEPTEMBER 30, 1996.........   208,071    13,737     70,012     253,194    19,592    564,606      71,458
    Net deposits (withdrawals)...........   (15,790)   (1,049)      (161)        (48)    1,968     15,080
    Interest credited....................     6,648       433      1,591      14,199        --     22,871
                                           --------   -------    -------    --------   -------   --------
BALANCE AS OF SEPTEMBER 30, 1997.........   198,929    13,121     71,442     267,345    21,560    572,397      70,185
    Net deposits (withdrawals)...........    (6,871)   (2,156)     3,057     (25,432)    9,556    (17,534)
    Interest credited....................     6,451       431      1,696      14,761        --     23,339
                                           --------   -------    -------    --------   -------   --------     -------
BALANCE AS OF SEPTEMBER 30, 1998.........  $198,509   $15,708    $76,195    $256,674   $31,116   $578,202      70,057
                                           ========   =======    =======    ========   =======   ========     =======

     The following table sets forth the dollar amount of deposits in the various types of deposit programs offered by Troy Savings as of the dates indicated.

                                                          BALANCE AS OF SEPTEMBER 30,
                                      -------------------------------------------------------------------
                                             1998                    1997                    1996
                                      -------------------   -----------------------   -------------------
                                                 PERCENT                  PERCENT                PERCENT
                                       AMOUNT    OF TOTAL     AMOUNT      OF TOTAL     AMOUNT    OF TOTAL
                                      --------   --------   ----------   ----------   --------   --------
                                                            (DOLLARS IN THOUSANDS)
Savings accounts....................  $198,509    34.33%     $198,929       34.75%    $208,071    36.85%
Time deposit accounts:
     2.00 - 2.99%...................       624      .11           257        0.04          252     0.05
     3.00 - 3.99%...................        58      .01             9          --        3,736     0.66
     4.00 - 4.99%...................    10,174     1.76         5,893        1.03       57,153    10.12
     5.00 - 5.99%...................   236,312    40.87       246,686       43.10      171,279    30.34
     6.00 - 6.99%...................     6,679     1.15        11,762        2.06       18,118     3.21
     7.00 - 7.99%...................     2,698      .47         2,578        0.45        2,500     0.44
     8.00 - 8.99%...................        12       --            53        0.01           65     0.01
     Over 9.00%.....................       117       02           107        0.02           91     0.02
                                      --------    -----      --------       -----     --------    -----
          Total.....................   256,674    44.39       267,345       46.71      253,194    44.85
Money market accounts...............    15,708     2.72        13,121        2.29       13,737     2.43
NOW and Super NOW accounts..........    76,195    13.18        71,442       12.48       70,012    12.40
                                      --------    -----      --------       -----     --------    -----
          Total interest bearing
            accounts................   547,086    94.62       550,838       96.23      545,014    96.53
Demand accounts.....................    31,116     5.38        21,560        3.77       19,592     3.47
                                      --------    -----      --------       -----     --------    -----
          Total deposits............  $578,202      100%     $572,397         100%    $564,606      100%
                                      ========    =====      ========       =====     ========    =====

     The following table sets forth, by various rate categories, the amount of Troy Savings' certificate of deposit accounts outstanding by maturities at the dates indicated.

                                             AMOUNT DUE AT SEPTEMBER 30, 1998
                               ------------------------------------------------------------
                               ONE YEAR    ONE TO       TWO TO       THREE TO    FIVE YEARS
                               OR LESS    TWO YEARS   THREE YEARS   FIVE YEARS    OR MORE      TOTAL
                               --------   ---------   -----------   ----------   ----------   --------
                                                           (IN THOUSANDS)
Time deposits accounts:
     2.00 - 2.99%............  $    624    $    --      $    --       $   --        $ --      $    624
     3.00 - 3.99%............        49          9           --           --          --            58
     4.00 - 4.99%............     8,376      1,699           99           --          --        10,174
     5.00 - 5.99%............   183,730     31,437       14,753        6,281         111       236,312
     6.00 - 6.99%............     1,847      4,832           --           --          --         6,679
     7.00 - 7.99%............        --      2,698           --           --          --         2,698
     8.00 - 8.99%............        12         --           --           --          --            12
     Over 9.00%..............       117         --           --           --          --           117
                               --------    -------      -------       ------        ----      --------
          Total..............  $194,755    $40,675      $14,852       $6,281        $111      $256,674
                               ========    =======      =======       ======        ====      ========

     At September 30, 1998, Troy Savings had outstanding $256.7 million in certificates of deposit accounts, maturing as follows:

                                                                           WEIGHTED
                      MATURITY PERIOD                          AMOUNT    AVERAGE RATE
                      ---------------                         --------   ------------
                                                              (DOLLARS IN THOUSANDS)
NON-JUMBO CDS (LESS THAN $100,000):
     Three months or less...................................  $ 46,731       5.33%
     Over three months through six months...................    59,597       5.22
     Over six months through 12 months......................    59,357       5.39
     Over 12 months.........................................    57,540       5.71
                                                              --------
          Total non-jumbo certificates of deposit...........  $223,225       5.41%
                                                              ========
JUMBO CDS ($100,000 OR MORE):
     Three months or less...................................  $  9,510       5.19%
     Over three months through six months...................    12,136       5.30
     Over six months through 12 months......................     7,424       5.45
     Over 12 months.........................................     4,379       5.97
                                                              --------
          Total jumbo certificates of deposit...............  $ 33,449       5.39%
                                                              ========

     Borrowings. The principal source of Troy Savings' borrowing is through FHLB advances and repurchase agreements. The FHLB system functions in a reserve credit capacity for member savings associations and certain other home financing institutions. Members of a FHLB are required to own capital stock in the FHLB, and, at September 30, 1998, Troy Savings owned approximately $3.2 million of FHLB capital stock. Troy Savings uses FHLB advances as an alternative funding source to fund its lending activities when it determines that it can profitably invest the borrowed funds over their term. As of September 30, 1998, Troy Savings had outstanding FHLB advances of approximately $44.9 million. Such borrowings had a weighted average interest rate of 5.8% and a weighted average term of eight years.

     At September 30, 1998, Troy Savings also had $2.5 million of borrowed funds in the form of securities sold under agreements to repurchase at an agreed upon price and date. Troy Savings generally enters into these agreements only as an accommodation to its business customers but may utilize this funding source more often in the future.

TRUST SERVICES

     The Trust Department of Troy Savings offers a full range of services, including living trusts, executor services, testamentary trusts, employee benefit plan management, custody services and investment management, primarily to corporations, unions and other institutions. The Trust Department has retained the services of two independent financial services firms to provide investment advice and to ratify the decisions of the Trust Department. Operation of the Trust Department is overseen by a Trust Committee which consists of two trust officers and four members of Troy Savings' board of trustees who rotate on a semi-annual basis. The Trust Department markets its services through its trust officers who call on Troy Savings' existing customers, Troy Savings' CSSRs and branch managers who cross-sell the Trust Department's services, and free seminars open to the public. As of September 30, 1998, the Trust Department managed over $294.4 million of assets, which includes $78.3 million over which the Trust Department has discretionary investment authority. The Trust Department's fee income, which totaled $459,000 for the year ended September 30, 1998, supplements Troy Savings' rate-sensitive interest income.

SAVINGS BANK LIFE INSURANCE

     Since 1939, Troy Savings, through its Savings Bank Life Insurance Department ("SBLI"), has been offering a wide variety of low-cost insurance policies, including whole life, single premium life, senior life and children's term, to its customers who live or work in the State of New York. New York law mandates that SBLI activities be segregated from those of Troy Savings and, while the SBLI does not directly affect Troy Savings' earnings, management believes that offering SBLI is beneficial to Troy Savings' relationship with its customers. The SBLI pays its own expenses and reimburses Troy Savings for expenses incurred on its behalf.

SUBSIDIARY ACTIVITIES

     The following are descriptions of Troy Savings' wholly owned subsidiaries, which, following the conversion, will be indirectly owned by Troy Financial.

     The Family Investment Services Co., Inc. The Family Investment Services Co. ("FISC"), which was incorporated in May 1989, is Troy Savings' wholly owed full-service brokerage firm, offering a complete range of investment products, including mutual funds and debt, equity and government securities, on a fee-per-transaction basis. FISC's goal is to market its products and services to Troy Savings' existing customers who seek alternatives to traditional financial institution savings products. As a complement to Troy Savings' municipal investment activities, FISC intends to begin underwriting general obligation securities of state and political subdivisions. FISC has two full time employees who interface with Troy Savings' branches to facilitate referrals from the CSSRs and branch managers, as well as one officer who assists customers with investment decisions and trading. As of September 1, 1998, FISC held approximately $61.3 million of customer assets. FISC is a member of the National Association of Securities Dealers and is insured by the Securities Insurance Protection Corporation.

     Family Mortgage Banking Co. FMB, which was incorporated in April 1987, is Troy Savings' wholly owned mortgage banking subsidiary. Troy Savings originates the majority of its residential real estate and residential construction loans through FMB.

     Other Subsidiaries.  Troy Savings has nine other wholly owned subsidiaries:
The Family Advertising Co. is an advertising agency; T.S. Capital has applied to the Small Business Administration to become a licensed Small Business Investment Corporation in order to offer small business loans and make investments in small businesses; The Family Insurance Agency, Inc. is an insurance agency that offers a full range of life and health insurance products, as well as taxed-deferred annuities; and T.S. Real Property Inc., Troy SB Real Estate Co., 32 Second Street, Camel Hill Corporation, 507 Heights Corp. and Realty Umbrella, Ltd. are all related to the management of, or investment in, Troy Savings' foreclosed or purchased real estate.

COMPETITION

     Troy Savings faces significant competition for both deposits and loans. The deregulation of the financial services industry and the commoditization of savings and lending products has led to increased competition among savings banks and other financial institutions for a significant portion of the deposit and lending activity that had traditionally been the arena of savings banks and savings and loan associations. Troy Savings competes for deposits with other savings banks, savings and loan associations, commercial banks, credit unions, money market mutual funds, insurance companies, brokerage firms and other financial institutions, many of which are substantially larger in size and have greater financial resources than Troy Savings.

     Troy Savings' competition for loans comes principally from savings banks, savings and loan associations, commercial banks, mortgage banks, credit unions, finance companies and other institutional lenders, many of whom maintain offices in Troy Savings' market area. Troy Savings' principal methods of competition include providing competitive loan and deposit pricing, personalized customer service, access to senior management of Troy Savings and continuity of banking relationships.

     Although Troy Savings is subject to competition from other financial institutions, some of which have much greater financial and marketing resources, Troy Savings believes it benefits by its position as a community oriented savings bank with a long history of serving its market area. See "Risk
Factors -- Competition." Management believes that the variety, depth and stability of the communities which Troy Savings services support the service and lending activities conducted by Troy Savings.

PROPERTIES

     Troy Savings currently conducts its business through 14 full-service banking offices. The following table sets forth Troy Savings' offices as of September 30, 1998.

                                                                                          NET BOOK VALUE
                                                               ORIGINAL                   OF PROPERTY OR
                                                                 YEAR       DATE OF         LEASEHOLD
                                                   LEASED OR   LEASED OR     LEASE       IMPROVEMENTS AT
LOCATION                                             OWNED     ACQUIRED    EXPIRATION   SEPTEMBER 30, 1998
--------                                           ---------   ---------   ----------   ------------------
HEADQUARTERS:
  Troy Office....................................   Owned        1871         N/A          $4,505,971(1)
  32 Second Street
  Troy, NY 12180

BRANCH OFFICES:
  Hudson Valley Plaza Office.....................  Leased        1983      12/31/05              26,150
  75 Vandenburgh Avenue
  Troy, NY 12180
  East Greenbush Office..........................   Owned        1969         N/A               113,004
  615 Columbia Pike
  East Greenbush, NY 12061
  Albany Office..................................   Owned        1995         N/A             1,743,465
  120 State Street
  Albany, NY 12207
  Watervliet Office..............................  Leased        1983       3/1/03               31,856
  1601 Broadway
  Watervliet, NY 12189
  Latham Office..................................  Leased        1989       6/30/99             407,433
  545 Troy-Schenectady Rd
  Schenectady, NY 12309
  Colonie Office.................................  Leased        1994       3/31/07              32,943
  103 Wolf Road
  Colonie, NY 12205
  Guilderland Office.............................  Leased        1997       6/9/07              324,790
  1704 Western Avenue
  Guilderland, NY 12203

                                                                                          NET BOOK VALUE
                                                               ORIGINAL                   OF PROPERTY OR
                                                                 YEAR       DATE OF         LEASEHOLD
                                                   LEASED OR   LEASED OR     LEASE       IMPROVEMENTS AT
LOCATION                                             OWNED     ACQUIRED    EXPIRATION   SEPTEMBER 30, 1998
--------                                           ---------   ---------   ----------   ------------------
  Schenectady Office.............................   Owned        1987         N/A               233,496
  1626 Union Street
  Schenectady, NY 12309
  Clifton Park Office............................   Owned        1972         N/A               199,842
  Routes 9 and 146
  Clifton Park, NY 12065
  Clifton Park-Hannaford Office..................  Leased        1995       8/14/00             115,537
  9 Clifton Country Road
  Clifton Park, NY 12065
  Quaker Road Office.............................   Owned        1995         N/A             1,713,275
  44 Quaker Road
  Queensbury, NY 12804
  Queensbury Office..............................  Leased        1979       9/30/04             171,449
  739 Upper Glen Street
  Queensbury, NY 12804
  Whitehall Office...............................   Owned        1971         N/A               246,247
  184 Broadway
  Whitehall, NY 12887

---------------
(1) The net book value of the headquarters will be reduced by an estimated $300,000 upon contribution of the Music Hall to the Music Hall Foundation.

LEGAL PROCEEDINGS

     Troy Savings is not a party to, nor is its property the subject of, any material pending legal proceeding, other than ordinary routine litigation incidental to the business of Troy Savings.

PERSONNEL

     As of September 30, 1998, Troy Savings had 215 full-time employees and 36 part-time employees. The employees are not represented by a collective bargaining unit, and Troy Savings believes that its relations with its employees is satisfactory. Troy Savings offers various employee benefits, including medical, dental and life insurance, and a pension and 401(k) savings plan.


                           REGULATION AND SUPERVISION


GENERAL

     Troy Savings is a New York-chartered mutual savings bank, and its deposit accounts are insured up to applicable limits by the FDIC under the Bank Insurance Fund. Troy Savings is subject to extensive regulation by the NYSBD as its chartering agency, and by the FDIC as the deposit insurer. After the conversion, Troy Savings will be a New York-chartered stock savings bank with deposits insured under the Bank Insurance Fund, and will continue to be subject to extensive regulation by the NYSBD and the FDIC. Except as otherwise indicated below, the discussion that follows of the regulations that currently apply to Troy Savings will apply to the same extent to Troy Savings after the conversion.

     Troy Savings must file reports with the NYSBD and the FDIC concerning its activities and financial condition, and it must obtain regulatory approval prior to entering into certain transactions, such as mergers with, or acquisitions of, other depository institutions and opening or acquiring branch offices. The NYSBD and the FDIC conduct periodic examinations to assess Troy Savings' compliance with various regulatory requirements, and to ascertain the condition of Troy Savings and ensure that Troy Savings is being operated in a safe and sound manner. This regulation and supervision is intended primarily for the protection of the deposit insurance funds and depositors. The regulatory authorities have extensive discretion in connection with the exercise of their supervisory and enforcement activities, including the setting of policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Troy Financial, as a bank holding company, also is required to file certain reports with, and otherwise comply with, the rules and regulations of the Federal Reserve and the NYSBD and with the rules and regulations of the Securities and Exchange Commission under the federal securities laws. Any change in the regulations governing Troy Savings or Troy Financial, whether by a bank regulatory agency or through legislation, could have a material adverse impact on Troy Savings and Troy Financial and their operations and shareholders.

     The following is a summary of laws and regulations applicable to Troy Savings and Troy Financial. The operations of Troy Savings and Troy Financial may be affected by legislative and regulatory changes as well as by changes in the policies of various regulatory authorities.

NEW YORK REGULATION OF TROY SAVINGS

     Powers. Troy Savings gets its lending, investment and other powers primarily from provisions of the New York Banking Law and regulations. Under these laws and regulations, savings banks, including Troy Savings, may invest in real estate mortgages, consumer and commercial loans, certain types of debt securities, including certain corporate debt securities and obligations of federal, state and local governments and agencies, certain types of corporate equity securities and certain other assets. A savings bank may also exercise trust powers upon approval of the New York Banking Board. The exercise of these lending, investment and other powers are limited by federal law and regulations. See "-- Federal Regulation of Troy Savings" and "-- Activity Restrictions on State-Chartered Banks."

     Community Reinvestment Act. The New York Banking Law, like the provisions of the federal Community Reinvestment Act ("CRA") discussed below, requires New York banking institutions to serve the credit needs of its local community ("NY CRA"). Under the regulations, the NYSBD makes biennial community reinvestment evaluations of each banking institution and assess each institution's compliance with the NY CRA. Troy Savings' latest NY CRA rating was "Outstanding."

     Dividends. Under the New York Banking Law, Troy Savings will not be able to declare, credit or pay any dividends if capital stock is impaired or would be impaired as a result of the dividend. In addition, the New York Banking Law provides that Troy Savings cannot declare and pay dividends in any calendar year in excess of its "net profits" for such year combined with its "retained net profits" of the two preceding years, less any required transfer to surplus or a fund for the retirement of preferred stock, without prior regulatory approval.

     Enforcement. Under the New York Banking Law, the New York Superintendent of Banks ("New York Superintendent") may issue an order to a New York-chartered banking institution to appear and explain an apparent violation of law, to discontinue unauthorized or unsafe practices and to keep prescribed books and accounts. The New York Superintendent also has authority to take possession of a New York banking organization under certain circumstances, including when it appears that the banking organization is conducting its business in an unauthorized or unsafe manner, is in an unsound or unsafe condition to transact its business or has an impairment of its capital.

FEDERAL REGULATION OF TROY SAVINGS

     Capital Requirements. The FDIC has adopted risk-based minimum capital regulations for insured state nonmember banks, such as Troy Savings. The regulations establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among insured depository institutions. Risk-based capital ratios are determined by allocating assets and specified off-balance sheet commitments to four risk-weighted categories ranging from 0% to 100%, with higher levels of capital required for the categories perceived as representing greater risk. State nonmember banks must maintain a minimum ratio of qualifying total capital to risk-weighted assets of 8.0%, and a minimum ratio of Tier 1 capital to risk-weighted assets of 4.0%. Tier 1 capital includes common equity, certain noncumulative perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries, less goodwill and certain other intangible assets, except mortgage servicing rights and purchased credit card relationships, subject to certain limitations. Total capital consists of Tier 1 capital plus supplementary (Tier 2) capital which includes, among other items, cumulative perpetual and long-term, limited-life, preferred stock, mandatory convertible securities, certain hybrid capital instruments, term-subordinated debt and the allowance for loan and lease losses, subject to certain limitations, less required deductions. In addition, insured state nonmember banks must maintain a ratio of Tier 1 capital to average total assets (leverage ratio) of at least 3% to 5%, depending on the bank's CAMELS rating.


     Capital requirements higher than these minimum requirements may be established for a particular bank if the FDIC determines that a bank's capital is, or may become, inadequate in view of its particular circumstances. Individual minimum capital requirements may be appropriate if a bank is receiving special supervisory attention, has a high degree of exposure to interest rate risk or poses other safety and soundness concerns. Troy Savings currently is not subject to any individually imposed minimum capital requirements.

     Failure to meet capital guidelines could subject Troy Savings to a variety of enforcement actions, including issuance of a capital directive, the termination of deposit insurance, a prohibition on the taking of brokered deposits, and certain other restrictions on its business. As described below, substantial additional restrictions can be imposed upon banks that fail to meet applicable capital requirements under the FDIC's prompt corrective action regulations.

     The FDIC assesses Troy Saving's exposure to declines in the economic value of the bank's capital due to changes in interest rates when assessing the bank's capital adequacy. Under such a risk assessment, examiners will evaluate Troy Savings' capital for interest rate risk on a case-by-case basis, with consideration of both quantitative and qualitative factors. Applicable considerations include the quality of the bank's interest rate risk management process, the overall financial condition of the bank and the level of other risks at the bank for which capital is needed. Institutions with significant interest rate risk may be required to hold additional capital.

     The following table shows Troy Savings' leverage ratio, its Tier 1 risk-based capital ratio, and its total risk-based capital ratio, at September 30, 1998, on a historical basis and a pro forma basis assuming the sale of shares at the maximum of the estimated price range.

                                                  ACTUAL            PRO FORMA          REQUIRED
                                              ---------------    ----------------    -------------
                                                             (DOLLARS IN THOUSANDS)
Regulatory Tier 1 leverage capital..........  $70,114    9.89%   $107,299   14.38%   $29,845   4.0%
Tier 1 risk-based capital...................   70,114   14.02     107,299   20.68     20,755   4.0
          Total risk-based capital..........   76,368   15.27     113,553   21.88     41,509   8.0

     As the preceding table shows, Troy Savings exceeded the minimum capital adequacy requirements at the date indicated.

     Activity Restrictions on State-Chartered Banks. Section 24 of the Federal Deposit Insurance Act generally limits the activities and investments of state-chartered insured banks and their subsidiaries to those permissible for federally chartered national banks and their subsidiaries, unless such activities and investments are specifically exempted by law or the FDIC determines that such activity or investment would pose no significant risk to the Bank Insurance Fund. Any bank that held, at the time of passage of Section 24, an impermissible investment or engaged in an impermissible activity and that did not receive FDIC approval to retain such investment or to continue such activity was required to submit to the FDIC a plan for divesting of such investment or activity as quickly and prudently as possible. In connection with the passage of Section 24, Troy Savings received approval from the FDIC to retain certain real estate investments until December 31, 1999.

     Enforcement. The FDIC has extensive enforcement authority over Troy Savings. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease and desist orders and to remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations and to unsafe or unsound practices.

     The FDIC is required, with certain exceptions, to appoint a receiver or conservator for an insured state bank if that bank is "critically undercapitalized." For this purpose, "critically undercapitalized" means having a ratio of tangible equity to total assets that is equal to or less than 2%. See "-- Prompt Corrective Action." The FDIC may also appoint a conservator or receiver for a state bank on the basis of the institution's financial condition or upon the occurrence of certain events, including:


     - insolvency;



     - substantial dissipation of assets or earnings through violations of law or unsafe or unsound practices;



     - existence of an unsafe or unsound condition to transact business;



     - likelihood that a bank will be unable to meet the demands of its depositors or to pay its obligations in the normal course of business; and



     - insufficient capital.


In the event of any such appointment, it is likely that stockholders of the institution would not receive anything for their interests in the institution and such interest ultimately would be extinguished.

     Deposit Insurance. Troy Savings is subject to quarterly payments on semiannual insurance premium assessments for its FDIC deposit insurance. The FDIC implements a risk-based deposit insurance assessment system. Deposit insurance assessment rates currently are within a range of $0.00 to $0.27 per $100 of insured deposits, depending on the assessment risk classification assigned to each institution. Under current FDIC assessment guidelines, Troy Savings expects that it will not incur any FDIC deposit insurance assessments for the first half of 1999. However, the deposit insurance assessments imposed by the FDIC are subject to change.

     Troy Savings is subject to assessments for the payments on the bonds issued in the late 1980's to recapitalize the former Federal Savings and Loan Insurance Corporation. The annual rate of assessments for the payments on the FICO bonds for the quarter beginning on January 1, 1999 was 1.22 basis points for BIF-assessable deposits and 6.1 basis points for SAIF-assessable deposits.

     FDIC insurance on deposits may be terminated by the FDIC, after notice and hearing, upon a finding by the FDIC that the insured bank has engaged or is engaging in unsafe or unsound practices, or is in an unsafe or unsound condition to continue operations as an insured bank, or has violated any applicable law, regulation, rule or order of, or condition imposed by or written agreement entered into with the FDIC.

     Community Reinvestment Act. Under the CRA, as implemented by FDIC regulations, a savings bank has an obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low- and moderate-income neighborhoods. The CRA requires the FDIC, in connection with its examination of a savings institution, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by the institution.

     The FDIC rates an institution based on its actual performance in meeting community needs. The evaluation system focuses on a lending test, an investment test, and a service test.

     In its most recent examination for CRA performance, Troy Savings received an "Outstanding" rating from the FDIC.

     Safety and Soundness Standards. Troy Savings is subject to certain FDIC standards designed to maintain the safety and soundness of individual banks and the banking system. The FDIC has prescribed safety and soundness guidelines relating to


     - internal controls, information systems and internal audit systems;



     - loan documentation;



     - credit underwriting;



     - interest rate exposure;



     - asset growth and quality;



     - earnings; and



     - compensation and benefit standards for officers, directors, employees and principal stockholders.


The guidelines are intended to set out standards that the FDIC will use to identify and address problems at institutions before capital becomes impaired. Institutions are required to, among other things, establish and maintain a system to identify problem assets and prevent deterioration of those assets in a manner commensurate with their size and the nature and scope of their operations. Furthermore, institutions must establish and maintain a system to evaluate and monitor earnings and ensure that earnings are sufficient to maintain adequate capital and reserves in a manner commensurate with their size and the nature and scope of their operation.

     A bank not meeting one or more of the safety and soundness guidelines may be required to file a compliance plan with the FDIC. In the event that an institution were to fail to submit an acceptable compliance plan or fail in any material respect to implement an accepted compliance plan within the time allowed by the FDIC, the institution would be required to correct the deficiency and the FDIC would also be authorized to:


     - restrict asset growth;



     - require the institution to increase its ratio of tangible equity to assets;



     - restrict the rates of interest that the institution may pay; or



     - take any other action that would better carry out the purpose of the corrective action.


Troy Savings believes it was in compliance with all such safety and soundness guidelines as of the date of this prospectus.

     The FDIC periodically conducts examinations of insured institutions and, based upon evaluations, may require a revaluation of assets of an insured institution and may require the establishment of specific reserves in amounts equal to the difference between such revaluation and the book value of the assets.

     Prompt Corrective Action. Under the FDIC's prompt corrective action regulations, insured institutions will be considered


     - "well capitalized" if the institution has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater, and a leverage ratio of 5% or greater (provided that the institution is not subject to an order, written agreement, capital directive or prompt corrective action directive to meet and maintain a specified capital level for any capital measure),



     - "adequately capitalized" if the institution has a total risk-based capital ratio of 8% or greater, a Tier 1 risk based capital ratio of 4% or greater and a leverage ratio of 4% or greater (3% or greater if the institution is rated composite CAMELS 1 in its most recent report of examination and is not experiencing or anticipating significant growth),



     - "undercapitalized" if the institution has a total risk-based capital ratio that is less than 8%, or a Tier 1 risk-based ratio of less than 4% and a leverage ratio that is less than 4% (3% if the institution is rated composite CAMELS 1 in its most recent report of examination and is not experiencing or anticipating significant growth),


     - "significantly undercapitalized" if the institution has a total risk-based capital ratio that is less than 6%, Tier 1 risk-based capital ratio of less than 3% or a leverage ratio that is less than 3%, and



     - "critically undercapitalized" if the institution has a ratio of tangible equity to total assets that is equal to or less than 2%.



Under certain circumstances, the FDIC can reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category, except that the FDIC may not reclassify a significantly undercapitalized institution as critically undercapitalized. At September 30, 1998, Troy Savings was classified as a "well capitalized" institution.


     An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to the FDIC. An undercapitalized institution also is generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the FDIC may take any other action that it determines will better carry out the purpose of prompt corrective action initiatives.

     Dividend Restrictions. Troy Savings is not permitted to pay dividends if, as the result of the payment, it would become undercapitalized, as defined in the prompt corrective action regulations of the FDIC. In addition, if Troy Savings becomes "undercapitalized" under the "prompt corrective action" initiatives of the FDIC, payment of dividends would be prohibited without the prior approval of the FDIC. Troy Savings also could be subject to these dividend restrictions if the FDIC determines that Troy Savings is in an unsafe or unsound condition or engaging in an unsafe or unsound practice.

     Required Reserves. Under Federal Reserve regulations, Troy Savings is required to maintain non-interest-earning reserves against its transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve regulations generally require that reserves of 3% must be maintained against aggregate transaction accounts of $46.5 million or less (subject to adjustment) and an initial reserve of $1,395,000 plus 10% (subject to adjustment between 8% and 14%) against that portion of total transaction accounts in excess of $46.5 million. The first $4.9 million of otherwise reservable balances (subject to adjustments) are exempted from the reserve requirements. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve, the effect of this reserve requirement is to reduce Troy Savings' interest-earning assets.

REGULATION OF TROY FINANCIAL

     New York Regulation. Under the New York Banking Law, certain companies owning or controlling banks are regulated as a bank holding company. For the purposes of the New York Banking Law, the term "bank holding company," is defined generally to include any "company" that, directly or indirectly, either controls the election of a majority of the directors of, or owns, controls or holds with power to vote more than 10% of the voting stock of


     - a bank holding company or,



     - if the company is a banking institution, another banking institution, or



     - each of two or more banking institutions.


An entity like Troy Financial controlling, directly or indirectly, only one banking institution will not be deemed to be a bank holding company for the purposes of the New York Banking Law. If Troy Financial, however, establishes or acquires a New York-chartered commercial bank and trust company, Troy Financial will be a "bank holding company" for purposes of New York Banking Law.

     Federal Regulation. Following the consummation of the conversion, Troy Financial will be subject to examination, regulation and periodic reporting under the Bank Holding Company Act of 1956, as amended ("BHC Act"), as administered by the Federal Reserve.

     The Federal Reserve has adopted capital adequacy guidelines for bank holding companies on a consolidated basis substantially similar to those of the FDIC for Troy Savings. See "-- Federal Regulation of Troy Savings -- Capital Requirements." On a pro forma basis after the conversion, Troy Financial's risk-based and leverage ratios will exceed these minimum capital requirements. A bank holding company's ability to pay dividends to its shareholders and expand its line of business through the acquisition of new banking subsidiaries can be restricted if its capital falls below levels established by the Federal Reserve guidelines. In addition, any bank holding company whose capital falls below levels specified in the guidelines can be required to implement a plan to increase capital.

     Prior Federal Reserve approval will be required for Troy Financial to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if, after giving effect to such acquisition, it would, directly or indirectly, own or control more than 5% of any class of voting shares of such bank or bank holding company. Troy Financial also will be required to obtain the prior approval of the Federal Reserve to acquire all, or substantially all, of the assets of any bank or bank holding company.

     In addition, a bank holding company is generally prohibited from engaging in, or acquiring direct or indirect control of any company engaged in, non-banking activities unless such activities have been found by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve has determined by regulation to be so closely related to banking as to be a proper incident thereto are:


     - making or servicing loans;



     - performing certain data processing services;



     - providing discount and full service brokerage services;



     - acting as fiduciary, investment or financial advisor,



     - leasing personal or real property;



     - making investments in corporations or projects designed primarily to promote community welfare; and



     - acquiring a savings and loan association.


     Troy Financial will be required to give the Federal Reserve prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, will be equal to 10% or more of Troy Financial's consolidated net worth. The Federal Reserve may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve order or directive, or any condition imposed by, or written agreement with, the Federal Reserve. Such notice and approval is not required for a bank holding company that would be treated as "well capitalized" under applicable regulations of the Federal Reserve, that has received a composite "1" or "2" rating at its most recent bank holding company inspection by the Federal Reserve, and that is not the subject of any unresolved supervisory issues.

     The Federal Reserve is empowered to initiate cease and desist proceedings and other supervisory actions for violations of the BHC Act, or the Federal Reserve regulations, orders or notices issued thereunder.

     The status of Troy Financial as a registered bank holding company under the BHC Act does not exempt it from certain federal and state laws and regulations applicable to corporations generally, including, without limitation, certain provisions of the federal securities laws.

     Under applicable regulations, Troy Financial will be restricted from repurchasing any of its common stock issued in the conversion prior to the first anniversary of the conversion without the prior approval of the New York Superintendent and, if necessary, the FDIC. During the second and third years after the conversion,

Troy Financial may not acquire in excess of five percent of the common stock during any 12-month period without the prior approval of the New York Superintendent. In reviewing whether to permit stock repurchases, the New York Superintendent will review, among other things, the financial condition and capital structure of Troy Financial, and its prospects for future earnings.

ACQUISITION OF TROY FINANCIAL

     New York Change in Bank Control Restrictions. The New York Banking Law generally requires prior approval of the New York Banking Board before any action is taken that causes any company to acquire direct or indirect control of a banking institution that is organized in the State of New York. For this purpose, the term "company" is defined to include corporations, partnerships and other types of business entities, chartered or doing-business in New York, and an individual or combination of individuals acting in concert and residing or doing business in New York, and the term "control" is defined generally to mean the power to direct or cause the direction of the management and policies of the banking institution and is presumed to exist if the company owns, controls or holds with power to vote 10% or more of the voting stock of the banking institution.

     Federal Restrictions. Under the federal Change in Bank Control Act ("CBCA"), a notice must be submitted to the Federal Reserve if any person (including a company), or group acting in concert, seeks to acquire 10% or more of Troy Financial's shares of common stock. Under the CBCA, the Federal Reserve takes into consideration certain factors, including the financial and managerial resources of the acquirer, the convenience and needs of the communities served by Troy Financial and Troy Savings, and the competitive effects of the acquisition.

     Under the BHC Act, any company would be required to obtain prior approval from the Federal Reserve before it could acquire "control" of Troy Financial within the meaning of the BHC Act. Control generally is defined for these purposes to mean the ownership, control or power to vote 25% or more of any class of voting securities of Troy Financial, the ability to control in any manner the election of a majority of Troy Financial's directors, or to otherwise have the power to exercise a controlling influence over the management or policies of Troy Financial.

FEDERAL HOME LOAN BANK SYSTEM

     Troy Savings is a member of the FHLB System. The FHLB provides a central credit facility primarily for member institutions. Troy Savings, as a member of FHLB of New York, is required to acquire and hold shares of capital stock in that FHLB in an amount equal to the greater of 1.0% of the aggregate principal amount of its unpaid residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, 5% of its FHLB advances outstanding, or one per cent of thirty per cent of total assets. At September 30, 1998, Troy Savings owned $3.2 million of FHLB common stock.

     Advances from the FHLB of New York are secured by a member's shares of stock in the FHLB of New York, certain types of mortgages and other assets. Interest rates charged for advances vary depending upon maturity and cost of funds to the FHLB of New York. As of September 30, 1998, Troy Savings had $44.9 million of outstanding advances from the FHLB of New York.

                                    TAXATION


FEDERAL TAXATION

     General. Troy Financial and Troy Savings will report their income on a consolidated basis, using a fiscal year ending September 30 and the accrual method of accounting and will be subject to federal income taxation in the same manner as other corporations with certain exceptions, including recapture of portions of Troy Savings' tax reserve for bad debts, discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to Troy Savings or Troy Financial. Based on the Internal Revenue Service ("IRS") and New York State statutes of limitations for tax examinations, Troy Savings cannot be examined for fiscal 1994 or earlier. No IRS or New York State tax examinations have been completed for any years subsequent to fiscal 1994.

     Bad Debt Reserves. The Small Business Job Protection Act of 1996 (the "1996 Act") made significant changes to the federal income tax rules concerning a savings institution's deduction for additions to its bad debt reserves and the recapture (i.e., inclusion in taxable income) of certain portions of the reserve. The effect of the 1996 Act on Troy Savings is discussed below. Before enactment of the 1996 Act on August 20, 1996, Troy Savings could take a federal income tax deduction for annual additions to its reserve for bad debts, within specified formula limits. Troy Savings' deduction with respect to "qualifying loans," which generally were loans secured by certain interests in real property, could be computed using an amount based on a six-year moving average of Troy Savings' actual loss experience (the "Experience Method"), or a percentage equal to 8% of Troy Savings' taxable income (the "PTI Method"), computed without regard to this deduction, with certain additional modifications and reduced by the amount of any permitted addition to the non-qualifying reserve. Troy Savings' deduction with respect to non-qualifying loans was required to be computed under the Experience Method. Each year, Troy Savings adopted the most favorable method to calculate the deduction.

     The 1996 Act. Under the 1996 Act, for its taxable year beginning October 1, 1996 and thereafter, Troy Savings is not permitted to make additions to its bad debt reserves for tax purposes. Instead, Troy Savings is required to utilize the specific charge-off method for bad debts. In addition, Troy Savings is required to recapture (i.e., take into income) over a six-year period the excess of the balance of its tax bad debt reserves as of September 30, 1996 over the balance of such reserves as of September 30, 1988. As of September 30, 1996, Troy Savings' tax bad debt reserve exceeded the balance of the reserve as of September 30, 1988 by $1.4 million and Troy Savings will be required to include such excess in its taxable income, ratably over the six taxable year period beginning October 1, 1998.


     Distributions. Under the 1996 Act, if Troy Savings makes "non-dividend distributions" to Troy Financial, such distributions will be considered to have been made from Troy Savings' unrecaptured tax bad debt reserves, including the balance of its reserves as of September 30, 1988, to the extent thereof, and an amount based on the amount distributed (but not in excess of such reserves) will be included in Troy Savings' taxable income. Non-dividend distributions is defined as distributions in excess of Troy Savings' current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of Troy Savings' current or accumulated earnings and profits will not be so included in Troy Savings' taxable income. The amount of additional taxable income created from a non-dividend distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after conversion, Troy Savings makes a non-dividend distribution to Troy Financial, approximately one and one-half times the amount of such distribution (but not in excess of the amount of such reserves) would be includable in income for federal income tax purposes, assuming a 35% federal corporate income tax rate. See "Regulation and Supervision" and "Dividend Policy" for limits on the payment of dividends by Troy Savings. Troy Savings does not intend to pay dividends that would result in a recapture of any portion of its tax bad debt reserves.


     Corporate Alternative Minimum Tax. The IRC imposes a tax on a corporation's alternative minimum taxable income ("AMTI") at a rate of 20%. The excess of the bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method is treated as a preference item for purposes of computing the AMTI. Only 90% of AMTI can be offset by net operating loss carryforwards. The adjustment to AMTI based on book income will be an amount equal to 75% of the amount by which a corporation's adjusted current earnings exceeds its AMTI (determined without regard to this adjustment and prior to reduction for net operating losses). In addition, for taxable years beginning after December 31, 1986 and before January 1, 1996, an environmental tax of .12% of the excess of AMTI (with certain modifications) over $2 million, was imposed on corporations, including Troy Savings, whether or not an Alternative Minimum Tax ("AMT") is paid. Troy Savings does not expect to be subject to the AMT.


     Dividends Received Deduction. Troy Financial may exclude from its income 100% of dividends received from Troy Savings as a member of the same affiliated group of corporations. The corporate dividends received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which Troy Financial and Troy Savings do not file a consolidated tax return, except that if Troy Financial and Troy Savings own more than 20% of the stock of a corporation distributing a dividend, then 80% of any dividends received may be excluded.



                    MANAGEMENT OF TROY FINANCIAL CORPORATION


DIRECTORS OF TROY FINANCIAL CORPORATION


     The Board of Directors of Troy Financial is divided into three classes, as nearly equal in number as possible, and consists of nine directors. Each director serves until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such director's earlier death, resignation or removal. The following table sets forth information regarding the directors of Troy Financial, each of whom will be an initial director upon completion of the conversion and is currently a trustee of Troy Savings.



                                                   AGE AS OF           POSITIONS(S) HELD
NAME                                           DECEMBER 31, 1998      WITH TROY FINANCIAL       TERM EXPIRES
----                                           -----------------      -------------------       ------------
Daniel J. Hogarty, Jr. ......................                      Chairman of the Board;
                                                      59           President; Chief Executive
                                                                   Officer                          2000
George H. Arakelian..........................                      Director                         2001
                                                      64
Richard B. Devane............................                      Director                         2001
                                                      64
Michael E. Fleming...........................                      Director                         2002
                                                      68
Willie Anderson Hammett......................                      Director                         2000
                                                      54
Thomas B. Healy..............................                      Director                         2000
                                                      52
Keith D. Millsop.............................                      Director                         2002
                                                      72
Edward G. O'Haire............................                      Director                         2001
                                                      67
Marvin L. Wulf...............................                      Director                         2002
                                                      73



     The biographical information of each director is set forth below under "-- Biographical Information." Initially the directors of Troy Financial will not receive additional fees for their services as directors of Troy Financial. See "-- Compensation of Trustees" for a discussion of fees paid to trustees of Troy Savings.

EXECUTIVE OFFICERS OF TROY FINANCIAL


     The executive officers of Troy Financial are the same as the executive officers of Troy Savings. They are appointed annually and hold office until their respective successors are chosen and qualified or until their death, earlier resignation or removal from office. The following table sets forth information regarding the executive officers of Troy Financial and Bank.



                                                         AGE AS OF                POSITION(S) HELD
NAME                                                 DECEMBER 31, 1998      WITH TROY FINANCIAL AND BANK
----                                                 -----------------      ----------------------------
Daniel J. Hogarty, Jr. ............................         59           Chairman of the Board of Troy
                                                                           Financial; Trustee of Troy
                                                                           Savings; President and Chief
                                                                           Executive Officer of Troy
                                                                           Financial and Troy Savings
Kevin M. O'Bryan...................................         49           Senior Vice President; Secretary
Michael C. Mahar...................................         51           Senior Vice President
Edward M. Maziejka, Jr. ...........................         39           Vice President and Chief Financial
                                                                           Officer



     The biographical information for each executive officer is set forth below under "-- Biographical Information."


     Since the formation of Troy Financial, none of the executive officers, directors or other personnel has received remuneration from Troy Financial. Executive officers of Troy Financial will be compensated as described below under "Management of Troy Savings."


                        MANAGEMENT OF TROY SAVINGS BANK


TRUSTEES OF THE TROY SAVINGS BANK


     The direction and control of Troy Savings has been vested in its Board of Trustees. Upon consummation of the conversion, each of the current trustees of Troy Savings will become directors of the stock-chartered Bank for terms that expire in the same year as their respective terms on the Board of Troy Financial. The directors will be divided into three classes, as nearly in number as possible, with the terms of office of one class expiring each year. Members of each class shall be elected for the term of three years and until their successors are elected and qualified. The following table sets forth information regarding the Board of Trustees of Troy Savings.


                                                    POSITIONS HELD
NAME                                               WITH TROY SAVINGS       TRUSTEE SINCE
----                                               -----------------       -------------
Daniel J. Hogarty, Jr. ......................  President; Chief
                                               Executive
                                                   Officer; Trustee            1985
George H. Arakelian..........................  Trustee                         1988
Richard B. Devane............................  Trustee                         1970
Michael E. Fleming...........................  Trustee                         1981
Willie Anderson Hammett......................  Trustee                         1990
Thomas B. Healy..............................  Trustee                         1995
Keith D. Millsop.............................  Trustee                         1979
Edward G. O'Haire............................  Trustee                         1979
Marvin L. Wulf...............................  Trustee                         1973

BIOGRAPHICAL INFORMATION

  Trustees of Troy Savings

     Daniel J. Hogarty, Jr. joined Troy Savings in 1985 and has been Troy Savings' President, Chief Executive Officer and trustee since that time. Mr. Hogarty also serves as President and/or Director of nine of Troy Savings' subsidiaries.

     George H. Arakelian has served as a trustee of Troy Savings since 1988. Mr. Arakelian is President and Chairman of the Board of Standard Manufacturer Co., Inc., a manufacturer of outerwear and sportswear located in Troy, New York.

     Richard B. Devane has served as a trustee of Troy Savings since 1970. Mr. Devane is President of Devane, Inc., a floor contractor, and is a real estate broker with Devane Realty, both of which are located in Troy, New York.

     Michael E. Fleming, DDS has served as a trustee of Troy Savings since 1980. Dr. Fleming is an orthodontist practicing in Troy, New York.

     Willie A. Hammett has served as a trustee of Troy Savings since 1990. Mr. Hammett is Vice President of Student Services at Hudson Valley Community College located in Troy, New York.

     Thomas B. Healy has served as a trustee of Troy Savings since 1995. Mr. Healy is Senior Vice President of Investments at Prudential Securities, Inc. located in Albany, New York.

     Keith D. Millsop has served as a trustee of Troy Savings since 1979. Mr. Millsop is a retired Manager of Industrial Relations at Ford Motor Company's Plant in Green Island, New York.


     Edward G. O'Haire has served as a trustee of Troy Savings since 1979. Mr. O'Haire is President of Ryan & O'Haire Agency, Inc. located in Troy, New York.


     Marvin L. Wulf has served as a trustee of Troy Savings since 1973. Mr. Wulf is an Economic Development Specialist for the City of Troy, New York.

EXECUTIVE OFFICERS OF TROY SAVINGS WHO ARE NOT TRUSTEES

     Kevin M. O'Bryan joined Troy Savings in 1976 and is a Senior Vice President and Troy Savings' Chief Credit Officer and Secretary. Mr. O'Bryan's primary responsibilities include oversight of all of Troy Savings' lending departments. Prior to his appointment as Senior Vice President and Chief Credit Officer in 1992, Mr. O'Bryan has held numerous positions in Troy Savings' commercial mortgage department. Mr. O'Bryan is also Secretary and Director of FMB, Troy S.B. Real Estate Co., Inc., The Family Advertising Co., T.S. Real Property, Inc., Realty Umbrella, Ltd., and 32 Second Street, Inc., all of which are subsidiaries of Troy Savings. Mr. O'Bryan is also President and Director of Camel Hill Corporation, 507 Height, and T.S. Capital Corp., which are also subsidiaries of Troy Savings.

     Michael C. Mahar joined Troy Savings in 1988 and is a Senior Vice President of Troy Savings. Mr. Mahar's primary responsibilities include oversight of Troy Savings' retail banking, deposit services, sales and marketing, and operations. Prior to that appointment in 1992, Mr. Mahar was the director of Troy Savings' commercial lending program.

     Edward M. Maziejka, Jr. joined Troy Savings in 1988 and is Troy Savings' Chief Financial Officer. Prior to that appointment in 1993, Mr. Maziejka was Vice President of Financial Administration of Troy Savings. Mr. Maziejka is also Treasurer and Director of FMB, Troy S.B. Real Estate Co., Inc., The Family Advertising Co., T.S. Real Property, Inc., Realty Umbrella, Ltd., and 32 Second Street, Inc., all of which are subsidiaries of Troy Savings. Mr. Maziejka also serves as Assistant Treasurer of The Family Insurance Agency, Inc., as Treasurer and Secretary of T.S. Capital Corp., and as Secretary, Treasurer and Director of Camel Hill Corporation, which are also subsidiaries of Troy Savings.

MEETINGS AND COMMITTEES OF THE BOARDS OF TROY SAVINGS

     The Board of Trustees of Troy Savings meets at least monthly and may have additional special meetings as may be called by the President or one-third of the trustees. During the fiscal year ended September 30, 1998, the Board of Trustees held 16 meetings. No trustee attended fewer than 98% in the aggregate of the total number of meetings of the Board or committees on which such trustee served for the year ended September 30, 1998. There are currently five committees of the Board of Trustees consisting of the Audit and Examining Committee, the Compensation Committee, the Loan Committee, the Executive Committee and the Trust Committee. Subsequent to the conversion, the Board of Trustees may consider and make revisions to the current structure of its committees.

COMPENSATION OF TRUSTEES

     Trustees of Troy Savings receive fees of $1,375 per board meeting attended and fees ranging from $250 to $850 per committee meeting attended, depending on the type of committee. Subsequent to the conversion, Troy Financial and Troy Savings intend to engage a compensation consultant to study the level and structure of compensation paid to the directors and trustees, as compared to similarly situated publicly traded financial institutions and, upon review of such study, may revise the amount of fees paid to such director and trustees.

TRUSTEES EMERITUS

     Troy Savings' Bylaws require that a trustee retire at the end of the calendar year in which the trustee reaches the age of 75. Troy Savings' Bylaws also permit the Board of Trustees, upon a majority vote, to elect as a Trustee Emeritus a trustee, who so requests, and who has served Troy Savings for at least 20 years and who is at least 70 years old. Trustees Emeritus may attend all regular meetings of the Board and may take part in the Board's discussions, but shall not be eligible to vote. In addition, Trustees Emeritus are not counted for the purpose of determining a quorum, and Trustees Emeritus may be removed by a majority vote of the Board of Trustees. Upon conversion, Trustees Emeritus will receive the same meeting fees as trustees of Troy Savings.

HONORARY TRUSTEES

     Troy Savings' Bylaws also permit the Board of Trustees to elect Honorary Trustees by a majority vote. Honorary Trustees are elected for three year terms, and may attend all regular meetings of the Board and may take part in the Board's discussions. Honorary Trustees may not vote, receive any compensation or be counted for the purpose of determining any quorum.

EXECUTIVE COMPENSATION

     The following table sets forth the cash and certain other compensation paid by Troy Savings for services rendered in all capacities during the year ended September 30, 1998, to the President and Chief Executive Officer and all executive officers who received compensation in excess of $100,000.


                                                                        LONG TERM
                                                                   COMPENSATION AWARDS
                                                              ------------------------------
                                 ANNUAL COMPENSATION(1)        RESTRICTED
NAME AND                     ------------------------------       STOCK                           ALL OTHER
PRINCIPAL POSITIONS          YEAR   SALARY ($)    BONUS ($)   AWARDS ($)(3)   OPTIONS (#)(3)   COMPENSATION(4)
-------------------          ----   ----------    ---------   -------------   --------------   ---------------
Daniel J. Hogarty, Jr. ....  1998    $577,967(2)     --            --               --             $10,000
  President and Chief
  Executive Officer
Kevin M. O'Bryan...........  1998    $154,048        --            --               --             $ 8,789
  Senior Vice President,
  Chief Credit Officer
  and Secretary

---------------


(1) For fiscal year ended September 30, 1998, there were no perquisites with an aggregate value for any named individual in excess of the lesser of $50,000 or 10% of the individual's salary and bonus or other annual compensation not categorized as salary or bonus.



(2) Includes deferred compensation of $98,000.



(3) As a mutual institution, Troy Savings does not have any stock based plans. Troy Financial does, however, intend to adopt such plans following the conversion.



(4) Reflects matching contributions made by Troy Savings under a 401(k) plan.


REPORT OF INDEPENDENT COMPENSATION CONSULTANT

     Pursuant to the NYSBD's regulations governing the conversion, Troy Savings must obtain the opinion of an independent compensation consultant as to whether or not the total compensation for the executive officers, directors or trustees of Troy Savings, viewed as a whole and on an individual basis, is reasonable and proper in comparison to the compensation provided to executive officers, directors or trustees of similar publicly traded financial institutions. Troy Savings has obtained two opinions from William M. Mercer, Incorporated, which provide that, based upon public data of similarly situated publicly traded financial institutions operating in the relevant markets as of December 18, 1998, with respect to the total cash compensation (base salary and annual incentive) for executive officers and total compensation for trustees of Troy Savings, such compensation, viewed as a whole and on an individual basis, is reasonable in comparison to the total compensation (base salary, annual incentives and estimated present value of long-term incentives) provided by similarly situated publicly-traded financial institutions, and that, with respect to the amount of shares of common stock to be reserved under the ESOP and Equity Compensation Plan that such amounts reserved for granting are reasonable in comparison to similar publicly traded financial institutions.

BENEFIT PLANS

  Employment and Employment Protection Agreements

     Upon the conversion, Troy Financial and Troy Savings intend to enter into employment agreements with three executive officers, including Messrs. Hogarty and O'Bryan (the "Employment Agreements") and employment protection agreements with four other officers (the "Employment Protection Agreements").

     The following summarizes the principal terms of the Employment Agreements:

     - term -- initially three-years, with possible year-to-year renewals;

     - specified annual salary, plus annual cost of living and merit increases;

     - discretionary bonuses;

     - participation in all benefit and compensation plans; and

     - car or automobile allowance.

As of September 30, 1998, the base salaries for Messrs. Hogarty and O'Bryan are $600,000 and $160,000, respectively.

     Troy Financial and Troy Savings may terminate an executive officer's employment at any time during the term of an Employment Agreement. Unless the termination is for "cause" (as defined in the Employment Agreement), Troy Financial and Troy Savings will be required to pay the following amounts to the executive officer:

     - three times the executive officer's annual base salary plus bonus; and

     - the value of the additional retirement benefits that the executive officer would have been entitled to receive under Troy Savings' qualified benefit plans and Supplemental Retirement and Benefits

       Restoration Plan ("Supplemental Plan") if the executive officer had continued to be employed for three years.

The foregoing amounts will be paid in a lump sum. Troy Financial and Troy Savings will also provide the terminated executive:

     - insurance and other non-pension benefits for three years;

     - outplacement services;

     - indemnification and director and officer liability insurance

     In addition, following a termination without cause, the executive officer will be fully vested, except to the extent limited by applicable regulations, in:

     - stock options;

     - Restricted Stock;

     - the Supplemental Plan; and

     - any other benefit that would otherwise be forfeited

     If an executive officer terminates his employment with "good reason" (as defined in the Employment Agreements), the above provisions will also apply, as if Troy Financial and Troy Savings had terminated his employment without cause.

     If the executive officer is subject to the federal excise tax imposed on excess parachute payments, Troy Financial and Troy Savings will pay to the executive officer a gross-up amount sufficient, after all taxes, to pay the excise tax and any interest and penalties. However, if making the gross-up payment would not produce a net after-tax benefit to the executive officer of at least $50,000 more than the amount the executive officer could receive without paying the excise tax, the amounts payable to the executive officer will be reduced as necessary to avoid the excise tax.

     After termination, the executive officer cannot have any other employment during a specified noncompetition period with a substantial competitor of Troy Savings or Troy Financial if:

     - the executive officer terminates his employment without consent and without good reason or

     - Troy Financial and Troy Savings terminate the officer's employment for cause.

     The noncompetition period is one year or the remaining term of the agreement plus six months, whichever is less. A substantial competitor means a:

     - commercial or savings bank,

     - savings and loan association, or

     - mortgage banking company, or

     - a holding company affiliate of any of the foregoing

The Employment Agreements also contain provisions relating to unauthorized disclosure of confidential information and return of written materials upon termination of employment.

     The principal terms of the Employment Protection Agreements are:

     - term -- initially three-years, with possible renewals;

     - no severance or other compensation following termination of employment except in the context of a change of control;

     - severance is payable if either before and in connection with a change of control, or within up to two years after a change of control:

     - Troy Financial and Troy Savings terminate the officer's employment without cause (as defined in the Employment Protection Agreement); or

     - the officer terminates employment with "good reason" (as defined in the Employment Protection Agreement);

     - severance amount is two times the officer's annual salary;

     - if severance is payable, employee welfare benefits continue for two years after the termination; and

     - except to the extent limited by applicable regulations, stock options, Restricted Stock and other equity compensation arrangements, and deferred compensation and other employee benefits that would otherwise be forfeited are fully vested.

However, severance and other benefits, including accelerated vesting, will be limited to the maximum amount that can be paid to the officer without constituting an "excess parachute payment" under the IRC.

     For purposes of the Employment Protection Agreements, a "change of control" means any of the following:

     - the acquisition by any individual, entity or group (a "Person") of beneficial ownership of 20% or more of either:

        (a) the outstanding shares of Troy Financial's common stock or

        (b) the combined voting power of Troy Financial's outstanding voting securities that are entitled to vote generally in the election of directors ("Voting Securities"),

            except that the following will not constitute a change of control:

                any acquisition:

            (1) directly from Troy Financial,

            (2) by Troy Financial,

            (3) by any employee benefit plan or trust of Troy Financial or Troy
                Savings, or

            (4) pursuant to a transaction that complies with clauses (a), (b)
                and (c) of the second bullet below.

     - individuals who, as of the conversion, constituted the "Incumbent Board" (as defined) cease for any reason to constitute at least a majority of Troy Financial's Board of Directors;

     - a reorganization, merger or consolidation or sale or other disposition of all or substantially all of Troy Financial's assets or Troy Financial's acquisition of the stock or assets of another entity (a "Business Combination"), unless:

        (a) the beneficial owners of Troy Financial's outstanding common stock and Voting Securities, respectively, beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock (the "Resulting common stock") and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (the "Resulting Voting Securities"), as the case may be, of the corporation resulting from the Business Combination (the "Resulting Corporation") in substantially the same proportions as before,

        (b) no Person, excluding any employee benefit plan or trust of Troy Financial or Troy Savings or of the Resulting Corporation, beneficially owns, directly or indirectly, 20% or more of the Resulting common stock or the combined voting power of the Resulting Voting Securities, except to the extent of the Person's ownership before the Business Combination and

        (c) at least a majority of the members of the board of directors of the Resulting Corporation were members of the Incumbent Board; or

     - approval by Troy Financial's stockholders of a complete liquidation or dissolution of Troy Financial.

  Employee Severance Compensation Plan

     Upon conversion, Troy Savings intends to establish an Employee Severance Compensation Plan (the "Severance Plan") which will provide eligible employees with severance pay benefits in the event of termination of employment after a change of control (as defined above). Management personnel with Employment Agreements or Employment Protection Agreements will not be eligible to participate in the Severance Plan. Generally, after a change of control, each full-time employee whose employment is terminated without cause (as defined in the Severance Plan) or who terminates his employment for good reason (as specified in the Severance Plan), will be entitled to receive two-weeks' pay for each year of service, up to a maximum of one year's salary.

  Other Benefit Plans

     General. Troy Savings currently provides customary hospitalization, major medical and prescription drug benefits to employees, on a self-funded basis (up to applicable stop loss insurance amounts). Troy Savings also provides life and disability insurance to employees and certain health care and life insurance benefits to retired employees.

     Defined Benefit Pension Plan. Troy Savings maintains a non-contributory defined benefit pension plan covering substantially all of its full-time salaried employees (the "Pension Plan"). A participant is 100% vested after five years of service, upon attaining normal retirement age or upon a change of control (as defined above).

     The normal retirement benefit (generally at age 65) is based on the participant's highest three-year average annual base earnings during the participant's final 10-years of participation, subject to a limitation on the amount of compensation that can be taken into account under the IRC. The annual benefit provided to a participant at normal retirement age is:

     - 2% of average annual earnings, times years of credited service, up to
       32.5 years, plus

     - .4% of average annual earnings that exceed 50% of the Social Security wage base, times years of credited service, up to 30 years.

     An unreduced annual retirement benefit, calculated in the same manner as described above, will be provided to a participant who:

     - is eligible for an early retirement benefit (generally age 60 with five years of service or age 55 with 10 years of service) and elects to defer the payment of the benefit to normal retirement age;

     - has attained age 60 and completed 30 years of service, or attained age 62 and completed 25 years of service, and elects to receive payment of the benefit before normal retirement age; or

     - postpones annual benefits beyond normal retirement age.

If a participant begins receiving early retirement benefits before satisfying the foregoing age and service requirements, his benefits will be actuarially reduced.

     The Pension Plan also provides a surviving spouse benefit if the participant dies before retirement or other termination of employment with a vested retirement benefit.

     The following table sets forth, as of September 30, 1998, estimated annual pension benefits for individuals at age 65 payable in the form of a life annuity under the most advantageous plan provisions for various levels of compensation and years of service. The figures in this table are based upon the assumption that the Pension Plan continues in its present form and do not reflect Social Security benefits and benefits payable under the ESOP. At September 30, 1998, the estimated years of credited service of Messrs. Hogarty and O'Bryan were 13 and 22 years, respectively.

                          [INSERT PENSION PLAN TABLE]

     401(k) Savings Plan. Troy Savings has a qualified, tax-exempt savings plan with a cash or deferred feature qualifying under Section 401(k) of the IRC (the "401(k) Plan"). All salaried or commissioned employees who have attained age 21 and completed one year of employment are eligible to participate. Participants may contribute from 2% to 15% of their base compensation to the 401(k) Plan on a pre-tax basis. At present, Troy Savings makes a matching contribution equal to 50% of the participant's pre-tax contributions, up to a maximum of 3% of the participant's compensation.

     All participants' pre-tax contributions plus earnings are fully vested. Matching contributions become vested at a rate of 20% per year of service, beginning when the employee has completed two years of service. A participant also will be fully vested if he becomes disabled, reaches age 65 or dies, or if a change of control (as defined above) occurs.

     Participants may direct the investment of amounts contributed to their 401(k) Plan accounts. Troy Savings intends to amend the 401(k) Plan to permit participants to invest in Troy Financial's common stock as one of the investment options. The following provisions will apply to investments in Company stock:

     - the 401(k) Plan will purchase common stock from Troy Financial or in open market transactions;

     - the 401(k) Plan trustee will vote the common stock in accordance with participants' directions, subject to the 401(k) Plan and applicable law;

     - the trustee will vote shares of common stock as to which no directions are received from participants in accordance with its fiduciary duties;

     - the trustee will also follow the directions of participants in determining whether to tender shares of common stock in response to any tender offer and will not tender shares for which no instructions are received.

     Participants are permitted to borrow against their account balances in the 401(k) Plan and are eligible to receive hardship distributions from their pre-tax contributions. For the year ended September 30, 1998, Troy Savings' contributions to the 401(k) Plan on behalf of Messrs. Hogarty and O'Bryan were $10,000 and $8,789, respectively.

     Employee Stock Ownership Plan. In connection with the conversion, Troy Savings intends to implement the ESOP. The ESOP will be a noncontributory, tax-qualified stock purchase plan that invests primarily in common stock of Troy Financial. The ESOP will be designed to meet the applicable requirements of a leveraged employee stock ownership plan as described in the IRC and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, as such, the ESOP will be permitted to borrow in order to finance purchases of common stock.

     Troy Financial anticipates that it will lend enough money to the ESOP so that it can purchase 8% of the common stock issued in the conversion, including shares contributed to the Community Foundation. Troy Financial's loan will be secured by the common stock purchased by the ESOP. Common stock purchased with the loaned funds will be held in a suspense account under the ESOP and will be released for allocation to participants' accounts as payments of principal and interest are made on the loan. The term of the loan will be 10-15 years. The ESOP trustee will allocate released shares to participants' accounts on an annual basis, generally in proportion to their compensation for the year. The ESOP will repay the loan from contributions received from Troy Savings (and dividends paid on the purchased shares that have not been allocated to participants' accounts, if any). The loan will bear interest, based on prevailing market rates. Subject to limitations imposed by the IRC, Troy Savings will be entitled to a federal income tax deduction for the amounts it contributes to the ESOP.

     All employees of Troy Savings will be eligible to participate in the ESOP after they attain age 21 and complete one year of service during which they work at least 1,000 hours. A participant will become vested in his ESOP account at a rate of 20% per year commencing upon completion of two years of service and, after completing six years of service, a participant will be 100% vested in his or her ESOP account. An ESOP participant will be fully vested in the event of disability, death, attainment of age 65 or a change of control (as defined above).

     ESOP participants generally will be entitled to receive distributions from their ESOP accounts only upon termination of service, except for certain diversification distributions provided for under the IRC. Participants will not incur federal income taxes until a distribution is made.

     Participating employees will be entitled to instruct the trustee of the ESOP as to how to vote the shares held in their accounts. The ESOP trustee will vote unallocated shares, and allocated shares as to which no instructions are received, in the same manner, on a proportionate basis, as the allocated shares for which it receives instructions, subject to the requirements of ERISA. The trustee will similarly follow the instructions of participants with respect to allocated shares in determining how to respond to a tender offer with respect to Troy Financial's common stock and will not tender allocated shares for which it does not receive instructions. The trustee will decide whether to tender unallocated shares consistently with ERISA. The trustee will not be affiliated with Troy Financial.

     The ESOP may be amended by the Board of Directors of Troy Savings, except that no amendment may be made which would reduce the vested interest of any participant or divert assets of the ESOP trust fund away from the exclusive benefit of participants or their beneficiaries.

     Future purchases by the ESOP of common stock from Troy Financial or in the market, which are not currently contemplated, would be subject to applicable laws, regulations and market conditions.

     Long-Term Equity Compensation Plan. Troy Financial and Troy Savings believe that the conversion will enhance their ability to attract and retain directors and key personnel because it will be able to offer stock options and other stock-related incentive programs after the conversion. Troy Financial intends to adopt a Long-Term Equity Compensation Plan (the "Equity Compensation Plan") and to submit it to its stockholders for their approval (at a meeting to be held no earlier than six months following the conversion). The objective of the Equity Compensation Plan will be to provide directors, officers, employees and independent contractors with a proprietary interest in Troy Financial as an incentive to contribute to its success.

     The Equity Compensation Plan will consist of a stock option plan and the MRP. Troy Financial anticipates that the Equity Compensation Plan will permit Troy Financial to grant:

     - stock options intended to qualify as incentive options under Section 422 of the IRC ("Incentive Options") to officers and other employees,

     - stock options that do not qualify as Incentive Options ("Non-Statutory Options") to directors, officers, employees and independent contractors; and

     - shares of common stock, which may be made subject to vesting restrictions (Restricted Stock), to directors, officers, employees and independent contractors (including Trustees Emeritus).

     Troy Financial plans to reserve a number of shares equal to 10% of the shares of common stock issued in the conversion, including shares contributed to the Community Foundation (or 1,048,653 shares based upon the issuance of 10,486,530 shares), for options issued under the Equity Compensation Plan. Assuming stockholders approve the Equity Compensation Plan, Troy Financial plans to contribute cash to a trust established under the Plan so that the trust can buy 4% of the shares of common stock issued in the conversion, including shares contributed to the Community Foundation (that is, 419,461 shares assuming 10,486,530 shares are issued), that will be used for grants of Restricted Stock under the MRP. Alternatively, Troy Financial may reserve an equivalent number of its authorized but unissued shares for grants of

Restricted Stock. Troy Financial expects that the Equity Compensation Plan will remain in effect for 10 years.

     If Troy Financial implements the Equity Compensation Plan within one year following the conversion, applicable regulations provide that:

     - no individual officer or employee may receive more than 25% of the options or Restricted Stock;

     - non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the options or Restricted Stock;

     - the exercise price of options cannot be lower than the market price on the grant;

     - vesting of Restricted Stock and options may not be accelerated except upon death or disability.

     A compensation committee of Troy Financial's directors will administer the Equity Compensation Plan. Each member of the compensation committee will be a "non-employee director," as defined in regulations issued by the SEC, and an "outside director," as defined under Section 162(m) of the IRC. The compensation committee will have the authority to grant options and Restricted Stock and to determine whether options will be Incentive Options. When the compensation committee grants an option, it will specify the number of shares subject to the option, the exercise price, the manner of exercise and any vesting or other restrictions.

     The option exercise price of an Incentive Option may not be less than 100% of the fair market value of the common stock on the grant date (110% if an Incentive Option is granted to on owner of more than 10% of the outstanding common stock). The maximum option term is 10 years (five years if an Incentive Option granted to an owner of more than 10% of the outstanding common stock). The Equity Compensation Plan will specify a maximum number of shares that may be covered by options granted to any employee in any calendar year. There is a $100,000 limit on the value of stock (determined at the time of grant) covered by Incentive Options that first become exercisable by an employee in any calendar year. The compensation committee will specify the number of shares of Restricted Stock it grants to an eligible individual and the nature of the vesting and other restrictions that apply to each grant.

     Troy Financial expects that options granted pursuant to the Equity Compensation Plan generally will be exercisable for at least three months after a participant's terminates employment or service, unless the compensation committee determines otherwise. Troy Financial anticipates that Restricted Stock will vest ratably over five years and that unvested shares will be forfeited upon a voluntary termination of employment without "good reason" or involuntary termination of employment for "cause." However, in the event of death, disability or a change of control, options and Restricted Stock will be vested and exercisable for up to one year, or such other period as determined by the compensation committee, subject to applicable regulatory requirements and, unless otherwise determined by Troy Financial, to limitations to prevent such accelerated vesting from constituting an excess parachute payment under the IRC. Incentive Options and Restricted Stock awards will be non-transferable and non-assignable (except at death). In its discretion, the compensation committee may allow an optionee to transfer nonqualified options for estate planning purposes.

     Appropriate adjustments will be made to shares available under the Equity Compensation Plan and to shares covered by outstanding awards to reflect changes in Troy Financial's capitalization.

     The Equity Compensation Plan will provide that Troy Financial's Board of Directors may amend it prospectively, except that stockholder approval will be required if necessary to satisfy IRC requirements for Incentive Options or to enable nonqualified options to meet the definition of qualified performance related compensation under Section 162(m) of IRC.

     The grant of an option under the Equity Compensation Plan will not be a taxable event. When a participant in the Equity Compensation Plan exercises a Non-Statutory Option, he generally will recognize ordinary income equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise and Troy Financial generally will be entitled to a business expense deduction in the same amount. Different rules may apply if the common stock is subject to restrictions.

     An employee will not recognize taxable income upon exercise of an Incentive Option, except that alternative minimum tax may apply. Gain realized upon a sale of shares received pursuant to the exercise of an Incentive Option will be taxed as long-term capital gain if the employee has held the shares for at least two years after the grant date and for one year after the date of exercise of the option. Troy Financial will not be entitled to any business expense deduction with respect to the grant or exercise of an Incentive Option, except as discussed below.

     If an employee does not complete the special holding period set forth above, he will recognize ordinary income when he disposes of the shares, generally in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the option exercise price (or, if less, the amount of gain recognized on the disposition). Any remaining gain will be taxed as long- or short-term capital gain, depending upon how long the shares were held. If Troy Financial complies with applicable reporting requirements, it will be allowed a business expense deduction to the extent the employee recognizes ordinary income.

     The grant of shares of Restricted Stock will not be a taxable event if the shares are subject to a substantial risk of forfeiture, unless the recipient makes a special tax election under Section 83(b) of the IRC within 30 days after the grant. Upon the vesting of shares of Restricted Stock (assuming no Section 83(b) election), the grantee will realize ordinary income equal to the value of the shares that become vested and Troy Financial will generally be entitled to a deduction for tax purposes in the same amount, except as limited by Section 162(m) of the IRC, if the employee's annual compensation exceeds $1 million. If the grantee makes a Section 83(b) election, he will realize ordinary income as of the grant date in an amount equal to the value of the shares at that time and Troy Financial generally will be entitled to a deduction in a like amount. A who makes grantee a Section 83(b) election will not be entitled to any tax deduction if he subsequently forfeits the shares.

     If an employee becomes vested in an option or in shares of Restricted Stock because of a change of control, the employee may be subject to an additional 20% excise tax if he has an "excess parachute payment" under the IRC. In that case, Troy Financial would not be allowed to claim a deduction for the amount that constituted an excess parachute payment.

  Supplemental Retirement and Benefit Restoration Plan

     Troy Savings intends to implement a non-tax qualified Supplemental Retirement and Benefit Restoration Plan (the "Supplemental Plan") to provide additional benefits to designated employees. Troy Savings anticipates that three executive officers, including Messrs. Hogarty and O'Bryan, will participate in the Supplemental Plan. Participants will receive additional retirement benefits that cannot be provided under Troy Savings' qualified retirement plans, because of limitations in effect under the IRC. In addition, the Supplemental Plan will make up for benefits lost under the ESOP allocation procedures if participants retire or otherwise terminate employment before the ESOP has repaid the funds it will borrow to purchase common stock.

     Each participant in the Supplemental Plan will be entitled to an annual pension amount at age 65 equal to 65% of his average annual earnings (the "Pension Amount"), reduced by any amounts actually payable under the Pension Plan and, in Mr. Hogarty's case, by $26,000 per year. The benefit will be fully vested upon completion of five years of service (including service before adoption) and will be reduced in proportion to years of service if the participant retires or terminates employment before age 65. No more than $500,000 of Mr. Hogarty's annual compensation will be counted. In the event of the participant's death, the Pension Amount (reduced by the death benefit payable under the Pension Plan) will be paid to his surviving spouse for life, beginning when the participant would have reached age 65. The Pension Amount will be actuarially reduced if benefits are before the participant attains (or would have attained) age 65, unless the participant is eligible for an unreduced early retirement benefit under the Pension Plan, and will be reduced by the benefit payable at that time under the Pension Plan.

     Each participant in the Supplemental Plan will also be entitled to an annual defined contribution amount, based on the matching contribution Troy Savings would make to the 401(k) Plan if the participant made the maximum allowable pre-tax contribution, and there were no nondiscrimination limitations, reduced by the maximum matching contribution that could actually be made under such circumstances, but applying existing nondiscrimination provisions. The defined contribution amounts will be reflected in a bookkeeping account on Troy Savings' books and will be credited with earnings based on the performance of investments selected by the participant. The defined contribution amounts will be fully vested and will be paid in a lump sum upon the participant's retirement or other termination of employment.


     Each participant in the Supplemental Plan will also be entitled, at retirement or other termination of employment, to an additional benefit if shares have not been allocated under the ESOP because the ESOP has not repaid its loan. The benefit will be based on the number of shares of common stock that were allocated to the participant under the ESOP during the last plan year before the retirement, termination of employment or change of control, multiplied by the number of years remaining in the term of the ESOP loan. The vesting provisions of the ESOP will apply to the ESOP Replacement Benefit.


     Participants' rights to benefits under the Supplemental Plan will be limited to those of general unsecured creditors of Troy Savings. Troy Savings may establish a trust to provide funds to pay benefits under the Supplemental Plan, but the assets of the trust will be subject to claims of Troy Savings' creditors in the event of insolvency and, if the trust invests in Troy Financial's common stock, Troy Savings will have the right to substitute other assets for the common stock.


TRANSACTIONS WITH RELATED PERSONS



     Executive officers of Troy Savings were customers of, and had other transactions with, Troy Savings in the ordinary course of business. Loans to these parties were made on Troy Savings' normal credit terms, including interest rates and collateralization. The aggregate of such loans totaled less than 5% of Troy Savings' total equity at September 30, 1998. Troy Financial intends that all transactions between Troy Financial and its executive officers, directors, holders of 10% or more of Troy Financial's stock and affiliates thereof, will contain terms no less favorable to Troy Financial than could have been obtained by it in arms-length negotiations with unaffiliated persons and will be approved by a majority of Troy Financial's independent directors who do not have any interest in the transaction.


SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND TRUSTEES


     The following table sets forth the number of shares of stock Troy Savings' executive officers and trustees and their associates, propose to purchase, assuming shares of common stock are issued at the minimum and maximum of the estimated price range and that sufficient shares will be available to satisfy their subscriptions. The table also presents the total expected beneficial ownership of stock as to all trustees and executive officers as a group. The table includes proposed subscriptions, if any, by associates, and does not include subscription orders by the ESOP, which are expected to be 8% of the shares issued in the conversion, including shares contributed to the Community Foundation. The table also does not include shares to be contributed to the Community Foundation, which amount will vary depending upon the number of shares sold, common stock which may be awarded under the MRP to be adopted equal to 4% of the common stock issued in the conversion, including shares contributed to the Community Foundation and common stock which may be purchased pursuant to options which may be granted under the Equity Compensation Plan equal to 10% of the number of shares of common stock issued in the conversion, including shares contributed to the Community Foundation.



                                                             AT THE MINIMUM          AT THE MAXIMUM
                                                            OF THE ESTIMATED        OF THE ESTIMATED
                                                              PRICE RANGE              PRICE RANGE
                                                         ----------------------   ---------------------
                                                                       AS A %                  AS A %
                                                          NUMBER      OF SHARES    NUMBER     OF SHARES
NAME                                          AMOUNT     OF SHARES     OFFERED    OF SHARES    OFFERED
----                                        ----------   ---------    ---------   ---------   ---------
Daniel J. Hogarty, Jr. ...................  $1,000,000    100,000       1.33%      100,000       .95%
George H. Arakelian.......................   1,000,000    100,000       1.33       100,000       .95
Richard B. Devane.........................      20,000      2,000         --         2,000        --
Michael E. Fleming........................     300,000     30,000        .40        30,000       .29
Willie Anderson Hammett...................     200,000     20,000        .26        20,000       .20
Thomas B. Healy...........................     500,000     50,000        .66        50,000       .49
Keith D. Millsop..........................     400,000     40,000        .53        40,000       .39
Edward G. O'Haire.........................     400,000     40,000        .53        40,000       .39
Marvin L. Wulf............................     200,000     20,000        .26        20,000       .20
Michael C. Mahar..........................      60,000      6,000        .08         6,000       .06
Edward M. Maziejka, Jr. ..................      70,000      7,000        .09         7,000       .07
Kevin M. O'Bryan..........................     100,000     10,000        .13        10,000       .10
  All Trustees and Executive Officers as a
     group (12 persons)...................  $4,250,000    425,000       5.64%      425,000      4.17%



                                 THE CONVERSION



     THE BOARD OF TRUSTEES OF TROY SAVINGS AND THE NEW YORK SUPERINTENDENT HAVE APPROVED THE PLAN OF CONVERSION SUBJECT TO THE APPROVAL OF TROY SAVINGS' DEPOSITORS AND THE SATISFACTION OF OTHER CONDITIONS. THE APPROVAL BY THE NEW YORK SUPERINTENDENT, HOWEVER, DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF CONVERSION BY THE NEW YORK SUPERINTENDENT.


GENERAL


     On July 15, 1998, the Board of Trustees of Troy Savings adopted a plan of conversion, as amended on December 10, 1998 and January 28, 1999 (the "Plan of Conversion"). Under the Plan of Conversion, Troy Savings will convert to a New York State-chartered stock savings bank under the same name. The Plan of Conversion also contemplates that, upon the conversion of Troy Savings to a stock savings bank, all of the stock of Troy Savings will be owned by a bank holding company that will sell its own stock to depositors and members of the public. The Plan of Conversion has been approved by the New York Superintendent and Troy Savings has received a notice of intent not to object to the Plan of Conversion from the FDIC, subject to approval of the Plan of Conversion by Troy Savings' eligible depositors. The Federal Reserve has approved the application of Troy Financial to become a bank holding company by acquiring Troy Savings. A special meeting of eligible depositors has been called for this purpose to be
held on                , 1999.



     In the conversion, Troy Financial will acquire all of the issued and outstanding shares of Troy Savings' capital stock. Troy Financial will offer the common stock to Eligible Account Holders, the ESOP and the Supplemental Eligible Account Holders in the respective priorities and upon the terms and conditions set forth in the Plan of Conversion. Any shares of common stock not subscribed for by the foregoing classes of persons will then be offered for sale to certain members of the public directly through a Community Offering, a Syndicated Community Offering, through an underwritten firm commitment public offering or through a combination thereof. If a holding company is not utilized and thus Troy Financial is not utilized, then the common stock of Troy Savings will be sold in the manner described above pursuant to the priorities set forth in the Plan of Conversion.


     The Plan of Conversion also provides that, immediately following the conversion, Troy Financial intends to contribute to the Community Foundation a number of shares of its authorized but unissued common stock.

The Community Foundation, along with the established Charitable Foundation, will provide for charitable and educational activities. The Community Foundation will allow Troy Savings' local communities to share in the potential growth and any profitability of Troy Financial and Troy Savings over the long-term.


     Although the Plan of Conversion has been unanimously approved by the Board of Trustees of Troy Savings present at a meeting duly called under Troy Savings' Bylaws, and pursuant to the notice requirements of the New York Banking Law, the Plan of Conversion must also be approved by the affirmative vote of at least 75% in amount of deposit liabilities represented in person or by proxy at the Special Meeting and by the affirmative vote of at least a majority of the amount of votes eligible to be cast at the Special Meeting. The Board of Trustees will appoint an independent custodian and tabulator to receive and hold proxies to be voted at the Special Meeting and count the votes cast in favor of and in opposition to the Plan of Conversion.


     The aggregate price of the shares of common stock to be sold in the conversion will be determined based upon an independent appraisal prepared by FinPro of the estimated pro forma market value of the common stock giving effect to the conversion. All shares of common stock to be issued and sold in the conversion will be sold at the same price. FinPro's independent appraisal will be updated and the final price of the shares of common stock will be determined at the completion of the Subscription Offering, if all shares are subscribed for, or at the completion of the Community or Syndicated Community Offering. FinPro is a consulting firm experienced in the valuation and appraisal of savings institutions. See "-- Stock Pricing" for additional information as to the determination of the estimated pro forma market value of the common stock.



     The following is a brief summary of pertinent aspects of the Plan of Conversion. The summary is qualified in its entirety by reference to the provisions of the Plan of Conversion. A copy of the Plan of Conversion is available from Troy Savings upon written request directed to and is available for inspection at the offices of Troy Savings and at the office of the New York Superintendent. The Plan of Conversion is also filed as an exhibit to the Registration Statement of which this Prospectus is a part, copies of which may be obtained from the SEC. See "Additional Information."


PURPOSES OF THE CONVERSION


     The Board of Trustees has carefully considered the corporate structures and charter alternatives available to Troy Savings, including maintaining Troy Savings' current form. Based on this evaluation, the Board of Trustees has determined that the stock form, and concurrent holding company formation, is in the best interests of Troy Savings, its depositors and the communities served by Troy Savings. If the holding company formation cannot be accomplished, the Board of Trustees still believes that the stock form is in the best interests of Troy Savings, its depositors and the communities served by Troy Savings.



     Troy Savings, as a New York State-chartered savings bank, does not have stockholders and has no authority to issue stock. By converting to the stock form, Troy Savings will be structured in the form used by most financial service providers, including savings banks, and therefore will enable Troy Financial and Troy Savings to compete more effectively with such institutions. The conversion will also allow Troy Financial to access the capital markets in order to raise additional capital as needed, and will facilitate Troy Financial's establishment or acquisition of a commercial bank and trust company that can accept municipal deposits to complement Troy Savings' municipal investment activities. The newly raised capital may also be used to increase Troy Savings' presence in its communities and to attract new customers through expanded operations, acquisitions of other financial institutions or branches and diversification of operations. Although there are no current arrangements, understandings or agreements regarding any such opportunities, Troy Financial will be in a position after the conversion, subject to regulatory limitations and Troy Financial's financial position, to take advantage of any such opportunities that may arise. While there are benefits associated with the holding company form of organization, such form of organization may involve additional costs associated with its maintenance and regulation as a bank holding company to be registered with the Federal Reserve, such as additional administrative expenses, taxes and regulatory filings or examination fees.

     The potential impact of the conversion upon Troy Savings' capital base is significant. At September 30, 1998, Troy Savings had Tier I Leverage capital of $70.1 million, or 9.89% of total adjusted quarterly average assets. Assuming that $114.7 million (using the maximum plus 15% of the estimated price range) of net proceeds are realized from the sale of common stock (see "Pro Forma Data" for the basis of this assumption) and assuming that 50% of the net proceeds are used by Troy Financial to purchase the capital stock of Troy Savings, Troy Savings' Tier I Leverage capital would increase to $112.9 million, resulting in a pro forma leverage capital ratio of 15.02% giving effect to the conversion.


     After completion of the conversion, the unissued common stock and preferred stock authorized by Troy Financial's certificate of incorporation will permit Troy Financial, subject to market conditions and applicable regulatory approvals, to raise additional equity capital through further sales of securities, and to issue securities in connection with possible acquisitions. At the present time, Troy Financial has no plans with respect to additional offerings of securities, other than the issuance of additional shares to the Community Foundation and issuance of shares upon exercise of stock options under the Equity Compensation Plan, ESOP and MRPs. Following the conversion, Troy Financial will also be able to use stock-based benefit plans to attract and retain executive and other personnel for itself and its subsidiaries. See "Management of Troy Savings Bank -- Executive Compensation."


EFFECTS OF CONVERSION


     General. Each depositor in a non-stock or mutual savings bank has both a deposit account in the institution and a pro rata ownership interest in the net worth of the institution based upon the balance in his or her account, which interest may only be realized in the event of a liquidation of the institution. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in the net worth of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of the institution, which is lost to the extent that the balance in the account is reduced.


     Consequently, mutual savings bank depositors normally have no way to realize the value of their ownership interest, which may have realizable value only in the unlikely event that the mutual savings bank is liquidated. In such event, the depositors of record at that time, as owners, would have a claim to share pro rata in any residual surplus and reserves after other claims, including claims of depositors to the amounts of their deposits, are paid.


     When a mutual savings bank converts to stock form, depositors lose all rights to the net worth of the bank, except to the extent depositors have rights to claim a pro rata share of funds representing the liquidation account established in connection with the conversion. Additionally, permanent nonwithdrawable capital stock is created and offered to depositors which represents the ownership of the institution's net worth, subject to certain claims of Eligible Account Holders and Supplemental Eligible Account Holders with respect to amounts representing the liquidation account. THE COMMON STOCK IS SEPARATE AND APART FROM DEPOSIT ACCOUNTS AND CANNOT BE AND IS NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY. Certificates are issued to evidence ownership of the permanent stock. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any deposit account the seller may hold in the institution.


     Continuity. While the conversion is being accomplished, the normal business of Troy Savings of accepting deposits and making loans will continue without interruption. Troy Savings will continue to be subject to regulation by the New York Superintendent and the FDIC. After conversion, Troy Savings will continue to provide services for depositors and borrowers under current policies by its present management and staff.

     The trustees of Troy Savings at the time of conversion will serve as directors of Troy Savings after the conversion. The directors of Troy Financial will consist of the same individuals who will serve on the Board

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of Directors of Troy Savings. All officers of Troy Savings at the time of conversion will retain their positions after the conversion.


     Effect on Deposit Accounts. Under the Plan of Conversion, each depositor in Troy Savings at the time of conversion will automatically continue as a depositor after the conversion, and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms. Each such account will be insured by the FDIC to the same extent as before the conversion. Depositors will continue to hold their existing passbooks and other evidences of their accounts.


     Effect on Loans. No loan outstanding from Troy Savings will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

     Effect on Voting Rights of Depositors. In its current mutual form, voting rights and control of Troy Savings are vested exclusively in the Board of Trustees. After the conversion, direction of Troy Savings will be under the control of the Board of Directors of Troy Savings. Troy Financial, as the holder of all of the outstanding common stock of Troy Savings, will have exclusive voting rights with respect to any matters concerning Troy Savings requiring stockholder approval, including the election of directors of Troy Savings.


     After the conversion, subject to the rights of the holders of preferred stock that may be issued in the future, the holders of the common stock will have exclusive voting rights with respect to any matters concerning Troy Financial. Each holder of common stock will, subject to the restrictions and limitations set forth in Troy Financial's Certificate of Incorporation, be entitled to vote on any matters to be considered by Troy Financial's stockholders, including the election of directors of Troy Financial.


     Tax Effects. Troy Savings has received an opinion of counsel with regard to federal income taxation which indicates that the adoption and implementation of the Plan of Conversion set forth herein will not be taxable for federal income tax purposes. Troy Savings has also received an opinion from KPMG LLP with respect to New York State franchise and income taxes that the Plan of Conversion will not be taxable for New York State tax purposes to Troy Savings or its Eligible Account Holders and Supplemental Eligible Account Holders or Troy Financial, subject to the limitations and qualifications in such opinion. See "-- Tax Aspects."

     Effect on Liquidation Rights. If a mutual savings bank were to liquidate, all claims of creditors (including those of depositors, to the extent of deposit balances) would be paid first. Thereafter, if there were any assets remaining, depositors would have a claim to receive such remaining assets, pro rata, based upon the deposit balances in their deposit accounts immediately prior to liquidation. In the unlikely event that Troy Savings were to liquidate after conversion, all claims of creditors (including those of depositors, to the extent of their deposit balances) would also be paid first, followed by distribution of the "liquidation account," if any, to certain depositors (as described in "-- Liquidation Rights," below), with any assets remaining thereafter distributed to Troy Financial as the holder of Troy Savings' capital stock.

STOCK PRICING

     The Plan of Conversion requires that the purchase price of the common stock must be based on the appraised pro forma market value of the common stock, as determined on the basis of an independent appraisal. Troy Savings and Troy Financial have retained FinPro to make such appraisal. For its services in
making such appraisal, FinPro will receive a fee of $          , including fees
related to the preparation of a business plan for Troy Financial and Bank, and will be reimbursed for certain of its expenses. Troy Savings and Troy Financial have agreed to indemnify FinPro and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as the independent appraiser, except where FinPro's liability results from its negligence or willful misconduct.

     An appraisal has been made by FinPro in reliance upon the information contained in this Prospectus, including the Consolidated Financial Statements. FinPro also considered the following factors, among others: the present and projected operating results and financial condition of Troy Financial and Troy Savings, including liquidity, capitalization, asset composition, funding mix, amount of intangible assets owned, and

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

level of interest rate risk; the economic, demographic and competitive aspects of Troy Savings' existing marketing area; the quality and depth of Troy Savings' management; certain historical, financial and other information relating to Troy Savings; a comparative evaluation of the operating and financial statistics of Troy Savings with those of other savings institutions; the aggregate size of the offering of the common stock; the impact of conversion on Troy Savings' net worth and earnings potential; the proposed dividend policy of Troy Financial and Troy Savings; the trading market for securities of comparable institutions and general conditions in the market for such securities; and recent regulatory matters. In particular, the appraisal considered Troy Savings' financial condition and projected and historical operating results, including income and expense trends, asset size, loan portfolio composition, non-performing loans and assets, interest rate sensitivity position, capital position, and yields on assets and costs of liabilities in comparison to other publicly-traded thrifts with assets greater than or equal to $650 million and less than or equal to $1.1. billion located in the Mid-Atlantic, New England and/or Midwest regions. The Board of Trustees of Troy Savings and Board of Directors of Troy Financial have reviewed the appraisal of FinPro in determining the reasonableness and adequacy of such appraisal consistent with New York Banking Board and FDIC regulations and have reviewed the methodology and reasonableness of assumptions utilized by FinPro in the preparation of such appraisal and established the estimated price range in a manner consistent with this appraisal.

     On the basis of the foregoing, FinPro has advised Troy Financial and Troy Savings that, in its opinion dated as of January 29, 1999, the estimated pro forma market value of the common stock being sold in connection with the conversion ranged from a minimum of $75,395,000 to a maximum of $102,005,000 (the "estimated price range") with a midpoint of $88,700,000. This establishes the number of shares to be offered (7,539,500 to 10,200,500), based on an offering price of $10.00 per share. If the appraised market value of the common stock changes due to market or financial conditions, then, without notice, Troy Financial may be required to offer up to an additional 15% above the maximum number of shares or 11,730,575 shares. The estimated price range may be amended with the approval of the New York Superintendent and FDIC, if required, if necessitated by subsequent developments in the financial condition of Troy Financial or Troy Savings or market conditions generally.

     SUCH APPRAISAL, HOWEVER, IS NOT INTENDED, AND MUST NOT BE CONSTRUED, AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING SUCH SHARES OF COMMON STOCK. FINPRO DID NOT INDEPENDENTLY VERIFY THE CONSOLIDATED FINANCIAL STATEMENTS AND OTHER INFORMATION PROVIDED BY TROY SAVINGS, NOR DID FINPRO VALUE INDEPENDENTLY THE ASSETS OR LIABILITIES OF TROY SAVINGS. THE APPRAISAL CONSIDERS TROY SAVINGS AS A GOING CONCERN AND SHOULD NOT BE CONSIDERED AS AN INDICATION OF THE LIQUIDATION VALUE OF TROY SAVINGS. MOREOVER, BECAUSE SUCH APPRAISAL IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING SUCH SHARES IN THE CONVERSION WILL THEREAFTER BE ABLE TO SELL SUCH SHARES AT PRICES AT OR ABOVE THE PURCHASE PRICE OR IN THE RANGE OF THE FOREGOING VALUATION OF THE PRO FORMA MARKET VALUE THEREOF.

     No sale of shares of common stock may be consummated unless, prior to such consummation, FinPro confirms to Troy Savings, Company, New York Superintendent and FDIC that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, would cause FinPro to conclude that the value of the common stock at the price so determined is incompatible with its estimate of the pro forma market value of the common stock at the conclusion of the Subscription and Community Offerings.

     If the pro forma market value of the common stock is either more than 15% above the maximum of the estimated price range ($117,305,750) or less than the minimum of the estimated price range ($75,395,000), Troy Savings and Troy Financial, after consulting with the New York Superintendent and FDIC, may terminate the conversion and return all funds promptly with interest, extend or hold a new Subscription Offering, Community Offering and/or Syndicated Community Offering, establish a new estimated price range, commence a resolicitation of subscribers or take such other actions as permitted by the New York Superintendent and FDIC in order to complete the conversion. In the event that a resolicitation is commenced, unless an affirmative response is received within a reasonable period of time, all funds will be promptly

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

returned to investors as described above. A resolicitation following the conclusion of the Subscription Offering and Community Offering would not exceed 45 days or, if following the Syndicated Community Offering, would not exceed 60 days, unless such resolicitation period is further extended by the New York Superintendent or FDIC for periods of up to 60 days not to extend beyond
          , 1999.

     If all shares of common stock are not sold through the Subscription Offering and Community Offering, then Troy Savings and Troy Financial expect to offer the remaining shares in a Syndicated Community Offering which would occur as soon as practicable following the close of the Subscription Offering and Community Offering but may commence the Syndicated Community Offering during the Subscription Offering and Community Offering subject to prior rights of subscribers. All shares of common stock will be sold at the same price per share in the Syndicated Community Offering as in the Subscription Offering and Community Offering. See "-- Syndicated Community Offering."

     No sale of shares of common stock may be consummated unless, prior to such consummation, FinPro confirms to Troy Savings, Company, New York Superintendent and FDIC that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, including those which would be involved in a cancellation of the Syndicated Community Offering, would cause FinPro to conclude that the aggregate market value of the common stock is incompatible with its estimate of the pro forma market value of the common stock of Troy Financial at the time of the Syndicated Community Offering. Any change which would result in an aggregate purchase price which is below or more than 15% above the estimated price range would be subject to New York Superintendent and FDIC approval. If such confirmation is not received, Troy Savings may extend the conversion, extend, reopen or commence a new Subscription Offering and Community Offering and/or Syndicated Community Offering, establish a new estimated price range and commence a resolicitation of all subscribers with the approval of the New York Superintendent and FDIC or take such other actions as permitted by the New York Superintendent and FDIC in order to complete the conversion, or terminate the Plan of Conversion and cancel the Subscription Offering and Community Offering and/or the Syndicated Community Offering. In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the estimated price range ($75,395,000) or more than 15% above the maximum of the estimated price range ($117,305,750), and Troy Financial and Troy Savings determine to continue the conversion, subscribers will be resolicited (i.e., be permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest, or be permitted to decrease or cancel their subscriptions). Any change in the estimated price range must be approved by the New York Superintendent and FDIC. A resolicitation, if any, following the conclusion of the Subscription and Community Offerings would not exceed 45 days, or if following the Syndicated Community Offering, 60 days, unless further extended by the New York Superintendent or FDIC for periods up to
60 days not to extend beyond             , 1999. If such resolicitation is not
effected, Troy Savings will return all funds promptly with interest.

     Copies of the appraisal report of FinPro including any amendments thereto, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection by any Eligible Account Holder or Supplemental Eligible Account Holder at Troy Savings' main office located at 32 Second Street, Troy, New York 12180, during regular business hours of Troy Savings. Copies of the appraisal may also be requested by Eligible Account Holders or Supplemental Eligible Account Holders; provided, however, that such Eligible Account Holders or Supplemental Eligible Account Holders shall be responsible for all costs associated with the copying and transmittal of such appraisal. See "Additional Information."

NUMBER OF SHARES TO BE ISSUED

     Depending upon market or financial conditions following the commencement of the Subscription Offering and Community Offerings, the total number of shares to be sold in the conversion may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares times the price per share is not below the minimum of the estimated price range or more than 15% above the maximum of the estimated price range. Based on a fixed purchase price of $10.00 per share and FinPro's

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

estimate of the pro rata market value of the common stock ranging from a minimum of $75,395,000 to a maximum plus 15% of $117,305,750, the number of shares of common stock expected to be issued is between a minimum of 7,539,500 shares and a maximum plus 15% of 11,730,575 shares. The actual number of shares issued between this range will depend on a number of factors and shall be determined by Troy Savings and Company subject to New York Superintendent and FDIC approval, if necessary.

     In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the estimated price range or more than 15% above the maximum of the estimated price range, if the Plan is not terminated by Troy Financial and Troy Savings after consultation with the New York Superintendent and FDIC, purchasers will be resolicited (i.e., permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded, or be permitted to modify or rescind their subscriptions. Any change in the estimated price range must be approved by the New York Superintendent and FDIC. If the number of shares issued in the conversion is increased due to an increase of up to 15% in the estimated price range to reflect changes in market or financial conditions, persons who subscribed for the maximum number of shares will not be given the opportunity to subscribe for an adjusted maximum number of shares. See "-- Limitations on Common Stock Purchases."

     An increase in the number of shares to be issued in the conversion as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and Troy Financial's pro forma net earnings and stockholders' equity on a per share basis while increasing pro forma net earnings and stockholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the conversion would increase both a subscriber's ownership interest and Troy Financial's pro forma net earnings and stockholders' equity on a per share basis while decreasing pro forma net earnings and stockholder's equity on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."

     The number of shares to be issued and outstanding as a result of the sale of common stock in the conversion will be increased by the number of shares used to fund the Community Foundation. Assuming the sale of shares in the offerings at the maximum of the estimated price range, Troy Financial intends to contribute 286,030 shares of its common stock from authorized but unissued shares to the Community Foundation immediately following the completion of the conversion. In that event, Troy Financial will have total shares of common stock outstanding of 10,486,530 shares. Of that amount, the Community Foundation will own 2.80%. Funding the Community Foundation with authorized but unissued shares will have the effect of diluting the ownership and voting interests of persons purchasing shares in the conversion by 2.73% since a greater number of shares will be outstanding upon completion of the conversion than would be if the Community Foundation were not funded. See "Pro Forma Data."

SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS

     In accordance with the Plan of Conversion, rights to subscribe for the purchase of common stock have been granted under the Plan of Conversion to the following persons in the following order of descending priority:

     1. Eligible Account Holders -- those persons who held deposit accounts (containing balances of at least $100) at Troy Savings on June 30, 1997.

     2. ESOP.

     3. Supplemental Eligible Account Holders -- those persons (other than Eligible Account Holders) who held deposit accounts (containing balances of at least $100) with Troy Savings on December 31, 1998.

     All subscriptions received will be subject to the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the Subscription Offering and to the maximum and minimum purchase limitations set forth in the Plan of Conversion and as described below under "-- Limitations on common stock Purchases."

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

     Priority 1: Eligible Account Holders. Each Eligible Account Holder will receive, without payment, as a first priority, nontransferable subscription rights to subscribe for shares of common stock in the Subscription Rights Offering up to the amount permitted to be purchased in the Community Offering, currently $500,000 of common stock, subject to the overall maximum purchase limitation. See "-- Limitations on common stock Purchases." Subscription rights as Eligible Account Holders received by trustees and Officers of Troy Savings and their associates based on increased deposits in Troy Savings during the one-year period preceding June 30, 1997 will be subordinated to all other subscription rights of Eligible Account Holders.

     In the event that Eligible Account Holders exercise subscription rights for a number of shares of common stock in excess of the total number of such shares eligible for subscription, the shares of common stock will be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Eligible Account Holder. Thereafter, any shares remaining after that allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the qualifying deposit of each remaining Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the qualifying deposits of all subscribing Eligible Account Holders whose subscriptions remain unsatisfied. If any shares remain after the above allocations, such shares shall then be allocated among those remaining Eligible Account Holders whose subscriptions remain unfilled, on the same principle until all available shares have been allocated or all subscriptions satisfied.

     To ensure proper allocation of stock, each Eligible Account Holder must list on his or her stock order form all accounts in which such Eligible Account Holder has an ownership interest. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed.

     Priority 2: ESOP. To the extent that there are sufficient shares remaining after satisfaction of the subscriptions by Eligible Account Holders, the ESOP will receive, without payment, as a second priority, nontransferable subscription rights to purchase in the Subscription Rights Offering the number of shares of common stock requested by any such plan, up to 10% of the common stock issued in the conversion. If, after the filling of subscriptions of Eligible Account Holders, a sufficient number of shares of common stock is not available to fill the subscriptions by any such plan, then subscription by such plan shall be filled to the maximum extent possible. The ESOP intends to purchase 8% of the shares to be issued in connection with the conversion, including shares contributed to the Community Foundation, or 609,012 shares and 971,121 shares, based on the issuance of 7,612,653 shares (minimum) and 12,139,011 shares (maximum plus 15%), respectively.

     Priority 3: Supplemental Eligible Account Holders. To the extent there are sufficient shares of common stock remaining after the satisfaction of subscriptions by Eligible Account Holders and the ESOP, each Supplemental Eligible Account Holder will receive, without payment, as a third priority, nontransferable subscription rights to subscribe for shares of common stock equal to the amount permitted to be subscribed for in the Community Offering which amount is currently $500,000, subject to the overall maximum purchase limitation. See "-- Limitations on common stock Purchases."

     In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of shares of common stock in excess of the total number of such shares eligible for subscription, the shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Supplemental Eligible Account Holder. Any shares remaining after that allocation will be allocated among the remaining subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each remaining Supplemental Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the qualifying deposits of all remaining Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If any shares remain after the above allocations, such shares shall then be

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

allocated among those remaining Supplemental Eligible Account Holders whose subscriptions remain unfilled on the same principle until all available shares have been allocated or all subscriptions satisfied.

     To ensure proper allocation of stock, each Supplemental Eligible Account Holder must list on his or her stock order form all accounts in which such Supplemental Eligible Account Holder has an ownership interest. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed. Subscription rights received by an Eligible Account Holder shall be applied in partial satisfaction of the subscription rights to be received as a Supplemental Eligible Account Holder.

     Expiration Date for the Subscription Offering.  The Subscription Offering
will expire on             , 1999 at 12:00 noon, New York time ("Expiration
Date"), unless extended for up to        days by Troy Savings and Company or
such additional periods with the approval of the New York Superintendent and FDIC, if required. Subscription rights which have not been exercised prior to the Expiration Date will become void. Troy Savings will not execute orders until all shares of common stock have been subscribed for or otherwise sold. If all
shares have not been subscribed for or sold within      days after the
Expiration Date, unless such period is extended with the consent of the New York Superintendent and FDIC, all funds delivered to Troy Savings pursuant to the Subscription Offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be canceled. If an extension beyond the day period following the Expiration Date is granted, Troy Savings will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions and have their funds returned promptly with interest, and of the time period within which subscribers must affirmatively notify Troy Savings of their intention to confirm, modify, or rescind their subscription. If an affirmative response to any resolicitation is not received by Troy Financial from a subscriber, such order will be rescinded and all subscription funds will be promptly returned with interest. Such
extensions may not go beyond             , 1999.

COMMUNITY OFFERING

     If shares of common stock remain available following the Subscription Offering, then those remaining shares will be sold, as a fourth priority, in a Community Offering to certain members of the general public. Participants in the Community Offering may, together with any associate or group of persons acting in concert, subscribe for up to $500,000 of common stock subject to the minimum and maximum purchase limitations set forth in the Plan of Conversion See
"-- Limitations on common stock Purchases." The shares may be made available in the Community Offering through a direct community marketing program which may provide for utilization of a broker, dealer, consultant or investment banking firm. In offering the unsubscribed for shares to the public in the Community Offering, Troy Financial and Troy Savings may establish the relative preferences, priorities, purchase limitations and allocation of shares among persons, including Bank investors, subscribing for shares. Troy Savings may establish all other terms and conditions of such offer. Troy Savings will make a distribution of the stock to be sold in the Community Offering in such a manner as to promote a wide distribution of the stock, and will give a preference to natural persons residing in the counties in which Troy Savings has its home office or branch offices. Troy Savings reserves the right to reject any or all orders, in whole or in part, which are received in the Community Offering.

     It is expected that the Community Offering will commence concurrently with the Subscription Offering. The Community Offering must be completed within 45 days after the completion of the Subscription Offering unless otherwise extended with the approval of the New York Superintendent and FDIC, if necessary.

RESIDENCE OF PURCHASERS

     Troy Financial and Troy Savings will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for common stock pursuant to the Plan of Conversion reside.

     The Plan of Conversion does not permit the issuance of subscription rights to, or the purchase of common stock in the Subscription Offering or Community Offering by, a person residing in a foreign country.

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

MARKETING AND UNDERWRITING ARRANGEMENTS

     Troy Savings and Troy Financial have engaged Sandler O'Neill as a consultant and financial advisor in connection with the offering of the common stock, and Sandler O'Neill has agreed to assist Troy Savings and Troy Financial in its solicitation of subscriptions and purchase orders for shares of common stock in the offerings. Sandler O'Neill will use its best efforts to help us sell at least 7,539,500 shares of common stock but is not required to sell any specific amount of common stock. Sandler O'Neill will receive a fee equal to 1.1% of the aggregate purchase price of all shares sold in the conversion, excluding shares purchased by trustees, directors, officers and employees of Troy Savings or Company and any immediate family member thereof and the ESOP for which Sandler O'Neill will not receive a fee. If a selected dealers agreement is entered into in connection with a Syndicated Community Offering, Troy Financial and Bank will pay a fee (to be negotiated at such time under such agreement) to such selected dealers, any sponsoring dealers fees, and a management fee to Sandler O'Neill of 1.10% for shares sold by a NASD member firm pursuant to a selected dealers agreement; provided, however, that the aggregate fees payable to Sandler O'Neill for common stock sold by them pursuant to such a selected dealers agreement shall not exceed 1.10% of the aggregate purchase price and provided, further, however, that the aggregate fees payable to Sandler O'Neill and the selected dealers will not exceed 1.10% of the aggregate purchase price of the common stock sold by selected dealers. Fees to Sandler O'Neill and to any other broker-dealer may be deemed to be underwriting fees, and Sandler O'Neill and such broker-dealers may be deemed to be underwriters. Sandler O'Neill will also be reimbursed for its reasonable out-of-pocket expenses, including legal fees. Notwithstanding the foregoing, in the event the offerings are not consummated or Sandler O'Neill ceases, under certain circumstances after the subscription solicitation activities are commenced, to provide assistance to Troy Financial, Sandler O'Neill will be entitled to a fee for its management advisory services in an amount to be agreed upon by Troy Savings and Sandler O'Neill, and based upon the amount of services performed by Sandler O'Neill and will also be reimbursed for its reasonable out-of-pocket expenses as described above. Troy Financial and Troy Savings have agreed to indemnify Sandler O'Neill for reasonable costs and expenses in connection with certain claims or liabilities, including certain liabilities under the Securities Act of 1933, as amended ("Securities Act"). Sandler O'Neill has received advances towards its marketing and financial advisory service fees totaling $50,000. Total marketing fees to Sandler O'Neill are expected to be $707,000 and $975,000 at the minimum and the maximum of the estimated price range, respectively. See "Pro Forma Data" for the assumptions used to arrive at these estimates.

     Sandler O'Neill, in its role as conversion agent, will also perform proxy solicitation services, conversion agent services and records management services for Troy Savings in the conversion and will receive a fee for these services of $30,000, plus reimbursement of reasonable out-of-pocket expenses.

     Directors, trustees and executive officers of Troy Financial and Bank may participate in the solicitation of offers to purchase common stock. Questions of prospective purchasers will be directed to executive officers or registered representatives. Other employees of Troy Savings may participate in the offering in ministerial capacities or providing clerical work in effecting a sales transaction. Such other employees have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock. Troy Financial will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and sales of common stock will be conducted within the requirements of Rule 3a4-l, so as to permit officers, trustees, directors and employees to participate in the sale of common stock. No officer, trustee, director or employee of Troy Financial or Troy Savings will be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common stock.

PROCEDURE FOR PURCHASING SHARES IN SUBSCRIPTION AND COMMUNITY OFFERINGS

     To ensure that each purchaser receives a prospectus at least 48 hours before the Expiration Date in accordance with Rule 15c2-8 of the Exchange Act, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the stock order form and certification form will confirm receipt or delivery in accordance with Rule 15c2-8. Stock order and certification forms will only be distributed with a prospectus.

     To purchase shares in the Subscription and Community Offerings, an executed stock order form and certification form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from Troy Savings' deposit account (which may be given by completing the appropriate blanks in the stock order form), must be received by Troy Savings at any of its
offices by      p.m., New York time, on             , 1999. Stock order forms
which are not received by such time or are executed defectively or are received without full payment (or appropriate withdrawal instructions) are not required to be accepted. In addition, Troy Savings and Company are not obligated to accept orders submitted on photocopied or facsimilied stock order forms and will not accept stock order forms unaccompanied by an executed certification form. Notwithstanding the foregoing, Troy Financial and Bank shall have the right, each in their sole discretion, to permit institutional investors to submit irrevocable orders together with a legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the Community Offering at any time prior to 48 hours before the completion of the conversion. Troy Financial and Troy Savings have the right to waive or permit the correction of incomplete or improperly executed forms, but do not represent that they will do so. Once received, an executed stock order form may not be modified, amended or rescinded without the consent of Troy Savings unless the conversion has not been completed within 45 days after the end of the Subscription and Community Offerings, unless such period has been extended.


     In order to ensure that Eligible Account Holders and Supplemental Eligible Account Holders are properly identified as to their stock purchase priorities, depositors of Troy Savings as of the eligibility record date (June 30, 1997) and the supplemental eligibility record date (December 31, 1998) must list all accounts on the stock order form giving all names in each account and the account number.



     Payment for subscriptions may be made:



     (1) in cash if delivered in person at any branch office of Troy Savings,



     (2) by check or money order, or



     (3) by authorization of withdrawal from deposit accounts maintained with Troy Savings.


No wire transfers will be accepted. Interest will be paid on payments made by cash, check or money order at Troy Savings' passbook rate of interest from the date payment is received until the completion or termination of the conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the conversion, but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the conversion.

     If a subscriber authorizes Troy Savings to withdraw the amount of the purchase price from his deposit account, Troy Savings will do so as of the effective date of the conversion. Troy Savings will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at Troy Savings' passbook rate. If a certificate account or other time account matures prior to the conversion's completion or termination, such funds will earn interest at Troy Savings' regular passbook rate from the time of maturity until completion or termination of the conversion.

     If the ESOP subscribes for shares during the Subscription Offering, the ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but rather, may pay for such shares of common stock subscribed for at the purchase price upon consummation of the Subscription and Community Offering, if all shares are sold, or upon consummation of the Syndicated Community Offering if shares remain to be sold in such offering; provided, that there is in force from the time of its subscription until such time, a loan commitment from Troy Financial or an unrelated financial institution to lend to the ESOP, at such time, the aggregate purchase price of the shares for which it subscribed.

     Owners of self-directed IRAs and other qualified plan accounts, such as Keogh and 401(k) Plan accounts, may use the assets of such IRAs and other qualified plan accounts to purchase shares of common stock in the Subscription and Community Offerings, provided that such IRAs or other qualified plan accounts (other than Troy Savings' 401(k) Plan) are not maintained at Troy Savings or any subsidiary of Troy Savings and that the terms of the IRA or qualified plan permit the purchase. Persons with self-directed IRAs or qualified plan accounts maintained at Troy Savings or any subsidiary of Troy Savings must have their accounts transferred to an unaffiliated institution or broker to purchase shares of common stock in the Subscription and Community Offerings. In addition, the provisions of ERISA and IRS regulations require that officers, directors and ten percent shareholders who use self-directed IRA or qualified plan account funds to purchase shares of common stock in the Subscription and Community Offerings make such purchases for the exclusive benefit of the IRAs or qualified plan accounts.

     Certificates representing shares of common stock purchased will be mailed to purchasers at the address specified in properly completed stock order forms, as soon as practicable following consummation of the sale of all shares of common stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

RESTRICTIONS ON TRANSFER OF SUBSCRIPTION RIGHTS AND SHARES

     Prior to the completion of the conversion, the New York Banking Board regulations prohibit any person with subscription rights, including the Eligible Account Holders, the ESOP and Supplemental Eligible Account Holders, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan or the shares of common stock to be issued upon their exercise. Such rights may be exercised only by the person to whom they are granted and only for his or her account. Each person exercising such subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of common stock prior to the completion of the conversion.


     TROY SAVINGS AND TROY FINANCIAL WILL PURSUE LEGAL ACTION IF THEY BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE THE TRANSFER OF SUCH RIGHTS.


SYNDICATED COMMUNITY OFFERING


     As a final step in the conversion, the Plan of Conversion provides that, if feasible, all shares of common stock not purchased in the Subscription and Community Offerings, if any, will be offered for sale to the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be formed and managed by Sandler O'Neill acting as agent of Troy Financial to assist Troy Financial and Troy Savings in the sale of the common stock. TROY FINANCIAL AND TROY SAVINGS HAVE THE RIGHT TO REJECT ORDERS IN WHOLE OR IN PART IN THEIR SOLE DISCRETION IN THE SYNDICATED COMMUNITY OFFERING. Neither Sandler O'Neill nor any registered broker-dealer shall have any obligation to take or purchase any shares of the common stock in the Syndicated Community Offering, however, Sandler O'Neill has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.


     The price at which common stock is sold in the Syndicated Community Offering will be determined as described above under "-- Stock Pricing." Subject to the overall maximum purchase limitation, no person, together with any associate or group of persons acting in concert, will be permitted to subscribe in the Syndicated Community Offering for more than $500,000 of common stock; provided, however, that shares of common stock purchased in the Community Offering by any persons, together with associates of or persons acting in concert with such persons, will be aggregated with purchases in the Syndicated Community Offering and be subject to an overall maximum purchase limitation of $1.0 million (100,000 shares).

     Payments made in the form of a check, money order or in cash will earn interest at Troy Savings' passbook rate of interest from the date such payment is actually received by Troy Savings until completion or termination of the conversion.

     In addition to the foregoing, if a syndicate of broker-dealers ("selected dealers") is formed to assist in the Syndicated Community Offering, a purchaser may pay for his shares with funds held by or deposited with a selected dealer. If an order form is executed and forwarded to the selected dealer or if the selected dealer is authorized to execute the order form on behalf of a purchaser, the selected dealer is required to forward the order form and funds to Troy Savings for deposit in a segregated account on or before noon of the business day following receipt of the order form or execution of the order form by the selected dealer. Alternatively, selected dealers may solicit indications of interest from their customers to place orders for shares. Such selected dealers shall subsequently contact their customers who indicated an interest and seek their confirmation as to their intent to purchase. Those indicating an intent to purchase shall execute order forms and forward them to their selected dealer or authorize the selected dealer to execute such forms. The selected dealer will acknowledge receipt of the order to its customer in writing on the following business day and will debit such customer's account on the third business day after the customer has confirmed his intent to purchase (the "debit date") and on or before noon of the next business day following the debit date will send order forms and funds to Troy Savings for deposit in a segregated account. Although purchasers' funds are not required to be in their accounts with selected dealers until the debit date in the event that such alternative procedure is employed once a confirmation of an intent to purchase has been received by the selected dealer, the purchaser has no right to rescind his order.

     Certificates representing shares of common stock purchased, together with any refund due, will be mailed to purchasers at the address specified in the order form, as soon as practicable following consummation of the sale of the common stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

     The Syndicated Community Offering will terminate no more than days following the Subscription Expiration Date, unless extended by Troy Financial with the approval of the New York Superintendent and FDIC. Such
extensions may not be beyond             , 1999. See "-- Stock Pricing" above
for a discussion of rights of subscribers, if any, in the event an extension is granted.

LIMITATIONS ON PURCHASES

     The Plan includes the following limitations on the number of shares of common stock which may be purchased during the conversion:

     (1) No less than 25 shares;

     (2) Each Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the amount permitted to be purchased in the Community Offering, currently $500,000 of common stock, subject to the overall maximum purchase limitation described in (7) below;

     (3) The ESOP is permitted to purchase, in the aggregate, up to 10% of the shares of common stock issued in the conversion, including shares issued in the event of an increase in the estimated price range of 15%, and the ESOP intends to purchase 8% of the shares of common stock issued in connection with the conversion, including shares contributed to the Community Foundation (838,922 shares using the maximum of the estimated price range);

     (4) Each Supplemental Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the amount permitted to be purchased in the Community Offering, currently $500,000 of common stock, subject to the overall maximum purchase limitation described in
         (7) below;

     (5) Persons purchasing shares of common stock in the Community Offering, together with associates of and groups of persons acting in concert with such persons, may purchase in the Community Offering up to $500,000 of common stock, subject to the overall maximum purchase limitation described in (7) below;

     (6) Persons purchasing shares of common stock in the Syndicated Community Offering, together with associates of and persons acting in concert with such persons, may purchase in the Syndicated Offering up to $500,000 of common stock subject to the overall maximum purchase limitation described in (7) below and, provided further, that shares of common stock purchased in the Community Offering by any persons, together with associates of and persons acting in concert with such persons, will be aggregated with purchases in the Syndicated Community Offering in applying the $500,000 purchase limitation;

     (7) Eligible Account Holders and Supplemental Eligible Account Holders may purchase stock in the Community Offering and Syndicated Community Offering, subject to the purchase limitations described in (5) and (6) above, provided that, except for the ESOP, the overall maximum number of shares of common stock subscribed for or purchased in all categories of the conversion by any person, together with associates of and groups of persons acting in concert with such persons, shall not exceed 100,000; and

     (8) No more than 25% of the total number of shares issued in the conversion may be purchased by trustees, directors and officers of Troy Savings or Company and their associates in the aggregate, excluding purchases by the ESOP.

     Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of depositors of Troy Savings or subscribers for common stock, both the individual amount permitted to be subscribed for and the overall maximum purchase limitation may be increased to up to a maximum of 5% of the common stock to be issued at the sole discretion of Troy Financial and Troy Savings. If such amount is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of Troy Savings may be, given the opportunity to increase their subscriptions up to the then applicable limit.

     The overall maximum purchase limitation may not be reduced to less than 100,000 shares or $1.0 million and the individual amount permitted to be subscribed for may not be reduced by Troy Savings to less than 0.10% without the further approval of eligible depositors or resolicitation of subscribers. An Eligible Account Holder or Supplemental Eligible Holder may not purchase individually in the Subscription Offering the overall maximum purchase limit of 100,000 shares or $1.0 million, but may make such purchase, together with associates of and persons acting in concert with such person, by also purchasing in other available categories of the conversion, subject to availability of shares and the maximum overall purchase limit for purchases in the conversion.

     The term "associate" of a person is defined to mean:

     (a) any corporation or organization (other than Troy Financial, Troy Savings or a majority-owned subsidiary of Troy Savings) of which such person is an officer, partner or 10% stockholder;

     (b) any trust or other estate in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, such term shall not include any employee stock benefit plan of Troy Savings in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and

     (c) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a trustee or officer of Troy Savings.

Trustees are not treated as associates of each other solely because of their Board membership. For a further discussion of limitations on purchases of a converting institution's stock at the time of conversion and subsequent to conversion, see "Management of Troy Savings -- Subscriptions by Executive Officers, Directors and Trustees," "-- Certain Restrictions on Purchase or Transfer of Shares After Conversion" and "Restrictions on Acquisition of Troy Financial Corporation."

LIQUIDATION RIGHTS

     In the unlikely event of a complete liquidation of Troy Savings in its present mutual form, each depositor would have a claim to receive their pro rata share of any assets of Troy Savings remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). To the extent there are remaining assets, a depositor would have a claim to receive a pro rata share of any such remaining assets in the same proportion as the value of such depositor's deposit accounts to the total value of all deposit accounts in Troy Savings at the time of liquidation. After the conversion, each depositor, in the event of a complete liquidation, would have a claim as a creditor of the same general priority as the claims of all other general creditors of Troy Savings. However, except as described below, his claim would be solely in the amount of the balance in their deposit account plus accrued interest. Such depositor would not have an interest in the value or assets of Troy Savings above that amount.

     The Plan provides for the establishment, at the time of the conversion, of a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to Troy Savings' net worth (determined in accordance with generally accepted accounting principles) as set forth in the latest statement of financial condition contained in the Proxy Statement. The liquidation account will be maintained by Troy Savings for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts at Troy Savings in the event of a complete liquidation of Troy Savings following the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each deposit account, hold a related inchoate interest in a portion of the liquidation account balance, in relation to each deposit account balance
at June 30, 1997 or             , 1999, as the case may be, or to such balance
as it may be subsequently reduced, as hereinafter provided. The initial liquidation account balance shall not be increased, and shall be subject to downward adjustment to the extent of any downward adjustment of any subaccount balance of any Eligible Account Holder or Supplemental Eligible Account Holder in accordance with the Conversion Regulations.

     In the unlikely event of a complete liquidation of Troy Savings (and only in such event), following all liquidation payments to creditors (including those to Account Holders to the extent of their Accounts) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidating distribution from the liquidation account, in the amount of the then adjusted subaccount balance for his deposit account then held, before any liquidation distribution may be made to any holders of Troy Savings' capital stock. No merger, consolidation, purchase of bulk assets with assumption of deposit accounts and other liabilities, or similar transactions with an FDIC-insured savings bank, in which Troy Savings is not the surviving institution, shall be deemed to be a complete liquidation for this purpose. In such transactions, the liquidation account shall be assumed by the surviving institution.

     The initial subaccount balance for a deposit account held by an Eligible Account Holder and Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction, the numerator of which is the amount of such Eligible Account Holder's or Supplemental Eligible Account Holder's qualifying deposit and the denominator of which is the total amount of all qualifying deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in Troy Savings. Such initial subaccount balance shall not be increased, but shall be subject to downward adjustment as described below.


     If, at the close of business on the last day of any period for which Troy Savings or Troy Financial, as the case may be, has prepared audited financial statements subsequent to the effective date of conversion, the deposit balance in the deposit account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the lesser of the balance in the deposit account at the close of business on the last day of any period for which Troy Savings or Troy Financial, as the case may be, has prepared audited financial statements
subsequent to June 30, 1997 or             , 1999, as the case may be, or the
amount in such deposit account as of June 30, 1997 or           , 1999, as the
case may be, the subaccount balance for such deposit account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related deposit account. If any such deposit account is closed, the related subaccount shall be reduced to zero. A time account shall be deemed to be closed upon its maturity date regardless of any renewal. A distribution of each subaccount balance may be made only in the event of a complete liquidation of Troy Savings subsequent to the conversion and only out of funds available for such purpose after payment of all creditors.

     Troy Savings is not required to set aside funds for the purpose of establishing the liquidation account, and the creation and maintenance of the liquidation account does not operate to restrict the use or application of any of the net worth accounts of Troy Savings, except that Troy Savings may not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its net worth to be reduced below the amount required for the liquidation account.

TAX ASPECTS

     Consummation of the conversion is expressly conditioned upon the receipt by Troy Savings of either a favorable ruling from the IRS or an opinion of counsel with respect to federal income taxation, and an opinion of KPMG LLP with respect to certain New York state taxation, to the effect that the conversion will not be a taxable transaction to Troy Financial, Troy Savings, Eligible Account Holders or Supplemental Eligible Account Holders, except as noted below. The federal and New York tax consequences will remain unchanged in the event that a holding company form of organization is not utilized.

     No private ruling has been requested from the IRS with respect to the proposed conversion. Instead, Troy Savings has received an opinion of its counsel, Hogan & Hartson L.L.P., which has been filed with the SEC as an exhibit to Troy Financial's Registration Statement to the effect that for federal income tax purposes, among other matters:

     - Troy Savings' change in form from mutual to stock ownership will constitute a reorganization under section 368(a)(1)(F) of the IRC and neither Troy Savings nor Troy Financial will recognize any gain or loss as a result of the conversion;

     - no gain or loss will be recognized by Troy Savings or Troy Financial upon the purchase of Troy Savings' capital stock by Troy Financial or by Troy Financial upon the purchase of its Common Stock in the conversion;

     - no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the issuance to them of deposit accounts in Troy Savings in its stock form plus their interests in the liquidation account in exchange for their deposit accounts in Troy Savings;

     - the tax basis of the depositors' deposit accounts in Troy Savings immediately after the conversion will be the same as the basis of their deposit accounts immediately prior to the conversion;

     - the tax basis of each Eligible Account Holder's or Supplemental Eligible Account Holder's interest in the liquidation account will be zero;

     - no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the distribution to them of nontransferable subscription rights to purchase shares of the Common Stock, provided that the amount to be paid for the Common Stock is equal to the fair market value of such stock; and

     - the tax basis to the stockholders of the Common Stock of Troy Financial purchased in the conversion will be the amount paid therefor and the holding period for the shares of Common Stock purchased by such persons will begin on the date on which their subscription rights are exercised.

     Troy Savings has also received an opinion from KPMG LLP with respect to New York State franchise and income taxes that the Plan of Conversion will not be taxable for New York State tax purposes to Troy Savings or its Eligible Account Holders and Supplemental Eligible Account Holders or Troy Financial, subject to the limitations and qualifications in such opinion.

     In the opinion of FinPro, which opinion is not binding on the IRS, the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the Common Stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of Common Stock. If the subscription rights granted to Eligible Account Holders or Supplemental Eligible Account Holders are deemed to have an ascertainable value, such recipients could be taxed either on the receipt or exercise of such subscription rights and Troy Savings may have taxable income when it distributes the subscription rights.

     Unlike private rulings, an opinion of counsel is not binding on the IRS and the IRS could disagree with conclusions reached therein. In the event of such disagreement, there can be no assurance that the IRS would not prevail in a judicial or administrative proceeding.

CERTAIN RESTRICTIONS ON PURCHASE OR TRANSFER OF SHARES AFTER CONVERSION

     All shares of Common stock purchased or acquired (either directly or indirectly) in connection with the conversion by a director, trustee or an executive officer of Troy Savings or Company will be subject to a restriction that the shares not be sold for a period of one year following the date of purchase or acquisition, except in the event of the death or judicial declaration of incompetency of such director, trustee or executive officer or any exchange of such shares in connection with a merger or acquisition involving Troy Savings or Troy Financial, as the case may be, which has been approved by the New York Superintendent. Each certificate for such restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the stock transfer agent for Troy Financial to the effect that any transfer within such time period of any certificate or record ownership of such shares other than as provided above is a violation of such restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to such restricted stock will be subject to the restriction that they may not be sold until the restrictions respecting such originally restricted stock are terminated, and will bear a legend advising of such restrictions. The directors, trustees and executive officers of Troy Savings or Company will also be subject to the insider trading rules promulgated pursuant to the Exchange Act.

INTERPRETATION, AMENDMENT AND TERMINATION

     All interpretations of the Plan of Conversion and application of its provisions to particular circumstances by a majority of the Board of Trustees of Troy Savings will be final, subject to the authority of the New York Superintendent and FDIC. The Plan of Conversion provides that, if deemed necessary or desirable by the Board of Trustees of Troy Savings, the Plan of Conversion may be substantively amended at any time prior to solicitation of proxies from Voting Depositors, and at any time thereafter, by a vote of the Board of Trustees with the concurrence of the New York Superintendent and FDIC. The conversion must be completed within 24 months of the approval of the Plan of Conversion by the New York Superintendent, unless a longer time period is permitted by governing laws and regulations, or the Plan of Conversion will terminate. The Plan of Conversion may be terminated by majority vote of the Board of Trustees of Troy Savings at any time prior to the Special Meeting, and at any time thereafter, with the concurrence of the New York Superintendent and FDIC.

ESTABLISHMENT OF THE COMMUNITY FOUNDATION

     As part of the conversion, Troy Financial intends to establish and transfer to the Community Foundation, for a nominal consideration, from its authorized, but unissued common stock, common stock in an amount equal to the difference between 8% of the gross proceeds from the shares of common stock sold in the conversion and $5.3 million, which is the amount of contributions committed to the Charitable Foundation ($5.0 million of cash contributions and the value of the Music Hall). The funding of the Community Foundation with common stock of Troy Financial furthers the stated goals of the Community Foundation, and enables the community to share in the potential growth and any profitability of Troy Financial and Troy Savings over the long-term.

     The Community Foundation will be dedicated to the promotion of charitable purposes within Troy Savings' communities, including, but not limited to, providing grants to the Music Hall Foundation and other qualifying charitable organizations. In order to serve the purposes for which it was formed and maintain its Section 501(c)(3) qualification, the Community Foundation may sell the common stock contributed to it by Troy Financial.

     Troy Savings will be the sole voting member of the Community Foundation and will have the power to elect its board of directors. The board of directors of the Community Foundation will be selected from the individuals who, from time to time, are serving as directors of Troy Savings. The board of directors of the Community Foundation will be responsible for establishing the polices of the Community Foundation with respect to grants or donations, consistent with the stated purposes of the Community Foundation.

     The funding of the Community Foundation as part of the conversion is subject to the approval of the New York Superintendent and, if applicable, the FDIC.

     Structure of the Community Foundation. The Community Foundation will be incorporated under Delaware law as a non-stock corporation. The certificate of incorporation of the Community Foundation will provide that the Community Foundation is organized exclusively for charitable purposes, including community development, as set forth in Section 501(c)(3) of the IRC. The Community Foundation's certificate of incorporation will further provide that no part of the net earnings of the Community Foundation will inure to the benefit of, or be distributable to its directors, officers or members of Troy Financial or Bank.

     The board of directors of the Community Foundation will have authority over the affairs of the Community Foundation. The directors of the Community Foundation will establish the policies with respect to grants or donations by the Community Foundation, consistent with the purposes for which the Community Foundation was established. The directors of the Community Foundation will at all times be bound by their fiduciary duties to advance the Community Foundation's charitable goals, to protect the assets of the Community Foundation and to act in a manner consistent with its charitable purposes. The directors of the Community Foundation will also be responsible for directing the activities of the Community Foundation, including the management of the common stock of Troy Financial held by the Community Foundation. However, as a condition to receiving the New York Superintendent's approval of the Plan of Conversion and the nonobjection of the FDIC to Troy Savings' conversion, the Community Foundation has agreed that all shares of common stock held by the Community Foundation will be voted in the same ratio as all other shares of Troy Financial's common stock on all proposals considered by stockholders of Troy Financial; provided, however, that the New York Superintendent and FDIC shall waive this voting restriction under certain circumstances if compliance with the voting restriction would:


     (1) cause a violation of the law of the State of Delaware;



     (2) would cause the Community Foundation to lose its tax-exempt status, or cause the IRS to deny the Community Foundation's request for a determination that it is an exempt organization or otherwise have a material and adverse tax consequence on the Community Foundation; or



     (3) would cause the Community Foundation to be subject to an excise tax under Section 4941 of the IRC.



In order for the New York Superintendent and FDIC to waive such voting restriction, Troy Financial's or the Community Foundation's legal counsel must render an opinion satisfactory to the New York Superintendent and FDIC that compliance with the voting restriction would have the effect described in clauses (1), (2) or (3) above. Under those circumstances, the New York Superintendent and FDIC will grant a waiver of the voting requirement upon submission of such legal opinion(s) by Troy Financial or the Community Foundation that are satisfactory to the New York Superintendent and FDIC. If the New York Superintendent and FDIC were to waive the voting requirement, the directors would direct the voting of the common stock held by the Community Foundation. However, the regulators may impose conditions on the composition of the board of directors if a waiver is granted.


     The number of shares of common stock contributed to the Community Foundation by Troy Financial will vary based upon the number of shares sold in the conversion. At the minimum, midpoint, maximum and maximum plus 15% of the estimated price range, the contribution to the Community Foundation would equal 73,153, 179,174, 286,030 and 408,436 shares, which would have a market value of $731,530, $1,791,740, $2,860,300 and $4,084,360, respectively, assuming a $10.00 per share price. Troy Financial and Troy Savings determined to fund the Community Foundation with common stock rather than cash because it desired to form a bond with its community in a manner that would allow the community to share in any potential growth and success of Troy Financial and Troy Savings over the long-term.

     The Community Foundation would receive working capital from any dividends that may be paid on Troy Financial's common stock in the future, and subject to applicable federal and state laws, loans collateralized by the common stock or from the proceeds of the sale of any of the common stock in the open market from time to time as may be permitted to provide the Community Foundation with additional liquidity. As a private foundation under Section 501(c)(3) of the IRC, the Community Foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of common stock by Troy Financial is that the amount of common stock that may be sold by the Community Foundation in any one year shall not exceed 5% of the average market value of the assets held by the Community Foundation, except where the board of directors of the Community Foundation determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of the Community Foundation's assets and as such would jeopardize the Community Foundation's capacity to carry out its charitable purposes. Upon completion of the conversion and the contribution of shares to the Community Foundation immediately following the conversion, Troy Financial would have 7.6 million, 9.0 million, 10.5 million and 12.1 million shares issued and outstanding, respectively, at the minimum, midpoint, maximum and maximum plus 15% of the estimated price range. Because Troy Financial will have an increased number of shares outstanding, the voting and ownership interests of stockholders in Troy Financial's common stock would be diluted by 0.96%, 1.98%, 2.73% or 3.36%, respectively, as compared to their interests in Troy Financial if the Community Foundation was not funded with common stock. For additional discussion of the dilutive effect, see "Risk Factors -- Contribution to the Community Foundation" and "Pro Forma Data."

     Tax Considerations. Troy Financial and Troy Savings have been advised by Hogan & Hartson L.L.P., their tax advisor, that an organization created for the above purposes would qualify as a Section 501(c)(3) exempt organization under the IRC, and would likely be classified as a private foundation. The Community Foundation will submit a request to the IRS to be recognized as an exempt organization. As long as the Community Foundation files its application for tax-exempt status within 15 months from the date of its organization, and provided the IRS approves the application, the effective date of the Community Foundation's status as a Section 501(c)(3) organization will be the date of its organization. Troy Financial's tax advisors, however, have not rendered any advice on the condition to the contribution to be agreed to by the Community Foundation which requires that all shares of common stock of Troy Financial held by the Community Foundation be voted in the same ratio as all other outstanding shares of common stock of Troy Financial on all proposals considered by stockholders of Troy Financial. The New York Superintendent and FDIC would waive this voting restriction if it would cause the Community Foundation to lose its tax-exempt status or subject the Community Foundation to an excise tax, upon submission of a legal opinion satisfactory to the New York Superintendent and FDIC. See "-- Regulatory Conditions Imposed on the Community Foundation."


     Under Delaware law, Troy Financial is authorized by statute to make charitable contributions and case law has recognized the benefits of such contributions to a Delaware corporation. In this regard, Delaware case law provides that a charitable gift must be within reasonable limits as to amount and purpose to be valid. Troy Financial and Troy Savings believe that the conversion presents a unique opportunity to fund a charitable foundation given the substantial amount of additional capital being raised in the conversion. In making such a determination, Troy Financial and Troy Savings considered the dilutive impact of the contribution of common stock to the Community Foundation on the amount of common stock available to be offered for sale in the conversion. Based on such consideration, Troy Financial and Troy Savings believe that the contribution to the Community Foundation in excess of the 10% annual limitation is justified given Troy Savings' capital position and its earnings, the substantial additional capital being raised in the conversion and the potential benefits of the Community Foundation to Troy Savings' community. In this regard, assuming the sale of the common stock at the maximum plus 15% of the estimated price range, Troy Financial would have pro forma consolidated stockholders' equity of $172.6 million or 21.1% of pro forma consolidated assets and Troy Savings' pro forma leverage and Tier I risk-based capital ratios would be 15.02% and 21.64%
respectively. See "Regulatory Capital Compliance," "Capitalization," and "Comparison of Valuation and Pro Forma Information with No Contribution to the Community Foundation." Thus, the amount of the contribution will not adversely impact the consolidated financial condition of Troy Financial and Troy Savings, and Troy Financial and Troy Savings therefore believe that the amount of the charitable contribution is reasonable given Troy Financial's and Troy Savings' pro forma capital positions. As such, Troy Financial and Troy Savings believe that the contribution does not raise safety and soundness concerns.

     Troy Financial and Troy Savings have received an opinion of Hogan & Hartson L.L.P., their tax advisor, that Troy Financial's transfer of its own stock to the Community Foundation for a nominal consideration would not constitute an act of self-dealing, and that Troy Financial will be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution, subject to the limitation based on 10% of Troy Financial's annual taxable income.


     In fiscal 1998, Troy Savings established and contributed to the Charitable Foundation $1.0 million in cash and entered into a binding, irrevocable commitment to make a total of $4.0 million in scheduled payments to the Charitable Foundation. The scheduled payments will occur in each of fiscal years 1999, 2000 and 2001. In connection with Troy Savings' cash contribution and future binding commitment, Troy Savings recorded a contribution expense of $4.5 million, which represents the $1.0 million cash contributed and the present value of the $4.0 million in future scheduled contributions. In fiscal 1998, Troy Savings recognized the entire tax benefit associated with this contribution expense. In fiscal 1999, Troy Financial also intends to contribute the Music Hall to the Music Hall Foundation. The pre-tax cost of this contribution is estimated at $300,000, which represents the approximate fair value of the Music Hall.


     At this time, Troy Financial estimates the tax benefit of the contribution of common stock to the Community Foundation to be between approximately 627,000 (assuming contribution of 179,174 shares at the midpoint of the estimated price range, a $10.00 per share price and a combined tax rate of 35%) and $1.4 million (assuming contribution of 408,436 shares at the maximum plus 15% of the estimated price range, a $10.00 per share price and a combined tax rate of 35%). There can be no assurances that the IRS will determine that the Charitable Foundation, the Community Foundation and the Music Hall Foundation are not tax-exempt charities under Section 501(c)(3) of the IRC. If one or more of the foundations do not qualify, the IRS may disallow Troy Financial's deductions for its contributions, in whole or in part. If Troy Financial is not permitted to deduct part or all of the contribution expense, its results of operations will be adversely impacted. See "Risk Factors -- Contribution to the Community Foundation."

     As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state corporate taxation. However, investment income, such as interest, dividends and capital gains, will be subject to a federal excise tax of 2.0%. The foundations will each be required to make an annual filing with the IRS within four and one-half months after the close of their fiscal year to maintain their tax-exempt status. The foundations will each be required to publish a notice that the annual information return will be available for public inspection for a period of 180 days after the date of such public notice. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation's managers and a concise statement of the purpose of each grant. The foundations will also be required to file annual reports with the Charities Bureau of the Office of the Attorney General of the State of New York.

     Regulatory Conditions Imposed on the Community Foundation. Establishment of the Community Foundation is subject to the following conditions to be agreed to by the Community Foundation in writing as a condition to receiving the New York Superintendent's approval and FDIC's non-objection of Troy Savings' conversion:


     (1) the Community Foundation will be subject to examination by the NYSBD and FDIC;



     (2) the Community Foundation must comply with supervisory directives imposed by the NYSBD and FDIC;

     (3) the Community Foundation will operate in accordance with written policies adopted by the board of directors, including a conflict of interest policy; and



     (4) any shares of common stock of Troy Financial held by the Community Foundation must be voted in the same ratio as all other outstanding shares of common stock of Troy Financial on all proposals considered by stockholders of Troy Financial; provided, however, that, consistent with this condition, the New York Superintendent and FDIC shall waive this voting restriction under certain circumstances if compliance with the voting restriction would:


          (a) cause a violation of the law of the State of Delaware;

          (b) would cause the Community Foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the Community Foundation; or

          (c) would cause the Community Foundation to be subject to an excise tax under Section 4941 of the IRC.

In order for the New York Superintendent and FDIC to waive such voting restriction, Troy Financial's or the Community Foundation's legal counsel must render an opinion satisfactory to the New York Superintendent and FDIC that compliance with the voting restriction would have the effect described in clauses (a), (b) or (c) above. There can be no assurances that a legal opinion addressing these issues will be rendered, or if rendered, that the New York Superintendent and FDIC will grant an unconditional waiver of the voting restriction. In no event will the voting restriction survive the sale of shares of the common stock held by the Community Foundation.


           RESTRICTIONS ON ACQUISITION OF TROY FINANCIAL CORPORATION


     Provisions in Troy Financial's Certificate of Incorporation and Bylaws and in its management remuneration plan, together with provisions of Delaware corporate law, may have anti-takeover effects. In addition, Troy Savings' Restated Organization Certificate and Bylaws and management remuneration plan may also have anti-takeover effects. Finally, regulatory restrictions may make it difficult to acquire either Troy Financial or Troy Savings.

RESTRICTIONS IN TROY FINANCIAL'S CERTIFICATE OF INCORPORATION AND BYLAWS


     The following discussion is a general summary of some of the provisions of Troy Financial's Certificate of Incorporation and Bylaws and certain other statutory and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential anti-takeover effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. These provisions will also render the removal of the current Board of Directors or management of Troy Financial more difficult. See "Additional Information" if you would like to obtain a copy of Troy Financial's Certificate of Incorporation and Bylaws.


     Limitation on Voting Rights. The Certificate of Incorporation of Troy Financial provides that no beneficial owner in excess of 10% of the then outstanding shares of common stock (the "Limit") can vote in respect of the shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 under the Exchange Act, and includes shares beneficially owned by such person or any of his affiliates (as defined in Rule 12b-2 under the Exchange Act), shares which such person or his affiliates have the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise and shares as to which such person and his affiliates have sole or shared voting or investment power, but shall not include shares that are subject to a publicly solicited revocable proxy and that are not otherwise deemed to be beneficially owned by such person and his affiliates. No director or officer (or any affiliate thereof) of Troy Financial shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed to beneficially own any shares beneficially owned by any other director or officer (or affiliate thereof) nor will the ESOP or any similar plan of Troy Financial or Troy Savings or any trustee with respect thereto (solely by reason of such trustee's capacity) be deemed to beneficially own any shares held under any such plan. The Certificate of Incorporation of Troy Financial further provides that the provisions limiting voting rights may only be amended upon the vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock entitled to vote thereon (after giving effect to the provision limiting voting rights).

     Board of Directors. The Board of Directors of Troy Financial is divided into three classes, each of which shall contain approximately one-third of the whole number of the members of the Board. Each class shall serve a staggered term, with approximately one-third of the total number of directors being elected each year. Troy Financial's Certificate of Incorporation and Bylaws provide that the size of the Board shall be determined by resolution of the Board of Directors. The Certificate of Incorporation and the Bylaws provide that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors or resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled, for the remainder of the unexpired term, exclusively by a majority vote of the directors then in office. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of Troy Financial. Directors may be removed by the stockholders only for cause by the affirmative vote, at a special meeting of stockholders called for such a purpose, of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock entitled to vote thereon. In the absence of these provisions, the vote of the holders of a majority of the shares could remove the entire Board, with or without cause, and replace it with persons of such holders choice.

     Cumulative Voting, Special Meetings and Action by Written Consent. The Certificate of Incorporation does not provide for cumulative voting in the election of directors. Special meetings of stockholders of Troy Financial may be called at any time by a majority of the Board of Directors of Troy Financial or by the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of Troy Financial entitled to vote generally in the election of directors. The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of Troy Financial may be taken only at an annual or special meeting and prohibits stockholder action by written consent in lieu of a meeting unless such consent is unanimous.

     Authorized Shares. The Certificate of Incorporation authorizes the issuance of 60 million shares of common stock and 15 million shares of serial preferred stock. The shares of common stock and serial preferred stock were authorized in an amount greater than that to be issued in the conversion to provide Troy Financial's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors, consistent with its fiduciary duty, to deter future attempts to gain control of Troy Financial. The Board of Directors also has sole authority to determine the terms of any one or more series of serial preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of serial preferred stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of serial preferred stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. Troy Financial's Board currently has no plans for the issuance of additional shares, other than the issuance of additional shares upon exercise of stock options.


     Stockholder Vote Required to Approve Business Combinations with Interested Stockholders. In order to approve certain "Business Combinations" with "Interested Stockholders" (each as defined in Troy Financial's Certificate of Incorporation) and related transactions, the Certificate of Incorporation requires the approval of:



     (a) the holders of at least 80% of the total number of outstanding shares of voting stock and

     (b) the holders of 66 2/3% of the voting power of the outstanding shares of voting stock, excluding for purposes of calculating the affirmative vote and the total number of outstanding shares of voting stock under this clause (b) above, all shares of voting stock of which the beneficial owner is the Interested Stockholder involved in the Business Combination or any affiliate or associate of such Interested Stockholder.


Under Delaware law, absent this provision, business combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of only a majority of the outstanding shares of common stock of the company and any other affected class of stock.


     Under the Certificate of Incorporation, the 80% approval is not required if the Business Combination has been approved by at least 66 2/3% of Troy Financial's directors, who are not affiliated with the Interested Stockholder(s) and were members of the Board of Directors prior to the time that the Interested Stockholder (including any affiliate or associate of such Interested Stockholder) became an Interested Stockholder, then in office at a duly constituted meeting of the Board of Directors called for such purpose or if the proposed transaction meets certain price and procedure conditions in the Certificate of Incorporation designed to afford stockholders a fair price in consideration for their shares. In each such case, where stockholder approval is required, the approval of only a majority of the outstanding shares of voting stock is sufficient. The term "Interested Stockholder" is defined to include, among others, any person (than Troy Financial, its subsidiaries or their employee benefit plans that:


     (a) is the beneficial owner, directly or indirectly, of five percent or more of the voting power of the then outstanding voting stock,


     (b) is an affiliate of Troy Financial and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock, or


     (c) which is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of voting stock that were at any time within the two-year period immediately prior to any such date beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not utilizing the facilities of a national securities exchange, occurring on The Nasdaq Stock Market, Inc., or involving a public distribution.

     The term "Business Combination" is defined to include:


     (1) any merger or consolidation of Troy Financial or any subsidiary with any Interested Stockholder or any other corporation (whether or not itself an Interested Stockholder) which is, or after the merger or consolidation would be, an affiliate or associate of such Interested Stockholder prior to the transaction;



     (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition other than in the usual and regular course of business (in one transaction or a series of transactions in any 12-month period) to any Interested Stockholder or any affiliate or associate of such Interested Stockholder, other than Troy Financial or any of its subsidiaries, of any assets of Troy Financial or any subsidiary that have an aggregate book value as of the end of Troy Financial's most recent fiscal quarter of 10% or more of the total market value of the outstanding shares of Troy Financial or of its net worth as of the end of its most recent fiscal quarter, measured at the time the transaction(s) is approved by the Board of Directors of Troy Financial;



     (3) any issuance or transfer by Troy Financial or any subsidiary of any equity securities of Troy Financial or any subsidiary having an aggregate market value of five percent or more of the total market value of the outstanding shares of Troy Financial or such subsidiary to any Interested Stockholder or any affiliate or associate of any Interested Stockholder, other than Troy Financial or any of its subsidiaries, except pursuant to the exercise of warrants, rights or options to subscribe for or purchase securities offered, issued or granted pro rata to all holders of the voting stock of Troy Financial or any other method affording substantially proportionate treatment to the holders of voting stock;


     (4) any adoption of any plan or proposal for the liquidation or dissolution of Troy Financial or any subsidiary proposed by or on behalf of an Interested Stockholder or any affiliate or associate of such Interested Stockholder, other than Troy Financial or any of its subsidiaries; and



     (5) any reclassification of securities (including any reverse stock split), or recapitalization of Troy Financial, or any merger or consolidation of Troy Financial with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing the proportionate amount of the outstanding shares of any class of equity or convertible securities of Troy Financial or any subsidiary which is directly or indirectly owned by any Interested Stockholder or any affiliate or associate of any Interested Stockholder, other than Troy Financial or any of its subsidiaries.



     Evaluation of Offers. The Certificate of Incorporation of Troy Financial further provides that the Board of Directors of Troy Financial, when evaluating any offer of another party to make a tender or exchange offer for any equity security of Troy Financial, merge or consolidate Troy Financial with another institution, or purchase or otherwise acquire all or substantially all of the properties and assets of Troy Financial, shall, in connection with the exercise of its judgment in determining what is in the best interests of Troy Financial and its stockholders, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including, without limitation, the economic effects of acceptance of such offer on depositors, borrowers and employees of the insured institution subsidiary or subsidiaries of Troy Financial, and on the communities in which such subsidiary or subsidiaries operate or are located and the ability of such subsidiary or subsidiaries to fulfill the objectives of an insured institution under applicable Federal and state statutes and regulations. By having these standards in the Certificate of Incorporation of Troy Financial, the Board of Directors may be in a stronger position to oppose such a transaction if the Board of Directors concludes that the transaction would not be in the best interest of Troy Financial, even if the price offered is significantly greater than the then market price of any equity security of Troy Financial.


     Amendment of Certificate of Incorporation and Bylaws. Amendments to Troy Financial's Certificate of Incorporation must be approved by 66 2/3% of the Board of Directors and by a majority of the outstanding shares of its voting stock, provided, however, that an affirmative vote of the holders of at least
66 2/3% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal certain provisions of the Certificate of Incorporation relating to the Board of Directors, actions by stockholders, special stockholder meetings, acquisition or control of Troy Financial, evaluation of certain business transactions by the Board of Directors, indemnification and amendment of the Certificate of Incorporation. The affirmative vote of the holders of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal Article 11 of Troy Financial's Certificate of Incorporation which governs Business Combinations. Troy Financial's Bylaws may be amended or repealed by a majority vote of the Board of Directors of Troy Financial then in office. The stockholders may also amend or repeal the Bylaws of Troy Financial upon the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of Troy Financial entitled to vote generally in the election of directors (after giving effect to the provision limiting voting rights), voting together as a single class.

     Certain Bylaw Provisions. The Bylaws of Troy Financial also require a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at an annual stockholder meeting to give at least 60 days' advance notice to the Secretary of Troy Financial. The notice provision requires a stockholder who desires to raise new business to provide certain information to Troy Financial concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide Troy Financial with certain information concerning the nominee and the proposing stockholder.

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

ANTI-TAKEOVER EFFECTS OF TROY FINANCIAL'S CERTIFICATE OF INCORPORATION AND BYLAWS AND BENEFIT PLANS ADOPTED IN CONVERSION


     The provisions described above are intended to reduce Troy Financial's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of its Board of Directors. Certain provisions of the Equity Compensation Plan provide for accelerated benefits to participants in the event of a change of control of Troy Financial or Troy Savings or a tender or exchange offer for their stock. See "Management of Troy Savings -- Benefit Plans." Troy Financial and Troy Savings have entered or intend to enter into agreements with key officers and employees and Troy Savings intends to establish the Severance Plan which will provide such officers and eligible employees with additional payments and benefits on the officer's termination in connection with a change of control of Troy Financial or Troy Savings. See "Management of Troy Savings -- Benefit Plans." The foregoing provisions and limitations may make it more difficult for companies or persons to acquire control of Troy Financial and Troy Savings. Additionally, the provisions could deter offers to acquire the outstanding shares of Troy Financial which might be viewed by stockholders to be in their best interests.


     Troy Financial's Board of Directors believes that the provisions of the Certificate of Incorporation and Bylaws and Troy Financial's benefit plans are in the best interest of Troy Financial and its stockholders. An unsolicited non-negotiated takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of Troy Financial and its stockholders to encourage potential acquirers to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts.

DELAWARE CORPORATE LAW

     The State of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The takeover statute, which is codified in Section 203 of the Delaware General Corporate Law ("Section 203"), is intended to discourage certain takeover practices by impeding the ability of a hostile acquirer to engage in certain transactions with the target company.

     In general, Section 203 provides that a "Person" (as defined therein) who owns 15% or more of the outstanding voting stock of a Delaware corporation (an "Interested Stockholder") may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such "Person" became an Interested Stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

     The statute exempts the following transactions from the requirements of
Section 203:


     (1) any business combination if, prior to the date a person became an Interested Stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder;



     (2) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an Interested Stockholder, excluding, for purposes of determining the number of shares outstanding, shares owned by the corporation's directors who are also officers and certain employee stock plans;



     (3) any business combination with an Interested Stockholder that is approved by the board of directors and by a 66 2/3% vote of the outstanding voting stock not owned by the Interested Stockholder; and



     (4) certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the board of directors.


A corporation may exempt itself from the requirements of the statute by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by Section 203. At the present time, the Board of Directors does not intend to propose any such amendment.

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

RESTRICTIONS IN TROY SAVINGS' RESTATED ORGANIZATION CERTIFICATE AND BYLAWS

     Although the Board of Trustees of Troy Savings is not aware of any effort that might be made to obtain control of Troy Savings after conversion, the Board of Trustees believes that it is appropriate to adopt certain provisions permitted by the General Regulations of the New York Banking Board to protect the interests of the converted Bank and its sole stockholder from any hostile takeover. Such provisions may, indirectly, inhibit a change of control of Troy Financial, as Troy Savings' sole stockholder. See "Risk Factors -- Certain Anti-Takeover Provisions."

     Troy Savings' Restated Organization Certificate contains a provision whereby the acquisition of beneficial ownership of more than 10% of the issued and outstanding shares of any class of equity securities of Troy Savings by any person (i.e., any individual, corporation, group acting in concert, trust, partnership, joint stock company or similar organization), either directly or indirectly, without the prior written approval of the New York Superintendent, is prohibited for a period of three years following the both the consummation of the conversion of Troy Savings from a mutual to a stock savings bank and the concurrent acquisition by Troy Financial of all of the outstanding capital stock of Troy Savings. Any stock in excess of 10% acquired in violation of the charter provision will not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to stockholders for a vote. In addition, Troy Savings' Restated Organization Certificate prohibits the cumulation of votes for the election of directors, and provides for the election of three classes of directors to staggered terms. The staggered terms of the Board of Directors could have an anti-takeover effect by making it more difficult for a majority of shares to force an immediate change in the Board of Directors because only one-third of the Board of Directors is elected each year. The purpose of these provisions is to assure stability and continuity of management of Troy Savings in the years immediately following the conversion.


           DESCRIPTION OF CAPITAL STOCK OF TROY FINANCIAL CORPORATION


GENERAL

     Troy Financial is authorized to issue 75,000,000 shares of capital stock, of which 60,000,000 shares will be common stock having a par value of $.0001 per share and 15,000,000 shares of serial preferred stock having a par value of $.0001 per share (the "Preferred Stock"). In connection with the conversion, Troy Financial currently expects to issue up to 10,200,500 shares of common stock (or up to 11,730,575 shares in the event of an increase of 15% in the estimated price range). Giving effect to the contribution of common stock to the Community Foundation, Troy Financial currently expects to issue up to 10,486,530 shares of common stock at the maximum of the estimated price range (or 12,139,011 shares at the maximum plus 15% of the estimated price range). Troy Financial does not expect to issue any shares of Preferred Stock. The Board of Directors of Troy Financial is expressly authorized to issue, without stockholder approval, any unissued shares of authorized common stock as nonvoting common stock. Except as discussed above in "Restrictions on Acquisition of Troy Financial Corporation," each share of Troy Financial's common stock will have the same relative rights as, and will be identical in all respects to, all the other shares of Troy Financial's common stock. Upon receipt by Troy Financial of the full specified purchase price therefor, the common stock will be fully paid and non-assessable.

     THE COMMON STOCK OF TROY FINANCIAL WILL REPRESENT NON-WITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF AN INSURABLE TYPE, AND WILL NOT BE INSURED BY THE FDIC.

COMMON STOCK

     Dividends. The Board of Directors of Troy Financial may declare and pay dividends upon the shares of Troy Financial's common stock out of Troy Financial's statutory surplus or out of certain net profits of Troy Financial, and the holders of record of the common stock will be entitled to receive such dividends out of any assets legally available therefor. The payment of dividends by Troy Financial is subject to limitations which are imposed by law and applicable regulation. See "Dividend Policy" and "Regulation and Supervision."

     Voting Rights. Upon conversion, the holders of common stock of Troy Financial will possess exclusive voting rights in Troy Financial. Each holder of shares of common stock will be entitled to attend all special and annual meetings of the stockholders of Troy Financial and to vote upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders, except as otherwise provided in Troy Financial's Certificate of Incorporation or by applicable law. There will be no cumulative voting rights in the election of directors.

     As a New York-chartered mutual savings bank, Troy Savings' corporate powers and control are vested in its Board of Trustees, who elect the officers of Troy Savings and who fill any vacancies on the Board of Trustees as it exists upon conversion. Subsequent to conversion, voting rights of Troy Savings will vest exclusively with Troy Financial which will be the owner of Troy Savings' outstanding capital stock. The Board of Directors of Troy Financial will vote Troy Savings' capital stock, and, consequently, the holders of the common stock of Troy Financial will not have direct control of Troy Savings.

     Liquidation. In the event of any dissolution, liquidation or winding up of Troy Financial, whether voluntary or involuntary, the holders of record of the common stock then outstanding, and all holders of the outstanding shares of any class or series of stock entitled to participate therewith, as to distribution of assets, will be entitled to participate in the distribution of any assets of Troy Financial remaining after Troy Financial has paid, or set aside for payment, to the holders of outstanding shares of any class of capital stock having preference over the common stock, with respect to dissolution, liquidation or winding up, the full preferential amounts (if any) to which such holders are entitled.

     Preemptive Rights. Holders of the common stock of Troy Financial will not be entitled to preemptive rights with respect to any shares or other securities of Troy Financial which may be issued.

PREFERRED STOCK

     None of the shares of Troy Financial's authorized Preferred Stock will be issued in the conversion. The Board of Directors of Troy Financial expressly is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of Troy Financial's Certificate of Incorporation, to provide for the issuance from time to time of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon.


             DESCRIPTION OF CAPITAL STOCK OF THE TROY SAVINGS BANK


GENERAL

     If the holding company form of organization is not utilized in connection with the conversion, Troy Savings may offer shares of its common stock in connection with the conversion. Prior to doing so, Troy Savings will conduct a resolicitation of depositors. The following is a discussion of the capital stock of Troy Savings.

     The Restated Organization Certificate of Troy Savings, to be effective upon the conversion, authorizes the issuance of capital stock consisting of 1,000 shares of common stock, par value $1.00 per share. Except as discussed above in "Restrictions on Acquisition of Troy Financial Corporation," each share of common stock of Troy Savings will have the same relative rights as, and will be identical in all respects with, each other share of common stock. After the conversion, the Board of Directors will be authorized to approve the issuance of common stock up to the amount authorized by the Restated Organization Certificate without the approval of Troy Savings' shareholders, except to the extent that such approval is required by governing law. All of the issued and outstanding common stock of Troy Savings will be held by Troy Financial as Troy Savings' sole shareholder.

     THE CAPITAL STOCK OF TROY SAVINGS WILL REPRESENT NON-WITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF AN INSURABLE TYPE, AND WILL NOT BE INSURED BY THE FDIC.

     Dividends. The holders of Troy Savings' common stock will be entitled to receive and to share equally in such dividends as may be declared by the Board of Directors of Troy Savings out of funds legally available therefor. See "Dividend Policy" for certain restrictions on the payment of dividends and "Taxation -- Federal Taxation" for a discussion of the consequences of the payment of cash dividends from income appropriated to bad debt reserves.

     Voting. The holders of Troy Savings' common stock will possess exclusive voting power. Each holder of shares of common stock will be entitled to one vote for each share held by such holder. Cumulation of votes for election of directors will not be permitted. See "Restrictions on Acquisition of Troy Financial Corporation -- Anti-Takeover Effects of Troy Financial's Certificate of Incorporation and Bylaws and Benefit Plans Adopted in Conversion."

     Liquidation. In the event of any liquidation, dissolution, or winding up of Troy Savings, the holders of its common stock will be entitled to receive, after payment of all debts and liabilities of Troy Savings (including all deposit accounts and accrued interest thereon), and distribution of the balance in the special liquidation account, which is a memorandum account only, to Eligible Account Holders and Supplemental Eligible Account Holders (see "The
Conversion -- Effects of Conversion -- Liquidation Rights"), all assets of Troy Savings available for distribution in cash or in kind.

     Preemptive Rights. Holders of the common stock of Troy Savings will not be entitled to preemptive rights with respect to any shares of Troy Savings which may be issued. Upon receipt by Troy Savings of the full specified purchase price therefor, the common stock of Troy Savings will be fully paid and non-assessable.


                          TRANSFER AGENT AND REGISTRAR


     The transfer agent and registrar for the common stock is Registrar and Transfer Company.


                                    EXPERTS


     The consolidated financial statements of Troy Savings and its subsidiaries as of September 30, 1998 and 1997 and for each of the years in the three-year period ended September 30, 1998, included in this prospectus have been audited by KPMG LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     FinPro has consented to the publication herein of the summary of its report to Troy Savings and Troy Financial setting forth its opinion as to the estimated pro forma market value of the common stock upon conversion and its opinion with respect to subscription rights.


                             LEGAL AND TAX OPINIONS



     The legality of the common stock and the federal income tax consequences of the conversion have been passed upon for Troy Savings and Troy Financial by Hogan & Hartson L.L.P., Washington, D.C., special counsel to Troy Savings and Troy Financial. The New York State income tax consequences of the conversion have been passed upon for Troy Savings and Troy Financial by KPMG LLP. Certain legal matters will be passed upon for Sandler O'Neill by Muldoon, Murphy & Faucette LLP, Washington, D.C.

                             ADDITIONAL INFORMATION


     Troy Financial has filed with the SEC a registration statement under the Securities Act with respect to the common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement. Such information, including the conversion valuation appraisal report, which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including Troy Financial. The conversion valuation appraisal report may also be inspected by Eligible Account Holders and Supplemental Eligible Account Holders at the offices of Troy Savings during normal business hours. This prospectus contains a description of the material terms and features of all material contracts, reports or exhibits to the registration statement required to be described herein. Such statements are, of necessity, brief descriptions thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.

     Troy Savings has filed an application for approval of conversion with the New York Superintendent and the FDIC. Pursuant to the rules and regulations of the New York Superintendent, this prospectus omits certain information contained in that application. The application may be examined at the principal office of the New York Superintendent, Two Rector Street, New York, New York, 10006.

     Troy Financial has filed with the Federal Reserve an application to become a bank holding company. This prospectus omits certain information contained in such application. Such application may be inspected at the offices of the Federal Reserve Bank of New York, 59 Maiden Lane, New York, New York 10045.

     In connection with the conversion, Troy Financial will register its common stock with the SEC under Section 12(g) of the Exchange Act, and, upon such registration, Troy Financial and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Exchange Act. Under the plan of conversion, Troy Financial has undertaken that it will not terminate such registration for a period of at least three years following the conversion. In the event that Troy Savings amends the plan of conversion to eliminate the concurrent formation of Troy Financial as part of the conversion, Troy Savings will register its stock with the FDIC under Section 12(g) of the Exchange Act and, upon such registration, Troy Savings and the holders of its stock will become subject to the same obligations and restrictions.


     A copy of the Certificate of Incorporation and the Bylaws of Troy Financial and the Restated Organization Certificate and Bylaws of Troy Savings are available without charge from Troy Savings. Troy Savings' principal office is located at 32 Second Street, Troy, New York 12180 and its telephone number is
(518) 270-     .

                     THE TROY SAVINGS BANK AND SUBSIDIARIES



                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                              PAGE
                                                              ----
Independent Auditors' Report................................  F-2
Consolidated Statements of Condition at September 30, 1998
  and 1997..................................................  F-3
Consolidated Statements of Income for the Years Ended
  September 30, 1998, 1997 and 1996. .......................  F-4
Consolidated Statements of Changes in Equity for the Years
  Ended September 30, 1998, 1997 and 1996. .................  F-5
Consolidated Statements of Cash Flows for Years Ended
  September 30, 1998, 1997 and 1996. .......................  F-6
Notes to Consolidated Financial Statements..................  F-7


     All schedules are omitted because the required information is not applicable or is included in the Consolidated Financial Statements and related Notes.

     The financial statements of the Holding Company have been omitted because the Holding Company has not yet issued any stock, has no assets, no liabilities and has not conducted any business other than that of an organizational nature.

                          INDEPENDENT AUDITORS' REPORT


The Examining and Audit Committee
     of the Board of Trustees
The Troy Savings Bank:

     We have audited the accompanying consolidated statements of condition of The Troy Savings Bank and subsidiaries (the Bank) as of September 30, 1998 and 1997, and the related consolidated statements of income, changes in equity, and cash flows for each of the years in the three-year period ended September 30, 1998. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Troy Savings Bank and subsidiaries as of September 30, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 1998 in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

October 30, 1998
Albany, New York

                     THE TROY SAVINGS BANK AND SUBSIDIARIES


                      CONSOLIDATED STATEMENTS OF CONDITION
                          SEPTEMBER 30, 1998 AND 1997
                                 (IN THOUSANDS)

                                                                1998       1997
                                                              --------   --------
                                ASSETS
Cash and due from banks.....................................  $ 12,330   $ 13,903
Federal funds sold..........................................     5,585     28,548
                                                              --------   --------
          Total cash and cash equivalents...................    17,915     42,451
Loans held for sale.........................................    11,096      3,703
Securities available for sale, at fair value................   197,758    117,552
Investment securities held to maturity (fair value of $3,621 and $4,162, at September 30, 1998 and 1997,
  respectively).............................................     3,483      4,000
Net loans receivable........................................   457,321    468,160
Accrued interest receivable.................................     4,287      4,334
Other real estate owned.....................................     1,872      2,690
Premises and equipment, net.................................    14,096     13,734
Other assets................................................     8,821      5,824
                                                              --------   --------
               Total assets.................................  $716,649   $662,448
                                                              ========   ========
                          LIABILITIES AND EQUITY
Liabilities:
     Due to depositors:
          Savings accounts..................................   198,509    198,929
          Money Market accounts.............................    15,708     13,121
          N.O.W. and demand accounts........................   107,311     93,002
          Time accounts.....................................   256,674    267,345
                                                              --------   --------
               Total deposits...............................   578,202    572,397
     Mortgagors' escrow accounts............................     1,900      1,916
     Securities sold under agreement to repurchase..........     2,524        372
     Federal Home Loan Bank of New York long-term debt......    44,940      4,356
     Accrued interest payable...............................       360         60
     Official bank checks...................................     8,841      7,988
     Contribution payable...................................     3,453         --
     Other liabilities and accrued expenses.................     5,400      3,817
                                                              --------   --------
               Total liabilities............................   645,620    590,906
                                                              --------   --------
Commitments and contingent liabilities (note 14)
Equity:
     Surplus................................................    18,306     18,306
     Undivided profits......................................    52,316     53,194
     Net unrealized gain on securities available for sale,
      net of tax............................................       407         42
                                                              --------   --------
               Total equity.................................    71,029     71,542
                                                              --------   --------
               Total liabilities and equity.................  $716,649   $662,448
                                                              ========   ========

          See accompanying notes to consolidated financial statements.

                     THE TROY SAVINGS BANK AND SUBSIDIARIES


                       CONSOLIDATED STATEMENTS OF INCOME
                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996
                                 (IN THOUSANDS)

                                                               1998      1997      1996
                                                              -------   -------   -------
Interest and dividend income:
     Interest and fees on loans.............................  $38,842   $39,050   $36,413
     Securities available for sale:
          Taxable...........................................    4,121     7,262     8,521
          Tax exempt........................................    2,214       119        --
                                                              -------   -------   -------
                                                                6,335     7,381     8,521
     Investment securities..................................      300       353       410
     Federal funds sold.....................................    2,553     1,503     1,518
                                                              -------   -------   -------
          Total interest and dividend income................   48,030    48,287    46,862
                                                              -------   -------   -------
Interest expense:
     Deposits and escrows...................................   23,339    22,812    22,557
     Short-term borrowings..................................       33       271       230
     Long-term debt.........................................      821       268       230
                                                              -------   -------   -------
          Total interest expense............................   24,193    23,351    23,017
                                                              -------   -------   -------
          Net interest income...............................   23,837    24,936    23,845
Provision for loan losses...................................    4,050     3,900       928
                                                              -------   -------   -------
          Net interest income after provision for loan
            losses..........................................   19,787    21,036    22,917
                                                              -------   -------   -------
Non-interest income:
     Service charges on deposits............................      858       822       802
     Loan servicing fees....................................      432       460       443
     Trust income...........................................      459       362       293
     Net gains from securities sales or calls...............        8         4         1
     Net gains (losses) from mortgage loan sales............       76        14       (14)
     Other income...........................................      719     1,075     1,340
                                                              -------   -------   -------
          Total non-interest income.........................    2,552     2,737     2,865
                                                              -------   -------   -------
Non-interest expense:
     Compensation and employee benefits.....................   10,218     9,573     9,009
     Occupancy..............................................    2,101     2,089     1,956
     Furniture, fixtures and equipment......................    1,080       901       961
     Computer charges.......................................    1,424     1,322     1,248
     Professional, legal and other fees.....................      924       726       658
     Printing, postage and telephone........................      614       559       543
     Other real estate owned................................    1,087       380       499
     Contribution expense...................................    4,759       102       479
     Other..................................................    2,884     2,887     2,845
                                                              -------   -------   -------
          Total non-interest expense........................   25,091    18,539    18,198
                                                              -------   -------   -------
Income (loss) before income tax expense (benefit)...........   (2,752)    5,234     7,584
Income tax expense (benefit)................................   (1,874)    1,576     2,506
                                                              -------   -------   -------
Net income (loss)...........................................  $  (878)  $ 3,658   $ 5,078
                                                              =======   =======   =======

          See accompanying notes to consolidated financial statements.

                     THE TROY SAVINGS BANK AND SUBSIDIARIES


                  CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996
                                 (IN THOUSANDS)

                                                                                  NET
                                                                               UNREALIZED
                                                                             GAIN (LOSS) ON
                                                                               SECURITIES
                                                                               AVAILABLE
                                                                 UNDIVIDED     FOR SALE,       TOTAL
                                                       SURPLUS    PROFITS      NET OF TAX     EQUITY
                                                       -------   ---------   --------------   -------
Balance, September 30, 1995..........................  $18,306    $44,458        $  18        $62,782
Net income for year ended September 30, 1996.........       --      5,078           --          5,078
Change in net unrealized gain/loss on securities
  available for sale, net of tax.....................       --         --         (452)          (452)
                                                       -------    -------        -----        -------
Balance, September 30, 1996..........................   18,306     49,536         (434)        67,408
Net income for year ended September 30, 1997.........       --      3,658           --          3,658
Change in net unrealized gain/loss on securities
  available for sale, net of tax.....................       --         --          476            476
                                                       -------    -------        -----        -------
Balance, September 30, 1997..........................   18,306     53,194           42         71,542
Net loss for year ended September 30, 1998...........       --       (878)          --           (878)
Change in net unrealized gain/loss on securities
  available for sale, net of tax.....................       --         --          365            365
                                                       -------    -------        -----        -------
Balance, September 30, 1998..........................  $18,306    $52,316        $ 407        $71,029
                                                       =======    =======        =====        =======

          See accompanying notes to consolidated financial statements.

                     THE TROY SAVINGS BANK AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996
                                 (IN THOUSANDS)

                                                                1998        1997       1996
                                                              ---------   --------   ---------
Increase (decrease) in cash and cash equivalents:
Cash flows from operating activities:
        Net income (loss)...................................  $    (878)  $  3,658   $   5,078
        Adjustments to reconcile net income (loss) to net
          cash provided by operating activities:
            Depreciation....................................      1,615      1,426       1,442
            Net amortization (accretion) of premium/discount
              on securities.................................         65         85        (358)
            Deferred tax benefit............................     (3,027)    (1,442)       (333)
            Net gains from securities sales or calls........         (8)        (4)         (1)
            Provision for loan losses.......................      4,050      3,900         928
            Net (gains) losses from mortgage loan sales.....        (76)       (14)         14
            Net loss on sale of other real estate owned.....        106         12          54
            Net write-down of other real estate owned.......        326         --         359
            Proceeds from sale of loans held for sale.......     44,496     13,443      30,025
            Net loans made to customers and held for sale...    (51,813)   (15,660)    (25,664)
            Decrease (increase) in accrued interest
              receivable....................................         47        439        (497)
            Decrease (increase) in other assets.............       (215)        93       1,774
            Increase (decrease) in accrued interest
              payable.......................................        300        (59)        (52)
            Decrease in mortgagors' escrow accounts.........        (16)      (473)     (1,419)
            Increase (decrease) in other liabilities,
              accrued expenses, and official bank checks....      5,889     (2,015)      3,515
                                                              ---------   --------   ---------
                 Net cash provided by operating
                   activities...............................        861      3,389      14,865
                                                              ---------   --------   ---------
Cash flows from investing activities:
    Proceeds from sale of securities available for sale.....     54,782         --          61
    Proceeds from maturity and redemption of securities
      available for sale....................................    110,223     78,199      97,393
    Purchase of securities available for sale...............   (244,657)   (46,125)   (103,592)
    Proceeds from maturity and redemption of investment
      securities............................................        517        519      14,609
    Purchase of investment securities.......................         --         --     (15,479)
    Proceeds from sale of other real estate owned...........        963      2,629         353
    Net loans repaid from (made to) customers...............      6,212    (22,701)    (44,987)
    Capital expenditures....................................     (1,977)      (930)     (1,702)
                                                              ---------   --------   ---------
                 Net cash (used in) provided by investing
                   activities...............................    (73,937)    11,591     (53,344)
                                                              ---------   --------   ---------
Cash flows from financing activities:
    Net increase in deposits................................  $   5,805   $  7,790   $  12,145
    Net increase (decrease) in securities sold under
      agreement to repurchase...............................      2,152        222        (693)
    Increase (decrease) in FHLB of New York short-term
      borrowings............................................         --     (5,000)      5,000
    Issuance of long-term debt..............................     41,000         --       5,000
    Payments on long-term debt..............................       (417)      (393)       (250)
                                                              ---------   --------   ---------
                 Net cash provided by financing
                   activities...............................     48,540      2,619      21,202
                                                              ---------   --------   ---------
Net (decrease) increase in cash and cash equivalents........    (24,536)    17,599     (17,277)
Cash and cash equivalents at beginning of year..............     42,451     24,852      42,129
                                                              ---------   --------   ---------
Cash and cash equivalents at end of year....................  $  17,915   $ 42,451   $  24,852
                                                              =========   ========   =========
Supplemental information:
    Cash paid for:
        Interest on deposits and borrowings.................  $  23,893   $ 23,410   $  23,068
        Income taxes........................................  $   1,569   $  3,826   $   2,209
Supplemental schedule of noncash investing activities:
Net reduction in loans resulting from the transfer to other
  real estate owned.........................................  $     577   $  2,462   $     853
Investment securities transferred to securities available
  for sale in accordance with the FASB "Special Report,"
  fair value of securities transferred $98,700..............  $      --   $     --   $  98,384
Increase (decrease) in equity from change in net unrealized
  gain/loss on securities available for sale, net of tax....  $     365   $    476   $    (452)
Increase in deferred gain on sale of other real estate......  $      --   $    344   $      --

          See accompanying notes to consolidated financial statements.

                     THE TROY SAVINGS BANK AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       SEPTEMBER 30, 1998, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Consolidation Policy

     The consolidated financial statements include the accounts of The Troy Savings Bank and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

  (b) Basis of Presentation

     The accompanying consolidated financial statements of The Troy Savings Bank and subsidiaries (the Bank) conform, in all material respects, to generally accepted accounting principles and to general practice within the savings bank industry. The Bank utilizes the accrual method of accounting for financial reporting purposes.

  (c) Use of Estimates

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of other real estate owned acquired in connection with foreclosures. In connection with the determination of the allowance for loan losses and the valuation of other real estate owned, management obtains appraisals for properties.

     Management believes that the allowance for loan losses is adequate and that other real estate owned is recorded at its fair value less an estimate of the costs to sell the properties. While management uses available information to recognize losses on loans and other real estate owned, future additions to the allowance or write downs of other real estate owned may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses and other real estate owned. Such agencies may require the Bank to recognize additions to the allowance or write downs of other real estate owned based on their judgments about information available to them at the time of their examination which may not be currently available to management.

     A substantial portion of the Bank's loans are secured by real estate located throughout the six New York State Counties of Albany, Rensselaer, Saratoga, Schenectady, Warren and Washington. In addition, a substantial portion of the other real estate owned is located in those same markets. Accordingly, the ultimate collectibility of a substantial portion of the Bank's loan portfolio and the recovery of a substantial portion of the carrying amount of other real estate owned is dependent upon market conditions in these market areas.

  (d) Cash and Cash Equivalents

     For purposes of the consolidated statements of cash flows, cash and cash equivalents consists of cash on hand, due from banks, and federal funds sold.

                     THE TROY SAVINGS BANK AND SUBSIDIARIES

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  (e) Loans Held for Sale

     Loans held for sale are recorded at the lower of cost or fair value, determined on an aggregate basis. Gains and losses on the disposition of loans held for sale are determined on the specific identification method. It is the intention of management to sell these loans in the near future.

     Loans held for sale, as well as commitments to originate fixed rate mortgage loans at a set interest rate, which will subsequently be sold in the secondary mortgage market, are regularly evaluated and, if necessary, a valuation reserve for changes in interest rates is recorded.

  (f) Mortgage Servicing Rights

     As of October 1, 1996, the Bank adopted Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights", (SFAS No. 122) as amended by SFAS No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" (SFAS No. 125) which require entities to recognize as separate assets, the rights to service mortgage loans for others, regardless of how those servicing rights were acquired. Additionally, these Statements require that the capitalized mortgage servicing rights be assessed for impairment based on the fair value of those rights, and that impairment, if any, be recognized through a valuation allowance. The adoption of SFAS No.'s 122 and 125, did not have a material effect on the Bank's consolidated financial statements.

  (g) Securities Available for Sale, and Investment Securities Held to Maturity

     Management determines the appropriate classification of securities at the time of purchase. If management has the positive intent and ability to hold debt securities to maturity, they are classified as investment securities held to maturity and are carried at amortized cost. Securities that are identified as trading account assets for resale over a short period are stated at fair value with unrealized gains and losses reflected in current earnings. All other debt and equity securities are classified as securities available for sale and are reported at fair value, with net unrealized gains or losses reported, net of income taxes, as a separate component of equity. At September 30, 1998 and 1997, the Bank did not hold any securities considered to be trading securities. As a member of the Federal Home Loan Bank of New York (FHLB), the Bank is required to hold stock which is carried at cost since there is no readily available market value.

     Unrealized losses on securities which reflect a decline in value which is other than temporary, if any, are charged to income. Gains or losses on disposition of securities are based on the net proceeds and the amortized cost of the securities sold, using the specific identification method. The amortized cost of securities is adjusted for amortization of premium and accretion of discount, which is calculated on an effective interest method.

     In November 1995, the staff of the Financial Accounting Standards Board released its Special Report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities." The Special Report contained, among other things, a provision that allowed entities to, concurrent with the initial adoption of the Special Report (November 15, 1995), but no later than December 31, 1995, reassess the appropriateness of the classifications of all securities held at that time. In conjunction with the provisions of this Special Report, in December 1995, the Bank transferred certain securities with an amortized cost totaling $98.4 million and a fair value totaling $98.7 million from investment securities held to maturity to securities available for sale.

                     THE TROY SAVINGS BANK AND SUBSIDIARIES

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  (h) Net Loans Receivable

     Loans receivable are reported at the principal amount outstanding, net of unearned discount, net deferred loan fees, and the allowance for loan losses. Discounts and net loan fees on loans are accreted to income to provide a level-yield of interest on the underlying loans.

     Loans considered doubtful of collection by management are placed on a nonaccrual status for the recording of interest. Generally loans past due 90 days or more as to principal or interest are placed on nonaccrual status except for those loans which, in management's judgment, are adequately secured and in the process of collection and certain consumer and open-end credit loans which are usually charged off at 120 days past due. When a loan is placed on nonaccrual status, all previously accrued income that has not been collected is reversed from current year interest income, and subsequent cash receipts are generally applied to reduce the unpaid principal balance. Amortization of related unearned discount and net deferred fees is suspended when a loan is placed on nonaccrual status. Loans are removed from nonaccrual status when they become current as to principal and interest or when in the opinion of management, the loans are expected to be fully collectible as to principal and interest.

  (i) Allowance for Loan Losses

     The allowance for loan losses is established through a provision for loan losses charged to operations. Loans are charged against the allowance for loan losses when management believes that the collectibility of all or a portion of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. Management's evaluation of the adequacy of the allowance for loan losses is performed on a periodic basis and takes into consideration such factors as the historical loan loss experience, changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect borrowers' ability to pay.

     As of October 1, 1995 the Bank adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" (SFAS No. 114) as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures," (SFAS No. 118). These Statements prescribe recognition criteria for loan impairment and measurement methods for certain impaired loans and all loans whose terms are modified in troubled debt restructurings subsequent to the adoption of these Statements. Under these Statements, a loan is considered impaired when it is probable that the borrower will not repay the loan according to the original contractual terms of the loan agreement, or when a loan (of any loan type) is restructured in a troubled debt restructuring subsequent to October 1, 1995. The allowance for loan losses related to impaired loans is based on discounted cash flows using the loan's initial effective interest rate or the fair value of the collateral for certain loans where repayment of the loan is expected to be provided solely by the underlying collateral (collateral dependent loans). The Bank's impaired loans are generally collateral dependent. These Statements are principally related to commercial type loans, however, certain provisions related to restructured loans are applicable to all loan types. The adoption of these Statements did not have a material effect on the Bank's consolidated financial statements.

  (j) Other Real Estate Owned

     Other real estate owned includes real estate acquired in settlement of loans. Other real estate owned is recorded on an individual asset basis at the lower of cost (defined as the fair value at initial investment), or the fair value of the asset acquired less an estimate of the costs to sell the property. At the time of foreclosure, the excess, if any, of the loan value over the fair value of the property received is charged to the

                     THE TROY SAVINGS BANK AND SUBSIDIARIES

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) allowance for loan losses. Subsequent declines in the value of such property and net operating expenses of such properties are charged directly to other operating expenses. Properties are regularly reappraised and written down to the fair value less the estimated cost to sell the property, if necessary.

     The recognition of gains and losses from the sale of other real estate owned is dependent on a number of factors relating to the nature of the property sold, terms of the sale, and the future involvement of the Bank and subsidiaries in the property sold. If a real estate transaction does not meet certain down payment and loan amortization requirements, income recognition is deferred and recognized under an alternative method.

  (k) Premises and Equipment

     Premises and equipment are carried at cost, less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the terms of the related leases or the useful lives of the assets.

  (l) Income Taxes

     The Bank accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes" (SFAS No. 109). Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets are recognized subject to management's judgment that those assets will more likely than not be realized. A valuation allowance is recognized if, based on an analysis of available evidence, management believes that all or a portion of the deferred tax assets will not be realized. Adjustments to increase or decrease the valuation allowance are charged or credited, respectively, to income tax expense. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (m) Statutory Transfer to Surplus

     A quarterly transfer of 10% of net income (before dividends paid to depositors and losses on sale of assets) is generally required to be made to surplus under New York State Banking Law. No transfer is required, however, if the net worth of the bank exceeds 10% of deposits.

  (n) Financial Instruments

     In the normal course of business, the Bank is a party to certain financial instruments with off-balance-sheet risk such as commitments to extend credit, unused lines of credit and standby letters of credit. The Bank's policy is to record such instruments when funded.

  (o) Official Bank Checks

     The Bank's official checks (including tellers' checks, loan disbursement checks, interest checks, expense checks, money orders, and payroll checks) are drawn on deposit accounts at the Bank and are ultimately paid through the Bank's Federal Reserve correspondent account.

                     THE TROY SAVINGS BANK AND SUBSIDIARIES

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  (p) Reclassifications

     Amounts in the prior years' consolidated financial statements are reclassified whenever necessary to conform with the current year's presentation.

  (q) Trust Assets and Service Fees

     Assets held by the Bank in a fiduciary or agency capacity for its customers are not included in the consolidated statements of condition since these assets are not assets of the Bank. Trust service fees are reported on the accrual basis.

  (r) Recent Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 130", "Reporting Comprehensive Income". SFAS No. 130 states that comprehensive income includes the reported net income of a company adjusted for items that are currently accounted for as direct entries to equity, such as the mark to market adjustment on securities available for sale, foreign currency items and minimum pension liability adjustments. This statement is effective for fiscal years beginning after December 15, 1997. Management does not believe that the impact of adopting this Statement will be material to the Company's consolidated financial statements.

     In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for reporting by public companies of operating segments within the company, disclosures about products and services, geographic areas and major customers. This statement is effective for periods beginning after December 15, 1997. Management does not believe that the adoption of SFAS No. 131 will have a material impact on the Company's consolidated financial statements.

     In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which amends the disclosure requirements of SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." SFAS No. 132 standardizes the disclosures of SFAS No. 87 and No. 106 to the extent practical and recommends a parallel format for presenting information about pensions and other postretirement benefits. This Statement is applicable to all entities and addresses disclosure only. The Statement does not change any of the measurement or recognition provisions provided for in SFAS No. 87, No. 88 or No. 106. The Statement is effective for fiscal years beginning after December 15, 1997. Management anticipates providing the required disclosures in the September 30, 1999 consolidated financial statements.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts, and for hedging activities. This Statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Management is currently evaluating the impact of this Statement on the Company's consolidated financial statements.

(2) LOANS HELD FOR SALE

     At September 30, 1998 and 1997, loans held for sale consisted of conventional mortgages originated for subsequent sale. At September 30, 1998 and 1997, there was no valuation reserve related to loans held for sale.

                     THE TROY SAVINGS BANK AND SUBSIDIARIES

(3) SECURITIES AVAILABLE FOR SALE

     The amortized cost and approximate fair value of securities available for sale at September 30, 1998 and 1997 are as follows:

                                                                           1998
                                                     -------------------------------------------------
                                                                   GROSS        GROSS      APPROXIMATE
                                                     AMORTIZED   UNREALIZED   UNREALIZED      FAIR
                                                       COST        GAINS        LOSSES        VALUE
                                                     ---------   ----------   ----------   -----------
                                                                      (IN THOUSANDS)
U.S. Government securities and agencies
  obligations......................................  $117,174       $ 46        $ --        $117,220
Obligations of states and political subdivisions...    51,324        357          --          51,681
Mortgage-backed securities.........................     3,616        128          --           3,744
Corporate debt securities..........................    16,826        160           (2)        16,984
                                                     --------       ----         ----       --------
          Total debt securities available for
            sale...................................   188,940        691           (2)       189,629
Mutual funds and marketable equity securities......     4,831         74          (83)         4,822
Non-marketable equity securities...................     3,307        --           --           3,307
                                                     --------       ----         ----       --------
          Total securities available for sale......  $197,078       $765         $(85)      $197,758
                                                     ========       ====         ====       ========

                                                                           1997
                                                     -------------------------------------------------
                                                                   GROSS        GROSS      APPROXIMATE
                                                     AMORTIZED   UNREALIZED   UNREALIZED      FAIR
                                                       COST        GAINS        LOSSES        VALUE
                                                     ---------   ----------   ----------   -----------
                                                                      (IN THOUSANDS)
U.S. Government securities and agencies
  obligations......................................  $ 57,658       $ 52        $ (90)      $ 57,620
Obligations of states and political subdivisions...    20,829          6           (2)        20,833
Mortgage-backed securities.........................     4,561         92          --           4,653
Corporate debt securities..........................    27,145         87          (64)        27,168
                                                     --------       ----        -----       --------
          Total debt securities available for
            sale...................................   110,193        237         (156)       110,274
Mutual funds and marketable equity securities......     3,983         53          (65)         3,971
Non-marketable equity securities...................     3,307        --           --           3,307
                                                     --------       ----        -----       --------
          Total securities available for sale......  $117,483       $290        $(221)      $117,552
                                                     ========       ====        =====       ========

     During 1998, proceeds from sales of securities available for sale totaled $54.8 million, with gross gains of $9 thousand and gross losses of $1 thousand. During 1997 there were no sales of securities available for sale. During 1996 proceeds from the sale of securities available for sale totaled $61 thousand with gross gains of $1 thousand.

     As of September 30, 1998, the contractual maturity schedule
(mortgaged-backed securities are shown separately) of debt securities available for sale at amortized cost and approximate fair value is as follows:

                                                                          APPROXIMATE
                                                              AMORTIZED      FAIR
                      MATURITY RANGES                           COST         VALUE
                      ---------------                         ---------   -----------
                                                                  (IN THOUSANDS)
Within one year.............................................  $145,761     $145,852
From one year to five years.................................    38,661       39,120
From five years to ten years................................       318          321
Over ten years..............................................       584          592
Mortgage-backed securities..................................     3,616        3,744
                                                              --------     --------
                                                              $188,940     $189,629
                                                              ========     ========

                     THE TROY SAVINGS BANK AND SUBSIDIARIES

(3) SECURITIES AVAILABLE FOR SALE  (CONTINUED)
     Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

     Mortgaged-backed securities consist entirely of direct pass through Government National Mortgage Association (GNMA) and Freddie Mac securities.

     Other than U.S. Government Securities there are no securities of a single issuer that exceed 10% of equity at September 30, 1998 and 1997.

(4) INVESTMENT SECURITIES HELD TO MATURITY

     The amortized cost and approximate fair value of investment securities as of September 30, 1998 and 1997 are as follows:

                                                                           1998
                                                     -------------------------------------------------
                                                                   GROSS        GROSS      APPROXIMATE
                                                     AMORTIZED   UNREALIZED   UNREALIZED      FAIR
                                                       COST        GAINS        LOSSES        VALUE
                                                     ---------   ----------   ----------   -----------
                                                                      (IN THOUSANDS)
  Mortgage-backed securities.......................   $1,980        $118         $--         $2,098
  Corporate and other debt securities..............    1,503          20          --          1,523
                                                      ------        ----         ----        ------
          Total investment securities..............   $3,483        $138         $--fp         $3,621
                                                      ======        ====         ====        ======

                                                                           1997
                                                     -------------------------------------------------
                                                                   GROSS        GROSS      APPROXIMATE
                                                     AMORTIZED   UNREALIZED   UNREALIZED      FAIR
                                                       COST        GAINS        LOSSES        VALUE
                                                     ---------   ----------   ----------   -----------
                                                                      (IN THOUSANDS)
  Mortgage-backed securities.......................   $2,497        $160         $(1)        $2,656
  Corporate and other debt securities..............    1,503           7          (4)         1,506
                                                      ------        ----         ---         ------
          Total investment securities..............   $4,000        $167         $(5)        $4,162
                                                      ======        ====         ===         ======

     The amortized cost and approximate fair value of investment securities held to maturity at September 30, 1998, by contractual maturity (mortgage-backed securities are shown separately), are as follows:

                                                                          APPROXIMATE
                                                              AMORTIZED      FAIR
                      MATURITY RANGES                           COST         VALUE
                      ---------------                         ---------   -----------
                                                                  (IN THOUSANDS)
  Over ten years............................................   $1,503       $1,523
  Mortgage-backed securities................................    1,980        2,098
                                                               ------       ------
          Total.............................................   $3,483       $3,621
                                                               ======       ======

     Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

     No provision has been made for losses on investment securities held to maturity in which the current market prices are less than the carrying values since the Bank has the positive intent and ability to hold all investment securities to maturity, and the Bank does not anticipate that the unrealized loss, if any, is other than temporary.

                     THE TROY SAVINGS BANK AND SUBSIDIARIES

(5) NET LOANS RECEIVABLE

     A summary of loans receivable at September 30, 1998 and 1997 is as follows:

                                                                1998       1997
                                                              --------   --------
                                                                (IN THOUSANDS)
     Loans secured by real estate:
     Residential............................................  $202,511   $214,638
     Commercial.............................................   166,186    184,561
     Construction...........................................    10,052     15,508
                                                              --------   --------
          Total real estate loans...........................   378,749    414,707
     Commercial business....................................    45,156     29,961
     Home equity lines......................................     8,575      9,883
     Other consumer loans...................................    33,445     20,539
                                                              --------   --------
          Total consumer loans..............................    42,020     30,422
     Less: Net unearned discount and deferred fees..........      (344)      (501)
     Allowance for loan losses..............................    (8,260)    (6,429)
                                                              --------   --------
     Loans receivable, net..................................  $457,321   $468,160
                                                              ========   ========

     Non performing loans receivable at September 30, are as follows:

                                                               1998      1997     1996
                                                              -------   ------   -------
                                                                    (IN THOUSANDS)
     Non-accrual loans......................................  $ 9,567   $6,459   $10,669
     Restructured loans.....................................    2,081    2,256     1,810
                                                              -------   ------   -------
          Total.............................................  $11,648   $8,715   $12,479
                                                              =======   ======   =======

     All restructured loans are performing according to their modified terms at September 30, 1998 and 1997.

     Had the above non-accrual loans been on an accrual basis or had the interest rate not been reduced with respect to the loans restructured in trouble debt restructurings, the additional interest that would have been earned was $180 thousand, $429 thousand, and $489 thousand for 1998, 1997 and 1996, respectively. There are no commitments to extend further credit on the restructured loans.

     Changes in the allowance for loan losses for the years ended September 30, 1998, 1997 and 1996 were as follows:

                                                              1998     1997      1996
                                                             ------   -------   -------
                                                                   (IN THOUSANDS)
Balance, beginning of year.................................  $6,429   $ 4,304   $ 4,297
Provision charged to operations............................   4,050     3,900       928
Loans charged off..........................................  (2,446)   (1,890)   (1,169)
Recoveries on loans charged-off............................     227       115       248
                                                             ------   -------   -------
Balance, end of year.......................................  $8,260   $ 6,429   $ 4,304
                                                             ======   =======   =======

     At September 30, 1998 and 1997, the recorded investment in loans that are considered to be impaired under SFAS No. 114 totaled $8.4 million and $6.1 million, respectively, for which the related allowance for loan losses was approximately $1.2 million and $1.0 million, respectively. As of September 30, 1998 and 1997, there were no impaired loans which did not have an allowance for loan loss. The average recorded investment in impaired loans for the years ended September 30, 1998 and 1997 was approximately

                     THE TROY SAVINGS BANK AND SUBSIDIARIES

(5) NET LOANS RECEIVABLE -- (CONTINUED)
$5.9 million and $7.0 million, respectively. The total interest income recognized on impaired loans, during the period of impairment, was $0, $99 thousand, and $336 thousand for 1998, 1997 and 1996, respectively. The interest income recognized on impaired loans, during the period of impairment, using the cash basis of income recognition was $0, $98 thousand and $315 thousand for 1998, 1997, and 1996, respectively.

     Certain executive officers of the Bank were customers of and had other transactions with the Bank in the ordinary course of business. Loans to these parties were made in the ordinary course of business at the Bank's normal credit terms, including interest rate and collateralization. The aggregate of such loans totaled less than 5% of total equity at September 30, 1998 and 1997.

(6) ACCRUED INTEREST RECEIVABLE

     Accrued interest receivable consists of the following at September 30, 1998 and 1997:

                                                               1998     1997
                                                              ------   ------
                                                              (IN THOUSANDS)
Loans.......................................................  $2,770   $2,925
Securities available for sale...............................   1,494    1,386
Investment securities.......................................      23       23
                                                              ------   ------
                                                              $4,287   $4,334
                                                              ======   ======

(7) OTHER REAL ESTATE OWNED

     Other real estate owned at September 30, 1998 and 1997 consists of the following:

                                                               1998     1997
                                                              ------   ------
                                                              (IN THOUSANDS)
Other real estate owned:
  Residential (1-4 family)..................................  $  345   $  589
  Commercial properties.....................................   1,527    2,101
                                                              ------   ------
                                                              $1,872   $2,690
                                                              ======   ======

(8) PREMISES AND EQUIPMENT, NET

     A summary of premises and equipment at September 30, 1998 and 1997 is as follows:

                                                                1998       1997
                                                              --------   --------
                                                                (IN THOUSANDS)
Land........................................................  $  1,423   $  1,423
Buildings...................................................    12,621     12,520
Furniture, fixtures and equipment...........................     8,002      7,516
Leasehold improvements......................................     3,450      3,075
Construction in progress....................................     1,225        210
                                                              --------   --------
                                                                26,721     24,744
Less accumulated depreciation...............................   (12,625)   (11,010)
                                                              --------   --------
  Premises and equipment, net...............................  $ 14,096   $ 13,734
                                                              ========   ========

                     THE TROY SAVINGS BANK AND SUBSIDIARIES

(8) PREMISES AND EQUIPMENT, NET -- (CONTINUED)
     Depreciation expense was approximately $1.6 million for the year ended September 30, 1998 and $1.4 million in each of the years ended September 30, 1997 and 1996.

(9) DEPOSITS

     A summary of depositors' balances at September 30, 1998 and 1997 is as follows:

                                                                1998       1997
                                                              --------   --------
                                                                (IN THOUSANDS)
Savings accounts (2.75% to 5.5%)............................  $198,509   $198,929
                                                              --------   --------
Time accounts:
  2.00% to 2.99%............................................       624        257
  3.00% to 3.99%............................................        58          9
  4.00% to 4.99%............................................    10,174      5,893
  5.00% to 5.99%............................................   236,312    246,686
  6.00% to 6.99%............................................     6,679     11,762
  7.00% to 7.99%............................................     2,698      2,578
  8.00% to 8.99%............................................        12         53
  9.00% to 9.99%............................................       117        107
                                                              --------   --------
          Total time accounts...............................   256,674    267,345
                                                              --------   --------
Money market accounts (2.00% to 3.00%)......................    15,708     13,121
N.O.W. and Super N.O.W. accounts (2.00% to 2.35%)...........    76,195     71,442
Demand accounts (0%)........................................    31,116     21,560
                                                              --------   --------
          Total money market, N.O.W. and demand deposit
            accounts........................................   123,019    106,123
                                                              --------   --------
          Total deposits....................................  $578,202   $572,397
                                                              ========   ========

     The contractual maturities of time accounts for the years subsequent to September 30, 1998 is as follows:

                 YEARS ENDING SEPTEMBER 30,
                       (IN THOUSANDS)
          1999..............................................  $194,755
          2000..............................................    40,675
          2001..............................................    14,852
          2002..............................................     6,281
          Thereafter........................................       111
                                                              --------
                                                              $256,674
                                                              ========

                     THE TROY SAVINGS BANK AND SUBSIDIARIES

(9) DEPOSITS -- (CONTINUED)
     Interest expense on deposits and escrows for the years ended September 30, 1998, 1997 and 1996 consisted of the following:

                                                            1998      1997      1996
                                                           -------   -------   -------
                                                                 (IN THOUSANDS)
Time accounts............................................  $14,701   $14,087   $13,758
Savings accounts.........................................    6,451     6,647     6,798
Money market accounts....................................      431       433       379
N.O.W. and Super N.O.W. accounts.........................    1,696     1,590     1,547
Escrow accounts..........................................       60        55        75
                                                           -------   -------   -------
                                                           $23,339   $22,812   $22,557
                                                           =======   =======   =======

     Individual time accounts in excess of $100 thousand totaled $33.4 million and $28.7 million at September 30, 1998 and 1997, respectively.

(10) EMPLOYEE BENEFIT PLANS

     The Bank maintains a non-contributory pension plan with the Retirement System Group, Inc., covering substantially all its full-time employees. The benefits are generally computed as two percent of the highest three year "average annual earnings" multiplied by years of credited service, subject to various caps and adjustments as provided for in the plan. The amounts contributed to the plan are determined annually on the basis of (a) the maximum amount that can be deducted for federal income tax purposes or (b) the amount certified by an actuary as necessary to avoid an accumulated funding deficiency as defined by the Employee Retirement Income Security Act of 1974. Contributions are intended to provide not only for benefits attributed to service to date but also those expected to be earned in the future. Assets of the plan are primarily invested in pooled equity and fixed income funds.

     The following table sets forth the plan's funded status and amounts recognized in the banks consolidated financial statements as of September 30, 1998 and 1997:

                                                                1998       1997
                                                              --------   --------
                                                                (IN THOUSANDS)
Actuarial present value of benefit obligations:
  Accumulated benefit obligation, including vested benefits
     of $9.8 million and, $8.3 million at September 30, 1998
     and 1997, respectively.................................  $(10,182)  $ (8,467)
                                                              ========   ========
  Projected benefit obligation for service rendered to
     date...................................................   (12,458)   (10,388)
  Plan assets at fair value.................................    12,805     13,160
                                                              --------   --------
  Plan assets in excess of projected benefit obligation.....       347      2,772
  Unrecognized net gain from past experience different from
     that assumed and effects and changes in assumptions....      (241)    (2,513)
  Unrecognized net transition asset at January 1, 1987 being
     recognized over 11.2 years.............................        --        (14)
  Unrecognized past service asset...........................       339        387
                                                              --------   --------
  Prepaid pension cost included in other assets.............  $    445   $    632
                                                              ========   ========

                     THE TROY SAVINGS BANK AND SUBSIDIARIES

(10) EMPLOYEE BENEFIT PLANS -- (CONTINUED)

                                                           1998          1997        1996
                                                          -------   --------------   -----
                                                                    (IN THOUSANDS)
Net periodic pension cost included the following
  components:
  Service cost..........................................  $   580       $ 482        $ 361
  Interest cost.........................................      752         699          559
  Expected return on plan assets........................   (1,038)       (868)        (488)
  Net amortization......................................      (68)        (51)        (211)
                                                          -------       -----        -----
  Net periodic pension cost.............................  $   226       $ 262        $ 221
                                                          =======       =====        =====

     The actuarial assumptions used in determining the actuarial present value of the projected benefit obligation as of September 30, were as follows:

                                                                 1998      1997      1996
                                                                 ----      ----      ----
Discount Rate..............................................      6.50%     7.25%     7.75%
Long-term rate of return...................................      8.00%     8.00%     8.00%
Salary increase rate.......................................      4.50%     5.00%     5.50%

     The Bank maintains a 401(k) savings plan covering all salaried and commissioned employees who become eligible to participate upon attaining the age of twenty-one and completing a year of service. Participants may contribute from 2% to 15% of their compensation. The Bank made matching contributions equal to 50% of the participants' contributions (up to a limit of 3% of the participants' compensation) in fiscal 1998, 1997 and 1996. Employer matching contributions vest 20% per year beginning after one year of participation in the plan. Employer matching contributions were approximately $146 thousand, $125 thousand and $120 thousand for each of the years ended September 30, 1998, 1997 and 1996, respectively.

     The Bank has established a self-funded employee welfare benefit plan to provide health care coverage (hospital medical, major medical, and prescription drug) for eligible employees and their dependents who enroll in the plan. This self insurance program is administered by an unrelated company. Under the terms of the self insurance program, the Bank could incur costs up to a maximum of approximately $828 thousand for the cost of covered claims for the plan year ended December 31, 1998. The Bank has purchased a $1.0 million insurance policy to cover claims in excess of the maximum costs under the plan. In addition, there are lower maximum cost limitations for individual claims.

     The Bank provides certain health care and life insurance benefits for retired employees. Substantially all of the Bank's employees will become eligible for those benefits if they reach normal retirement age while working for the Bank. As of October 1, 1995, the Bank adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" (SFAS No. 106).

                     THE TROY SAVINGS BANK AND SUBSIDIARIES

(10) EMPLOYEE BENEFIT PLANS -- (CONTINUED)
     The following table sets forth the plan's funded status and amounts recognized in the consolidated financial statements at September 30, 1998 and 1997:

                                                               1998      1997
                                                              -------   -------
                                                               (IN THOUSANDS)
     Accumulated postretirement benefit obligation:
       Retired employees....................................  $(1,769)  $(2,072)
       Active employees fully eligible for benefits.........     (533)     (255)
       Other active plan participants.......................   (1,135)   (1,126)
                                                              -------   -------
     Unfunded postretirement benefit obligation.............   (3,437)   (3,453)
     Unrecognized net loss..................................       15       253
     Unrecognized transition obligation.....................    2,304     2,440
                                                              -------   -------
     Accrued postretirement benefit cost included in other
      liabilities...........................................  $(1,118)  $  (760)
                                                              =======   =======

     Net periodic post retirement benefit cost recognized in the consolidated statements of income for the years ended September 30, 1998, 1997 and 1996 is as follows:

                                                              1998   1997   1996
                                                              ----   ----   ----
                                                                (IN THOUSANDS)
Service cost................................................  $170   $124   $115
Interest cost...............................................   204    237    217
Amortization of transition obligation at October 1, 1995
  being amortized over 20 years.............................   136    136    136
                                                              ----   ----   ----
Net periodic postretirement benefit cost....................  $510   $497   $468
                                                              ====   ====   ====

     The weighted-average discount rate used in determining the accumulated post retirement benefit obligation was 6.5%, 7.25% and 8.0% as of September 30, 1998, 1997, and 1996 respectively.

     For measurement purposes, 5% and 3% annual rates of increase in the per capita cost of covered medical and dental costs, respectively, was assumed for fiscal 1998 and thereafter. The medical and dental cost trend rate assumptions have a significant effect on the amounts reported. To illustrate, increasing the assumed medical and dental cost trend rates one percentage point in each year would increase the accumulated postretirement benefit obligation as of September 30, 1998 by approximately $332 thousand (10%) and increase the aggregate of the service and interest cost components of the net periodic postretirement benefit cost for fiscal 1998 by approximately $56 thousand (15%).

(11) INCOME TAXES

     The components of income tax (benefit) expense for the years ended September 30, 1998, 1997 and 1996 are as follows:

                                                              1998      1997      1996
                                                             -------   -------   ------
                                                                   (IN THOUSANDS)
Current tax expense:
     Federal...............................................  $   850   $ 2,694   $2,444
     State.................................................      303       324      395
Deferred tax benefit.......................................   (3,027)   (1,442)    (333)
                                                             -------   -------   ------
     Income tax (benefit) expense..........................  $(1,874)  $ 1,576   $2,506
                                                             =======   =======   ======

                     THE TROY SAVINGS BANK AND SUBSIDIARIES

(11) INCOME TAXES -- (CONTINUED)
     The following is a reconciliation of the expected income tax (benefit) expense and the actual income tax (benefit) expense. The expected income tax (benefit) expense has been computed by applying the statutory federal tax rate to income before income tax (benefit) expense:

                                                              YEARS ENDED SEPTEMBER 30,
                                                           -------------------------------
                                                            1998         1997        1996
                                                           -------      ------      ------
                                                               (DOLLARS IN THOUSANDS)
Income tax (benefit) expense at applicable federal
  statutory rate.........................................  $  (936)     $1,780      $2,578
Increase (decrease) in income tax (benefit) expense
  resulting from:
     Tax exempt securities income........................     (637)        (46)        (10)
     State income tax (benefit) expense, net of Federal
       impact............................................     (276)        214         261
     Reduction in the valuation allowance for deferred
       tax assets........................................       --          --        (245)
     Reduction in New York State bad debt reserve
       resulting from tax law changes....................       --        (349)         --
     Rehabilitation credits..............................       --          --         (42)
     Other...............................................      (25)        (23)        (36)
                                                           -------      ------      ------
     Income tax (benefit) expense........................  $(1,874)     $1,576      $2,506
                                                           =======      ======      ======
Effective tax rate.......................................    (68.1)%      30.1%       33.0%
                                                           =======      ======      ======

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30, 1998 and 1997 are presented below:

                                                               1998         1997
                                                              ------       ------
                                                                (IN THOUSANDS)
Deferred tax assets:
     Differences in reporting the provision for loan
      losses................................................  $2,815       $2,084
     Differences in reporting expenses related to other real
      estate owned..........................................     248          182
     Differences in reporting certain accrued expenses......   2,689          667
     Differences in reporting depreciation..................     603          397
     Deferred compensation..................................     386          335
                                                              ------       ------
          Total gross deferred tax assets...................   6,741        3,665
Deferred tax liabilities:
     Differences in reporting pension costs.................     178          253
     Differences in reporting prepaid expenses..............     259          252
     Deferred net loan origination fees.....................     157          133
     Mortgage servicing rights..............................     127           34
                                                              ------       ------
          Total gross deferred tax liabilities..............     721          672
                                                              ------       ------
Net deferred tax asset at end of year.......................   6,020        2,993
Net deferred tax asset at beginning of year.................   2,993        1,551
                                                              ------       ------
Deferred tax benefit for the year...........................  $3,027       $1,442
                                                              ======       ======

     In addition to the deferred tax assets and liabilities described above, the Bank also has a deferred tax liability of approximately $273 thousand and $28 thousand at September 30, 1998 and 1997, respectively, related to the net unrealized gain on securities available for sale.

     Deferred tax assets are recognized subject to management's judgement that realization is more likely than not. Based on the sufficiency of temporary taxable items, historical taxable income, as well as estimates

                     THE TROY SAVINGS BANK AND SUBSIDIARIES

(11) INCOME TAXES -- (CONTINUED)
of future taxable income, the Bank believes it is more likely than not that the entire net deferred tax asset at September 30, 1998 and 1997 will be realized. During the year ended September 30, 1996 the valuation allowance of $245 thousand was reduced to zero.

     As a thrift institution, the Bank is subject to special provisions in the Federal and New York State tax laws regarding its allowable tax bad debt deductions and related tax bad debt reserves. These deductions historically have been determined using methods based on loss experience or a percentage of taxable income. Tax bad debt reserves are maintained equal to the excess of allowable deductions over actual bad debt losses and other reserve reductions. These reserves consist of a defined base-year amount, plus additional amounts ("excess reserves") accumulated after the base year. SFAS No. 109 requires recognition of deferred tax liabilities with respect to such excess reserves, as well as any portion of the base-year amount which is expected to become taxable (or "recaptured") in the foreseeable future.

     Certain amendments to the Federal and New York State tax laws regarding bad debt deductions were enacted in July and August 1996, respectively. The Federal amendments include elimination of the percentage of taxable income method for tax years beginning after December 31, 1995, and imposition of a requirement to recapture into taxable income (over a period of approximately six years) the bad debt reserves in excess of the base-year amounts. The Bank previously established, and will continue to maintain, a deferred tax liability with respect to such excess Federal reserves. The New York State amendments redesignate the Bank's state bad debt reserves at December 31, 1995 as the base-year amount and also provide for future additions to the base-year reserve using the percentage of taxable income method. As a result of the redesignation of the New York State base-year reserve, the Bank reduced its deferred tax liabilities related to the previous excess New York State reserve resulting in a deferred tax benefit in fiscal 1997 of approximately $349 thousand.

     In accordance with SFAS No. 109, deferred tax liabilities have not been recognized with respect to the Federal base-year reserve of $7.9 million and "supplemental" reserve (as defined) of $1.0 million at September 30, 1998, and the state base-year reserve of $18.9 million at September 30, 1998, since the Bank does not expect that these amounts will become taxable in the foreseeable future. Under New York State tax law, as amended, events that would result in taxation of these reserves include the failure of the Bank to maintain a specified qualifying assets ratio or meet other thrift definition tests for tax purposes. The unrecognized deferred tax liability at September 30, 1998 with respect to the Federal base-year reserve and supplemental reserve was $2.7 million and $340 thousand, respectively. The unrecognized deferred tax liability at September 30, 1998 with respect to the state base-year reserve was approximately $1.7 million.

                     THE TROY SAVINGS BANK AND SUBSIDIARIES

(12) SHORT-TERM BORROWINGS

     A summary of short-term borrowings is presented below:

                                                           1998        1997         1996
                                                          ------      -------      -------
                                                               (DOLLARS IN THOUSANDS)
Securities Sold Under Agreements to Repurchase:
     Balance at September 30............................  $2,524      $   372      $   149
     Maximum month-end balance..........................   2,544        2,352          761
     Average during the year............................   1,222          704          386
     Average rate during the year.......................    2.70%        4.12%        3.37%
     Rate at September 30...............................    3.45%        5.10%        4.31%
Federal Home Loan Bank of New York Short-Term
  Borrowings:
     Balance at September 30............................      --           --        5,000
     Maximum month-end balance..........................      --       10,000       10,000
     Average during the year............................      --        4,403        4,220
     Average rate during the year.......................      --         5.50%        5.14%
     Rate at September 30...............................      --           --         5.45%
Average aggregate borrowing rates.......................    2.70%        5.30%        5.27%

     Securities sold under agreements to repurchase generally mature within ninety days. The Company maintains control over the securities underlying the agreements.

     The Company has established overnight and term lines of credit with the Federal Home Loan Bank of New York (FHLB). If advanced, such lines of credit will be collateralized by qualifying loans, securities, mortgage-backed securities, and FHLB stock loans. Total availability under these lines was approximately $67.1 million and $67.0 million at September 30, 1998 and 1997, respectively. Participation in the FHLB program requires an investment in FHLB stock. Investment in FHLB stock, included in securities available for sale on the consolidated balance sheets, amounted to $3.2 million at September 30, 1998 and 1997.

(13) FEDERAL HOME LOAN BANK OF NEW YORK LONG-TERM DEBT

     At September 30, 1998, long term debt included a $3.9 million 5.89% fixed rate amortizing loan and other long term borrowings of $41.0 million bearing interest of 5.8%. The following table sets forth maturities of the long-term borrowings of September 30, 1998.

                 YEARS ENDED SEPTEMBER 30,
                       (IN THOUSANDS)
          1999..............................................  $   443
          2000..............................................      469
          2001..............................................    3,028
          2002..............................................       --
          2003..............................................   10,000
          2004 and thereafter...............................   31,000
                                                              -------
                                                              $44,940
                                                              =======

     Collateral for borrowings include a blanket lien on general assets of the Bank and approximately $11.0 million of pledged securities.

                     THE TROY SAVINGS BANK AND SUBSIDIARIES

(14) COMMITMENTS AND CONTINGENT LIABILITIES

  (a) Lease Obligations

     The Bank leases several banking office facilities under various noncancellable operating leases. These leases expire (excluding renewal options) in periods ranging from 1 to 10 years. Minimum rental commitments under lease contracts are as follows:

                 YEARS ENDING SEPTEMBER 30,                   OFFICE FACILITIES
                       (IN THOUSANDS)                         -----------------
          1999..............................................       $  448
          2000..............................................          502
          2001..............................................          540
          2002..............................................          542
          2003..............................................          547
          2004 and thereafter...............................        1,065
                                                                   ------
                                                                   $3,644
                                                                   ======

  (b) Data Processing

     During the year ended September 30, 1997, the Bank renewed its data processing agreement for a five year period beginning February 1, 1997. At September 30, 1998, commitments under this agreement were approximately $3.8 million.

  (c) Off-Balance-Sheet Financing and Concentrations of Credit

     The Bank is a party to certain financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, unused lines of credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized on the consolidated financial statements. The contract amounts of these instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

                     THE TROY SAVINGS BANK AND SUBSIDIARIES

(14) COMMITMENTS AND CONTINGENT LIABILITIES -- (CONTINUED)
     Contract amounts of financial instruments that represent the future extension of credit as of September 30, 1998 and 1997 at fixed and variable interest rates are as follows:

                                                                SEPTEMBER 30, 1998
                                                           ----------------------------
                                                                  (IN THOUSANDS)
                                                           ----------------------------
                                                            FIXED    VARIABLE    TOTAL
                                                           -------   --------   -------
Financial instruments whose contract amounts represent
  credit risk:
     Commitments outstanding:
          Conventional mortgages.........................  $10,212   $13,487    $23,699
          Construction loans.............................       --    14,575     14,575
                                                           -------   -------    -------
                                                            10,212    28,062     38,274
                                                           -------   -------    -------
     Unused lines of credit:
          Home equity lines of credit....................       --     6,242      6,242
          Commercial lines of credit.....................   25,846    25,077     50,923
          Overdraft lines of credit......................       --     1,572      1,572
                                                           -------   -------    -------
                                                            25,846    32,891     58,737
                                                           -------   -------    -------
     Standby letters of credit...........................       --     2,721      2,721
                                                           -------   -------    -------
                                                           $36,058   $63,674    $99,732
                                                           =======   =======    =======

                                                                SEPTEMBER 30, 1997
                                                            ---------------------------
                                                                  (IN THOUSANDS)
                                                            ---------------------------
                                                            FIXED    VARIABLE    TOTAL
                                                            ------   --------   -------
Financial instruments whose contract amounts represent
  credit risk:
     Commitments outstanding:
          Conventional mortgages..........................  $5,801   $ 2,019    $ 7,820
          Construction loans..............................      --     5,570      5,570
                                                            ------   -------    -------
                                                             5,801     7,589     13,390
                                                            ------   -------    -------
     Unused lines of credit:
          Home equity lines of credit.....................      --     6,192      6,192
          Commercial lines of credit......................   3,124    24,460     27,584
          Overdraft lines of credit.......................      --     1,446      1,446
                                                            ------   -------    -------
                                                             3,124    32,098     35,222
                                                            ------   -------    -------
     Standby letters of credit............................      --     1,935      1,935
                                                            ------   -------    -------
                                                            $8,925   $41,622    $50,547
                                                            ======   =======    =======

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since not all of the commitments are expected to be funded, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral, if any, required by the Bank upon the extension of credit is based on management's credit evaluation of the customer. Mortgage and construction loan commitments are secured by a first lien on real estate. Collateral on

                     THE TROY SAVINGS BANK AND SUBSIDIARIES

(14) COMMITMENTS AND CONTINGENT LIABILITIES -- (CONTINUED) extensions of credit for commercial loans varies but may include accounts receivable, inventory, property, plant and equipment, and income producing commercial property.

     Commitments to extend credit may be written on a fixed rate basis exposing the Bank to interest rate risk given the possibility that market rates may change between commitment and actual extension of credit.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee payment on behalf of a customer and guarantee the performance of a customer to a third party. The credit risk involved in issuing these instruments is essentially the same as that involved in extending loans to customers. Since a portion of these instruments will expire unused, the total amounts do not necessarily represent future cash requirements. Each customer is evaluated individually for creditworthiness under the same underwriting standards used for commitments to extend credit and on-balance sheet instruments. Bank policies governing loan collateral apply to standby letters of credit at the time of credit extension.

     Certain residential mortgage loans are written on an adjustable-rate basis and include interest rate caps which limit annual and lifetime increases in the interest rates on such loans. Generally, adjustable rate residential mortgages have an annual rate increase cap of 2% and a lifetime rate increase cap of 5% to 6%. These caps expose the Bank to interest rate risk should market rates increase above these limits. At September 30, 1998 and 1997 approximately $75.6 million and $104.6 million of adjustable rate residential loans had interest rate caps.

     The Bank generally enters into rate lock agreements at the time that residential mortgage loan applications are taken. These rate lock agreements fix the interest rate at which the loan, if ultimately made, will be originated. Such agreements may exist with borrowers with whom commitments to extend loans have been made, as well as with individuals who have not yet received a commitment. The Bank makes its determination of whether or not to identify a loan as held for sale at the time rate lock agreements are entered into. Accordingly, the Bank is exposed to interest rate risk to the extent that a rate lock agreement is associated with a loan application or a loan commitment which is intended to be held for sale, as well as with respect to loans held for sale.

     At September 30, 1998 and 1997, the Bank had rate lock agreements (certain of which relate to loan applications for which no formal commitment has been made) and conventional mortgage loans held for sale amounting to approximately $20.3 million and $8.6 million, respectively.

     In order to reduce the interest rate risk associated with the portfolio of conventional mortgage loans held for sale, as well as outstanding loan commitments and uncommitted loan applications with rate lock agreements which are intended to be held for sale, the Bank enters into agreements to sell loans in the secondary market to unrelated investors on a loan by loan basis, and may also enter into option agreements. At September 30, 1998 and 1997, the Bank had mandatory commitments and cancelable options to sell conventional fixed rate mortgage loans at set prices amounting to approximately $25.0 million and $11.0 million, respectively. The Bank believes that it will be able to meet these commitments without incurring any material losses.

  (d) Serviced Loans

     The total loans serviced by the Bank for unrelated third parties were approximately $195.7 million at September 30, 1998 and $146.1 million at September 30, 1997.

                     THE TROY SAVINGS BANK AND SUBSIDIARIES

(14) COMMITMENTS AND CONTINGENT LIABILITIES -- (CONTINUED)
  (e) Contingent Liabilities

     In the ordinary course of business there are various legal proceedings pending against the Bank. Based on consultation with outside counsel, management considers that the aggregate exposure, if any, arising from such litigation would not have a material adverse effect on the Bank's consolidated financial statements.

  (f) Charitable Foundation Contribution Commitment

     In 1998, the Bank contributed $1.0 million to the Troy Savings Bank Charitable Foundation (the Foundation) and entered into a binding unconditional commitment to contribute an additional $4.0 million to the Foundation over the next 3 years as follows:

                 YEARS ENDING SEPTEMBER 30,
                       (IN THOUSANDS)
          1999..............................................  $1,000
          2000..............................................   1,500
          2001..............................................   1,500
                                                              ------
                                                              $4,000
                                                              ======

     The present value of the above commitment of $3.5 million has been recorded as a liability on the Bank's September 30, 1998 consolidated statement of condition. A related contribution expense of $3.5 million, in addition to the $1.0 million paid to the Foundation, has been recorded on the Bank's 1998 consolidated statement of income.

  (g) Concentrations of Credit

     The Bank grants commercial, consumer and residential loans to customers throughout the six New York State counties of Albany, Rensselaer, Saratoga, Schenectady, Warren and Washington. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the real estate and construction related sectors of the economy.

  (h) Reserve Requirement

     The Bank is required to maintain certain reserves of vault cash and/or deposits with the Federal Reserve Bank. The amount of this reserve requirement, included in cash and due from banks, was approximately $46 thousand.

(15) DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" (SFAS No. 107) requires that the Bank disclose estimated fair values for its financial instruments. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on judgments regarding future expected net cash flows, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

                     THE TROY SAVINGS BANK AND SUBSIDIARIES

(15) DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS -- (CONTINUED) Fair value estimates are based on existing on-and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial assets or liabilities include the deferred tax assets and bank premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates of fair value under SFAS No. 107.

     In addition there are significant intangible assets that SFAS No. 107 does not recognize, such as the value of core deposits, the Bank's branch network, and other items generally referred to as goodwill.

  Short-Term Financial Instruments

     The fair values of certain financial instruments are estimated to approximate their carrying values because the remaining term to maturity of the financial instrument is less than 90 days or the financial instrument reprices in 90 days or less. Such financial instruments include cash and due from banks, Federal funds sold, accrued interest receivable, accrued interest payable, and securities sold under agreements to repurchase.

  Loans Held for Sale

     The estimated fair value of loans held for sale, is calculated by either using quoted market rates or in the case where a firm commitment has been made to sell the loan, the firm committed price.

  Securities Available for Sale and Investment Securities Held to Maturity

     Securities available for sale and investment securities held to maturity are financial instruments which are usually traded in broad markets. Fair values are based upon market prices. If a quoted market price is not available for a particular security, the fair value is determined by reference to quoted market prices for securities with similar characteristics.

  Loans

     Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type including, residential real estate, commercial real estate, construction other commercial loans and consumer loans.

     The estimated fair value of performing loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the respective loan portfolio. Estimated fair value for non-performing loans is based on recent external appraisals or estimated cash flows discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows, and discount rates are judgmentally determined using available market information and specific borrower information.

     Management has made estimates of fair value discount rates that it believes to be reasonable. However, because there is no active market for many of these loans, management has no basis to determine whether the estimated fair value would be indicative of the value negotiated in an actual sale.

  Deposit Liabilities

     The estimated fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, savings, NOW and money market accounts and mortgagors' escrow deposits, is regarded to be the amount payable on demand as of September 30, 1998 and 1997. The estimated fair value of time accounts is

                     THE TROY SAVINGS BANK AND SUBSIDIARIES

(15) DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS -- (CONTINUED) based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities. The fair value estimates for deposits do not include the benefit that results from the low-cost funding provided by the deposit liabilities as compared to the cost of borrowing funds in the market.

  Long-Term Debt

     The estimated fair value of long-term debt is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for similar long-term debt issues.

  Commitments to Extend Credit, Unused Lines of Credit, and Standby Letters of Credit

     The fair value of commitments to extend credit, unused lines of credit and standby-letters of credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present credit worthiness of the counterparties. For fixed rate commitments to extend credit and unused lines of credit, fair value also considers the difference between current levels of interest rates and the committed rates. Based upon the estimated fair value of commitments to extend credit, unused lines of credit, and standby letters of credit, there are no significant unrealized gains or losses associated with these financial instruments.

  Table of Financial Instruments

     The carrying values and estimated fair values of financial instruments as of September 30, 1998 and 1997 were as follows:

                                                      1998                   1997
                                              --------------------   --------------------
                                                         ESTIMATED              ESTIMATED
                                              CARRYING     FAIR      CARRYING     FAIR
                                               VALUE       VALUE      VALUE       VALUE
                                              --------   ---------   --------   ---------
                                                            (IN THOUSANDS)
Financial assets:
     Cash and cash equivalents..............  $ 17,915   $ 17,915    $ 42,451   $ 42,451
     Loans held for sale....................    11,096     11,096       3,703      3,703
     Securities available for sale..........   197,758    197,758     117,552    117,552
     Investment securities held to
       maturity.............................     3,483      3,621       4,000      4,162
     Loans..................................   465,581    469,713     474,589    473,253
          Less: Allowance for loan losses...     8,260         --       6,429         --
                                              --------   --------    --------   --------
               Net loans....................   457,321    469,713     468,160    473,253
Accrued interest receivable.................     4,287      4,287       4,334      4,334
Financial liabilities:
     Deposits:
          Demand, savings, money market, and
            NOW accounts....................   321,528    321,528     305,052    305,052
          Time accounts.....................   256,674    258,254     267,345    267,712
     Securities sold under agreements to
       repurchase...........................     2,524      2,524         372        372
     Accrued interest payable...............       360        360          60         60
     Mortgagors' escrow accounts............     1,900      1,900       1,916      1,916
     Contribution payable...................     3,453      3,453          --         --
     Long-term debt.........................    44,940     44,940       4,356      4,356

                     THE TROY SAVINGS BANK AND SUBSIDIARIES

(15) DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS -- (CONTINUED)
     Note: Loans held for sale represent the only trading financial instruments;
           all other financial instruments are considered to be held for purposes other than trading.

(16) REGULATORY CAPITAL REQUIREMENTS

     Federal Deposit Insurance Corporation regulations require banks to maintain a minimum level of regulatory capital. Under the regulations in effect at September 30, 1998 and 1997, the Bank was required to maintain a minimum leverage ratio of Tier I (core) capital to average adjusted quarterly assets of 4.00%; and minimum ratios of Tier I (core) capital and total capital to risk weighted assets of 4.00% and 8.00%, respectively.

     Under its prompt corrective action regulations, the FDIC is required to take certain supervisory actions (and may take additional discretionary actions) with respect to an undercapitalized institution. Such actions could have a direct material effect on an institution's financial statements. The regulations establish a framework for the classification of savings institutions into five categories: well capitalized, adequately capitalized, under capitalized, significantly under capitalized, and critically under capitalized. Generally an institution is considered well capitalized if it has a Tier I (core) capital ratio of at least 5.0% (based on total adjusted quarterly average assets); a Tier I risk-based capital ratio of at least 6.0%; and a total risk-based capital ratio of at least 10.0%.

     The foregoing capital ratios are based in part on specific quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the FDIC about capital components, risk weighting and other factors.

     Management believes that, as of September 30, 1998 and 1997, the Bank met all capital adequacy requirements to which it is subject. Further, the most recent FDIC notification categorized the Bank as a well-capitalized institution under the prompt corrective action regulations. There have been no conditions or events since that notification that management believes have changed the Bank's capital classification.

     The following is a summary of the Bank's actual capital amounts and ratios as of September 30, 1998 and 1997:

                     SEPTEMBER 30, 1998                        AMOUNT          RATIO
                     ------------------                       ---------       -------
                                                              (DOLLARS IN THOUSANDS)
Leverage (Tier I) Capital...................................   $70,114          9.89%
Risk-based Capital:
          Tier I............................................   $70,114         14.02%
          Total.............................................   $76,368         15.27%

                     SEPTEMBER 30, 1997                       AMOUNT        RATIO
                     ------------------                       -------       -----
Leverage (Tier I) Capital...................................  $70,943       10.64%
Risk-based Capital:
          Tier I............................................  $70,943       15.01%
          Total.............................................  $77,372       16.37%

(17) ADOPTION OF PLAN OF CONVERSION

     On July 15, 1998 the Board of Trustees of the Bank, subject to regulatory approval and approval by members of the Bank, unanimously adopted a Plan of Conversion (as amended and restated, the Plan), to convert from a New York State-chartered mutual savings bank to a New York State-chartered stock savings

                     THE TROY SAVINGS BANK AND SUBSIDIARIES

(17) ADOPTION OF PLAN OF CONVERSION -- (CONTINUED) bank with the concurrent formation of a holding company. The conversion is expected to be accomplished through amendment of the Bank's Organization Certificate and the sale of the holding company's common stock in an amount equal to the proforma market value of the Bank after giving effect to the conversion. A subscription offering of the sale of the holding company's common stock will be offered with priority rights to certain of the Bank's depositors, and the employee stock ownership plan expected to be set up as part of the Plan. Any shares of the holding company's common stock not sold in the subscription offering will be offered for sale to the general public.

     At the time of conversion, the Bank will establish a liquidation account in an amount equal to its total equity as of the date of the latest consolidated balance sheet appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible depositors who continue to maintain their accounts at the Bank after the conversion. The liquidation account will be reduced annually to the extent that eligible depositors have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible depositor will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held. The Bank may not pay dividends that would reduce stockholders' equity below the required liquidation account balance.

     Conversion costs will be deferred and deducted from the proceeds of the shares sold in the conversion. If the conversion is not completed, all costs will be charged to expense. As of September 30, 1998, approximately $120.8 thousand of conversion costs had been deferred.

     Pursuant to the Plan, the holding company intends to contribute holding company common stock in an amount equal to 1-4% of the total amount of common stock to be sold in the conversion, to the Troy Savings Bank Community Foundation (the Community Foundation). The Community Foundation is being formed as a complement to the Bank's existing community activities and will be dedicated to community activities and the promotion of charitable causes.

     The Community Foundation will submit a request to the Internal Revenue Service to be recognized as a tax-exempt organization and will likely be classified as a private foundation. A contribution of common stock to the Community Foundation by the holding company may be tax deductible, subject to an annual limitation of all contributions based on 10% of the holding company's annual taxable income (before contributions). To the extent that the Bank determines that such annual taxable income will, more likely than not, be sufficient to allow for the deduction, the holding company would be able to carry forward any unused portion of the deduction for five years following the contribution. Upon funding the Community Foundation, the holding company will recognize an expense in the full amount of the contribution, offset in part by any corresponding tax benefit, during the quarter in which the contribution is made.

             ------------------------------------------------------
             ------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TROY FINANCIAL CORPORATION, THE TROY SAVINGS BANK OR SANDLER O'NEILL & PARTNERS, L.P. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF TROY FINANCIAL CORPORATION OR THE TROY SAVINGS BANK SINCE ANY OF THE DATES AS OF WHICH SUCH INFORMATION IS FURNISHED OR SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                             PAGE
                                             ----
Questions and Answers.....................      1
Summary...................................      3
Risk Factors..............................      7
Troy Financial Corporation................      8
The Troy Savings Bank.....................      9
Recent Developments.......................     10
Selected Consolidated Financial and Other
  Data....................................     13
Use of Proceeds...........................     15
Dividend Policy...........................     15
Market for the common stock...............     16
Regulatory Capital Compliance.............     17
Capitalization............................     18
Pro Forma Data............................     19
Comparison of Valuation and Pro Forma
  Information with No Contribution to the
  Community Foundation....................     24
The Troy Savings Bank and Subsidiaries
  Consolidated Statements of Income.......     26
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..............................     27
Business of Troy Financial Corporation....     43
Business of The Troy Savings Bank.........     43
Regulation and Supervision................     68
Taxation..................................     76
Management of Troy Financial
  Corporation.............................     77
Management of Troy Savings Bank...........     78
The Conversion............................     90
Restrictions on Acquisition of Troy
  Financial Corporation...................    110
Description of Capital Stock of Troy
  Financial Corporation...................    115
Description of Capital Stock of The Troy
  Savings Bank............................    116
Transfer Agent and Registrar..............    117
Experts...................................    117
Legal and Tax Opinions....................    117
Additional Information....................    118
Index to Consolidated Financial
  Statements..............................    F-1


  UNTIL            , 1999, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                               10,200,500 SHARES

                                 TROY FINANCIAL
                                  CORPORATION

                                     [LOGO]

                         (PROPOSED BANK HOLDING COMPANY
                           FOR THE TROY SAVINGS BANK)

                                  COMMON STOCK

                            ------------------------

                                   PROSPECTUS
                            ------------------------
                                           , 1999

                               SANDLER O'NEILL &
                                 PARTNERS, L.P.
             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

            The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts, except the Securities and Exchange Commission registration fee, are estimated, and based on the maximum of the Estimated Price Range. The SEC fee is based on the maximum, plus 15%, of the Estimated Price Range.

                 ITEM                                                                  AMOUNT
                 ----                                                                  ------
          SEC registration fees                                                      $   33,747
          NASD fee                                                                       10,000
          Nasdaq listing fee                                                             75,000
          New York State Banking Department filing fee                                    5,000
          Counsel fees and expenses                                                     600,000
          Accounting fees and expenses                                                  255,000
          Appraisal and business plan fees                                               46,500
          Conversion agent fees                                                          30,000
          Marketing agent fees                                                          975,000
          Benefit consultant fees                                                        30,000
          Printing, postage and mailing                                                 225,000
          Blue sky fees and expenses                                                     20,000
          Other expenses                                                                 28,753
                                                                                     ----------
             TOTAL                                                                   $2,334,000
                                                                                     ==========

---------------
            All expenses of registration incurred in connection with this Registration Statement are being borne by the Registrant.

ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Reference is made to the provisions of the General Corporation Law of the State of Delaware (the "DGCL") and Section 12 of the Company's Certificate of Incorporation.

            The Registrant is a Delaware corporation subject to the applicable indemnification provisions of the DGCL. Section 145 of the DGCL provides for the indemnification, under certain circumstances, of persons who are or were directors, officers, employees or agents of a corporation, or are or were serving at the request of a corporation in such a capacity with another business organization or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in actions, suits or proceedings, whether civil, criminal, administrative, or investigative, brought or threatened against or involving such persons because of such person's service in any such capacity. In the case of actions brought by or in the right of a corporation, Section 145 provides for indemnification of expenses (including attorneys' fees) if the person seeking indemnification acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall been adjudged liable to the corporation unless and only upon a determination by the Court of Chancery or the court in which such action or suit was brought that, despite the adjudication of liability but in view of all the circumstances of the case, such person is reasonably and fairly entitled to indemnity for such expenses.

            The Company's Certificate of Incorporation provides that, to the extent permitted by law, the Company shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Moreover, to the extent permitted by law, the Company will fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Company, or is or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The Company will also advance expenses upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. Section 8 of the Company's Bylaws provides for similar indemnification of such persons.

ITEM 15:    RECENT SALES OF UNREGISTERED SECURITIES

            ITEM 701. During the past three years, the Registrant has not sold any unregistered securities.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

            The following Exhibits are filed herewith or incorporated herein by reference:

1.1 Engagement Letter, dated as of July 15, 1998, between The Troy Savings Bank and Sandler O'Neill & Partners, L.P.*

1.2 Form of Agency Agreement between Troy Financial Corporation, The Troy Savings Bank and Sandler O'Neill & Partners, L.P.*

2 Amended and Restated Plan of Conversion of The Troy Savings Bank, dated July 15, 1998, and amended on December 10, 1998.*

3.1    Certificate of Incorporation of the Company.*

3.2    Bylaws of the Company.*

4.1 Certificate of Incorporation of the Company (filed as Exhibit 3.1 hereto).*

4.2    Bylaws of the Company (filed as Exhibit 3.2 hereto).*

4.3    Form of stock certificate of Troy Financial Corporation.*

5.1    Opinion of Hogan & Hartson L.L.P.*

8.1 Opinion of Hogan & Hartson L.L.P. as to certain federal income tax matters.*

8.2    Opinion of KPMG LLP as to certain New York State tax matters.*

8.3    Opinion of FinPro, Inc. as to value of subscription rights.*

10.1   Form of Employment Agreements.*

10.2   Form of Employment Protection Agreement.*

10.3   Form of Employee Change of Control Severance Plan.*

10.4   Form of Supplemental Retirement and Benefits Restoration Plan.*

10.5 Engagement Letter, dated as of September 16, 1998, between The Troy Savings Bank and FinPro, Inc., for conversion appraisal services and services related to the preparation of the business plan of The Troy Savings Bank.*

10.6 Engagement Letter, dated as of July 15, 1998, between The Troy Savings Bank and Sandler O'Neill & Partners, L.P., for conversion agent services.*

21     Subsidiaries of The Troy Savings Bank.*

23.1   Consent of KPMG LLP.

23.2   Consent of FinPro, Inc.*

23.3   Consents of Hogan & Hartson L.L.P.  (contained in Exhibit 5.1 and
       Exhibit 8.1).*

23.4   Consent of William M. Mercer, Inc.*

24.1 Power of Attorney (incorporated herein by reference from the signature Page of the Registration Statement filed by Troy Financial Corporation on December 11, 1998).

27     Financial Data Schedule.*

99.1   Appraisal Report of FinPro, Inc.*

99.2   Form of marketing materials.*

------------
*  Previously filed.

** To be filed by amendment.


ITEM 17.    UNDERTAKINGS

            The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i)     to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                          (ii)    to reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii)   to include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

            For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

            For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Troy, New York, on February 11, 1999.

                         TROY FINANCIAL CORPORATION
                                  (Registrant)


                         By: /s/ Daniel J. Hogarty, Jr.
                            -----------------------------------------
                             Daniel J. Hogarty, Jr.
                             President and Chief Executive Officer



                         TROY SAVINGS BANK
                         401(k) SAVINGS PLAN IN RSI RETIREMENT TRUST
                                  (Co-Registrant)


                         By: /s/ Evelyn A. Morris
                            -----------------------------------------
                             Evelyn A. Morris
                             Plan Administrator




            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 11, 1999.

NAME                                       TITLE
----                                       -----
/s/ Daniel J. Hogarty, Jr.
----------------------------
Daniel J. Hogarty, Jr.                     President, Chief Executive Officer and Director
                                           (Principal Executive Officer)



/s/ Edward M. Maziejka, Jr.
----------------------------
Edward M. Maziejka, Jr.                    Chief Financial Officer
                                           (Principal Financial Officer)

             *
----------------------------
George H. Arakelian                        Director

             *
----------------------------
Richard B. Devane                          Director


             *
----------------------------
Michael E. Fleming                         Director


             *
----------------------------
Willie A. Hammett                          Director


             *
----------------------------
Thomas B. Healy                            Director


             *
----------------------------
Keith D. Millsop                           Director


             *
----------------------------
Edward G. O'Haire                          Director


             *
----------------------------
Marvin L. Wulf                             Director

/s/ Daniel J. Hogarty, Jr.
----------------------------
*By Daniel J. Hogarty, Jr.
    as Attorney-in-Fact

                               INDEX TO EXHIBITS



EXHIBIT                                                                                                                PAGE
NUMBER                                             EXHIBITS                                                            NUMBER
------                                             --------                                                            ------
1.1      Engagement Letter, dated as of July 15, 1998, between The Troy Savings Bank and Sandler O'Neill & Partners, L.P.*

1.2      Form of Agency Agreement between Troy Financial Corporation, The Troy Savings Bank and Sandler O'Neill & Partners, L.P.*

2        Amended and Restated Plan of Conversion of The Troy Savings Bank, dated July 15, 1998, and amended on December 10, 1998.*

3.1      Certificate of Incorporation of the Company.*

3.2      Bylaws of the Company.*

4.1      Certificate of Incorporation of the Company (filed as Exhibit 3.1 hereto).*

4.2      Bylaws of the Company (filed as Exhibit 3.2 hereto).*

4.3      Form of stock certificate of Troy Financial Corporation.*

5.1      Opinion of Hogan & Hartson L.L.P.*

8.1      Opinion of Hogan & Hartson L.L.P. as to certain federal income tax matters.*

8.2      Opinion of KPMG LLP as to certain New York State tax matters.*

8.3      Opinion of FinPro, Inc. as to value of subscription rights.*

10.1     Form of Employment Agreements.*

10.2     Form of Employment Protection Agreement.*

10.3     Form of Employee Change of Control Severance Plan.*

10.4     Form of Supplemental Retirement and Benefits Restoration Plan.*

10.5     Engagement Letter, dated as of September 16, 1998, between The Troy Savings Bank and FinPro, Inc., for conversion appraisal services and services related to the preparation of the business plan of The Troy Savings Bank.*

10.6     Engagement Letter, dated as of July 15, 1998, between The Troy Savings Bank and Sandler O'Neill & Partners, L.P., for
         conversion agent services.*

21       Subsidiaries of The Troy Savings Bank.*

23.1     Consent of KPMG LLP.

23.2     Consent of FinPro, Inc.*

23.3        Consents of Hogan & Hartson L.L.P.  (contained in Exhibit 5.1 and Exhibit 8.1).*

23.4        Consent of William M. Mercer, Inc.*

24.1        Power of Attorney (incorporated herein by reference from the Signature Page of the Registration Statement filed by Troy Financial Corporation on
            December 11, 1998).

27          Financial Data Schedule.*

99.1        Appraisal Report of FinPro, Inc.*

99.2        Form of marketing materials.*

------------

*  Previously filed.

** To be filed by amendment.